14-310
As filed with the Securities and Exchange Commission on October 15, 1997 Registration No. 333-37903
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------


                                 AMENDMENT NO. 1


                                    FORM S-4
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933
                                   ----------

                        SOUTH BRANCH VALLEY BANCORP, INC.
             (Exact name of registrant as specified in its charter)

West Virginia                            6711                   55-0672148
(State or other jurisdiction of   (Primary Standard          (I.R.S. Employer
incorporation or organization)    Industrial Classification  Identification No.)
                                  Code)

                        South Branch Valley Bancorp, Inc.
                              310 North Main Street
                         Moorefield, West Virginia 26836
                                 (304) 538-2353
          (Address and telephone number of principal executive offices)
                                   ----------

H. Charles Maddy, III
South Branch Valley Bancorp, Inc.
310 North Main Street
Moorefield, WV 26836
304) 538-2353


            (Name, address and telephone number of agent for service)

H. Charles Maddy, III                            Copy:    Sandra M. Murphy, Esq.
South Branch Valley Bancorp, Inc.                         Bowles Rice McDavid
310 North Main Street                                     Graff & Love, P.L.L.C.
Moorefield, WV 26836                                      600 Quarrier Street
304) 538-2353                                             Charleston, WV  25301
                                                              (304) 347-1131
                                   ----------


          Approximate date of commencement of the proposed sale of securities to the public: As soon as practicable after this Registration Statement becomes effective.
                                   ----------

--------------------------------------------------------------------------------


-----------------------------------------------------------------------------


-------------------------------------------------------------------------------



     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to Section 8(a) may determine. CHS134350

--------------------------------------------------------------------------------

15-310


SOUTH BRANCH VALLEY BANCORP INC.
CROSS REFERENCE SHEET PURSUANT TO RULE 501(b)

   Form S-4                                              Section Caption
   Item Number and Caption                               in Prospectus*

1.  Forepart of Registration Statement
    and Outside Front Cover Page of
    Prospectus.........................................Cross Reference Sheet;
                                                       Prospectus Page;
                                                       Outside Front Cover Page

2.  Inside Front and Outside Back Cover Pages
    of Prospectus......................................TABLE OF CONTENTS
                                                       INCORPORATION OF CERTAIN
                                                       DOCUMENTS BY REFERENCE

3.  Risk Factors, Ratio of Earnings to Fixed Charges
    and Other Information..............................SUMMARY, THE PROPOSED
                                                       TRANSACTION

4.  Terms of the Transaction...........................SUMMARY, THE PROPOSED
                                                       TRANSACTION

5.  Proforma Financial Information.....................SUMMARY, -- SELECTED
                                                       FINANCIAL DATA,
                                                       PRO FORMA STATEMENTS

6.  Material Contracts with the Company Being
    Acquired...........................................Not Applicable

7. Additional Information Required for Reoffering by Persons and Parties Deemed to be Underwriters...Not Applicable

8.  Interests of Named Experts and Counsel.............LEGAL MATTERS, EXPERTS

9.  Disclosure of Commission Position on
    Indemnification for Securities Act Liabilities.....PART  II

10. Information with Respect to S-3 Registrants........Not Applicable

11. Incorporation of Certain Information by Reference..PART I

12. Information with Respect to S-2 or S-3
    Registrants........................................SUMMARY, INCORPORATION OF
                                                       CERTAIN DOCUMENTS BY
                                                       REFERENCE

13. Incorporation of Certain Information
    by Reference.......................................ADDITIONAL INFORMATION

14. Information with Respect to Registrants Other
    than S-3 or S-2 Registrants........................Not Applicable

15. Information with Respect to S-2 or S-3 Companies...Not Applicable

16. Information with Respect to Companies Other than
    S-3 or S-2 Companies...............................SUMMARY, INFORMATION WITH
                                                       RESPECT TO THE CAPITAL
                                                       STATE BANK, INC.

17. Information if Proxies, Consents or
    Authorizations are to be Solicited.................SPECIAL MEETING OF SOUTH
                                                       BRANCH, SPECIAL MEETING
                                                       OF CAPITAL STATE
                                                       SHAREHOLDERS

16-310

    Form S-4                                              Section Caption
    Item Number and Caption                               in Prospectus*


18. Information if Proxies, Consents or
    Authorizations are to be Solicited.................Not Applicable

19. Indemnification of Directors and Officers..........PART II
                                                       Indemnification of
                                                       Directors  and  Officers
                                                       of South Branch and its
                                                       Subsidiaries

20. Exhibits and Financial Statement Schedules.........EXHIBIT INDEX, INDEX TO
                                                       FINANCIAL STATEMENTS

21. Undertakings.......................................PART II






*   This  Registration   Statement  on  Form  S-4  contains  a  prospectus/proxy
    statement to be sent to the shareholders of the company the Registrant proposes to acquire via a merger transaction, The Capital State Bank, Inc.

17-310


                    [THE CAPITAL STATE BANK, INC. LETTERHEAD]

                                                          ___________, 1997


Dear Shareholder:


     You are cordially invited to attend a Special Meeting of Shareholders of The Capital State Bank, Inc. to be held at the ________________________________________, Charleston, West Virginia, on
_________ __, 1997 at _____ _.m., local time. At this meeting, you will be asked to consider and approve the Agreement and Plan of Merger dated as of August 6, 1997, as amended on December 16, 1997 (the "Merger Agreement") among SOUTH BRANCH VALLEY BANCORP, INC. ("South Branch") and the parties to the Plan of Merger, THE CAPITAL STATE BANK, INC. ("Capital State") and CAPITAL INTERIM BANK ("Capital Interim Bank"), a wholly owned subsidiary of South Branch formed solely to facilitate the acquisition of Capital State by South Branch. The Merger Agreement sets forth the terms and conditions under which South Branch will acquire Capital State (the "Merger").

     Pursuant to the terms of the Merger Agreement and upon the effective date of the Merger, shareholders of Capital State will be entitled to receive one (1) share of South Branch common stock in exchange for 3.95 shares of Capital State common stock owned or .2531 shares of South Branch stock for each share of Capital State common stock owned. No fractional shares of South Branch common stock will be issued in connection with the acquisition and, in lieu thereof, South Branch will pay Capital State shareholders the value of any fractional shares of South Branch common stock in cash.

     Under West Virginia corporate law, the Merger is subject to approval of the holders of a majority of the outstanding shares of Capital State. The Board of Directors of South Branch has also elected to make the Merger subject to the approval of the issuance of the 184,005 shares of South Branch stock necessary to complete the transaction. South Branch shareholders will also be asked to approve an increase in the authorized shares of South Branch by the holders of a majority of the issued and outstanding shares of South Branch. The Merger is further subject to receipt of all required regulatory approvals and other conditions described in the enclosed materials.

     A notice of the Special Meeting, a proxy for your use in connection with that meeting, and a Prospectus/Joint Proxy Statement describing the proposed transaction in detail accompany this letter. We urge you to read all of these documents carefully before deciding how to vote your shares.

     Except for Messrs. Maddy, Cookman and Michael, who abstained from voting, your Board of Directors has unanimously determined that the Merger is fair to and in the best interests of Capital State and its shareholders. Accordingly, your Board of Directors unanimously recommends that you vote "FOR" approval of the Merger Agreement. Messrs. Maddy, Cookman and Michael did not vote on the proposal because they are also directors of South Branch Valley Bancorp., Inc.

     We hope that you will attend the Special Meeting. Regardless of your plans to attend, we urge you, because of the importance of this matter, to execute and mail the enclosed proxy in the envelope provided. If you decide to attend the meeting, you may withdraw your proxy and vote in person on all matters brought before it.

                                                     Sincerely,



                                        ---------------------------------------
                                                     Charles S. Piccirillo
                                                     Chairman of the Board

18-310






                          THE CAPITAL STATE BANK, INC.
                           2402 Mountaineer Boulevard
                         Charleston, West Virginia 25309
                                 (304) 746-4600

     NOTICE OF SPECIAL MEETING OF THE CAPITAL STATE BANK, INC. SHAREHOLDERS


TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that, pursuant to the call of the Board of Directors, a Special Meeting of Shareholders of The Capital State Bank, Inc. will be held at the _____________________, ____________________, Charleston,
West Virginia on ________ __, 1997 at _____ p.m., local time, for the purpose of considering and voting upon the following matter:


                  To consider and vote upon an Agreement and Plan of Merger dated as of August 6, 1997, and as amended on December 16, 1997, among South Branch Valley Bancorp, Inc., The Capital State Bank, Inc. and Capital Interim Bank, Inc. a wholly owned subsidiary of South Branch. A copy of the Merger Agreement is attached as Annex A to the accompanying Prospectus/Joint Proxy Statement.


     The close of business on __________ __, 1997, has been fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at this Special Meeting.


     Except for Messrs. Maddy, Cookman and Michael, who abstained from voting, the Board of Directors of The Capital State Bank, Inc. has unanimously determined the Merger to be fair to and in the best interests of The Capital State Bank, Inc. and its shareholders and unanimously recommends that shareholders vote "FOR" approval of the Agreement. Messrs. Maddy, Cookman and Michael did not vote on the proposal because they are also directors of South Branch Valley Bancorp, Inc.


Charleston, West Virginia                     By Order of the Board of Directors
________________, 1997


                                              ----------------------------------
                                              ----------------------------------
                                              ----------------------------------
                                                             Secretary




         YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AGREEMENT. ACCORDINGLY, EVEN IF YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

19-310


                 [SOUTH BRANCH VALLEY BANCORP, INC. LETTERHEAD]

                                                          ___________, 1997
Dear Shareholder:


     You are cordially invited to attend a Special Meeting of Shareholders of South Branch Valley Bancorp, Inc. ("South Branch") to be held at Moorefield, West Virginia, on ________ __, 1997 at _____ a.m., local time. At this meeting, you will be asked to consider and approve the issuance of up to 184,005 shares of South Branch Valley in connection with the acquisition of The Capital State Bank, Inc., pursuant to the Agreement and Plan of Merger dated as of August 6, 1997, as amended on December 16, 1997 (the "Merger Agreement") among South Branch Valley Bancorp, Inc.,and the parties to the Plan of Merger, The Capital State Bank, Inc. ("Capital State") and Capital Interim Bank, a wholly owned subsidiary of South Branch formed solely to facilitate the acquisition of Capital State by South Branch. You will also be asked to approve an increase in South Branch's authorized common stock from 600,000 shares of common stock at a par value of $2.50 to 2,000,000 shares of common stock at a par value of $2.50 per share.


     Pursuant to the terms of the Merger Agreement and upon the effective date of the Merger, shareholders of Capital State will be entitled to receive one (1) share of South Branch common stock in exchange for 3.95 shares of Capital State common stock owned or .2531 shares of South Branch for each share of Capital State owned. No fractional shares of South Branch common stock will be issued in connection with the Merger and, in lieu thereof, South Branch will pay Capital State shareholders the value of any fractional shares of South Branch common stock in cash.

     South Branch shareholder approval of the Merger Agreement is not required under West Virginia corporation law. However, as described more fully herein, in consideration of the magnitude of the proposed transaction, the Board of Directors has elected to present for approval by the holders of a majority of the outstanding shares of South Branch of the issuance of up to 184,005 shares of South Branch Valley stock. For the reasons discussed more fully herein, the Board has also elected to seek shareholder authorization of an increase in the authorized common stock of South Branch from 600,000 shares of common stock at a par value of $2.50 per share to 2,000,000 shares of common stock at a par value of $2.50 per share by the holders of a majority of the outstanding shares of South Branch. Completion of the Merger is also subject to the approval by the holders of a majority of the issued and outstanding shares of Capital State, receipt of all required regulatory approvals and other conditions described in the enclosed materials.

     A notice of the Special Meeting, a proxy for your use in connection with that meeting, and a Prospectus/Joint Proxy Statement describing the proposed transaction in detail accompany this letter. We urge you to read all of these documents carefully before deciding how to vote your shares.

     Your Board of Directors has unanimously determined that the Merger is fair to and in the best interests of South Branch and its shareholders. Accordingly, your Board of Directors unanimously recommends that you vote "FOR" approval of
(i) the authorization for issuance of up to 184,005 shares in connection with the proposed acquisition of Capital State and (ii) the authorization to increase the authorized common stock of South Branch from 600,000 shares of common stock at a par value of $2.50 per share to 2,000,000 shares of common stock at a par value of $2.50 per share.

     We hope that you will attend the Special Meeting. Regardless of your plans to attend, we urge you, because of the importance of this matter, to execute and mail the enclosed proxy in the envelope provided. If you decide to attend the meeting, you may withdraw your proxy and vote in person on all matters brought before it.

                                                      Sincerely,


                                          ------------------------------------
                                                     Oscar M. Bean
                                                Chairman of the Board

CHS-123163

20-310



                        SOUTH BRANCH VALLEY BANCORP, INC.
                              310 North Main Street
                         Moorefield, West Virginia 26836
                                 (304) 538-2353

   NOTICE OF SPECIAL MEETING OF SOUTH BRANCH VALLEY BANCORP, INC. SHAREHOLDERS


TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that, pursuant to the call of the Board of Directors, a Special Meeting of Shareholders of South Branch Valley Bancorp, Inc. will be held at Moorefield, West Virginia on ________ __, 1997 at ______ p.m., local time, for the purpose of considering and voting upon the following matters:


     1. Authorization for the issuance of up to 184,005 shares of South Branch stock in connection with an Agreement and Plan of Merger dated as of August 6, 1997, as amended on December 16, 1997, among South Branch Valley Bancorp, Inc., and the parties to the Agreement and Plan of Merger, The Capital State Bank, Inc. and Capital Interim Bank, a wholly owned subsidiary of South Branch Valley Bancorp, Inc. A copy of the Merger Agreement is attached as Annex A to the accompanying Prospectus/Joint Proxy Statement.


     2. Approval of an amendment to the Articles of Incorporation of South Branch Valley Bancorp, Inc. to increase the authorized but unissued shares from 600,000 shares of common stock at a par value of $2.50 per share to 2,000,000 shares of common stock par value of $2.50 per share. The text of the proposed amendment is attached as Annex E to the accompanying Prospectus/Joint Proxy Statement.

     The close of business on _____________, 1997, has been fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at this Special Meeting.

     The Board of Directors of South Branch Valley Bancorp, Inc. has unanimously determined the Merger to be fair to and in the best interests of South Branch Valley Bancorp, Inc. and its shareholders and unanimously recommends that shareholders vote "FOR" approval of the authorization for the issuance of the shares and the increase in authorized but unissued shares.


Moorefield, West Virginia                    By Order of the Board of Directors
_____________, 1997


                                              ----------------------------
                                               Oscar M. Bean
                                               Chairman of the Board

         YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AGREEMENT. ACCORDINGLY, EVEN IF YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

21-310


                        SOUTH BRANCH VALLEY BANCORP, INC.
                                   PROSPECTUS

         SOUTH BRANCH VALLEY BANCORP, INC. AND CAPITAL STATE BANK, INC.
                              JOINT PROXY STATEMENT

                         184,005 Shares of Common Stock



     This Prospectus/Joint Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of South Branch Valley Bancorp, Inc. ("South Branch") and the Board of Directors of The Capital State Bank, Inc. ("Capital State") to be used at a special meeting of stockholders of South Branch and Capital State, respectively, to be held on ________ __, 1997 (the "South Branch Special Meeting" and the "Capital State Special Meeting," respectively, and together the "Special Meetings"). The purpose of the Capital State Special Meeting is to consider and take action upon an Agreement and Plan of Merger, dated as of August 6, 1997, as amended on December 16, 1997, (the "Merger Agreement"), among South Branch, and the parties to the Plan of Merger, Capital State and Capital Interim Bank, which provides, among other things, for the merger of Capital State with and into Capital Interim Bank (the "Merger"). Capital Interim Bank will survive the Merger and will operate under the name "Capital State Bank, Inc." At the South Branch Special Meeting, shareholders will consider approval of (i) the issuance of up to 184,005 shares of South Branch stock in connection with the Merger Agreement and (ii) an increase in the authorized common stock of South Branch from 600,000 shares of common stock having a par value of $2.50 to 2,000,000 shares of common stock having a par value of $2.50 per share.


     Upon consummation of the Merger, 3.95 shares of common stock of Capital State, par value $1.00 per share ("Capital State Stock") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one (1) share of common stock of South Branch, par value $2.50 per share ("South Branch Stock"), plus cash in lieu of any fractional share interest, as described in this Prospectus/Joint Proxy Statement. See "Summary," "The Merger" and Annex A.


     This Prospectus/Joint Proxy Statement also constitutes a prospectus of South Branch relating to the shares of South Branch Stock issuable to holders of Capital State Stock upon consummation of the Merger. Based on 1,200,000 shares of Capital State Stock outstanding on the date hereof, a maximum of 184,005 shares of South Branch Stock will be issuable upon consummation of the Merger. As described more fully herein, South Branch and its affiliates currently own approximately 40% of the issued and outstanding stock of Capital State. South Branch and its affiliates intend to vote "FOR" the merger.



     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES OFFERED HEREBY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION NOR ANY OTHER GOVERNMENT AGENCY. NEITHER THE STOCK OF SOUTH BRANCH NOR THE STOCK OF CAPITAL STATE IS LISTED ON A STOCK EXCHANGE OR STOCK QUOTATION SYSTEM.

     Information included or incorporated by reference in this Joint Proxy Statement/Prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "contemplates," "expects," "may," "will," "should," "would" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that the future results encompassed within the forward-looking statements will be achieved. Important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results encompassed within such forward-looking statements are discussed herein under the option "Risk Factors" and in other information included or incorporated by reference herein. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.



     The date of this Prospectus/Joint Proxy Statement is _____________, 1997.

22-310



                              AVAILABLE INFORMATION

     South Branch is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with those requirements, files reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "SEC"). The documents filed by South Branch with the SEC can be inspected and copied at the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549 and at the SEC's Regional Office in New York, which is located at 7 World Trade Center, Suite 1300, New York, New York 10048.


     Information concerning Capital State is available by writing to the Registration and Securities Operating Unit, 550 17th Street, N.W., Washington, D.C. 20429, Room F-6043; Telephone (202) 898-8911 or 8913 and facsimile number
(202) 898-3909.

     All information concerning South Branch contained herein has been provided by South Branch and all information concerning Capital State has been supplied by Capital State.


     This Prospectus/Joint Proxy Statement does not contain all of the information set forth in the Registration Statement on Form S-4, of which this Prospectus/Joint Proxy Statement is a part, and exhibits thereto (together with the amendments thereto, the "Registration Statement") which has been filed by South Branch with the SEC under the Securities Act of 1933, as amended (the "Securities Act") and the regulations thereunder, certain portions of which have been omitted pursuant to the regulations of the SEC and to which portions reference is hereby made for further information.

     No person has been authorized to give any information or make any representation not contained in this Prospectus/Joint Proxy Statement in connection with the offer and proxy solicitations contained herein, and, if given or made, such information or representation must not be relied upon as having been authorized by South Branch. Neither the delivery of this Prospectus/Joint Proxy Statement nor any distribution of the securities to which this Prospectus/Joint Proxy Statement relates shall, under any circumstances, create any implication that there has been no change in the affairs of South Branch or Capital State since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus/Joint Proxy Statement does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or solicitation to buy such securities in any circumstances in which such an offer or solicitation is not lawful.

                      INFORMATION INCORPORATED BY REFERENCE

South Branch


          1. Annual Report on Form 10-KSB, for the fiscal year ended December 31, 1996;

          2. Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, as amended on October 7, 1997.

          3. Quarterly  Report on Form 10-QSB for the  quarter  ended March 31,
             1997;

          4. Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997, as amended on October 7, 1997;

          5. Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997;

          6. Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997, as amended on December 15, 1997;

23-310




          7. Quarterly Report on Form 10-QSB, as amended on Form 10-QSB/A on October 7, 1997, for the quarter ended June 30, 1997;

          8.  Form 8-K filed on January 15, 1997;

          9.  Form 8-K filed on February 7, 1997;

          10. Form 8-K filed on March 14, 1997;

          11. Form 8-K filed on June 17, 1997;

          12. Form 8-K filed on July 8, 1997;

          13. Form 8-K filed on August 8, 1997.

          14. The Proxy Statement filed pursuant to Section 14 (a) of the Securities Act of 1934 on October 2, 1997.


     All documents filed by South Branch pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus/Joint Proxy Statement and prior to the date of the Special Meetings shall be deemed to be incorporated by reference in this Prospectus/Joint Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Joint Proxy Statement to the extent that a statement contained herein or in any other such subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Joint Proxy Statement.

     This Prospectus/Joint Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. These documents are available without charge upon written or oral request from H. Charles Maddy, III, South Branch Valley Bancorp, Inc., 310 North Main Street, Moorefield, West Virginia 26836 (telephone number (304) 538-2353). Requested documents will be sent by first class mail within one business day of receipt of the request. In order to ensure timely delivery of the documents, any request should be made by ____________ __, 1997.




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                                TABLE OF CONTENTS


SUMMARY  ......................................................................1

         The Special Meetings..................................................1
         Parties to the Merger Agreement and the Plan of Merger................1
         The Merger............................................................2
         Capital State Reasons for the Merger/Opinion
         of Investment Banker..................................................2
         South Branch Reasons for the Merger...................................2
         Interests of Certain Persons in the Merger............................3
         Accounting Treatment..................................................3
         Risk Factors..........................................................3
         Certain Federal Income Tax Consequences...............................3
         Regulatory Approvals..................................................4
         Conditions to Consummation of the Merger..............................4
         Payment of Merger Consideration.......................................4
         Dividend Policy of South Branch.......................................4
         Resale of South Branch Stock..........................................4
         Dissenters' Rights....................................................4
         Comparison of Shareholder Rights......................................5
         South Branch and Capital Interim Bank Shareholder Approval............5

COMPARATIVE STOCK PRICES AND DIVIDENDS.........................................6

COMPARATIVE PER SHARE DATA.....................................................8

SOUTH BRANCH AND THE CAPITAL STATE BANK, INC.
         SELECTED FINANCIAL DATA...............................................9

SOUTH BRANCH AND CAPITAL STATE
         PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA......................11

INTRODUCTION..................................................................18

SPECIAL MEETING OF CAPITAL STATE SHAREHOLDERS.................................18

         Time and Place.......................................................18
         Shares Outstanding and Entitled to Vote; Record Date.................18
         Purpose and Vote Required............................................18
         Proxies  ............................................................18

SPECIAL MEETING OF SOUTH BRANCH SHAREHOLDERS..................................19

         Time and Place.......................................................19
         Shares Outstanding and Entitled to Vote; Record Date.................19
         Purpose and Vote Required............................................19
         South Branch and Capital Interim Bank Shareholder Approval...........19
         Proxies  ............................................................20

INFORMATION WITH RESPECT TO THE CAPITAL STATE BANK, INC.......................20

         Organizational History...............................................20
         General..............................................................21

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         Concentrations.......................................................21
         Market Area..........................................................21
         Employees............................................................22
         Competition..........................................................22
         Properties...........................................................22
         Legal Proceedings....................................................23
         Transactions with Directors, Executive Officers
         and Principal Shareholders...........................................23
         Executive Compensation...............................................24
         Employment Agreements................................................24

CERTAIN BENEFICIAL OWNERS OF CAPITAL STATE STOCK..............................25

CERTAIN BENEFICIAL OWNERS OF SOUTH BRANCH STOCK...............................27

THE MERGER....................................................................29

         General  ............................................................29
         The Merger Consideration.............................................29
         Exchange of Capital State Stock Certificates.........................29
         Background of and Reasons for the Merger.............................30
         Opinion of Investment Banker to Capital State........................32
         Effect on the Corporate Parties......................................36
         Certain Federal Income Tax Consequences..............................36
         Conditions to Consummation of the Merger.............................37
         Regulatory Approval..................................................38
         Business Pending the Merger..........................................39
         Effective Time of the Merger; Termination and Amendment..............41
         Interests of Certain Persons in the Merger...........................42
         Resale of South Branch Stock.........................................42
         Expenses of the Merger...............................................42
         Accounting Treatment.................................................42

COMPARISON OF SHAREHOLDERS' RIGHTS............................................43

         Authorized Capital Stock.............................................43
         Issuance of Capital Stock............................................43
         Voting Rights........................................................43
         Dividends and Other Distributions....................................43
         Terms and Size of Board of Directors.................................44
         Director Vacancies and Removal of Directors..........................44
         Shareholder Nominations..............................................44
         Special Meetings of Shareholders.....................................45
         Shareholders' Right to Examine Books and Records.....................45
         Amendment of Governing Instruments, Impact of
         Antitakeover Provisions..............................................45
         Business Combinations with Certain Persons...........................46
         Fair Price Provision.................................................46
         Evaluation of Acquisition of this Corporation
         by Another Corporation...............................................46
         Anti-Greenmail Provision.............................................47

DISSENTERS' RIGHTS............................................................47

         South Branch and Capital Interim Bank Approval.......................49


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26-310


MANAGEMENT OF SOUTH BRANCH AFTER THE MERGER...................................50

DESCRIPTION OF SOUTH BRANCH STOCK.............................................51

REGULATION AND SUPERVISION OF SOUTH BRANCH....................................52

         General  ............................................................52
         Non-banking Activities Permitted to South Branch.....................52
         Credit and Monetary Policies and Related Matters.....................53
         Capital Requirements.................................................54
         Federal Deposit Insurance Corporation Improvement Act of 1991........55
         Reigle-Neal Interstate Banking Bill..................................55
         Community Reinvestment Act...........................................56
         Deposit Acquisition Limitation.......................................56

PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF SOUTH BRANCH...............57

RELATIONSHIP OF INDEPENDENT AUDITORS..........................................58

EXPERTS  .....................................................................58

LEGAL MATTERS.................................................................58

FINANCIAL INFORMATION CONCERNING SOUTH BRANCH VALLEY BANCORP, INC.............F1


         Management's Discussion and Analysis of Financial Condition

                   and Results of Operations (For the Quarter
                   and Nine Months Ended September 30, 1997)..................F2

         Consolidated Financial Statements
                  (For the Quarter and Nine Months Ended
                   September 30, 1997) (Unaudited)...........................F10

         Management's Discussion and Analysis of Financial Condition
                  and Results of Operations (For the Years
                  Ended December 31, 1996 and 1995)..........................F19

         Audited Consolidated Financial Statements
                 (As of December 31, 1996 and 1995 and for
                  the Years Ended December 31, 1996, 1995 and 1994)..........F33

FINANCIAL INFORMATION CONCERNING THE CAPITAL STATE BANK, INC.................F61


         Management's Discussion and Analysis of Financial Condition
                   and Results of Operations (For the Quarter
                   and Nine Months Ended September 30, 1997) ................F62
         Financial Statements (For the Quarter and
                   Nine Months Ended September 30, 1997 (Unaudited)..........F72
         Management Discussion and Analysis of Financial Condition
                   and Results of Operations (For the Year
                   Ended December 31, 1996 and the Period
                   Ending December 31, 1995).................................F85
         Audited Financial Statements (As of December 31, 1996
                   and 1995 and for the year ended December 31, 1996
                   and the period ended December 31, 1995)...................F97


ANNEX A  -  Agreement and Plan of Merger......................................E1
ANNEX B  -  Fairness Opinion.................................................E50
ANNEX C  -  Dissenters Rights Provision......................................E53
ANNEX D  -  Tax Opinion......................................................E57
ANNEX E  -  Proposed Amendment to the Articles of Incorporation of ..........E62
                    South Branch Valley Bancorp, Inc.



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                                     SUMMARY


     The following is a summary of the information contained in this Prospectus/Joint Proxy Statement. This summary is not intended to be a complete statement of all material contained in this Prospectus/Joint Proxy Statement and it is qualified in its entirety by reference to the more detailed discussions contained elsewhere in this document, in the accompanying Annexes attached hereto and the information incorporated herein by reference. Shareholders should read this entire Prospectus/Joint Proxy Statement carefully.

THE SPECIAL MEETINGS

     The South Branch Special Meeting will be held at Moorefield, West Virginia, on ________ __, 1997, at _____ p.m., local time, and the Capital State Special Meeting will be held at _________________________________, Charleston, West
Virginia, on ________ __, 1997, at _____ p.m., local time. Only the holders of record of outstanding shares of South Branch Stock and Capital State Stock at the close of business on __________ __, 1997 (the "South Branch Record Date"), and __________ __, 1997, (the "Capital State Record Date"), respectively, are entitled to notice of and to vote at the South Branch Special Meeting and the Capital State Special Meeting, respectively. At the South Branch Record Date, 412,827 shares of South Branch Stock were outstanding and entitled to be voted, and at the Capital State Record Date 1,200,000 shares of Capital State Stock were outstanding and entitled to be voted.

     At the Special Meetings and at any adjournment or adjournments thereof, stockholders of South Branch and Capital State will consider and vote upon the matters presented in the respective Notices of Meeting.

     At the South Branch Special Meeting, shareholders will vote upon (i) approval of issuance of up to 184,005 shares of South Branch shares as consideration for the Merger, which is being presented to the shareholders at the discretion of the Board of Directors, and (ii) approval of an increase in the authorized shares of South Branch from 600,000 shares of common stock at a par value of $2.50 to 2,000,000 shares of common stock at a par value of $2.50 per share. Both of these proposals require an affirmative vote of a majority of each of the issued and outstanding shares of South Branch Stock voting in person or by proxy for approval.

     At the Capital State Special Meeting, shareholders will vote upon the Merger Agreement. The affirmative vote of the holders of a majority of each of the issued and outstanding shares of Capital State Stock, voting in person or by proxy, is necessary to approve the Merger Agreement.

     As of the South Branch Record Date, the directors and executive officers of South Branch and their affiliates in the aggregate beneficially owned 142,913 shares, or 34.62%, of the outstanding South Branch Stock.

     As of the Capital State Record Date, the directors and executive officers of Capital State and their affiliates in the aggregate beneficially owned ___________ shares, or ____%, of the outstanding Capital State Stock. Of this amount, South Branch and its affiliates currently own approximately 40% of the outstanding Capital State stock as a result of acquisitions that occurred on March 14, 1997 and June 17, 1997. South Branch and its affiliates intend to vote "FOR" the Merger. Each of the directors and executive officers of Capital State has entered into an agreement with South Branch which requires, among other things, that each such person vote all shares of Capital State Stock beneficially owned in favor of the Merger Agreement. See "Certain Beneficial Owners of Capital State Stock."

     Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business. Abstentions and broker non-votes will not be counted in determining whether a majority of the outstanding shares of either Capital State or South Branch has voted "FOR" the Merger. Accordingly, shares voted "ABSTAIN" and shares not voted will have the same effect as if shares were voted "AGAINST" the proposals presented herein.



PARTIES TO THE MERGER AGREEMENT AND THE PLAN OF MERGER

     CAPITAL STATE. Capital State is a West Virginia banking corporation located at 2402 Mountaineer Boulevard, Charleston, West Virginia 25309. Capital State was incorporated on September 11, 1995 and organized on October 3, 1995. Capital State is a financial institution which accepts deposits and utilizes its deposits as the primary source of funds to originate loans. As of September 30, 1997, Capital State had consolidated assets of $39.6 million and shareholders' equity of $11.2 million. Capital State is a party to the Merger Agreement and the Plan of Merger.

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28-310

     SOUTH BRANCH. South Branch is a West Virginia corporation and a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended ("BHCA") located at 310 N. Main Street, Moorefield, West Virginia 26836. It was incorporated on March 5, 1987, and organized on September 8, 1987. As a bank holding company, South Branch's present business is the operation of its subsidiary, South Branch Valley National Bank ("SBVNB") which is a national bank headquartered in Moorefield, West Virginia. As of September 30, 1997, South Branch had consolidated assets of approximately $135.6 million and stockholders' equity of $14.8 million. South Bank is a party to the Merger Agreement but is not a party to the Plan of Merger. See "Financial Information Concerning South Branch Valley Bancorp, Inc.".


     CAPITAL INTERIM BANK. Capital Interim Bank, Inc. is a wholly owned subsidiary of South Branch which was formed solely to facilitate the acquisition of Capital State. Capital Interim Bank is a party to the Merger Agreement and the Plan of Merger.

THE MERGER


     In accordance with the terms of and subject to the conditions set forth in the Merger Agreement, Capital State will be merged with and into Capital Interim Bank. Capital Interim Bank will be the surviving corporation and will operate under the name of "Capital State Bank, Inc." Pursuant to the terms of the Merger Agreement and upon the effective date of the Merger, shareholders of Capital State will be entitled to receive one (1) share of South Branch Stock in exchange for each 3.95 shares of Capital State Stock they own or .2531 shares of South Branch for each share of Capital State they own (the "Exchange Ratio"), plus cash in lieu of any fractional share interest (the "Merger Consideration"). No fractional shares of South Branch Stock will be issued in connection with the Merger and, in lieu thereof, South Branch will pay shareholders the value of any fractional shares of South Branch Stock in cash, as described herein. See "THE MERGER-Merger Consideration."


     For further information on the Merger Agreement and its terms and the related Merger and Bank Merger, see "The Merger" and Annex A hereto.

CAPITAL STATE REASONS FOR THE MERGER/OPINION OF INVESTMENT BANKER

     The Board of Directors of Capital State evaluated numerous financial, legal and market considerations in deciding to approve the Merger Agreement. See "The Merger-Background of and Reasons for the Merger - Capital State."

     The Board of Directors of Capital State has received a written opinion from Berwind Financial, Inc. ("Berwind Financial") to the effect that, based on the factors stated therein, the Exchange Ratio to be received by stockholders of Capital State pursuant to the Merger Agreement is fair to the stockholders of Capital State from a financial point of view. For information on the assumptions made, matters considered and limits of the review by Berwind Financial, see "The Merger Opinion of Investment Banker." A copy of the opinion of Berwind Financial is attached hereto as Annex B and should be read in its entirety.

SOUTH BRANCH REASONS FOR THE MERGER

     South Branch's management and Board of Directors view the proposed transaction as a desirable opportunity to add a new geographic market and new product markets to the South Branch organization. The Merger will further expand its presence into southwestern West Virginia. See "The Merger-Background of and Reasons for the Merger."


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INTERESTS OF CERTAIN PERSONS IN THE MERGER


     Directors and officers of Capital State beneficially own 56,770 shares or 4.7% of Capital State Stock as of November 30, 1997.

     All of Capital State's directors and officers will, as a result of the Merger, obtain an equity interest in South Branch after the Merger. Each of them will receive the same number of shares of South Branch stock for each share of Capital State stock owned by them as every other Capital State shareholder. See, "Certain Beneficial Owners of Capital State Stock." Certain affiliates of Capital State will, however, be subject to certain restrictions on resale of South Branch stock received by them pursuant to the Merger. See, "Resale Restrictions." As of the date of these proxy materials, the value of South Branch stock to be received by directors and executive officers of Capital State based on a market value of $43.50 per share is $624,747.

     Pursuant to the Merger Agreement, South Branch has agreed to appoint to the Board of Directors of South Branch three representatives from Capital State, to be selected by Capital State and approved by South Branch. Capital State is entitled to one (1) director in each class of directors of South Branch's staggered board. Such directors shall be appointed to fill vacancies created by the Board of Directors of South Branch until their terms expire. As of the date of these proxy materials, no determination has been made as to who will fill the vacancies to be created by South Branch. Such determination will be made after consummation of the Merger.

     In addition, Messrs. Maddy, Cookman and Michael currently serve on the Board of Directors of both South Branch and Capital State. Mr. Maddy owns 800 shares, Mr. Cookman owns 500 shares and Mr. Michael owns 500 shares of Capital State. The following directors of South Branch, other than Messrs. Maddy,
Cookman and Michael own shares in Capital State as indicated: John W. Crites - 5,000 shares and Gary L. Hinkle - 4,307 shares. Such shares represent approximately .93% of the outstanding common stock of Capital State. Additionally, South Branch owns directly 473,180 shares or approximately 39.4% of Capital State's outstanding common stock. Accordingly, South Branch and its affiliates own 40.33% of Capital State's outstanding common stock. South Branch and its affiliates intend to vote "FOR" the Merger. See discussion at "THE MERGER, Interests of Certain Persons in the Merger."


ACCOUNTING TREATMENT

     The parties expect the Merger to be accounted for under the purchase method of accounting. See "The Merger - Accounting Treatment."

RISK FACTORS

     Capital State shareholders who do not exercise their dissenter's rights will be exchanging their Capital State Stock for South Branch Stock. Many of the risks associated with holding Capital State Stock will be similar to the risks of holding South Branch Stock. There are risks inherent in any equity investment. Both companies are subject to substantial state and federal regulation, including regulation of business opportunities and the ability to pay dividends. For information on the impact of regulation see "Regulation and Supervision".

     As to the transactions described herein, there is a risk that the Merger will not receive the required regulatory approvals or shareholder approvals or that other conditions to consummation will not be met. See the Sections entitled "Regulatory Approvals" and "Condition to Consummation of the Merger".

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The  Merger is  intended  to qualify  as a  tax-free  reorganization  under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Capital State has received an opinion from Bowles Rice McDavid Graff & Love, P.L.L.C. to the effect that, assuming the Merger is consummated and subject to certain qualifications set forth in the opinion, a Capital State stockholder who receives shares of South Branch Stock in exchange for shares of Capital State Stock pursuant to the Merger will recognize no gain or loss as a result of the Merger, except that gain or loss will be recognized with respect to any cash received by a Capital State stockholder in lieu of any fractional share interests and any cash received by a Capital State shareholder exercising dissenters' rights. The income tax basis of the South Branch Stock received will equal the income tax basis of the Capital State Stock surrendered; and, provided that the surrendered Capital State Stock was held as a capital asset



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on the date of the Merger, the holding period of the South Branch Stock received will include the holding period of the Capital State Stock surrendered. Capital State shareholders are urged to consult their tax advisors concerning all tax consequences of the consummation of the Merger as it relates to their own circumstances, including but not limited to, consequences under federal, state and local income tax and other tax laws. For a more detailed discussion of the tax consequences of the Merger, including the tax consequences to Capital State shareholders who elect to exercise dissenters' rights, and the opinion of counsel to be rendered regarding the federal income tax consequences of the Merger in connection with the closing thereof, see "The Merger - Certain Federal Income Tax Consequences."


REGULATORY APPROVALS


     The Merger is subject to the prior approval or consent of certain federal and state regulatory authorities, including the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC") and the West Virginia Board of Banking and Financial Institutions ("WV Board"). All applications have been filed with such regulatory authorities for approval of the Merger. While the parties expect regulatory approval, there can be no assurance that the necessary regulatory approvals will be obtained or as to the timing or conditions of such approvals. As of the date of these proxy materials, the Merger has been approved by the FRB and the WV Board. See "THE MERGER - Regulatory Approvals."


CONDITIONS TO CONSUMMATION OF THE MERGER

     Consummation of the Merger is subject to various conditions, including the approval of the Merger Agreement by the requisite Capital State shareholder vote, approval of the issuance of shares to consummate the transaction and approval of an increase in South Branch's authorized shares by the requisite South Branch shareholder vote, receipt of all necessary regulatory approvals of the Merger and other requirements set forth in the Merger Agreement. For further information as to these and the other conditions to consummation of the Merger, see "The Merger - Regulatory Approvals" and "The Merger Conditions to Consummation of the Merger."

PAYMENT OF MERGER CONSIDERATION

     As soon as practicable after the consummation of the Merger, shareholders of Capital State will be mailed written materials with instructions as to how to exchange their certificates for the Merger Consideration. Certificates evidencing Capital State Stock should not be returned to Capital State with the enclosed proxy and should not be forwarded until after receipt of a letter of transmittal which will be provided to Capital State shareholders upon consummation of the Merger.

DIVIDEND POLICY OF SOUTH BRANCH


     South Branch shareholders are entitled to receive dividends when and as declared by South Branch Board of Directors as funds are legally available. Therefore, payment of dividends by South Branch is dependent upon payment of dividends by banking subsidiaries. Historically, South Branch has paid dividends on a semi-annual basis. See "Comparative Stock Prices and Dividends".


RESALE OF SOUTH BRANCH STOCK

     The shares of South Branch Stock to be issued in connection with the Merger will be freely tradeable by the holders of such shares, provided that the resale of shares held by persons who may be deemed to be "affiliates" of Capital State and South Branch under applicable federal securities laws will be subject to the requirements of such laws and regulations thereunder. See "The Merger - Resale of South Branch Stock."

DISSENTERS' RIGHTS

     Pursuant to Sections 31-1-122 and 31-1-123 of the WVCA, holders of Capital State Stock who (i) file with Capital State prior to or at the Capital State Special Meeting a written objection to the Merger Agreement and (ii) do not vote in favor of the Merger Agreement, may make a written demand of Capital State within ten days after the date of the Capital State Special Meeting for the payment of the fair value of their shares of Capital State Stock as of the day prior to the date on which the vote was taken on the Merger Agreement at the Capital State Special Meeting, excluding any appreciation or depreciation in


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anticipation of such corporate action.  The written objection and written demand required to be delivered by a dissenting Capital State stockholder is in addition to and separate from any proxy or vote against the Merger Agreement. The procedures which must be followed in connection with the exercise of dissenters' rights by dissenting stockholders of Capital State are described herein under "Dissenters' Rights" and in Sections 31-1-122 and 31-1-123 of the WVCA, copies of which are attached hereto as Annex C to this Prospectus/Joint Proxy Statement. Failure to take any step in connection with the exercise of such rights may result in termination or waiver thereof.


COMPARISON OF SHAREHOLDER RIGHTS

     There are differences between the rights of shareholders of South Branch Stock and the rights of shareholders of Capital State Stock. One significant difference is that the Articles of Incorporation of South Branch contain antitakeover provisions, including, among others, a super-majority voting provision with respect to certain business combinations, a fair price provision for certain business combinations, and a staggered board and related board provisions. These provisions are designed to provide continuity and stability of management that is considered essential to providing shareholders with long-term value on their investments. These provisions also constitute defensive measures which are designed, in part, to discourage and to insulate South Branch against certain hostile takeovers which South Branch's Board might determine are not in the best interests of shareholders. For a more detailed description of these and other differences in shareholder rights between South Branch, and Capital State, see "COMPARISON OF SHAREHOLDERS' RIGHTS".


SOUTH BRANCH AND CAPITAL INTERIM BANK SHAREHOLDER APPROVAL

     South Branch shareholder approval of the issuance of shares is not required under West Virginia corporation law or the Articles of Incorporation of South Branch. However, South Branch will be issuing in excess of 40% of the number of shares currently outstanding in connection with the acquisition of Capital State. In consideration of the magnitude of the proposed transaction, the Board of Directors of South Branch, in its discretion, have elected to present for approval by South Branch's shareholders the issuance of up to 184,005 shares of South Branch Stock, the maximum number of shares which could be exchanged. This shareholder approval has been made a condition to consummation of the Merger. If the maximum number of shares are exchanged, it will constitute 30.83% of the South Branch Stock outstanding after the transaction.


     The  Merger  Agreement  also  provides  that the  Merger is  contingent  on approval  of the  increase in  authorized  shares of South  Branch from  600,000 shares of common stock par value of $2.50 per share to 2,000,000 shares of common stock at a par value of $2.50 per share. However, an increase in shares is not necessary in order for South Branch to have enough shares to exchange the maximum of 184,005 shares required in the proposed Merger. South Branch currently has 412,827 shares issued and outstanding. South Branch also has 4,115 shares of treasury stock which are issued but not outstanding (the "Treasury Shares"). If the proposal to increase the authorized shares is not approved, and the proposal concerning issuance of shares is approved, South Branch's Board has the right under the Merger Agreement to waive the requirement that the Merger is contingent on approval of the increase in authorized shares, in which case South Branch will use 179,890 of its remaining 183,058 authorized but unissued shares and the Treasury Shares as consideration for the Merger. Without an increase in its authorized shares, South Branch will have 3,168 authorized but unissued shares remaining after the Merger. South Branch's Board of Directors has presented this proposal to increase South Branch's authorized shares in order to assure that an adequate supply of authorized, unissued shares is available for general corporate needs, such as future stock dividends or stock splits, acquisitions, a dividend reinvestment plan and other general corporate purposes without the expense and delay incidental to obtaining shareholder approval of an amendment to the Articles increasing the number of authorized shares at the time of such action. Although approval of the increase in authorized shares is a condition under the Merger Agreement, South Branch has the right to waive this condition and the Board may elect to do so if the amendment is not approved. Accordingly, the increase in authorized shares is not necessary in order to consummate the Merger since South Branch currently has the authorized but unissued shares and the Treasury Shares necessary to issue the 184,005 shares in connection with the Merger and the Board may waive approval of the increase in authorized shares as a contingency to Closing.


See "PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF SOUTH BRANCH VALLEY BANCORP, INC TO INCREASE THE NUMBER OF AUTHORIZED SHARES"

     The Board of Directors of South Branch has unanimously approved the Merger Agreement and the issuance of up to 184,005 shares in connection therewith, and has agreed to cause the Board of Directors of Capital Interim Bank to approve the Merger Agreement. South Branch, as sole shareholder of Capital Interim Bank, has also agreed to vote all of the outstanding shares of said corporation in favor of the Merger.

32-310


                     COMPARATIVE STOCK PRICES AND DIVIDENDS

     The following table presents the high and low prices of South Branch Stock and Capital State Stock and the dividends declared per share during the periods indicated. The information set forth in this table is qualified by the following factors. First, neither South Branch nor Capital State is registered on an exchange and therefore neither stock is widely-traded. Both South Branch and Capital State have a market maker in their respective shares. Accordingly, the stock prices indicated are based on trades known either to the respective managements of South Branch and Capital State and/or to their respective market makers. However, many times trades are made without the price being known to the respective managements of South Branch and Capital State. Second, the information for Capital State is available only for the fourth quarter of 1995 and the quarters indicated for 1996 and 1997 since the bank was organized on October 3, 1995 and began operating on December 11, 1995 .



                                                                    Dividends                                            Dividends
                                                                    --------                                             ---------
                                                                    Declared                                             Declared
                                                                    --------                                             ---------
                                          High          Low         Per Share                  High          Low         Per Share
1994 (1)                                -------        ------       ----------                ------        -----        ---------
--------
1st Quarter                             $30.00         $28.00          $0.00                   $(2)         $ (2)         $ (3)
2nd Quarter                              32.00          29.00           0.30                    (2)           (2)           (3)
3rd Quarter                              44.75          33.00           0.00                    (2)           (2)           (3)
4th Quarter                              50.00          40.00           0.31                    (2)           (2)           (3)

1995 (4)
--------
1st Quarter                             $43.00          40.00           0.00                    (2)           (2)           (3)
2nd Quarter                              45.00          40.00           0.33                    (2)           (2)           (3)
3rd Quarter                              43.00          43.00           0.00                    (2)           (2)           (3)
4th Quarter                              55.00          43.00           0.35                    10.32         10.32         (3)

1996 (5)
--------
1st Quarter                             $44.00         $39.00         $ 0.00                   $10.00        $10.00         (3)
2nd Quarter                              43.00          40.00           0.38                     9.75          9.75         (3)
3rd Quarter                              42.00          40.00           0.00                    10.50         10.50         (3)
4th Quarter                              42.00          42.00           0.39                    10.87          9.25         (3)


1st Quarter                             $45.40          40.00          $0.00                   $11.00         $9.00         (3)
2nd Quarter                              46.02          39.00           0.41                    11.13          9.50         (3)
3rd Quarter                              43.50          43.50           0.00                    11.00          9.00         (3)
4th Quarter                             (6)            (6)              0.00                    11.00         10.00         (3)
 (through November 30, 1997)

--------------

33-310



          (1) During 1994, management of South Branch is aware that a total of 32,996 shares of South Branch Stock was traded at prices ranging from $28.00 to $44.75. There was one trade of five shares for $50.00 per share.

          (2) Information concerning the high and low stock prices and dividends declared for Capital State is not available for 1994 and the first three quarters of 1995 because Capital State did not commence operations until December 11, 1995.

          (3) Since Capital State did not commence operations until December 11,1995, it currently does not have the earnings required in order to pay dividends under applicable regulatory requirements.

          (4) During 1995, management of South Branch is aware that a total of 42,493 shares traded at prices ranging from $40.00 to $45.00. There was one trade for 200 shares at $55.00 per share.

          (5) During 1996, management of South Branch is aware that a total of 29,833 shares traded at prices ranging from $39.00 to $44.00 per share. There was one trade at $75.00 for 10 shares.


          (6) During the four quarters of 1997 through November 30, 1997, management of South Branch is aware that a total of 42,909 shares traded or were transferred at prices ranging from $39.00 to $46.02 per share. For the period of October 1 through November 30, 1997, management of South Branch has no information concerning prices paid for its stock. Management is aware that an aggregate 1,590 shares were traded, 590 shares were sold, and 1,000 shares were given as a gift, and therefore no consideration was paid.

     South Branch does not have a formal dividend policy. Currently, dividends are paid twice a year as declared by South Branch's Board of Directors from funds legally available. Although it has been the policy of South Branch to declare and pay cash dividends on a semi-annual basis, declaration and payment of future dividends will depend upon the earnings of South Branch's subsidiaries, their financial condition and other factors, including applicable governmental regulations and policies. The principal source of South Branch's income is dividends from its subsidiary banks. Under the West Virginia Corporation Act, dividends may be paid out of unreserved and unrestricted earned surplus, and additionally, in certain circumstances and with the affirmative vote of holders of a majority of its outstanding shares, out of capital surplus, provided however, in no event may dividends be paid if South Branch is at the time insolvent or would be insolvent after payment of such dividends. The amount and timing of future dividends will depend on the earnings of South Branch, its financial condition and other relevant factors. See, "Regulation and Supervision." After consummation of the Merger, South Branch contemplates paying its regularly scheduled dividends in the second and fourth quarters of 1998.


     The following table presents the high and low market prices of South Branch and Capital State Stock as well as equivalent per share data, as of June 18, 1997, the closest date immediately before the public announcement of the proposed Merger for which information is available. As discussed above, the information set forth in this table is qualified by the fact that neither South Branch nor Capital State is registered on an exchange and therefore neither stock is widely traded. Both South Branch and Capital State have a market maker in their respective shares. Accordingly, the stock prices indicated are based on trades known either to the respective managements of South Branch and Capital State and/or to their respective market makers.


                 South Branch                                                  Capital State
                 (Historical                      Capital State                (Equivalent
                    Basis)                      (Historical Basis)              Per Share)(1)
             --------------------              ---------------------       --------------------
             High            Low                High            Low          High         Low
             ------          ---                ----            ---          ----         ---
            $43.50         $43.00              $10.25         $10.25        $11.00      $10.88

---------------

     (1)  Equivalent  per  share  prices  are  calculated  by  multiplying   the
     historical prices of South Branch Stock by the Exchange Ratio of .2531 shares of South Branch Stock for one (1) share of Capital State Stock.


     Stockholders are advised to obtain current market quotations for the South Branch Stock and the Capital State Stock. Because the Exchange Ratio is fixed, stockholders of Capital State are not assured of receiving a specific market value of South Branch Stock upon consummation of the Merger. The market price of the South Branch Stock upon consummation of the Merger may be higher or lower than the market price at the time the Merger Agreement was executed, at the date of mailing of this Prospectus/Joint Proxy Statement or at the time of the Special Meetings.

34-310





                           COMPARATIVE PER SHARE DATA


     The table which follows presents certain historical per share data for South Branch and Capital State, pro forma combined per share data and equivalent per share data at the dates and for the periods indicated, giving effect to the Merger using the purchase method of accounting.

    The per share data included in the tables which follow should be read in conjunction with the historical financial statements of South Branch and Capital State and the related notes accompanying each such financial statement, in each case as incorporated by reference herein, or included in the accompanying reports of South Branch and Capital State. The data presented is not necessarily indicative of the results which would have been obtained if the combination had been consummated in the periods indicated or which may be obtained in the future.



COMPARATIVE  PER SHARE DATA  (Unaudited)
(Data in dollars,  except shares)


                                                            Nine Months
                                                               Ended                    Year Ended
                                                             Sept. 30,                 December 31,
 SBVB                                                           1997                       1996
                                                    -------------------------   ----------------------------


          Historical:
            Income from continuing operations                  $2.92                       $3.94
            Book value at end of period                        35.92                       32.51
            Cash dividends declared                             0.41                        0.77


          CSB
          Historical:
            Income from continuing operations                  $0.01                      $(0.13)
            Book value at end of period                         9.37                        9.35
            Cash dividends declared                                0                           0


          SBVB PRO FORMA COMBINED PER SHARE
          DATA
            (UNAUDITED) (1)
            Income from continuing operations                  $1.75                       $1.81
            Book value at end of period                        38.26
            Cash dividends declared                             0.26                        0.49


          CSB EQUIVALENT PER SHARE  DATA
           (UNAUDITED) (2)
            Income from continuing operations                  $0.44                       $0.46
            Book value at end of period                         9.69
            Cash dividends declared                             0.07                        0.12


          (1)  Assumes receipt of 100% of the 726,820  outstanding shares of The
               Capital State Bank, Inc. not presently owned in exchange for South Branch Valley Bancorp, Inc. stock at an exchange ratio of
               3.95 shares of Capital  State's common stock for 1 share of South
               Branch's common stock.

          (2) The equivalent per share amounts are the result of dividing the pro forma combined net income, pro forma combined book value, and pro forma cash dividends by the exchange ratio of 3.95 shares of Capital State's common stock for 1 share of South Branch's common stock.

35-310






                                                SOUTH BRANCH VALLEY BANCORP, INC.
                                            SELECTED FINANCIAL DATA - HISTORICAL BASIS
                                             (In thousands except for per share data)
                                                           Unaudited

                                   As of or for the nine month
                                     period ended September 30,              For the Years Ended December 31,

Consolidated Income Statement Data     1997          1996          1996           1995               1994         1993       1992
==========================================================     ====================================================================
Total interest income                 $7,878        $7,187      $9,692         $8,591             $7,751        $7,850    $7,926
Total interest expense                 4,000         3,563       4,764          4,049              3,264         3,330     3,771
Net interest income                    3,878         3,624       4,928          4,542              4,487         4,520     4,155
Provision for possible loan losses       110            40          95             55                120           205       375
Other income                             410           321         456            379                342           346       347
Other expenses                         2.490         2,366       3,156          2,866              2,799         2,866     2,565
Income tax expense (benefit)             546           511         643            680                665           625       503
Income before cumulative effect of
      accounting change                1,142         1,028       1,490          1,320              1,245         1,170     1,059
Net income                             1,142         1,028       1,490          1,320              1,245         1,170     1,137

Per common share data:
   Income before cumulative effect of
   accounting change                    2.92          2.72        3.94           3.49               3.26          3.06      2.77
   Net income                           2.92          2.72        3.94           3.49               3.26          3.06      2.97
   Cash dividends declared              0.41          0.38        0.77           0.68               0.61          0.48      0.42
   Book value per common share         35.92         31.85       32.51          29.93              24.78         23.73     21.15

Consolidated Balance Sheet Data
Actual balances at end of period:
   Total assets                      135,568       119,987     122,114        113,118             96,634        94,589    90,108
   Investment securities              34,554        30,807      29,352         31,481             26,554        28,325    28,145
   Federal funds sold                  2,261           806         724          2,162                 --           525     2,850
   Net loans                          91,075        79,583      82,414         70,598             63,224        58,572    51,426
   Total deposits                    105,411       103,425     100,941        100,046             84,978        84,991    81,548
   Borrowings                         14,220         3,569       7,892            750              1,700            -         -
   Shareholders' equity               14,829        12,055      12,304         11,329              9,378         9,080     8,093


Average balances during the period:
   Total assets                      131,041       115,685     116,883        102,221             96,212        92,421    86,969
   Investment securities              33,912        31,787      31,314         28,957             28,093        28,777    25,969
   Federal funds sold                  1,106           993         892            756              1,051         1,883     1,924
   Net loans                          87,349        74,103      76,797         66,148             61,175        55,283    52,810
   Total deposits                    103,225       100,869     101,097         90,220             85,831        83,452    78,888
   Borrowings                         12,995         2,581       3,382            995                377             9         4
   Shareholders' equity               13,284        11,346      11,490         10,290              9,398         8,558     7,517

Financial ratios

Return on average
      shareholders' equity             11.46%        12.08%      12.97%         12.83%             13.25%        13.67%    14.09%
Return on average assets                1.16%         1.18%       1.27%          1.29%              1.29%         1.27%     1.22%

Capital Ratios
Tier 1 risk based capital              13.50%        15.01%      14.78%         13.97%             15.63%        15.36%    14.26%
Total risk based capital               14.48%        16.12%      15.86%         15.22%             16.88%        16.48%    15.51%
Leverage                                8.82%         9.74%       9.88%          9.18%             10.02%         9.60%     8.93%
Average equity/ average assets         10.14%         9.81%       9.83%         10.07%              9.77%         9.26%     8.64%

Loan Quality Ratios
   As a % of total net loans:

Allowance for loan losses               0.91%         1.06%       1.03%          1.20%              1.55%         1.52%     1.62%
Past dues > 90 days & still accruing
  interest                              0.03%         0.03%       0.39%          0.36%              0.91%         0.03%     0.62%
Nonperforming and restructured loans    0.14%         0.84%       0.87%          1.43%              2.53%         1.54%     3.57%

36-310




                          THE CAPITAL STATE BANK, INC.
                   SELECTED FINANCIAL DATA - HISTORICAL BASIS
                    (In thousands except for per share data)
                                    Unaudited

                                       As of or for the
                                       nine month period
                                       ended September 30,                   For the Years Ended December 31,
Income Statement Data                  1997      1996             1996       1995**        1994         1993            1992
----------------------------------   -------- ---------         ---------   ------------  ---------- -------------  ---------------
Total interest income                  $1,776      $881            $1,447    $124           --           --              --
Total interest expense                    841       301               524      24           --           --              --
Net interest income                       935       580               923     100           --           --              --
Provision for possible loan losses         90        94               124       7           --           --              --
Other income                               57        69                21       0           --           --              --
Other expenses                            893       758             1,081     421           --           --              --
Income tax expense (benefit)                3       (75)             (108)   (137)          --           --              --
Income before cumulative effect of
      accounting change                     6      (128)             (153)   (191)          --           --              --
Net income                                  6      (128)             (153)   (191)          --           --              --

Per common share:
-----------------
  Income before cumulative effect
     of accounting change                0.01     (0.11)            (0.13)  (0.16)          --           --              --
  Net income                             0.01     (0.11)            (0.13)  (0.16)          --           --              --
  Cash dividends declared                0.00      0.00              0.00    0.00           --           --              --
  Book value per common share            9.37      9.34              9.35    9.51

Consolidated Balance Sheet Data
--------------------------------
Actual balances at end of period:
   Total assets                        39,571    27,216            30,794  14,922           --           --              --
   Investment securities                7,963     6,886             6,950   2,000           --           --              --
   Federal funds sold                   5,852     4,624             3,484  10,235           --           --              --
   Net loans                           22,624    13,198            16,237     361           --           --              --
   Total deposits                      28,015    15,919            19,337   3,408           --           --              --
   Borrowings                               0         0                 0       0           --           --              --
   Shareholders' equity                11,241    11,206            11,223  11,408           --           --              --
Average balances during the period:
   Total assets                        34,294    19,824            22,298  14,134           --           --              --
   Investment securities                7,445     4,487             5,090     286           --           --              --
   Federal funds sold                   4,468     6,476             5,937  10,877
   Net loans                           19,269     6,426             8,617     189           --           --              --
   Total deposits                      22,811     8,554            10,969   2,246           --           --              --
   Borrowings                               0         0                 0       0           --           --              --
   Shareholders' equity                11,205    11,282            11,265  11,885           --           --              --

Financial Ratios
----------------
Return on average shareholders'
   equity                              0.07%    (1.51%)           (1.35%)  (1.61%)           --           --              --
Return on average assets               0.02%    (0.86%)           (0.68%)  (1.35%)           --           --              --

Capital Ratios
--------------
Tier 1 risk based capital              50.00%    75.60%            63.40% 257.10%           --           --              --
Total risk based capital               50.90%    76.20%            64.20% 258.30%           --           --              --
Leverage                               28.30%    41.20%            37.70%  96.40%           --           --              --
Average equity/ average assets         32.67%    56.91%            50.50%  84.10%           --           --              --

Loan Quality Ratios
-------------------
As a % of total net loans:
Allowance for loan losses               0.95%     0.73%             0.78%   1.76%           --           --              --
Past dues > 90 days and still
    accruing                            0.00%     0.00%             0.00%   0.00%           --           --              --
Nonperforming and restructured loans    0.00%     0.00%             0.00%   0.00%           --           --

** The Capital State Bank Inc. was incorporated on September 11, 1995 and commenced operations on December 11, 1995. Capital State was considered a development stage company through December 31, 1995. Retained earnings include a deficit accumulated during the development stage of $191.

37-310


            SELECTED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

The following tables set forth certain unaudited pro forma condensed consolidated financial information of South Branch after giving effect to the Proposed Merger, as if it had been consummated, with respect to the statement of operations data, at the beginning of the periods presented, or, with respect to the balance sheet data, as of the dates presented. The following tables present such information as if the Proposed Merger had been accounted for using the purchase method of accounting. The information presented is derived from, should be read in conjunction with, and is qualified in its entirety by reference to the unaudited pro forma condensed consolidated financial data and the notes thereto appearing elsewhere in this Joint Proxy Statement-Prospectus or incorporated in the Joint Proxy Statement-Prospectus by reference.

The unaudited pro forma condensed consolidated financial data has been included for comparative purposes only and does not purport to be indicative of the results of operations at the beginning of the periods or as of the date indicated or of the financial position or results of operations which may be obtained in the future.

SUMMARY OF FINANCIAL INFORMATION

PRO FORMA REFLECTING SOUTH BRANCH VALLEY BANCORP, INC
AFTER GIVING EFFECT TO THE PROPOSED MERGER

(In thousands, except for per share data)
(Unaudited)
                                                       For the nine                                   For the
Consolidated  Statement of Operations                 month period ended                           year ended
Data                                                  September 30, 1997                         December 31, 1996
-----                                              -----------------------------                -----------------------------
Total interest income                                     $9,686                                      $11,179
Total interest expense                                    $4,872                                       $5,538
Net interest income                                       $4,814                                       $5,641
Provision for possible loan
  losses                                                    $200                                         $219
Net income                                                $1,046                                       $1,073

Per common share:
-----------------------------
  Income before cumulative
    effect of accounting change                            $1.75                                        $1.80
  Net income                                               $1.75                                        $1.80
  Cash dividends declared                                  $0.26                                        $0.49
  Weighted average shares outstanding                    596,832                                      596,832



Consolidated Balance Sheet                               As of
Data                                                September 30, 1997
-------------------------------               ==============================

   Total assets                                          $172,075
   Investment securities                                  $37,314
   Net loans                                             $113,526
   Total deposits                                        $133,497
   Shareholders' equity                                   $22,833
   Book value per common share                             $37.39

38-310


             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                      OF SOUTH BRANCH VALLEY BANCORP, INC.
                                                              (unaudited)

Introduction

     The unaudited pro forma condensed consolidated financial statements give effect to the Proposed Merger to be accounted for using the purchase method of accounting. The condensed consolidated financial statements which follow present
(a) the historical condensed consolidated balance sheets of both South Branch Valley Bancorp, Inc. (South Branch) and The Capital State Bank, Inc. (Capital State) at September 30, 1997; (b) the pro forma consolidated balance sheet as of September 30, 1997 giving effect to the Proposed Merger as if it had occurred on that date; (c) the historical condensed consolidated statements of income of both South Branch and Capital State for the nine months ended September 30, 1997, and year ended December 31, 1996; and (d) the pro forma condensed consolidated statements of operations for the nine months ended September 30, 1997, and the year ended December 31, 1996, giving effect to the Proposed Merger as if it had occurred on the first day of each of the periods presented.

     The pro forma consolidated financial statements are intended for informational purposes and may not be indicative of the combined financial position or results of operations that actually would have occurred had the transaction been consummated during the periods or as of the dates indicated, or which will be attained in the future. The pro forma consolidated financial statements should be read in conjunction with the financial information attached hereto under to sections "Financial Information Concerning South Branch Valley Bancorp, Inc." and "Financial Information Concerning Capital State Bank, Inc."

     The pro forma condensed consolidated balance sheet gives effect to nonrecurring charges related to the Proposed Merger and assumes each of the outstanding shares of Capital State common stock is converted into .2531 shares of South Branch common stock, at an exchange ratio of 3.95 shares of Capital State common stock for 1 share of South Branch common stock.

     The pro forma condensed consolidated statements of operations does not give effect to either anticipated nonrecurring charges related to the Proposed Merger which could result from the negotiated termination payments related to certain employment and data processing contracts or the estimated benefit of revenue enhancements and expense savings associated with the consolidation of the operations of South Branch and Capital State.

     Earnings per common share amounts for South Branch and Capital State are based on the historical average number of common shares outstanding for each company during the periods presented. For purposes of the pro forma earnings per share computation, the common shares of Capital State have been adjusted to the equivalent shares of South Branch for each period, and the long term borrowings obtained and common shares issued by South Branch in connection with its acquisition of approximately 39.6% of Capital State common stock during the first and second quarters of 1997 are assumed to have occurred on the first day of each of the periods presented.

39-310



                                          PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)
                                       SOUTH BRANCH VALLEY BANCORP, INC AND SUBSIDIARIES
                                                    As of September 30, 1997
                                                     (Dollars in thousands)


                                                  AS REPORTED                 PRO FORMA ADJUSTMENTS             PRO FORMA
                                           SBVB              CSB                DR                CR             BALANCE
                                     ---------- ----------------          -------- ------------------      ------------------
ASSETS
Cash and due from banks                  $2,100           $1,034                                                  $3,134
Interest bearing deposits other banks     1,256                                                                    1,256
Federal Funds Sold                        2,261            5,852                                                   8,113
Securities available for sale            29,351            7,963                                                  37,314
Marketable equity securities              5,203                              8,004   (a)      13,207   (c)             0
Loans, net                               91,075           22,624                                 173   (c)       113,526
Bank premises and equipment, net          3,116            1,322               406   (c)                           4,844
Accrued interest receivable                 921              180                                                   1,101
Goodwill                                    118                              1,967   (a)                           2,085
Other assets                                167              596                                  61   (c)           702
                                     ---------- ----------------          -------- -------------------      ------------------
TOTAL ASSETS                            135,568           39,571            10,377            13,441             172,075
                                     ========== ================          ======== ===================      ==================

LIABILITIES
Non-interest bearing deposits             8,713            1,491                                                  10,204
Interest bearing deposits                96,698           26,523                                  72   (c)       123,293
Short term borrowings                     4,974                                                                    4,974
Long term borrowings                      9,246                                                                    9,246
Other liabilities                         1,108              316                                 101   (b)         1,525
                                     ---------- ----------------          -------- -------------------      ------------------
          Total Liabilities             120,739           28,330                 0               173             149,242
                                     ---------- ----------------          -------- -------------------      ------------------


SHAREHOLDER'S EQUITY
Common stock                              1,042            1,200             1,200   (c)         460   (a)         1,502
Surplus                                   2,090           10,399            10,399   (c)       7,544   (a)         9,634
Retained earnings (deficit)              11,698            (337)               101   (b)         438   (c)        11,698
Unrealized holding gain (loss)              166             (21)                                  21   (c)           166
Treasury stock                            (167)                0                                                   (167)
                                     ---------- ----------------          -------- -------------------      ------------------
          Total Shareholder's Equity     14,829           11,241            11,700             8,463              22,833
                                     ---------- ----------------          -------- -------------------      ------------------
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                   $135,568          $39,571           $11,700            $8,636            $172,075
                                     ========== ================          ======== ===================      ==================

See Notes to the Pro Forma Condensed Consolidated Financial Statements



40-310


                             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                       SOUTH BRANCH VALLEY BANCORP, INC. AND SUBSIDIARIES
                                          For the Nine Months Ended September 30, 1997
                                          (Dollars in thousands, except for per share)


                                                                                                                  SBVB & CSB
                                                      As Reported                        Pro Forma                Pro Forma
                                                    SBVB           CSB                  Adjustments              Consolidated
Interest income                                  $  7,878      $  1,776                     $32(b) (e)               $  9,686

Interest expense                                    4,000           841                      31(c) (e)                  4,872
                                                    -----           ---              -----------------                  -----

Net interest income                                 3,878           935                       1                         4,814
                                                                                                                        -----

Provision for loan losses                             110            90                       0                           200
                                                      ---            --              -----------------                    ---

Net interest income after provision
     for loan losses                                3,768           845                       1                         4,614
                                                    -----           ---                       -                         -----

Other income                                          410            57                       0                           467

Other expenses                                      2,490           893                     106(a) (d)                  3,489
                                                    -----           ---              -----------------                  -----

Income (loss) before income taxes                    1688             9                    -105                          1592

Income tax expense (benefit)                          546             3                      -3(f)                        546
                                                      ---             -              -----------------                    ---

Income (loss) from continuing operations         $  1,142          $  6                 $  -102                      $  1,046
                                                 ========          ====              =================               ========

Earnings per common share:

Income from continuing operations                 $  2.92       $  0.01                                               $  1.75
                                                  =======       =======                                               =======

Average common shares outstanding                 391,709     1,200,000                                               596,832
                                                  =======     =========                                               =======


See Notes to Pro Forma Condensed Consolidated Financial Statements


41-310







                                 PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                           SOUTH BRANCH VALLEY BANCORP, INC. AND SUBSIDIARIES
                                                  For the Year Ended December 31, 1996


                                              (Dollars in thousands, except for per share)

                                                                                                                      SBVB & CSB
                                                            As Reported                       Pro Forma                Pro Forma
                                                      SBVB              CSB                  Adjustments             Consolidated
                                                ================= ================         =========================================
    Interest income                                        $9,692           $1,447                      $40(b) (e)           $11,179

    Interest expense                                        4,764              524                      250(c) (e)             5,538
                                                ================= ================         ================         ================

    Net interest income                                     4,928              923                    (210)                    5,641

    Provision for loan losses                                  95              124                        0                      219
                                                ================= ================         ================        =================

    Net interest income after provision
         for loan losses                                    4,833              799                    (210)                    5,422
                                                ================= ================         ================        =================

    Other income                                              456               21                        0                      477

    Other expenses                                          3,156            1,081                      142(a) (d)             4,379
                                                ================= ================         ================        =================

    Income (loss) before income taxes                       2,133            (261)                    (352)                    1,520

    Income tax expense (benefit)                              643            (108)                     (88)(f)                   447
                                                ================= ================         ================        =================

    Income (loss) from continuing operations               $1,490           ($153)                   ($264)                   $1,073
                                                ================= ================         ================        =================

    Earnings per common
    share:

    Income from continuing operations                       $3.94          ($0.13)                                             $1.80
                                                ================= ================                                 =================


    Average common shares outstanding                     378,510        1,200,000                                           596,832
                                                ================= ================                                 =================


    See Notes to Pro Forma Condensed Consolidated Financial Statements




42-310


                    NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                   (Unaudited)


Note 1 - Basis of Presentation

The effect of the merger transactions resulting in South Branch acquiring the remaining interest of Capital State has been accounted for under the purchase method of accounting. South Branch has estimated the adjustments required to allocate the aggregate purchase price over the book value of the net assets to be acquired of Capital State. Such allocations are subject to final determinations based on independent appraisals and other evaluations of fair value as of the effective date of the transactions. Therefore, the allocations reflected in the pro forma condensed consolidated financial information may differ from the amounts ultimately determined. Differences between the amounts included herein and the final allocations are not expected to have a material effect on the pro forma consolidated financial statements. Certain amounts reported in South Branch's September 30, 1997 quarterly form 10-Q have been reclassified to be consistent with the pro forma consolidated presentation.

Note 2 -Pro Forma Condensed Consolidated Balance Sheet Adjustments - (unaudited)

The estimated market value of South Branch Common Stock of $43.50 is used to value the Capital State transaction. The resulting goodwill of $1,967,552 represents the excess of the market value of South Branch Common Stock to be issued for Capital State shares over the estimated fair value of Capital State net assets at September 30, 1997. The following table describes the allocation of the purchase price to the individual categories of assets and liabilities:


                                                               Fair Value

Cash & cash equivalents                                         $     6,885,559
Securities                                                            7,963,142
Loans                                                                22,450,776
Bank premises and equipment                                           1,728,304
Deferred tax assets, net                                                221,666
Other assets                                                            493,714
Deposits                                                            (28,086,731)
Other liabilities                                                      (416,739)
                                                                  -------------
                                                                     11,239,691
          Less basis in investment
             owned prior to transaction                               5,203,025
                                                                  -------------

         Fair value of net assets to be
             exchanged in the transaction                        $    6,036,666
                                                                 ==============


Adjustments to the Pro Forma Condensed Consolidated Balance Sheet (unaudited) were made to:

(a) Issue 184,005 shares of South Branch common stock in exchange for the Capital State shares not already owned at September 30, 1997, resulting in the recognition of $1,967,552 of goodwill.

(b) Record a liability of $165,000 to reflect management's estimate of nonrecurring charges to the Proposed Merger. This special charge resulted in an after-tax adjustment to retained earnings of $101,063. The majority of these expenses are costs anticipated to settle obligations under an existing employment contract and are expected to be recognized upon consummation of the Proposed Merger. Management will continue to review these charges and there can be no assurance that such expenses will not exceed the amounts recorded in these pro forma statements.

(c) Record Capital State's net assets at estimated fair value, net of applicable income taxes using a 38.75% combined Federal and State combined income tax rate after consideration of paragraph 89 of Accounting Principles Bulletin (APB) Opinion No. 16 "Business Combinations" and paragraph 260 of Financial Accounting Standard (FAS) No. 109 "Accounting for Income Taxes" in relation to the structure of the Proposed Merger as a nontaxable business combination.

43-310


Note 3 - Pro Forma Condensed Consolidated Statement of Operations Adjustments - (unaudited)

Adjustments to the Pro Forma Condensed Consolidated Statement of Operations (unaudited) were made to:

(a) Record the amortization of goodwill resulting from the transaction over 15 years.

(b) Record the accretion of discounts on securities and loans over the earlier of estimated average remaining period to maturity or repricing date.

(c) Record amortization of premiums on deposits over the estimated average remaining life to maturity.

(d) Record additional depreciation expense resulting from the write-up of fixed assets over the estimated remaining life of the original assets.

(e) Record the impact of borrowings and use of operating cash to finance a portion of the Capital State common stock acquired prior to the Proposed Merger transaction.

(f) Record applicable income tax expense (benefit) associated with the adjustments recognized in items (b), (c), (d) and (e) above.

44-310



                                  INTRODUCTION

     This Prospectus/Joint Proxy Statement is being furnished to the holders of South Branch Stock and Capital State Stock in connection with the solicitation of proxies by the Boards of Directors of South Branch and Capital State for use at the South Branch Special Meeting and the Capital State Special Meeting, respectively, and at any adjournment or adjournments thereof. This Prospectus/Joint Proxy Statement also serves as a prospectus of South Branch in connection with the issuance of South Branch Stock to holders of Capital State Stock upon consummation of the Merger.

     This Prospectus/Joint Proxy Statement, the attached notices of Special Meetings of Stockholders and the form of proxy and other documents enclosed herewith are being first mailed to stockholders of South Branch and Capital State on or about _________ ___, 1997.






                  SPECIAL MEETING OF CAPITAL STATE SHAREHOLDERS

TIME AND PLACE

     The   Capital    State    Special    Meeting    will   be   held   at   the
______________________   __________________,   __________,   West  Virginia,  on
________ __, 1997 at _____ p.m., local time.

SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE

     The close of business on __________ __, 1997 has been fixed by the Board of Directors of Capital State as the record date for the determination of holders of Capital State Stock entitled to notice of and to vote at the Capital State Special Meeting and any adjournment or adjournments thereof. At the close of business on the Capital State Record Date, there were 1,200,000 shares of Capital State Stock outstanding and entitled to vote. At the Capital State Special Meeting, Capital State shareholders will be entitled to cast one vote for each share of Capital State Stock they hold on the Capital State Record Date.

PURPOSE AND VOTE REQUIRED

     The purpose of the Special Meeting of Capital State shareholders is to act upon the Merger Agreement. The Merger is subject to the approval of the holders of a majority of the outstanding shares of Capital State. No other business may properly come before the Capital State Special Meeting.

     A detailed description of the Merger Agreement is set forth in this Prospectus/Joint Proxy Statement and the exhibits attached to it. See the sections of this Prospectus/Joint Proxy Statement titled "Summary" and "The Merger."

SHAREHOLDERS ARE URGED TO READ THIS ENTIRE DOCUMENT CAREFULLY BEFORE VOTING THEIR SHARES.


     Except for Messrs. Maddy, Cookman and Michael, who abstained from voting, Capital State's Board of Directors has unanimously approved the proposed Merger Agreement and unanimously recommends that the shareholders of Capital State vote "FOR" approval of the Merger Agreement. Messrs. Maddy, Cookman and Michael did not vote on the proposed transaction because they are also directors of South Branch.


     The presence in person or by proxy of at least a majority of the outstanding shares of Capital State Stock entitled to vote is necessary to constitute a quorum at the Capital State Special Meeting. The affirmative vote of the holders of a majority of the outstanding Capital State Stock is required for approval of the Merger Agreement at the Capital State Special Meeting.


PROXIES

     A proxy for use by Capital State shareholders in connection with the Capital State Special Meeting is enclosed with this Prospectus/Joint Proxy Statement. The proxy will be voted as specified thereon by the shareholder, and where no specification is made on the proxy, a properly executed proxy will be voted "FOR" approval of the Merger Agreement.

     Any stockholder of Capital State giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the President of Capital State written notice thereof (Michael H. Hudnall, President, The Capital State Bank, Inc., 2402 Mountaineer Boulevard, Charleston, West Virginia 25309); (ii) submitting a duly- executed proxy bearing a later date; or (iii) appearing at the Capital State Special Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Capital State Special Meeting and any adjournment thereof and will not be used for any other meeting. Proxies voting against the proposal may not be used by management to vote "for" adjournment pursuant to its discretionary authority in order to permit further solicitation.

45-310

     Capital State will bear its costs of mailing this Prospectus/Joint Proxy Statement to its shareholders, as well as all other costs incurred by it in connection with the solicitation of proxies from its shareholders on behalf of its Board of Directors. In addition to solicitation by mail, the directors, officers and employees of Capital State and its subsidiaries may solicit proxies from Capital State shareholders by telephone, telegram or in person without compensation other than reimbursement for their actual expenses. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Capital State will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.


                  SPECIAL MEETING OF SOUTH BRANCH SHAREHOLDERS


TIME AND PLACE

     The    South     Branch     Special     Meeting    will    be    held    at
__________________________,  Moorefield,  West Virginia, on ________ __, 1997 at
_____ _.m., local time.

SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE

     The close of business on __________ __, 1997 has been fixed by the Board of Directors of South Branch as the record date for the determination of holders of South Branch Stock entitled to notice of and to vote at the South Branch Special Meeting and any adjournment or adjournments thereof. At the close of business on the South Branch Record Date, there were 412,827 shares of South Branch Stock outstanding and entitled to vote. At the South Branch Special Meeting, South Branch shareholders will be entitled to cast one vote for each share of South Branch Stock they hold on the South Branch Record Date.

PURPOSE AND VOTE REQUIRED

     The purpose of the Special Meeting of South Branch shareholders is to vote on (i) approval of the issuance of up to 184,005 shares of South Branch Valley in connection with the Merger Agreement and (ii) approval of an increase in the authorized shares of South Branch Stock from 600,000 shares of common stock at a par value of $2.50 per share to 2,000,000 shares of common stock at a par value of $2.50 per share. These proposals must be approved by the holders of a majority of the outstanding shares of South Branch. No other business may properly come before the South Branch Special Meeting or any adjournment or adjournments thereof.


SOUTH BRANCH AND CAPITAL INTERIM BANK SHAREHOLDER APPROVAL

     South Branch shareholder approval of the issuance of shares is not required under West Virginia corporation law or the Articles of Incorporation of South Branch. However, South Branch will be issuing in excess of 40% of the number of shares currently outstanding in connection with the acquisition of Capital State. In consideration of the magnitude of the proposed transaction, the Board of Directors of South Branch, in its discretion, has elected to present for approval by South Branch's shareholders the issuance of up to 184,005 shares of South Branch Stock, the maximum number of shares which could be exchanged. Such approval has been made a condition to consummation of the Merger. If the maximum number of shares is exchanged, it will constitute 30.83% of the South Branch Stock outstanding after the transaction.


                  The Merger Agreement also provides that the Merger is contingent on approval of the increase in authorized shares of South Branch from 600,000 shares of common stock par value of $2.50 per share to 2,000,000 shares of common stock at a par value of $2.50 per share. However, an increase in authorized shares is not necessary for South Branch to have enough shares to exchange the maximum of 184,005 shares required in the proposed Merger. South Branch currently has 412,827 shares of common stock issued and outstanding. South Branch also has 4,115 Treasury Shares which are issued but not outstanding. If the proposal to increase the authorized shares is not approved, and the proposal concerning the issuance of shares is approved, South Branch's Board has the right under the Merger Agreement to waive the requirement that the Merger is contingent on approval of the increase in authorized shares, in which case, South Branch will use 179,890 of its remaining 183,058 authorized but unissued shares and the Treasury Shares as consideration for the Merger. Without an increase in its authorized shares, South Branch will have 3,168 authorized but unissued shares remaining after consummation of the Merger. South Branch's Board of Directors has presented the proposal to increase South Branch's authorized but unissued shares in order to assure that an adequate supply of authorized, unissued shares is available for general corporate purposes, such as future stock dividends, or stock splits, acquisitions, a dividend reinvestment plan and other general corporate purposes, without the expense and delay incidental to obtaining shareholder approval of an amendment to the Articles increasing the number of authorized shares at the time of such action. Although approval of the increase in authorized shares is a condition under the Merger Agreement, South Branch has the right to waive this condition and the Board may elect to do so if the amendment is not approved. Accordingly, the increase in authorized shares is not necessary in order to consummate the Merger since South Branch currently has the authorized but unissued shares necessary and the Treasury Shares to issue the 184,005 shares in connection with the Merger and the Board may waive the approval of the increase in authorized shares as a contingency to Closing. SEE "PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF SOUTH BRANCH VALLEY BANCORP, INC TO INCREASE THE NUMBER OF AUTHORIZED SHARES"

46-310

     A detailed description of the Merger Agreement is set forth in this Prospectus/Joint Proxy Statement and the exhibits attached to it. See the sections of this Prospectus/Joint Proxy Statement titled "Summary" and "The Merger."

SHAREHOLDERS ARE URGED TO READ THIS ENTIRE DOCUMENT CAREFULLY BEFORE VOTING THEIR SHARES.

     South Branch's Board of Directors has unanimously approved the Merger Agreement and the issuance of up to 184,005 shares in connection therewith, and the increase in authorized but unissued shares, and unanimously recommends that the shareholders of South Branch vote "FOR" approval of these proposals.

     The presence in person or by proxy of at least a majority of the outstanding shares of South Branch Stock entitled to vote is necessary to constitute a quorum at the South Branch Special Meeting. The affirmative vote of the holders of a majority of the outstanding South Branch Stock is required for approval of the proposals presented at the South Branch Special Meeting.

PROXIES

     A proxy for use by South Branch shareholders in connection with the South Branch Special Meeting is enclosed with this Prospectus/Joint Proxy Statement. The proxy will be voted as specified thereon by the shareholder, and where no specification is made on the Proxy, a properly executed proxy will be voted FOR approval of the Proposals (i) to authorize issuance of up to 184,006 shares of common stock in connection with the acquisition of Capital State and (ii) to increase the authorized shares of South Branch from 600,000 shares to 2,000,000 shares.

     Any shareholder has the right to revoke his or her proxy anytime before it is exercised by: (i) filing with the President of South Branch written notice thereof (H. Charles Maddy, III, President, South Branch Valley Bancorp, Inc., 310 North Main Street, Moorefield, West Virginia 26836; (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the South Branch Special Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies voting against the proposal may not be used by management to vote "for" adjournment pursuant to its discretionary authority in order to permit further solicitation.

     The proxy solicitation of shareholders of South Branch is made by South Branch's Board of Directors and the cost of such solicitation will be paid by South Branch. In addition to soliciting by mail, directors, officers and regular employees of South Branch, who will receive no compensation for their services other than their regular salaries and fees, may solicit proxies by telephone, telegraph, mail, or personal interview. Brokerage houses, nominees, fiduciaries and other custodians have been requested to forward solicitation materials to the beneficial owners of South Branch Stock held in their names and will be reimbursed by South Branch for their expenses in doing so.

     South Branch will bear its costs of mailing this Prospectus/Joint Proxy Statement to its shareholders, as well as all other costs incurred by it in connection with the solicitation of proxies from its shareholders on behalf of its Board of Directors. In addition to solicitation by mail, the directors, officers and employees of South Branch and its subsidiaries may solicit proxies from South Branch shareholders by telephone, telegram or in person without compensation other than reimbursement for their actual expenses. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and South Branch will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.


            INFORMATION WITH RESPECT TO THE CAPITAL STATE BANK, INC.

ORGANIZATIONAL HISTORY

     Capital State is a West Virginia corporation organized on September 11, 1995 through the efforts of Mr. Fred Haddad, a prominent Charleston, West Virginia businessman and investor, who advanced funds to Capital State under a line of credit to fund its initial start-up stage beginning May 12, 1995, which included the negotiation of a lease of certain property for the construction of Capital State's facility thereon, the purchase of equipment and improvements, and the hiring of certain executive officers of Capital State. As part of its organization, Capital State contracted with the investment firm Ferris, Baker Watts, Incorporated who marketed stock pursuant to an offering memorandum to market, on a best efforts basis, 1,200,000 shares of common stock at a price of $10 per share. The stock offering resulted in $11,598,528 in proceeds, net of $401,472 in issuance costs, which was used to capitalize Capital State. Total advances under the line of credit provided by the organizer, which accrued interest at the Bank One Prime interest rate, totaled $2,025,000, and were repaid, including interest which totaled $39,404, on December 11, 1995 from the proceeds resulting from the successful stock offering. For additional discussions on significant transactions related to the organization of Capital State, reference should be made to the section entitled "Properties".

     Capital State, which was issued a Certificate of Incorporation on September 11, 1995 and a Certificate of Authority on December 8, 1995 under the banking laws of the state of West Virginia, commenced operations on December 11, 1995. Capital State was formed to engage in the business of banking in West Virginia. Its deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"). It is not a member of the Federal Reserve System. Capital State's business activities are conducted through its only office facility located at 2402 Mountaineer Boulevard in Southridge Center, Charleston, Kanawha County, West Virginia. Capital State offers drive-through facilities and an outdoor automated teller machine (ATM) at that location and currently has no branches and operates no off-premises ATMs.

47-310


GENERAL

     Capital State is a federally-insured depositary institution offering a full range of banking services, except for trust services, primarily to customers located within its market area. Deposit accounts are insured by the FDIC up to the maximum applicable limits. Capital State offers both its individual and business customers assorted deposit products with varying maturities and interest rates, including a full line of interest bearing and non-interest bearing accounts; certificates of deposit (both fixed and variable); individual retirement accounts; club savings accounts; safe deposit boxes; and official checks. Nontraditional products such as mutual funds and annuities are not presently offered.

     Capital State offers a full spectrum of lending services to its customers, including commercial loans and lines of credit, residential real estate loans, consumer installment loans, credit cards, and other personal loans. Loan terms, including interest rates, loan to value ratios, and maturities are tailored as much as possible to meet the needs of the borrower. Commercial loans are generally secured by various collateral, including commercial real estate, accounts receivable and business machinery and equipment. Residential real estate loans consist primarily of mortgages on the borrower's personal residence, and are typically secured by a first lien on the subject property. Consumer and personal loans are generally secured, often by first liens on automobiles, consumer goods or depository accounts. Capital State has also established relationships with various automobile dealers to purchase installment sales contracts originated by area dealers and to provide direct financing to consumers for the purchase of motor vehicles.

     A special effort is made to keep loan products as flexible as possible within the guidelines of prudent banking practices in terms of interest rate risk and credit risk. Capital State lending personnel adhere to established lending limits and authorities based on each individual's lending expertise and experience. Capital State does not currently originate loans for sale.

     When considering loan requests, the primary factors taken into consideration by Capital State are the cash flow and financial condition of the borrower, the value of the underlying collateral, if any, and the character and integrity of the borrower. These factors are evaluated in a number of ways including an analysis of financial statements, credit reviews and visits to the borrower's place of business.

     In order to specifically focus on customer sales and services, most of the backroom operations are out- sourced. Functions out-sourced include bookkeeping, statement rendering, proof and transit and document storage. Products such as credit cards, are also out-sourced with third party vendors.

CONCENTRATIONS

     The Bank grants installment, commercial and residential loans to customers primarily in Kanawha, Boone and Lincoln Counties, West Virginia and adjacent counties. Although the Bank strives to maintain a diversified loan portfolio, exposure to credit losses can be adversely impacted by downturns in local economic and employment conditions. Major employment within the market area is diverse but primarily includes the industries of government, health care, education, coal production and related services, and various professional, financial and related service industries.

     The Bank accepts chattel paper without recourse from various approved businesses, primarily automobile dealerships, within its lending area. Capital State has sole discretion whether to purchase such paper on a case by case basis which is evaluated substantially under the Bank's normal credit underwriting standards and is generally secured by a first lien on the property purchased by the borrower.


                  The Bank had a concentration of deposits from an unrelated party which approximated $1,444,284 or 5.16% of total deposits at September 30, 1997.


     Additional information related to these risk concentrations is included in the Notes to Financial Statements which is included in the section "Financial Information Concerning Capital State Bank, Inc."


MARKET AREA

     Capital State's primary market area consists of south central Kanawha County, West Virginia, including portions of Charleston and South Charleston, West Virginia and adjacent portions of Boone and Lincoln Counties (hereafter referred to as the Capital State's primary market area). This area is predominately rural, comprised of moderate income households and small to medium-sized businesses (retailers in the Southridge Shopping Center, automobile dealerships, service and contracting businesses, professionals, and local small manufacturers). Major employment within the market area is diverse but primarily includes the industries of government, health care, education, coal production retail service industries. December, 1996 unemployment rates, unadjusted for seasonal variations, in the primary market area are estimated at 5.0% compared to the national average of 5.0% and the West Virginia average of 7.4% based on statistics obtained from the Bureau of Labor Statistics.

     The Southridge Center, in which Capital State's bank facilities is located, is a new retail center which primarily attracts consumers from Charleston and South Charleston and the adjacent unincorporated areas of Kanawha, Lincoln and Boone Counties. Southridge Center businesses currently employ in excess of one thousand people and development of the Center and adjacent 117 acre business park continues to contribute to the expansion of the market area population.

48-310

     Charleston and South Charleston, West Virginia, are included in Charleston Metropolitan Statistical Area (Charleston MSA) consisting of Kanawha and Putnam Counties. The Charleston MSA, of which an estimated 50.0% is considered within Capital State's primary market area, has a population of 255,139, per capita income of $21,304, and a median family income of $31,863 based on information provided by the Business and Industrial Development Corporation of the Kanawha Valley as of February 25, 1997. The Charleston MSA has been experiencing declining population and slow business growth in recent years, although there are some indications of improvement in each.


     Although commuters and shoppers from adjacent Lincoln and Boone Counties who regularly conduct business in Kanawha County offer an additional potential customer pool, both counties have a small population with a lower per capita income and median family income as well as a higher unemployment rate than the Charleston MSA. Management estimates that approximately 25% of the number of deposit accounts held and approximately 30% of the number of loan accounts outstanding at September 30, 1997 are from customers residing in Lincoln and Boone Counties.


EMPLOYEES


     At September 30, 1997, Capital State employed 12 full-time and no part-time employees. Such employees are not represented by any collective bargaining unit, and management believes its employee relations are satisfactory.


COMPETITION

     The competitive and regulatory climate of the banking business has changed dramatically since the collapse of the savings and loan industry in the late 1980's and early 1990's and is highly competitive. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems, and the accelerating pace of consolidation among financial services providers. Consolidation has reduced the number of independent community banks and the remaining institutions similar to Capital State must compete with established banks and thrifts for deposits and lending opportunities, many of which have significantly greater financial and marketing resources than the Capital State. Management has identified 7 banking institutions having a total of 14 offices, including offices of the six largest bank holding companies in the state of West Virginia, as Capital State's primary competitors. Huntington Banks West Virginia operates the closest competitor bank facility through its branch in a portion of Southridge Center immediately adjacent to the shopping center in which Capital State is located. Huntington National Bank is the third largest bank holding company in West Virginia. The next closes competitor bank facility, operated by One Valley Bancorp, the largest bank holding company in West Virginia, is located at Ashton Place shopping center, located approximately four miles from Capital State.


     For most of the services which Capital State perform, there is also competition from financial institutions other than commercial banks. For instance, approximately 28 credit unions with offices in Kanawha County, West Virginia, and various issuers of commercial paper and money market funds actively compete for deposits and for various types of loans. In addition, some traditional banking services or competing services are offered by insurance companies, investment counseling firms and other business firms and individuals.


     The principal competitive factors in the markets for deposits and loans are interest rates, either paid (on deposits) or charged (on loans). Kanawha, Boone and Lincoln Counties of West Virginia had an estimated $2.788 billion in funds on deposit with commercial banks based on the latest data available from the FDIC as of September 30, 1996. At September 30, 1997, Capital State held deposits of $28,014,525, or .80% of the market share. In its bank charter application, management forecasted it would attract approximately 1.0% of the deposit market share after one year. Loan-to-deposit ratios, excluding commitments to lend, of offices serving Capital State's primary market area are estimated to average approximately 75%. Capital State at September 30, 1997 had a loan-to-deposit ratio of 81.5%.



     In order to compete with the other financial service providers, Capital State principally relies upon local promotional activities, personal relationships established by officers, directors and employees with its customers, and specialized services tailored to meet its customers' needs. Capital State has a marketing program that uses various facets of marketing media, including direct mail, newspaper, radio and some television.

Since January 1, 1987, banks in West Virginia have been permitted, with appropriate regulatory approval, to establish branch banks statewide within West Virginia. During the 1996 West Virginia Legislative session completed in early March 1996, Senate Bill 280 was approved which gives the same powers and privileges to out-of-state banks that operate branches in West Virginia as is given to banks chartered in West Virginia. See section entitled "REGULATION AND SUPERVISION-Reigle-Neal Interstate Banking Bill."

PROPERTIES

     Capital State's only banking office is located in the Southridge Center located in Kanawha County, West Virginia, on a leased parcel of real estate containing approximately 0.976 acres. The parcel fronts on Mountaineer Boulevard which connects with U.S. 119 (Corridor G) at the Southridge Center entrance. Southridge Center, which currently has several major national retail business chains such as Wal-Mart, SAM's and Lowes and continues to be developed, is adjacent to Southridge Business Park.


     The lease of the real estate on which Capital State's office is located (the "lease") has an initial term of fifty (50) years which commenced on November 11, 1995 and terminates on the fiftieth anniversary thereof. The lease will automatically renew for a period ending August 31, 2091, unless Capital State gives notice of termination or unless the landlord has exercised the right to

49-310


terminate the lease by reason of a default. Rental for the initial fifty (50) year term of Three Hundred Thousand Dollars ($300,000) was prepaid in two (2) equal installments, the first when Capital State received its charter and the second when Capital State opened for business. Rental for the extended terms of the lease will be at the then prevailing market rate either on an annual or lump sum basis. In addition to the rent, Capital State is obligated to pay an annual maintenance fee for common areas and to pay all taxes and assessments against the land, building and improvements. Additional financial information related to this lease is included in Note 8 to the financial statements which are included under the section "FINANCIAL INFORMATION CONCERNING CAPITAL STATE BANK, INC. - Financial Statements (for the Quarter and Nine Months Ended September 30, 1997) (Unaudited)."


     The lease is a sublease of property leased by THF-CG Charleston Limited Partnership from Ridge Line, Inc., the owner. Neither THF-CG Charleston Limited Partnership, its partners, nor Ridge Line, Inc., is a party related to Capital State. The lease was negotiated by Mr. Fred Haddad, and organizer of Capital State, in his own name with the right to assign it to Capital State. Mr. Fred Haddad negotiated the contract for the architect and construction contractor and advanced funds for construction and improvements. Mr. Fred Haddad also provided office space to executive management of Capital State during the construction period.

     During 1995, Capital State completed construction of a building on the leased parcel which serves as its main banking office. The main banking office is a two story building containing approximately 10,000 square feet of usable space, of which Capital State currently utilizes approximately 6,000 square feet in its operations. Under the lease, the building may only be used for a financial institution as defined in the lease, although the second story may be leased to third parties as professional office space, pending the needs of Capital State. The additional building space is currently held for lease however to date, no tenant agreements have been executed. Adjacent to the Bank building on the same property are three (3) drive-in teller stations and an exterior automated teller machine. Both on-site and nearby parking are available.

     During 1995, Capital State reimbursed Mr. Fred Haddad a total of $2,064,404 for funds advanced to acquire the lease, construct the banking facility and pay pre-opening costs and expenses, including interest incurred of $39,404 at an average interest rate of 8.25%, from the proceeds of the stock offering in return for an assignment of the lease and a transfer of all rights in the building and equipment.

LEGAL PROCEEDINGS

     To the best of management's knowledge, there are no pending legal proceedings to which Capital State is a party which may have a materially adverse effect upon Capital State's business or financial position.


TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

     Directors and executive officers of Capital State, members of their immediate families and business organizations, and individuals associated with them are customers of, and have had normal banking transactions with Capital State. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of activity with respect to loans granted to related parties was $1,366,488, which is approximately 12.2% of total equity capital for the period ended September 30, 1997. Deposits from related parties totaled approximately 827,530 or 2.91% of total deposits at September 30, 1997. It is anticipated that loan and deposit relationships with related parties will continue in 1997, although the extent of such transactions is not known.

     Capital State has also established relationships with various automobile dealerships to purchase installment sales contracts originated by area dealerships and to provide direct financing to consumers for the purpose of motor vehicles (herein collectively referred to as "Chattel Paper" or "Indirect Loans"). These relationships include the purchase of chattel paper from one dealership which is considered a related party to Capital State. Indirect loans outstanding which have been accepted from this related party dealership approximated $1,113,185 or 56% of all indirect lending at September 30, 1997. However, indirect loans originated represent less than 1% of total loans outstanding at September 30, 1997. During 1996, the Bank had an indirect relationship with a former director who has since resigned. This former director had two dealerships and the dollar amount of chattel paper purchased from these two dealerships approximated $326,744 as of September 30, 1997. The "Dealer-Bank" Agreement for the sale-purchase of all chattel paper is standardized for all area dealerships who have been contacted to participate. Under the terms of Capital State's indirect loan program, with the exception of the dealership's completion of the loan application with their customer, Capital State performs the same credit analysis on the application as it would for loans originated directly, including the approval of loan-to-collateral value and repayment terms. Based upon the interest rate charged by the dealership and the credit rating of the borrower, the dealership receives a fee in accordance with the "Dealer-Bank Agreement." This fee is fully refunded to Capital State by the dealer if the loan is repaid in full within 90 days. For the period ended September 30, 1997, indirect loan fees paid to dealerships considered a related party were not significant. Currently all chattel paper purchased by Capital State has been on a nonrecourse basis. It is anticipated that indirect lending relations with dealerships considered to be related parties will continue in 1997.

     Capital State also receives services from directors or firms which are considered related parties to Capital State. The most significant of these services include the purchase of various insurance coverage services. Capital State director Frank A. Baer, III is the president and a shareholder of Commercial Insurance Services, Inc. Commercial Insurance Services, Inc. is the agent for the bankers blanket bond and other business insurance policies purchased by the Bank as well as the agent for Blue Cross and Blue Shield which provides the Bank's health and life insurance. In connection with the commencement of the Bank's operations on December 11, 1995, competitive bids were sought for insurance coverage and the bids submitted by Commercial Insurance Services, Inc., were the low bids and were accepted by the Bank. The Bank's current premium for its bankers blanket bond and other business insurance

50-310


is $50,244.00. The premium for the Bank's health and life insurance is $28,816.00 for a total of premiums paid for insurance purchased or arranged through Commercial Insurance Services, Inc. of $79,060.00. Although insurance coverage was not rebid at the end of the initial term, management concluded that no significant savings could be achieved and that it would not be in the best interest of the Bank to change insurance carriers/underwriters after the first year of operation. It is anticipated that various services from parties considered related to Capital State, including services for insurance, will continue in 1997.


EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by Capital State for its last fiscal year to the chief executive officer. Capital State commenced operations on December 11, 1995. Other than the chief executive officer, no other officer received in excess of $100,000 on an annualized basis. Capital State does not have any retirement plans, stock plans, or other compensatory plans.

Summary Compensation Table


                                                                Annual Compensation

                                              Fiscal                                 Other Annual
Name and Principal                            Year              Salary               Compensation
--------------------------------------     ------------        ----------------     ----------------
Michael H. Hudnall                                              $100,000 annual        $2,342 (1)
President and Chief Executive Officer         1996              base salary

--------------------------------------------------------------------------------


    (1) Represents value of additional life insurance and use of 1995 Chevy Blazer provided by Capital State for Mr. Hudnall.

     Mr. Hudnall's annual base salary for 1997 is $105,000. No bonuses have been or are anticipated to be paid to Mr. Hudnall for the year ended December 31, 1997.

EMPLOYMENT AGREEMENTS

     Michael H. Hudnall is employed as the President and Chief Executive Officer of Capital State pursuant to a contract approved by the Board of Directors. The term of the current contract commenced on December 8, 1995, and expires on December 31, 2000. The agreement provides that Mr. Hudnall will receive a base salary of $100,000 for the first year, with annual increases in the base salary of $5,000 for each of the next four years. Beginning in calendar year 1996, Mr. Hudnall also will receive a bonus of 0.75% of net after tax income of Capital State during each calendar year through 2000 if Capital State achieves the "Performance Standards", hereinafter described, in each such calendar year. The Performance Standards require that (a) the loan delinquency rate (loans more than thirty days past due) not exceed 2% for the calendar year, (b) loans charged off not exceed 9.25% of gross loans outstanding for such calendar year, and, in addition, (c) for the third, fourth and fifth calendar years (i) net income equal at least 12.5% return on equity and (ii) return on average assets equal at least 1%. Since the Capital State had a loss for the year 1996, Mr. Hudnall received no bonus for the year. Notwithstanding such bonus provisions, the Board of Directors by an affirmative vote deny such bonus if the President's performance has not adequately advanced the interests of Capital State or has endangered Capital State. Mr. Hudnall is permitted to use a Capital State-owned vehicle pursuant to the agreement. In addition, Mr. Hudnall receives the same medical insurance and dental insurance coverage available to all other Capital State employees and is covered by a life insurance policy in an amount equal to twice his annual salary.


                  Capital State has negotiated with Mr. Hudnall to terminate Mr. Hudnall's employment agreement as of December 31, 1997, in exchange for a lump sum severence payment of $105,000.

51-310


                CERTAIN BENEFICIAL OWNERS OF CAPITAL STATE STOCK

     The following table sets forth information as of November 30, 1997, concerning (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which was not affiliated with Capital State and was known to Capital State to be the beneficial owner of more than 5% of the issued and outstanding Capital State Stock and (ii) the shares of Capital State Stock beneficially owned by each director of Capital State and all directors and executive officers of Capital State as a group excluding qualifying shares.




Title of Class        Name and Address of                Amount and Nature of               Percent of
                      Beneficial Owner                   Beneficial Ownership               Beneficial Ownership
------------------------------------------------------------------------------------------------------------------
Common Stock          South Branch Valley, Inc.          Direct           Indirect
                      310 N. Main Street

                      Moorefield, WV 26836               473,180           11,007                 40.33%  (1)



         (1) On March 14, 1997, South Branch purchased 50,000 shares of Capital State stock from Ferris, Baker Watts at a purchase price of $10.25 per share. On June 17, 1997, South Branch purchased 424,680 of Capital State Stock at a purchase price of $11.00 per share from Fred L. Haddad, Karen L. Haddad, Larry Haddad, Susan Haddad, Lauren Haddad, Elizabeth Haddad and Paul White. In consideration of their willingness to serve on the Board of Directors of Capital State, South Branch transferred 500 shares each to Messrs. Maddy, Cookman and Michael for an aggregate of 1,500 shares. Accordingly, Messrs. Maddy, Cookman, and Michael, directors of South Branch who currently serve on the Board of Directors of Capital State, each own respectively 800, 500, and 500 shares of Capital State. Two other directors of South Branch, Mr. John
         W. Crites and Mr. Gary L. Hinkle own 5000 and 4307 shares of Capital State, respectively. Accordingly, South Branch and its affiliates which include directors, executive officers and principal shareholders of South Branch, own approximately 40.33% of the issued and outstanding shares of Capital State. South Branch and its affiliates intend to vote "FOR" the Merger.




Directors:

Name, Age, Position and Offices
with Bank and Year Each Became                                                      Amount and Nature of
        a Director                   Occupation for Past Five Years              Beneficial Ownership (1)      Percent of Class
-----------------------------------  -------------------------------------------  -----------------------   --------------------
Michael H. Hudnall - 48              Currently, President of BANK; formerly                 1,470                     .12% (2)
  President 1995                     CEO, One Valley Bank of Marion County,
  Director 1995                      N.A. (1990-1995)

Emma L. Byrnside - 47                Currently, Executive Vice President of                   500                     .04%
  Executive Vice President 1995      BANK; formerly Vice President, Bank One,
  Director 1995                      West Virginia, Boone, N.A. (1970-1995)

Richard E. Heffelfinger - 38         President, Eastern American Energy Corp.                 500                     .04%
  Director 1995                      (1980-Present)

Louis M. Weisberg - 37               Executive, Service Wire Corporation                    5,500                     .45% (8)
  Director 1995                      (1982-Present)

Kimberly Orders Lewis - 35           Treasurer, Orders & Haynes Paving Co.                  2,500                     .21%
  Director 1995                      (1981-Present)

Richard Lee Howard, D.D.S. - 54      Dentist (Self-employed)                                4,500                     .38%
  Director 1995                      (1969-Present) and Real Estate Investor

Frank A. Baer, III - 36              President, Commercial Insurance Service                3,800                     .32% (4)
  Director 1995                      (1989-Present)

Mary E. Williams - 34                Marketing and Human Resources Rep.,                    2,000                     .17% (9)
  Director 1995                      Hooten Equipment Co. (1994-Present);
                                     formerly Assistant Vice President, Corporate
                                     Communications and Marketing, Commerce
                                     Banc Corp. (1987-1993)

Joseph B. Holland, Jr. - 42          President, Joe Holland Chevrolet, Geo,                 3,500                     .29% (5)
  Director 1995                      Isuzu, Hyundai, Inc. (1977-Present)


52-310




Brooks F. McCabe, Jr. - 48           President, McCabe Henley Properties, Inc.              4,500                      .38% (6)
  Director 1995                      (1981-Present)

Stephen D. Wehrle - 44               Senior Vice President - Sales, McJunkin                  500                      .04%
  Director 1995                      Corp. (1974-Present)

Robert N. Duty - 54                  Vice President and Treasurer, Boone Oil Co.              500                      .04%(10)
  Director 1996                      (1981-Present)

Georgette R. George - 36             Manager, C & G, Inc. (Hotel) (1991-                    4,200                      .35% (3)
  Director 1996                      Present); Sales Manager, Hewlett-Packard
                                     (1983-1991)

Charles S. Piccirillo - 42           Partner, Shaffer & Shaffer (1982-Present)              4,000                      .33% (7)
  Director 1996

James M. Cookman - 43                President of Cookman Insurance Center,                     0                      .00%(11)
  Director 1997                      Inc., Cookman Realty Group and
                                     Transcover, Inc. ; Owner of WQWV-FM;
                                     Director - South Branch Valley National
                                     Bank (1994-Present)

H. Charles Maddy, III - 34           Director of South Branch Valley Bancorp,                 300                      .03%(11)
  Director 1997                      Inc. and South Branch Valley National Bank
                                     (1993-Present); President of South Branch
                                     Valley Bancorp, Inc. (1994-Present);
                                     President and CEO South Branch Valley
                                     National Bank (1993-Present); CFO
                                     Bancorp (1988-1994), Vice President and
                                     Controller of Bank (1988-1993)

Harold K. Michael - 53               Owner/Agent of H. K. Michael & Son                         0                      .00%(11)
  Director 1997                      Insurance; Member W. Va. House of
                                     Delegates; Director of South Branch Valley
                                     Bancorp, Inc. and South Branch Valley
                                     National Bank (1993-Present)

Frederick L. Haddad, Jr. -47         Self-employed Real Estate Investor                     9,500                      .79%
  Director 1995                      (1986-Present)


Directors and Executive
Officers as a Group of 18 Persons                                                          47,770                     3.98%
                                                                                         ========                    ==========


    (1) Included in the shares set forth in the table above are shares owned by the nominee, the nominee's spouse, minor children and certain other family members and shares over which the nominee has voting control and power of disposition, except as otherwise indicated. The number of shares indicated and the percentage of total excludes Directors' qualifying shares. Each Director must own 500 qualifying shares. Unless otherwise indicated by footnotes, shares shown are registered in nominee's name. The percentage shown is the percentage of total shares issued. Share amounts and percentages of share ownership are calculated as of August 31, 1997.

    (2) 1,470 shares indicated are held in an IRA established by nominee for nominee's benefit.

    (3)        2,000 of these shares are held in spouse's pension account.

    (4) Mr. Baer owns 3,500 shares jointly with his spouse and has sole voting power over 150 shares in the name of each of his two minor children.

    (5) 3,500 shares are registered in the name of Joe Holland Chevrolet, Inc., over which the nominee exerts a controlling influence.

    (6) 1,000 shares are registered in the name of McCabe Land Company Limited Partnership over which the nominee exerts sole voting power.

    (7) 3,500 shares are held in an IRA established by nominee for nominee's benefit.

    (8) 1,000 shares are owned by Mr. Weisberg's spouse; 500 shares by a minor child.

    (9) 2,000 shares are held in an IRA established for nominee's benefit.

    (10)       500 shares are owned jointly with spouse.

    (11) Messrs. Cookman, Maddy, and Michael each own qualifying shares of Capital State. Mr. Cookman owns 500 shares, Mr. Maddy owns 500 qualifying shares for a total of 800 shares, and Mr. Michael owns 500 shares.


     Under the Merger Agreement, the Capital State Board of Directors has agreed to vote their shares in favor of the Merger commensurate with their fiduciary duty to Capital State.

53-310



                 CERTAIN BENEFICIAL OWNERS OF SOUTH BRANCH STOCK


     The following table lists each shareholder of South Branch who is the beneficial owner of more than 5% of South Branch Stock, as of November 30, 1997.





     Title                    Name and Address           Amount and Nature of                          Percent of
    of Class                 Beneficial Ownership        Beneficial Ownership              of Beneficial Ownership
-------------------------------------------------------------------------------------------------------------------
                                                           Direct            Indirect

    Common Stock                 John W. Crites           27,300              23,905                12.42%
    Common Stock                 Jeffrey E. Hott           4,530              16,975                 5.20%



Common Stock


     Share ownership of South Branch directors is set forth below as of November 30, 1997. Directors have sole voting and investment authority of directly owned shares. Indirect shares for each individual director include those owned by spouses and immediate family members, unless otherwise indicated.





            Name of                   Qualifying                        Other Shares
           Beneficial                    Shares                      Beneficially Owned                   Percent of
             Owner                        Owned              Direct                   Indirect            Class**
-------------------------------  ---------------------   -----------------------------------------  -----------------
Oscar M. Bean                             1,000                   6,536                1,738 (4)          2.0%
Donald W. Biller                          1,000                     506                5,120 (9)          1.4%
James M. Cookman                          1,000                      -                 1,161 (7)           .3%
John W. Crites                            1,000                  26,300               23,905 (2)         12.2%
Thomas J. Hawse, III                      1,000                   2,100                   -                .5%
 Phoebe F. Heishman                       1,000                   9,150                1,540 (5)          2.6%
Gary L. Hinkle                            1,000                  11,162                2,400 (8)          3.3%
Jeffrey E. Hott                           1,000                   3,530               16,975 (3)          5.0%
H. Charles Maddy, III                       *                       202                  783 (6)           .2%
Harold K. Michael                         1,000                      38                   -                .0%
Mary Ann Ours                             1,000                   4,121                   -               1.0%
Russell F. Ratliff, Jr.                     *                       950                  838 (6)           .4%
Harry C. Welton, Jr.                      1,000                     840                9,465 (1)          2.5%
                                                               --------              --------         --------
                                                                 65,435               63,925             31.4%
                                                               ========              ========         ========
All directors and executive
officers as a group (14
persons)                                                         65,435               64,348             31.4%
                                                               ========              ========         ========




54-310


*   Director/employee   not   required  to  own  1,000  shares  to  qualify  for
    directorship.
**  Does not include qualifying shares.

(1) All shares indirectly held are owned by the spouses of the named individual.

(2)  All  shares  indirectly  held by Mr.  Crites  are owned by  Allegheny  Wood
     Products,   Inc.  of  which  Mr.  Crites  is  the  president  and  majority shareholder.

(3) 150 shares are owned by Mr. Hott's minor children; 9,725 shares are owned by E. E. Hott, Inc. and 7,100 shares are owned by Franklin Oil Co. (Mr. Hott is vice president of both companies).

(4) 55 shares are owned by Mr. Bean's spouse; 493 shares are owned by Mr. Bean's minor children; 1,190 shares are owned by Mr. Bean's mother for whom he has power of attorney.

(5) 220 shares are owned by Ms. Heishman's spouse; 1,320 shares are owned by minor children.

(6)  Fully vested  shares held on behalf of named  individual  in the  Company's
     ESOP.

55-310


                                   THE MERGER

     The following is a discussion of the material aspects of the proposed transaction. It includes a summary of the terms of the Merger Agreement and is qualified in its entirety by reference to the Agreement, which is attached to this Prospectus/Joint Proxy Statement as Annex A.

GENERAL


     The Boards of Directors of South Branch and Capital State have determined that the Merger is fair to and in the best interests of the stockholders of South Branch and Capital State, respectively. South Branch's Board has unanimously approved the Merger Agreement. Except for Messrs. Maddy, Cookman and Michael, Capital State's Board has unanimously approved the Merger Agreement. Messrs. Maddy, Cookman and Michael abstained from voting because they are also directors of South Branch. Accordingly, the Boards of Directors of South Branch and Capital State recommend that the stockholders of South Branch and Capital State, respectively, vote "FOR" approval of the Merger Agreement.


THE MERGER CONSIDERATION

     In accordance with the terms of and subject to the conditions set forth in the Merger Agreement, Capital State will be merged with and into Capital Interim Bank, Inc. ("Capital Interim Bank"), a wholly owned subsidiary of South Branch which was chartered to facilitate the Merger. Capital Interim Bank will survive the Merger and will assume the name "Capital State Bank, Inc." The Merger Agreement provides that at the Effective Time each outstanding share of Capital State Stock ( not including any shares held by South Branch or a subsidiary thereof other than in a fiduciary capacity or in satisfaction of a debt previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one (1) share of South Branch Stock for each 3.95 shares of Capital State Stock owned, or .2531 shares of South Branch stock for each share of Capital State stock owned.


     No fractional shares of South Branch Stock will be issued in connection with the Merger and, in lieu thereof, Capital State shareholders will be entitled to receive cash for such fractional shares based on an assigned value of $43.50 share which have been derived from the range of market values known to South Branch for the year 1997. See "Comparative Per Share Data." No shareholder will be entitled to dividends, voting rights or any other rights in respect of any fractional shares. If the outstanding shares of South Branch Stock are changed into a different number or class by virtue of any reclassification, split, stock dividend, exchange of shares or similar event, then the Exchange Ratio will be adjusted proportionately. The issuance of South Branch Stock for other corporate purposes, such as for other acquisitions or pursuant to stock option plans, will not result in an adjustment to the Exchange Ratio. From and after the consummation of the Merger, Capital State shareholders who do not exercise dissenter's rights will cease to have any rights with respect to such shares other than the right to receive the Merger Consideration, and such shares will thereafter be deemed canceled and void. The sole rights of such shareholders who do not exercise dissenter's rights will be to receive the Merger Consideration.


EXCHANGE OF CAPITAL STATE STOCK CERTIFICATES

     Each holder of certificates representing shares of Capital State Stock will, upon the surrender to South Branch, or its agent, of such certificates in proper form, be entitled to receive a certificate or certificates representing the number of whole shares of South Branch Stock into which the surrendered certificates shall have been converted by reason of the Merger. Until surrendered for exchange, each outstanding certificate of Capital State Stock shall be deemed for all corporate purposes to evidence the ownership of the full number of shares of South Branch Stock into which such shares have been converted by reason of the Merger.

     Until a Capital State shareholder's outstanding certificates have been surrendered, South Branch may, at its sole discretion, withhold, with respect to such Capital State shareholder, as applicable (i) the certificates representing the shares of South Branch Stock into which such Capital State shares are converted by reason of the Merger; and (ii) the distribution of any and all dividends and payment for fractional shares with respect to the South Branch Stock to which the Capital State shareholder is entitled. Upon the delivery to South Branch of the outstanding Capital State certificates by a Capital State shareholder, there will be delivered to the record holder thereof the certificate representing the shares of the South Branch Stock to which the exchanging Capital State holder is entitled, along with any dividends thereon and any payment for fractional shares, all without interest.


     CERTIFICATES EVIDENCING CAPITAL STATE STOCK SHOULD NOT BE RETURNED TO CAPITAL STATE WITH THE ENCLOSED PROXY AND SHOULD NOT BE FORWARDED UNTIL AFTER RECEIPT OF A LETTER OF TRANSMITTAL WHICH WILL BE PROVIDED TO CAPITAL STATE SHAREHOLDERS BY SOUTH BRANCH, WHICH ACTS AS ITS OWN TRANSFER AGENT, UPON CONSUMMATION OF THE MERGER.

56-310


BACKGROUND OF AND REASONS FOR THE MERGER


                  Capital State. Capital State was formed on the premise that there was a need for a small independent bank serving south central Kanawha County and portions of adjacent Boone and Lincoln Counties. Capital State was viewed as an alternative to the large multi-city and multi-state banks which were increasingly dominating the local market. The organizers believed that a small independent bank could be more responsive to the local community and would be attractive to potential customers.

                  Capital State commenced operations on December 11, 1995. Capital State's Board of Directors implemented the philosophy that Capital State would operate as an independent bank and achieve growth through attracting customers in its market area. Capital State's growth has been consistent with the board's expectations.

                  As a start-up bank, Capital State had no profits from which it could pay dividends during its first year of operations and, because of restrictive state laws and lack of profits it has been clear that no dividends would be paid during its second year of operations. In the absence of dividends, some shareholders were reluctant to continue holding stock which resulted in illiquid stock with a market value fluctuating above and below the original issue price. There was no significant market for Capital State stock. Fred Haddad, who together with his family owned approximately thirty-six percent (36%) of the issued and outstanding stock of Capital State, had expressed an interest in significantly reducing his holdings. However, as noted above, market conditions made it very difficult for Mr. Haddad to reduce his holdings on the open market.

                  It is perceived that because of the substantial block of stock held by Mr. Haddad and his family, most entities interested in acquiring control of Capital State would elect to approach Mr. Haddad to acquire his shares and those of members of his family in the first instance. Individual members of Capital State's board were aware that Mr. Haddad had approached or had been approached by bank holding companies conducting operations in West Virginia concerning the possible acquisition of stock held by Mr. Haddad and his family either independently or incident to a merger. No officer or director of Capital State was consulted concerning those discussions or participated in those discussions. (Mr. Haddad's son, who is and was a director, did not participate in those discussions but did, subsequently, enter into an agreement to sell a significant portion of his stock to South Branch.)

                  Throughout this period, neither Capital State's board of directors nor its officers were approached by any entity evidencing an interest in acquiring Capital state through purchase or merger. Neither Capital State's board nor its officers were aware of the specific negotiations with South Branch until immediately prior to the announcement of the transaction by South Branch. At least one director of Capital State who became aware of Mr. Haddad's intent to sell his stock did make informal inquiries of a bank holding company which he had personal contacts to determine whether there was any interest in discussions to acquire an interest in Capital State, but that contact failed to produce any interest.

                  Following disclosure by South Branch of its purchase of approximately thirty-four percent (34%) of the outstanding stock of Capital State from members of the Haddad family, Capital State's board of directors met and discussed the situation. The board of directors was aware of the significant block of stock held by Ferris, Baker Watts and recognized the prospects that South Branch would elect to acquire that additional stock bringing its total ownership to approximately forty percent (40%). The board of directors discussed the prospect that those acquisitions would lead to a merger proposal and discussed the options.

                  South Branch initially approached Capital State's major shareholder, Fred Haddad, in November, 1996, to express an interest in acquiring his stock in Capital State. Mr. Haddad, who had played a role in Capital State's formation, negotiated with representatives of South Branch for a cash sale of his stock and the stock of his family which sale was consummated on June 17, 1997. South Branch acquired additional stock from Ferris, Baker Watts after negotiations with Mr. Haddad had resulted in an agreement but before the sale was consummated. As a result of those purchases, South Branch owned approximately forty percent (40%) of Capital State's issued and outstanding stock. South Branch opened a dialogue with the directors of Capital State in an effort to acquire Capital State as an independent banking subsidiary of South Branch. Those discussions commenced in mid-1997 and, subsequently, negotiations continued through the date of a letter of intent was executed on July 8, 1997, and culminated in the execution of the Agreement and Plan of Merger on August 8, 1997.

                  The board of directors of Capital State designated its executive committee for the purpose of engaging in negotiations with South Branch. The committee was led by Charles S. Piccirillo, the chairman of the board of Capital State. Other members of the committee were Frank A. Baer, III, Richard E. Heffelfinger, Richard Lee Howard and Frederick L. Haddad, Jr. President Mike Hudnall participated as an ex officio member. The Board of Directors of South Branch designated H. Charles Maddy, III President of South Branch and Oscar M. Bean Chairman of the Board to negotiate with Capital State. Initial negotiations were conducted between committees for both Capital State and South Branch. Those committees established the primary terms of the merger including the exchange ratio, the closing schedule, various covenants and conditions for consummation, and similar matters. Once those terms were embodied in a written agreement, the written agreement was presented to the full board

57-310

of directors. In the case of Capital State, the board advanced a number of proposals for amendment and modification of the agreement with the direction that Charles Piccirillo, acting in behalf of Capital State, negotiate those amendments and modifications with the appropriate representative of South Branch. Ultimately, a mutually acceptable merger agreement was presented and approved by the board of each entity.

                  In negotiating the Merger Agreement, one of the factors Capital State took into consideration was that approximately forty percent (40%) of its stock had previously been purchased by South Branch the majority of which was purchased for a purchase price of $11.00 per share. South Branch argued for a lower value predicated upon the fact that the prior purchases were separately negotiated cash transactions. South Branch made it clear that it was not prepared to make a cash offer for the remaining stock and proposed, in lieu thereof, a stock exchange. Another factor considered by Capital State's board was that a transaction in which South Branch paid cash for the Capital State stock would be taxable, whereas a deal in which there was an exchange of shares could be structured as a tax-free exchange. After extensive negotiations over a period of several weeks, agreement was reached on the final exchange ratio of
3.95 shares of Capital State stock for 1.00 share of South Branch stock or a relative value of $11.00 per share on a per share basis, based on a market value of $43.50 per share of South Branch stock.

                  During the process of negotiations with South Branch, the board of Capital State discussed the possibility of seeking other merger candidates either as an alternative to South Branch or in an effort to increase Capital State's bargaining position. As noted above, an informal contact was made by an individual board member to one or more bank holding companies conducting business in West Virginia but no favorable response was received. Capital State's board recognized that with South Branch holding approximately forty percent (40%) of its issued and outstanding shares, there was no significant probability that another bank would have an interest, except to the extent that it might acquire the shares of South Branch. Capital State's board did, however, recognize that if acceptable terms of a merger could not be reached through negotiations with South Branch, one option was to oppose a merger with the intent of ultimately inducing South Branch to divest itself of Capital State shares.

                  During the period prior to the merger, Capital State explored various opportunities to establish either a drive-in bank or a branch bank facility. Sites in downtown Charleston, West Virginia, were reviewed by Capital State's management and a committee of its board of directors as a possible drive-in location. Ultimately, none of those sites proved acceptable. Additionally, Capital State's board of directors became aware that branch banks operated by competitors which lay within Capital State's market area might become available for sale and made some effort to explore those options, which efforts were ultimately unsuccessful, largely because no branches were offered for sale which, in the judgment of the board and management, were appropriate for acquisition. Neither the board nor Capital State management has considered establishment of a de novo branch or purchase of a branch since the announcement of the proposed merger with South Branch, largely because, in the view of the management of Capital State, no suitable opportunities have become available. Capital State has not contemplated any other acquisition by any other entity.

                  The directors view the transaction as enhancing the value of the investment of Capital State shareholders. Although Capital State will be a subsidiary of a bank holding company, it is anticipated by the Capital State Board that it will operate as a separate bank whose board of directors will consist primarily of local residence. As one of two banking subsidiaries of South Branch, some economies of scale will be realized through shared services and Capital State will be able to more easily participate large loans which are presented to it. The board of directors views the arrangement of having the potential of assuring both the benefits of a small local bank and the benefits of shared services which will reduce overhead.

REASONS FOR THE MERGER - SOUTH BRANCH

     South Branch's Board of Directors believes that the proposed Merger will allow South Branch to combine its resources with Capital State, thereby affording the resulting combined institution better opportunities to compete with other financial and non-financial institutions (including other commercial banks, thrift institutions, finance companies, credit companies, insurance companies and retail stores that maintain their own credit operations) in the market where South Branch and Capital State conduct their business. The Merger will provide South Branch with a presence in the Charleston, West Virginia market and the South Western West Virginia market, which will provide South Branch with an opportunity for growth in such market. Moreover, the affiliation should permit a greater investment in data processing systems, accounting and other support services as well as provide greater economies of scale. Benefits to the combined entity will also be available through the elimination of duplicative expenses. See, "Interests of Certain Persons in the Merger."

58-310


OPINION OF INVESTMENT BANKER TO CAPITAL STATE


     Capital State has retained Berwind Financial, L.P. ("Berwind Financial") to render a fairness opinion in connection with the Merger. Berwind Financial has rendered its Opinion to the Board of Directors of Capital State that, based upon and subject to the various considerations set forth therein, as of October 2, 1997, the consideration to be received in the Merger is fair from a financial point of view, to the holders of Capital State Common Stock whose shares will be exchanged for South Branch shares and remain outstanding after the Merger. Berwind Financial's Opinion does not address any shares of Capital State owned by South Branch on the effective date of the Merger which will be canceled in accordance with the terms of the Agreement.

     The full text of Berwind Financial's Opinion as of the date thereof, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached to this Joint Proxy Statement/Prospectus, is incorporated herein by reference, and should be read in its entirety in connection with this Joint Proxy Statement/Prospectus. The summary of the Opinion of Berwind Financial set forth herein is qualified in its entirety by reference to the full text of such Opinion attached as Annex B to this Joint Proxy Statement/Prospectus.



     Berwind Financial was selected based upon its qualifications, expertise and experience. Berwind Financial has knowledge of, and experience with, West Virginia banking markets and banking organizations operating in those markets and was selected because of its knowledge of, experience with, and reputation in the financial services industry. Berwind Financial, as part of its investment banking business, is engaged regularly in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements, and valuation for various other purposes and in the determination of adequate consideration in such transactions.

     As a condition precedent to the Capital State Merger, Berwind Financial issued its Opinion dated October 2, 1997. The full text of the Opinion which sets forth assumptions made, matters considered and limits on the review undertaken is

59-310

attached as Annex B to this Joint Proxy Statement/Prospectus. No limitations were imposed by Capital State's Board of Directors upon Berwind Financial with respect to the investigations made or procedures followed by Berwind Financial in rendering the Opinion.

     In rendering its Opinion, Berwind Financial: (i) reviewed the historical financial performances, current financial positions and general prospects of
Capital State and South Branch; (ii) reviewed the Merger Agreement ; (iii) studied and analyzed the stock market performance of Capital State and South Branch; (iv) studied and analyzed the consolidated financial and operating data of Capital State and South Branch; (v) considered the terms and conditions of the proposed Merger; (vi) met and/or communicated with certain members of Capital State's and South Branch's senior management to discuss their respective operations, historical financial statements, and future prospects; (vii) reviewed a draft of this Joint Proxy Statement/Prospectus, and (viii) conducted such other financial analyses, studies and investigations as Berwind Financial deemed appropriate.


     In delivering its Opinion, Berwind Financial assumed that in the course of obtaining the necessary regulatory and governmental approvals for the Merger, no restrictions will be imposed on South Branch that would have a material adverse effect on the contemplated benefits of the Merger. Berwind Financial also assumed that there would not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of South Branch after the Merger.

     Berwind Financial relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by and discussed with it for purposes of its Opinion. With respect to Capital State's financial forecasts reviewed by Berwind Financial in rendering its Opinion, Berwind Financial assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Capital State as to the future financial performance of Capital State. Berwind Financial did not make an independent evaluation or appraisal of the assets (including loans) or liabilities of Capital State or South Branch nor was it furnished with any such appraisal. Berwind Financial also did not independently verify and has relied on and assumed that all allowances for loan and lease losses set forth in the balance sheets of Capital State and South Branch were adequate and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements.

60-310


     The following is a summary of material analyses prepared and analyzed by Berwind Financial and presented to the Capital State Board of Directors in connection with the Fairness Opinion.

     Comparable Companies Analysis. Berwind Financial compared selected financial and operating data for Capital State with those of a group of selected banks and bank holding companies with assets less than $50 million, as of the most recent financial period publicly available, headquartered in West Virginia. Financial data and operating ratios compared in the analysis included but were not limited to: return on average assets, return on average shareholders' equity, shareholders' equity to assets ratio and certain assets quality ratios. The analysis showed Capital State's return on average assets was (0.19) percent compared to the group median of .95 percent, its return on average shareholders' equity was (0.54) percent compared to the group median of 9.64 percent, its shareholders' equity to assets ratio was 34.5 percent compared to the group median of 13.1 percent, and its nonperforming assets to total assets ratio was
0.00 percent compared to the group median of 0.18 percent.

     Berwind Financial also compared selected financial and operating data for Capital State with those of a group of selected banks and bank holding companies which began operations subsequent to January 1, 1994 headquartered in Kentucky, Maryland, Ohio, Pennsylvania, Virginia and West Virginia. Financial data and operating ratios compared in the analysis included but were not limited to: return on average assets, return on average shareholders' equity, shareholders' equity to assets ratio and certain asset quality ratios. The analysis showed Capital State's return on average assets was (0.19) percent compared to the group median of .16 percent, its return on average shareholders' equity was (0.54) percent compared to the group median of 1.43 percent, its shareholders' equity to assets ratio was 34.5 percent compared to the group median of 10.8 percent, and its nonperforming assets to total assets ratio was 0.00 percent compared to the group median of 0.00 percent.

     In addition, Berwind Financial compared selected financial and operating data for South Branch with those of a peer group of selected banks and bank holding companies with assets between $100 million and $300 million, as of the most recent financial period publicly available, headquartered in West Virginia. Financial data and operating ratios compared in the analysis of the South Branch Peer Group included but were not limited to: return on average assets, return on average shareholders' equity, shareholders' equity to assets ratio and certain asset quality ratios. The analysis showed South Branch's return on average assets was 1.24 percent compared to the peer group median of 1.26 percent, its return on average shareholders' equity was 13.21 percent compared to the peer group median of 10.59 percent, its shareholders' equity to assets ratio was 8.8 percent compared to the peer group median of 9.9 percent, and its nonperforming assets to total assets ratio was 0.16 percent compared to the peer group median of 0.29 percent.

61-310



     Berwind Financial also compared selected market data for South Branch with those of a peer group of selected banks and bank holding companies whose stock trades on the NASDAQ of AMEX exchanges with assets between $150 million and $200 million and had a return on average assets ratio greater than 1.00 percent, as of the most recent financial period publicly available. The analysis indicated that the per share price of South Branch Common Stock of $43.50, as a percentage of book value and tangible book value per share was 125.5 percent and 126.6 percent, respectively, compared to the peer group medians of 186.0 percent and
205.7 percent, respectively, and such per share price of South Branch's Common Stock as a multliple of latest 12 months' earnings was 11.9x compared to a peer group median of 15.5x.


     Incorporated on September 11, 1995, Capital State is a de novo bank with minimal historic performance. Since inception, Capital State had accumulated operating losses of $346,835 or $.29 per share through June 30, 1997. These losses, which included initial organizational expenses of $.16 per share reduced book value to $9.34 on June 30, 1997 from the initial offering price. Berwind Financial also considered that South Branch had previously purchased approximately 39.4% of the outstanding shares of Capital State primarily from organizers and Directors of Capital State. This purchase significantly reduced the trading liquidity of Capital State and likely would deter other interested parties from pursuing acquisition of Capital State. Accordingly, due to the lack of comparable companies and transactions, Berwind Financial concluded that a review of comparable bank and bank holding company transactions was less relevant.


     Discounted Dividend Analysis. Berwind Financial estimated the present value
     ----------------------------
of the future dividend streams that Capital State could produce over a five year period under earnings growth rates of 40.0%, 50.0%, and 60.0% and also considered the regulatory considerations relating to current dividend payments by a de novo institution. The growth rates reflected management estimates and the relative low level of current profitability of a de novo bank. Berwind Financial also estimated the terminal value for Capital State Common Stock after the five year period by applying a range of earnings multiples (13.0x to 16.0x) to Capital State terminal year earnings. The range of multiples assumed reflected a variety of scenarios regarding the growth and profitability prospects for Capital State. The dividend streams and terminal values were then discounted to present value using discount rates of 15.0% to 20.0%. The discounted dividend analysis indicated a range of values of $2.36 to $6.98 per share.


     Pro Forma Contribution Analysis.  Berwind Financial analyzed the changes in
     -------------------------------
the amount of earnings, book value and dividend presented by one share of Capital State prior to the Merger and .253 shares of South Branch stock after the Merger. The following table highlights the pro forma contribution to Capital State shareholders.


                                               As of or for theYear End            As of or for the Six Months Ended
                                                December 31, 1996                       June 30, 1997
                                            ----------------------------------     ----------------------------------
                                                              Capital State                        Capital State
                                            Capital State     Pro Forma (a),(b)     Capital State   Pro Forma (a),(b),(c)
                                            ----------------------------------     ----------------------------------

Earnings Per Share                           $(.13)               $ .46             $0.00               $.23
Dividend Per Share (d)                        0.00                  .19              0.00                .09
Book Value Per Share                          9.35                 9.24              9.34               9.46


(a)       Pro Forma to reflect equity issued by South Branch on June 17, 1997.


(b) Does not reflect any cost reductions which may become available as a result of the combination.

(c) Estimates reflect origination of certain debt by South Branch on January 1, 1997.

(d) Based on per share dividend payments as opposed to the aggregate value of dividends paid. For a discussion of South Branch's dividend policy and dividend and comparative per share information for the most recent quarter ended September 30, 1997, see "Comparative Stock Prices and Dividends."


In reviewing the pro forma combined earnings, equity and assets of South Branch based on the Merger with Capital State, Berwind Financial analyzed the contribution that Capital State would have made to the combined company's earnings, shareholders' equity and total assets as of and for the period ended June 30, 1997. Berwind Financial also reviewed the percentage of ownership that Capital State would hold in the combined company. The analysis demonstrated that Capital State would have contributed (2.7%) of pro forma earnings, 35.8% of pro forma shareholders' equity, 19.2% of pro forma total assets and 30.8% of total pro forma shares outstanding (ownership) as of and for the six months ended June 30, 1997, with South Branch contributing the balance.


     In connection with rendering its Opinion, Berwind Financial performed a variety of financial analyses. Although the evaluation of the fairness, from a financial point of view, of the consideration to be paid in the Merger was to some extent a subjective one based on the experience and judgment of Berwind Financial and not merely the result of mathematical analysis of financial data, Berwind Financial principally relied on the previously discussed financial valuation methodologies in its

62-310

determinations. Berwind Financial believes its analyses must be considered as a whole and that selecting portions of such analyses and factors considered by Berwind Financial without considering all such analyses and factors could create an incomplete view of the process underlying Berwind Financial's Opinion. In its analysis, Berwind Financial made numerous assumptions with respect to business, market, monetary and economic conditions, industry performance and other matters, many of which are beyond Capital State's and South Branch's control. Any estimates contained in Berwind Financial's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

     In reaching its Opinion as to fairness, none of the analyses performed by Berwind Financial was assigned a greater or lesser weighting by Berwind Financial than any other analysis. As a result of its consideration of the aggregate of all factors present and analyses performed, Berwind Financial reached the conclusion, and opined, that the consideration to be received in the Merger as set forth in the Agreement and Plan of Merger, is fair from a financial point of view to Capital State and its shareholders, whose shares will be exchanged for South Branch shares and remain outstanding after the Merger.

     Berwind Financial's Opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of the date its Opinion was delivered; events occurring after the date of its Opinion could materially affect the assumptions used in preparing its Opinion. Berwind Financial has not undertaken to reaffirm and revise its Opinion or otherwise comment upon any events occurring after the date thereof.

     Pursuant to the terms of the engagement letter dated July 11, 1997, Capital State has paid Berwind Financial $45,000 for delivering its Opinion. Whether or not the Merger is consummated, Capital State has also agreed to indemnify
Berwind Financial and certain related persons against certain liabilities relating to or arising out of its engagement.


     The full text of the Opinion of Berwind Financial dated as of the date of October 2, 1997, which sets forth assumptions made and matters considered, is attached hereto as Annex B . Capital State's shareholders are urged to read the Opinion in its entirety. Berwind Financial's Opinion is directed only to the financial consideration payable with respect to shares of Capital State that will be exchanged for South Branch shares and remain issued and outstanding after the Merger, and does not address any shares owned by South Branch on the effective date of the Merger, which will be canceled in accordance with the terms of the Agreement. Our opinion does not constitute a recommendation to any holder of Capital State Common Stock as to how such holder should vote at the Capital State Special Meeting.

     THE FOREGOING PROVIDES ONLY A SUMMARY OF THE OPINION OF BERWIND FINANCIAL AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THAT OPINION, WHICH IS SET FORTH IN ANNEX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS.


EFFECT ON THE CORPORATE PARTIES

     Subject to the terms and conditions set forth in the Merger Agreement, Capital State will merge with and into Capital Interim Bank and operate under the name of "Capital State Bank, Inc." which will survive the Merger.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES


                  General. The following is a summary description of the material federal income tax consequences of the Merger to shareholders of Capital State. This summary is not a complete description of all of the consequences of the Merger and, in particular, may not address federal income tax considerations that may affect the treatment of a shareholder which, at the Effective Time, already owns some South Branch Stock, is not a U.S. citizen, is a tax-exempt entity or an individual who acquired Capital State Stock pursuant to an employee stock option, or exercises some form of control over Capital State. In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. Consequently, each shareholder of Capital State is urged to consult a tax advisor as to the specific tax consequences of the transaction to that shareholder. The following discussion is based on the Code, as in effect on the date of this Prospectus/Joint Proxy Statement, without consideration of the particular facts or circumstances of any holder of Capital State Stock. There are certain conditions that must be met in order for the transaction to result in the tax consequences described herein and in the opinion. For example, in order for the Merger to qualify as a tax-free reorganization, shareholders of Capital State may not sell, exchange or otherwise dispose of a number of shares of South Branch Stock received in the transaction that would reduce the Capital State shareholders' ownership of South Branch Stock to a number of shares having a value, as of the date of the Merger, of less than fifty per cent (50%) of the value of all formerly outstanding stock of Capital State as of the date of the Merger. In making this determination, shares of Capital State Stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of South Branch and the shares currently owned by South Branch will be treated as outstanding stock of Capital State on the date of the Merger. The full text of the opinion is attached to this Prospective Joint Proxy Statement at Annex D. This summary is qualified in its entirety by reference to the more detailed discussion in the attached opinion.

63-310


     The Merger.  Capital State has received an opinion from Bowles Rice McDavid
     ----------
Graff & Love, P.L.L.C., special counsel to Capital State, to the effect that, assuming the Merger is consummated, the material federal income tax consequences of the Merger to the shareholders of Capital State will be as follows:

     No gain or loss will be recognized to shareholders of Capital State upon the exchange of their Capital State Stock solely for shares of South Branch Stock (excluding cash received for any fractional share interest to which they may be entitled) pursuant to the Merger. The basis of the South Branch Stock to be received by a Capital State shareholder receiving solely South Branch Stock will be the same as his or her basis in the Capital State Stock surrendered in exchange therefor. The holding period of the shares of South Branch Stock to be received by a Capital State shareholder receiving solely South Branch Stock will include the period during which such Capital State shareholder held the Capital State Stock surrendered in exchange therefor, provided the surrendered Capital State Stock was held by such shareholder as a capital asset on the date of the Merger.


     Shareholders of Capital State will receive cash in lieu of a fractional share of South Branch Stock and such fractional share interest will be treated as if the shareholders actually received the fractional share from South Branch and then South Branch redeemed it for cash. Such cash payments will be treated by the former Capital State shareholders as having been received as full payment in exchange for the fractional share interests so redeemed. Gain or loss will be realized and recognized by each such Capital State shareholder equal to the difference between the amount of cash received for the fractional share and the tax basis of the fractional share. If the fractional share is a capital asset in the hands of a Capital State shareholder, then the gain or loss recognized will constitute a capital gain or loss. If it is not a capital asset in the hands of a Capital State shareholder, then it is ordinary gain or loss.

     The receipt of cash for shares of Capital State Stock pursuant to the exercise of dissenters' rights will be a taxable transaction. A Capital State shareholder who exercises dissenters' rights and consequently receives cash for his or her shares will be treated as receiving cash in redemption of such shares. Such a dissenting shareholder ordinarily will recognize gain or loss equal to the difference between the amount of cash received and such shareholder's basis in the shares, and such gain or loss generally will be a capital gain or loss if the shares are held as a capital asset. The application of constructive ownership rules under section 318 of the Code, under certain circumstances, could result in the entire amount of cash received being taxed as a dividend. Any Capital State shareholder considering the exercise of dissenters' rights is urged to consult his or her tax advisor about the tax consequences of receiving cash giving consideration to his or her particular circumstances.


     Each party's obligation to effect the Merger is conditioned on the delivery of an opinion to Capital State from Bowles Rice McDavid Graff & Love, P.L.L.C., with respect to the foregoing federal income tax consequences of the Merger. Such opinion will be dated as of October 14, 1997, based upon certain customary representations and assumptions set forth therein, with respect to certain federal income tax consequences of the Merger.

     THE MERGER MAY HAVE CONSEQUENCES AFFECTING TAXES OTHER THAN THE FEDERAL INCOME TAX CONSEQUENCES DISCUSSED ABOVE. SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING ALL TAX CONSEQUENCES OF THE CONSUMMATION OF THE MERGER AS IT RELATES TO THEIR OWN CIRCUMSTANCES, INCLUDING BUT NOT LIMITED TO CONSEQUENCES UNDER FEDERAL, STATE AND LOCAL INCOME TAX AND OTHER TAX LAWS.




CONDITIONS TO CONSUMMATION OF THE MERGER

     The Merger Agreement provides that consummation of the Merger is subject to the satisfaction of certain conditions, or the waiver of such conditions by the party or parties entitled to do so, at or before the Effective Time. Each of the parties' obligations under the Merger Agreement is subject to the following conditions: (i) Before the closing, Capital State and South Branch shall each have obtained the approval, ratification and confirmation of the Merger Agreement and the transactions contemplated herein by the requisite vote of its shareholders, as required by law and by any applicable provision of its articles of incorporation and bylaws in the case of Capital State, and as required by the decision of the Board of Directors in the case of South Branch; (ii) South Branch shall have caused the organization and chartering of Capital Interim Bank and Capital Interim Bank shall have executed the Adoption Agreement; (iii) no order to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated in the Merger Agreement shall have been entered by any court or administrative body which remains in effect on the Merger Effective Date; (iv) there shall have been obtained by the Merger Effective Date any and all permits, approvals and consents of every governmental body or agency which are necessary or appropriate so that consummation of the transactions contemplated in this Agreement shall be in compliance with all applicable laws, including, without limitation, those with respect the FDIC, the Board of Banking and Financial Institutions and any other regulator with jurisdiction over the transactions; (v) all of the representations and warranties of the parties contained in the Merger Agreement shall be true in all material respects at and as of the Merger Effective Date with the same force and effect as if they had been made at and as of such dates (except for changes contemplated and permitted by the Merger Agreement or otherwise consented to in writing by the appropriate party to the Merger Agreement) and each party shall have complied with and performed, in all material respects, all of the agreements contained in this

64-310

Agreement to be performed by it at or before the Merger Effective Date. At the Closing, each party shall have received from the other party to this Agreement, a certificate, in affidavit form, dated as of the date of the Closing, signed by such party's chief executive officer and chief financial officer, certifying that the foregoing statements made in this section are true and correct to the best of their knowledge and belief; (vi) the Registration Statement to be filed by South Branch with the Securities and Exchange Commission shall be declared effective on or before the date of the Closing. No order suspending the effectiveness thereof shall have been issued which remains in effect on the date of the Closing, and no proceedings for that purpose shall, before the Closing, shall have been initiated or, to the best knowledge of South Branch, threatened. All state securities and "blue sky" permits or approvals required to carry out the transactions contemplated in the Merger Agreement shall have been received to permit free trading of the South Branch stock issued to the non-affiliate Capital State shareholders; (vii) South Branch and Capital State shall each execute mutually agreed upon confidentiality agreements; and (viii) all criteria to assure the tax-free exchange of Capital State stock for South Branch stock must be met.


     In addition to the foregoing conditions, the obligations of South Branch under the Merger Agreement are conditioned upon (i) receipt by South Branch of an opinion of counsel for Capital State dated as of the Merger Effective Date. The exact requirement can be found in Section 4.2 of the Merger Agreement which is attached hereto as Annex A. (ii) receipt by South Branch of an agreement, executed and delivered by each shareholder of Capital State who, in the reasonable opinion of South Branch, may be deemed an affiliate of Capital State as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission. A sample of such Affiliates Agreement can be found as Exhibit D to the Merger Agreement which is Annex A of the proxy material. (iii) South Branch must have the opportunity to conduct a due diligence investigation into various aspects of Capital State's operations; (iv) as of the Merger Effective Date, South Branch, in its sole discretion, must be satisfied with the adequacy of the then existing level of Capital State's loan loss reserve and with the sufficiency of the write-downs and charge-offs in the loan portfolio, such level and sufficiency to be consistent with the requirements of any regulators and prudent banking practices. In addition, Capital State must reserve for all contingencies in a manner consistent with the requirements of the regulators and prudent banking practices; and (v) the shareholders of South Branch shall have approved an increase in the authorized but unissued shares of South Branch sufficient to permit South Branch to issue the shares contemplated to be issued as Merger Consideration.

     In addition to the other conditions set forth above, Capital State's obligations under the Agreement are conditioned upon (i) receipt by Capital State of the opinion of counsel to South Branch. The exact requirement can be found in Section 4.3 of the Merger Agreement. (ii) on or before the Closing, receipt by Capital State of an opinion from Bowles Rice McDavid Graff & Love, P.L.L.C., Charleston, West Virginia in a form reasonably satisfactory to Capital State's counsel concerning the tax consequences of the transaction; (iii) Capital State must have the opportunity to conduct a due diligence investigation into various aspects of South Branch's operations; and (iv) the board and shareholders of Capital State shall have received the opinion of Berwind Financial, L.P. that the transaction is fair, from a financial perspective, to the shareholders of Capital State.

     As of the date of these proxy materials, the following conditions have been met: (i) South Branch has caused the organization and chartering of Capital Interim Bank and Capital Interim Bank has executed the Adoption Agreement; (ii) South Branch and Capital State have each executed mutually agreed upon confidentiality agreements; (iii) South Branch and Capital State have each satisfactorily concluded its respective due diligence investigation; (iv) Capital State shareholders have received an opinion of counsel from Bowles Rice McDavid Graff & Love, P.L.L.C. concerning the tax consequences of the transaction. The Bowles Rice opinion is attached hereto as Annex D and (v) the Board and shareholders of Capital State have received the opinion of Berwind Financial, LP that the transaction is fair from a financial perspective, to the shareholders of Capital State. Berwind Financial's opinion is attached hereto as Annex B.




REGULATORY APPROVALS

     Consummation of the Merger is subject to prior receipt of all required approvals, consents or waivers of the Merger and the Bank Merger by all applicable federal and state regulatory authorities. In order to consummate the Merger and the Bank Merger, South Branch and Capital State must obtain the prior consent, approval or waiver, as applicable, of the FRB, the FDIC and the West Virginia Board of Banking and Financial Institutions (the "West Virginia Board").

     The Merger is subject to the prior approval of the FRB under the BHCA and the Bank Merger is subject to the prior approval of the FDIC under the Bank Merger Act provisions of the Federal Deposit Insurance Act ("BMA"). Pursuant to the applicable provisions of the BHCA and the BMA, the FRB may not approve the Merger and the FDIC may not approve the Bank Merger if (i) such transaction would result in a monopoly or would be in furtherance of any combination or conspiracy or monopolize or attempt to monopolize the business of banking in any part of the United States; or (ii) the effect of such transaction, in any section of the country, may be to substantially lessen competition, or tend to create a monopoly, or in any other manner to restrain trade, in each case unless the FRB or the FDIC, as applicable, finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interests by the probable effect of the transaction in meeting the convenience and needs of the community to be served. In conducting its review of any application for approval, each of the FRB and the FDIC is required to consider whether the financial and managerial resources of the acquiring bank holding company and acquiring bank are adequate (including consideration by a variety of means of the competence, experience and integrity of the applicant's directors, officers and principal stockholders and compliance with, among other things, fair lending laws). Each of the FRB and the FDIC has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the acquiring organization does not meet the requirements of the Community Reinvestment Act of 1977, as amended.

65-310


     Each of the BHCA and the BMA provides that a transaction approved by the applicable federal banking agency generally may not be consummated until 30 days after approval by such agency. If the U.S. Department of Justice and the relevant agency otherwise agree, this 30-day period may be reduced to as few as 15 days. During such period, the U.S. Department of Justice may commence a legal action challenging the transaction under the antitrust laws. The commencement of an action would stay the effectiveness of the approval of the federal banking agency unless a court specifically orders otherwise. If, however, the U.S. Department of Justice does not commence a legal action during such waiting period, it may not thereafter challenge the transaction except in an action commenced under Section 2 of the Sherman Antitrust Act.

     The approval of the WV Board also is required for consummation of the Merger. Under West Virginia law, the WV Board will not approve an application for such a transaction unless it determines, after a consideration of all relevant evidence, that it would contribute to the financial strength and success of the applicant and promote the convenience and needs of the public. The WV Board will also consider the record of performance of the parties in serving the credit needs of the communities in which they have operated in the past. The factors to be considered by the WV Board in this regard are substantially similar to those to be considered by federal banking agencies, as discussed above.


     Applications have been filed with applicable regulatory authorities for approval of the Merger. Although neither South Branch nor Capital State is aware of any basis for disapproving the Merger, there can be no assurance that all requisite approvals will be obtained, that such approvals will be received on a timely basis or that such approvals will not impose conditions or requirements which, individually or in the aggregate, would (i) result in a material adverse effect on the financial condition, results of operations, business or prospects of South Branch on a consolidated basis or (ii) reduce the economic or business benefits of the transactions contemplated by the Agreement to South Branch in so significant a manner that South Branch, in its reasonable judgment, would not have entered into the Merger Agreement. If any such condition or requirement is imposed, the Merger Agreement permits the Board of Directors of South Branch to terminate the Merger Agreement.

                  As of the date of these proxy materials, the Merger has been approved by the FRB and the WV Board.


BUSINESS PENDING THE MERGER

     Pursuant to the Merger Agreement, Capital State has agreed that between the date of the Merger Agreement and the Merger Effective Date, it will:

          (a) take no action, and not permit any action to be taken, which will have a material adverse effect upon Capital State, or its properties, financial condition, businesses or operations, including, without limitation, the commencement of any new branch banking operation;

          (b) take no action or do anything (i) which will cause Capital State to be, as of the Merger Effective Date, in violation of any of their representations, warranties, covenants and agreements contained in the Merger Agreement or (ii) which will materially and adversely affect the consummation of the transactions contemplated in the Merger Agreement;

          (c) take no action to reclassify or alter Capital State's authorized stock, to issue shares of capital stock, debt instruments, or other securities or to amend the Articles of Incorporation or Bylaw;

          (d) not pay or declare any dividend or make any other distribution in respect of Capital State's shares of common stock or acquire for value any of such shares or pay any dividend, except as permitted herein;

          (e) take no action, and not permit any action to be taken, to mortgage, pledge or subject to any lien or any other encumbrance on any of Capital State's material assets, to dispose of any material assets, or to incur or cancel any material debt or claim, except in the ordinary course of business as heretofore conducted;

          (f) afford to the officers, attorneys, accountants, and other authorized representatives of South Branch full access to the respective properties, books, tax returns and records of
                    Capital  State,   during  normal  business  hours  and

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                    upon  reasonable  request,  in order that they may make such investigations of the affairs of Capital State as South Branch deems necessary or advisable;

          (g) promptly advise South Branch of any material adverse change in the financial condition, assets, businesses or operations of Capital State and any material breach of any representation, warranty, covenant or agreement made by Capital State in the Merger Agreement;

          (h) maintain in full force and effect adequate fire, casualty, public liability, employee fidelity and other insurance coverage in accordance with prudent practices to protect Capital State against losses for which insurance protection can be obtained at reasonable cost;

          (i) take no action, and take such reasonable steps as are practicable to avoid any action to be taken, to change the senior management of Capital State, to increase any compensation, benefits, or fees payable by Capital State to their respective directors and officers, employees, or former employees, or to increase any loans, insurance, pension or other employee benefit plan, payment or arrangement for such officers, directors, employees, except as provided herein. Notwithstanding the foregoing, upon the prior approval of South Branch, Capital State may pay to its directors reasonable directors fees;

          (j) take no action (i) to acquire, or to be acquired by, to merge or merge with any company or business, to sell substantially all of Capital State's assets, or similar transaction other than pursuant to the provisions of the Merger Agreement, or (ii) to acquire any branch, or, except in the ordinary course of business, any material assets of any other company or business;

          (k) take no material action, and not permit any material action to be taken, whatsoever with respect to its properties, assets, businesses or operations, other than in the ordinary course of its business;

          (l) continue to fund the loan loss reserve consistent with current practice so that as of the Merger Effective Date it is not less than $230,000, less any amounts recovered from previously charged-off loans; and in addition Capital State agrees that it will (i) properly and timely charge-off any loan losses, as required by any applicable regulatory agency and prudent banking practices, and (ii) at the time of any such charge-off, Capital State will make a provision to the loan loss reserve equal to the amount of the loss, less the specific amount allocated in the reserve, if any, relating to the charged-off loan (such specific amounts having been previously identified in writing by loan and amount). The requirements of this subparagraph (l) are qualified in that Capital State is not obligated to take the actions set forth if such action will cause Capital State to report a loss in any quarter; in such case Capital State shall fulfill the foregoing requirements to the extent possible without producing a loss. The requirements of this subparagraph shall not be construed to preclude the payment of bonuses otherwise expressly authorized herein;

          (m) make no loans including but not limited to any extension, renewal, modification or refinancing of an existing loan, in excess of $150,000 without South Branch's prior written consent, which will not be unreasonably withheld; and

          (n) not sell, trade or purchase any securities in its investment portfolio without prior consent of South Branch's Treasurer, which will not be unreasonably withheld.

     South Branch, as a bank holding company, in the normal conduct of its business, may acquire other banks or bank holding companies or engage in certain nonbanking activities which are closely related to banking, all as permitted under federal and state law. Accordingly, South Branch may continue to seek and consider such opportunities and will not be restrained from doing so by the terms of the Merger Agreement. In the event that South Branch should reach an understanding with another entity regarding a merger, purchase or consolidation, South Branch may proceed with a merger, purchase or consolidation concurrently with the acquisition by merger contemplated by the Agreement.

     Notwithstanding the foregoing, unless the prior written consent of Capital State is obtained between the date of the Merger Agreement and the Effective Time of the Merger, South Branch will:

          (a) take no action, and not permit any action to be taken, by it or its subsidiary, which will have a material adverse effect upon its properties, financial condition, businesses or operations;

          (b) take no action or do anything (i) which will cause it to be in violation of its representations, warranties, covenants and agreements contained in this Agreement or (ii) which will materially and adversely affect the consummation of the transaction contemplated in this Agreement;

67-310

          (c) promptly advise Capital State of any material adverse change in the financial condition, assets, businesses or operations of South Branch and any breach of any representation, warranty, covenant or agreement made by South Branch in this Agreement;

          (d) maintain in full force and effect adequate fire, casualty, public liability, employee fidelity and other insurance coverage in accordance with prudent practices to protect fully South Branch and its subsidiary against losses for which insurance protection can reasonably be obtained; and

          (e) afford to the officers, attorneys, accountants, and other authorized representatives of Capital State full access to the respective properties, books and records of South Branch, during normal business hours and upon reasonable request, in order that they may make such investigations of the affairs of South Branch as it deems necessary or advisable.

     South Branch and Capital State to and their respective affiliates have agreed to use all information that each obtains from the other pursuant to the Merger Agreement solely for the effectuation of the transactions contemplated by the Merger Agreement or for purposes consistent with the intent of the Merger Agreement, and shall not use any of such information for any other purpose, including, without limitation, the competitive detriment of any party. Each of the parties to the Merger Agreement and their respective affiliates shall maintain as strictly confidential all information it learns from another of the parties to the Merger Agreement and shall, at any time, upon request, return promptly all documentation provided or made available to third parties. Each of the parties may disclose such information to its respective affiliates, counsel, accountants, tax advisers, and consultants.

EFFECTIVE TIME OF THE MERGER; TERMINATION AND AMENDMENT

     The Effective Time of the Merger shall be the date and time of the filing of articles of merger with the Secretary of State of West Virginia, unless a different date and time is specified as the effective time in such articles of merger and certificate of merger. The Effective Time shall be as set forth in such articles of merger and certificate of merger, which will be filed only after the receipt of all requisite regulatory approvals of the Merger and the Bank Merger, approval of the Merger Agreement by the requisite vote of South Branch shareholders and Capital State shareholders and the satisfaction or waiver of all other conditions to the Merger and the Bank Merger.

     The Merger Agreement may be terminated, either before or after approval by the shareholders of Capital State and South Branch, as follows:


          (a) By mutual consent of the Board of Directors of South Branch and Capital State as evidenced by a majority vote of each of their respective Boards of Directors; or

          (b) By South Branch if any of the conditions required to be satisfied by Capital State specified in Sections 4.1 and 4.2 of the Merger Agreement shall not have been satisfied within the time contemplated by this Agreement for consummation of this transaction; or

          (c) By Capital State if any of the conditions required to be satisfied by South Branch specified in Section 4.1 and 4.3 of the Merger Agreement shall not have been satisfied within the time contemplated by this Agreement for consummation of the transactions; or

          (d) By any party if the Merger will violate any nonappealable final order, decree or judgment of any court of governmental body which binds any party.


                  In any event, the obligations of the parties under this Agreement shall terminate March 31, 1998, if the Closing have not occurred before that date, unless the parties hereto mutually agree in writing to an extension of the time within which to close.


     The Agreement may be amended by mutual consent of the Board of Directors of South Branch and Capital State, evidenced by a majority vote of each of their respective Boards of Directors, at any time before or after approval thereof by the shareholders; but, after any such shareholder approval, no amendment shall be made to this Agreement which substantially and adversely changes the terms of the particular agreement without obtaining the further approval of the respective shareholders of that party. The Agreement may not be amended except by an instrument in writing duly executed by the appropriate officers on behalf of each of the parties hereto.

68-310

INTERESTS OF CERTAIN PERSONS IN THE MERGER


     Directors and officers of Capital State beneficially own 56,770 shares or 4.7% of Capital State Stock as of November 30, 1997.

     All of Capital State's directors and officers will, as a result of the Merger, obtain an equity interest in South Branch after the Merger. Each of them will receive the same number of shares of South Branch stock for each share of Capital State stock owned by them as every other Capital State shareholder. See, "Certain Beneficial Owners of Capital State Stock." Certain affiliates of Capital State will, however, be subject to certain restrictions on resale of South Branch stock received by them pursuant to the Merger. See, "Resale Restrictions." As of the date of these proxy materials, the value of South Branch stock to be received by directors and executive officers of Capital State based on a market value of $43.50 per share is $624,747.

    Certain members of the Board of Directors of Capital State who are executive officers of Capital State may be deemed to have interests in the Merger in addition to their interests as stockholders generally, as discussed below. The Board of Directors of Capital State was aware of these factors and considered them, among other matters, in approving the Agreement and the transactions contemplated thereby.


                  Pursuant to the Merger Agreement, South Branch has agreed to appoint to the Board of Directors of South Branch three representatives from Capital State, to be selected by Capital State and approved by South Branch. Capital State is entitled to one (1) director in each class of directors of South Branch's staggered board. Such directors shall be appointed to fill vacancies created by the Board of Directors of South Branch until their terms expire. As of the date of these proxy materials, these three representatives have not been determined. Such determination will be made after consummation of the Merger.


     In addition, Messrs. Maddy, Cookman and Michael serve as members of the Board of Directors of both South Branch and Capital State and each respectively owns 800, 500 and 500 shares of Capital State stock. Mr. John W. Crites and Mr. Gary L. Hinkle are directors of South Branch and each respectively own 5,000 and 4,307 shares of Capital State stock. Messrs. Maddy, Cookman and Michael abstained from the vote by Capital State's Board of Directors on the Merger because they are also directors of South Branch.


RESALE OF SOUTH BRANCH STOCK

     The South Branch Stock issued pursuant to the Merger will be freely transferable under the Securities Act, except for shares issued to any Capital State shareholder who may be deemed to be an affiliate of South Branch for purposes of Rule 144 promulgated under the Securities Act ("Rule 144") or an affiliate of Capital State for purposes of Rule 145 promulgated under the Securities Act ("Rule 145") (each an "Affiliate"). Affiliates will include persons (generally executive officers, directors and 10% shareholders) who control, are controlled by or are under common control with (i) South Branch or Capital State at the time of the Capital State Special Meeting or (ii) South Branch at or after the Effective Time.

     Rules 144 and 145 will restrict the sale of South Branch Stock received in the Merger by Affiliates and certain of their family members and related interests. Generally speaking, during the one year following the Effective Time, those persons who are Affiliates of South Branch at or following the Effective Time, may publicly resell any South Branch Stock received by them in the Merger, subject to certain limitations as to, among other things, the amount of South Branch Stock sold by them in any three-month period and as to the manner of sale. After the one-year period, such Affiliates may resell their shares without such restrictions so long as there is adequate current public information with respect to South Branch as required by Rule 144. Persons who are Affiliates of South Branch after the Effective Time may publicly resell the South Branch Stock received by them in the Merger subject to similar limitations and subject to certain filing requirements specified in Rule 144.

     The ability of Affiliates to resell shares of South Branch Stock received in the Merger under Rule 144 or 145 as summarized herein generally will be subject to South Branch's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates also would be permitted to resell South Branch Stock received in the Merger pursuant to an effective registration statement under the Securities Act or another available exemption from the Securities Act registration requirements. This Prospectus/Joint Proxy Statement does not cover any resales of South Branch Stock received by persons who may be deemed to be Affiliates of South Branch or Capital State in the Merger.

EXPENSES OF THE MERGER

     The Merger Agreement provides that each party thereto shall each bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by the Merger Agreement, including fees and expenses of its own financial consultants, accountants and counsel.

ACCOUNTING TREATMENT


     Under generally accepted accounting principles, it is anticipated that the Merger will be accounted for under the purchase method of accounting. Accordingly, the assets and liabilities of Capital State will be reflected in the consolidated financial statements of South Branch based upon their fair values as of the effective date of the merger. The results of operations of Capital State will be reflected in the consolidated financial statements of South Branch for all periods subsequent to the effective date of the merger. Under the purchase method of accounting, the excess purchase price paid over the fair value of assets acquired (goodwill) will be amortized as an expense over the period estimated to be benefited. Based upon preliminary estimates and assumptions, the excess purchase price paid over the fair value of the net assets acquired would have approximated $1,967,000 if the Merger had been consummated as of September 30, 1997. The goodwill recognized is expected to be amortized over a period of 15 years using the straight-line method.

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                      COMPARISON OF SHAREHOLDERS' RIGHTS

     South Branch is a West Virginia corporation subject to the provisions of the WVCA and Capital State is a West Virginia corporation subject to the provisions of the WVCA. Upon consummation of the Merger, shareholders of Capital State will become shareholders of South Branch and their rights as shareholders of South Branch will be governed by the Articles of Incorporation ("Articles") and Bylaws of South Branch and the WVCA.

     THE FOLLOWING SUMMARY IS NOT INTENDED TO BE A COMPLETE STATEMENT OF THE DIFFERENCES AFFECTING THE RIGHTS OF CAPITAL STATE'S SHAREHOLDERS, BUT RATHER SUMMARIZES THE MORE SIGNIFICANT DIFFERENCES AFFECTING THE RIGHTS OF SUCH SHAREHOLDERS AND CERTAIN IMPORTANT SIMILARITIES; THE SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ARTICLES AND BYLAWS OF SOUTH BRANCH, THE CERTIFICATE OF INCORPORATION AND BYLAWS OF CAPITAL STATE AND APPLICABLE LAWS AND REGULATIONS.

AUTHORIZED CAPITAL STOCK

     Capital State. Capital State's Certificate of Incorporation  authorizes the
     -------------
issuance of up to 1,200,000 shares of Capital State Stock, of which 1,200,000 were outstanding as of the Capital State Record Date.


     South  Branch.  South  Branch's  Articles  authorize  the issuance of up to
     -------------
600,000 shares of South Branch Stock, of which 412,827 shares are outstanding as of the South Branch Record Date. If the proposal to increase the authorized capital stock of South Branch is approved, South Branch will have authorized capital stock of 2,000,000 shares with a par value of $2.50 each.


ISSUANCE OF CAPITAL STOCK


     South Branch and Capital  State.  Under the WVCA,  South Branch and Capital
     -------------------------------
State may each issue shares of capital stock or rights or options for the purchase of shares of capital stock of South Branch on such terms and for such consideration as may be determined by the Board of Directors of South Branch and Capital State. Neither the WVCA nor the Articles and Bylaws of South Branch require shareholder approval of any such actions. Shareholder approval of stock-related compensation plans also may be sought in certain instances in order to qualify such plans for favorable federal income tax and securities law treatment under current laws and regulations.


VOTING RIGHTS

     South  Branch and  Capital  State.  Each share of South  Branch and Capital
     ---------------------------------
State Stock is entitled to one vote per share on all matters properly presented at meetings of respective shareholders. Pursuant to the WVCA and the West Virginia Constitution, holders of South Branch Stock and Capital State Stock have cumulative voting rights in elections of directors. Cumulative voting enables each shareholder to give one nominee for director as many votes as is equal to the total number of nominees multiplied by the number of shares voted, or to distribute such votes on the same basis among two or more nominees.

DIVIDENDS AND OTHER DISTRIBUTIONS

     South Branch and Capital  State.  The WVCA  generally  provides  that South
     -------------------------------
Branch and Capital State may each pay dividends in cash or property out of unreserved and unrestricted earned surplus. Only under certain very limited circumstances could either Capital State or South Branch distribute from capital surplus.

70-310
     South Branch is a legal entity separate and distinct from its banking subsidiary, South Branch Valley National Bank. South Branch's principal source of revenue for general corporate purposes, such as the payment of dividends on South Branch Stock, consists of dividends from South Branch's banking subsidiary. The payment of dividends by a bank holding company such as South Branch is subject to various regulatory requirements, such as the maintenance of adequate capital in accordance with the requirements of applicable laws and regulations. For example, the Federal Deposit Insurance Act generally prohibits an undercapitalized depository institution from paying dividends. In addition, if, in the opinion of the applicable federal banking agency, a bank holding company or a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the institution, could include the payment of dividends), such authority may require, after notice and hearing, that such organization cease and desist from such practice. The federal banking agencies also have issued policy statements which provide that bank holding companies and insured depository institutions should generally only pay dividends out of current operating earnings.

Dividends paid by Capital State are subject to restrictions by banking regulations. The most restrictive provision requires approval by the regulatory agency if dividends in any year exceeds the year's net income, as defined, plus the retained net profits of the two preceding years. Since Capital State has a net deficit, there are no net retained profits available for distribution.

TERMS AND SIZE OF BOARD OF DIRECTORS

     South Branch.  The Articles of  Incorporation  of South Branch provide that
     ------------
the number of directors shall be not less than nine (9) nor more than twenty-one
(21). Pursuant to the Articles of Incorporation of South Branch, the Board of Directors of South Branch is divided into three classes as nearly equal in number as possible and approximately one-third of the directors are elected annually to serve three-year terms. The Articles of Incorporation also provide that the number may be increased or decreased by an amendment to the Articles of Incorporation.


     Capital  State.  The Bylaws of  Capital  State  provide  that the number of
     --------------
directors shall not be less than five (5) nor more than twenty-five (25). The Bylaws of Capital State also provide that the number of directors shall be fixed by a resolution of the shareholders at an Annual or Special Meeting. Directors of Capital State serve a one-year term.

DIRECTOR VACANCIES AND REMOVAL OF DIRECTORS

     South Branch.  South Branch's  Articles of  Incorporation  provide that any
     ------------
vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled by a majority vote of the directors then in office, or by a sole remaining director, and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until his or her successor shall have been elected and qualified.

     South Branch's Articles of Incorporation also provide that any director may be removed from office only with cause. "Cause" is construed to exist only if
(i) the director whose removal is proposed has been convicted, or where a director was granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has been adjudicated by a court of competent jurisdiction to be liable for negligence, or misconduct, in the performance of his duty to the Corporation and such adjudication is no longer subject to direct appeal; (iii) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects his or her ability as a director of the Corporation; (iv) such director ceases to fulfill the qualification requirements for a director of a West Virginia bank holding company; or (v) such director's actions or failure to act have been determined by a majority of the board of directors to be in derogation of the director's duties.

     Capital State. Capital State's Bylaws provide that any vacancy occurring in
     -------------
the Board of Directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum is present, and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until his or her successor shall have been elected and qualified.

     Removal of directors is governed by the WVCA, which provides that one or more directors, or the entire board, may be removed, with or without cause, by the shareholders at a meeting called for that purpose by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

SHAREHOLDER NOMINATIONS

     South  Branch.  South  Branch's  Articles  of  Incorporation  provide  that
     -------------
shareholder nominations of directors must be made in writing, signed by the shareholder and delivered or mailed to the President no later than thirty (30) days from the date the notice of meeting of shareholders was mailed, provided however that if less than thirty (30) days notice of the meeting is given

71-310

to shareholders, such nomination shall be mailed or delivered to the President of South Branch no later than the fifth (5th) day following the day on which notice of meeting was mailed.

     Capital  State.  Capital  State's  Bylaws  do not  provide  procedures  for
     --------------
shareholder nominations.

SPECIAL MEETINGS OF SHAREHOLDERS

     Capital State.  Capital  State's  Bylaws  provide that special  meetings of
     -------------
Capital State shareholders may be called by the Board of Directors, the Chairman, the President or the holders of not less than one-tenth (1/10th) of the Capital State stock outstanding.

     South Branch.  South Branch's Bylaws provide that special meetings of South
     -------------
Branch shareholders may be called by the Board of Directors, the President, or the holders of not less than one-tenth (1/10th) of the South Branch Stock outstanding.

SHAREHOLDERS' RIGHT TO EXAMINE BOOKS AND RECORDS

     South Branch and Capital State.  Neither South Branch nor Capital State has
     ------------------------------
a bylaw provision or a provision in its Articles of Incorporation relating to the right of a shareholder to examine books and records. The WVCA provides that any shareholder, after having been a shareholder for six months, or the owner of five percent of South Branch Stock, without regard to the length of ownership, may, upon written demand, for any proper purpose, inspect the relevant books and records and make extracts therefrom. The WVCA also affords legal remedies to a shareholder improperly denied access, including a penalty equal to ten percent of the value of the shares held by the shareholder.

AMENDMENT OF GOVERNING INSTRUMENTS, IMPACT OF ANTITAKEOVER PROVISIONS


     South  Branch.  As addressed  more  specifically  herein,  Article X of the
     -------------
Articles of Incorporation of South Branch contain antitakeover provisions, including among others, a super-majority voting provision with respect to certain business combinations, a fair price provisions for certain business combinations, and a staggered board and related board provisions. These antitakeover provisions are designed to provide continuity and stability of management that is considered essential to providing shareholders with long-term value on their investments. One disadvantage of the antitakeover provisions is that they could result in the entrenchment of the current Board of Directors of South Branch. These provisions also constitute defensive measures which are designed, in part, to discourage and to insulate South Branch against certain hostile takeovers which South Branch's Board might determine are not in the best interests of its shareholders.


     In connection with these provisions, South Branch's Articles of Incorporation provide that any amendment, change or repeal of Article X or any other Amendment which would have the effect of modifying or permitting circumvention of any provision of its Articles of Incorporation shall require a vote of at least 66 2/3% of the then outstanding voting shares of the corporation. This super-majority voting requirement does not apply to any amendment, change or repeal recommended to the stockholders by the favorable vote of not less than 66 2/3% if South Branch's Board of Directors. An amendment, change or repeal so recommended shall require only a simple majority vote of the shareholders to be approved.

     Capital  State.  Pursuant  to the WVCA,  Capital  State's  Articles  may be
     --------------
amended, following approval of the amendment by the Board of Directors, by the affirmative vote of the holders of a majority of the Capital State Stock entitled to vote thereon. Capital State's Bylaws may be amended by the majority of the Board of Directors voting at a duly called meeting at which a quorum is present. Such amendment is subject to repeal or change by the affirmative vote of the holders of a majority of the outstanding Capital State Stock.

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72-310

BUSINESS COMBINATIONS WITH CERTAIN PERSONS

     South Branch. South Branch's Articles of Incorporation  contain a provision
     -------------
which requires that mergers and certain other business combinations with a "related person," as defined, be approved by the holders of not less than 66 2/3% of the outstanding voting stock of South Branch, unless 66 2/3% or more of the Board of Directors approves the merger or other business combination. A "related person" for this purpose generally includes any person, firm or entity which is the beneficial owner of twenty-five (25%) or more of the voting shares of South Branch.

     Capital State.  Neither the corporate governance documents of Capital State
     --------------
nor the WVCA contain comparable provisions regarding business combinations.

FAIR PRICE PROVISION

     South Branch. South Branch's Articles of Incorporation provide that neither
     ------------
South Branch nor any of its subsidiaries shall become party to any business combination unless all of the following conditions are satisfied:

     (1) The ratio of (i) the aggregate amount of the cash and the fair market value of other consideration to be received per share of common stock of South Branch in such business combination by holders of common stock other than the related person involved in such business combination, to (ii) the market price per share of the common stock immediately prior to the announcement of the proposed business combination, is at least as great as the ratio of (x) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) which such related person has theretofore paid in acquiring any common stock of the corporation prior to such business combination, to (y) the market price per share of common stock of the corporation immediately prior to the initial acquisition by such related person of any shares of common stock of the corporation; and

     (2) The aggregate amount of the cash and the fair market value of other consideration to be received per share of common stock of the corporation in such business combination by holders of common stock of the corporation, other than the related person involved in such business combination, (i) is not less than the highest per share price (including brokerage commissions, transfer taxes and soliciting dealer's fees) paid by such related person in acquiring any of its holdings of common stock of the corporation, and (ii) is not less than the earnings per share of common stock of the corporation for the four full consecutive fiscal quarters of the Corporation immediately preceding the date of determination of such business combination multiplied by the then price/earnings multiple (if any) of such related person as customarily computed and reported in the financial community; provided, that for the purposes of this clause (ii), if more than one person constitutes the related person involved in the business combination, the price/earnings multiple (if any) of the person having the highest price/earnings multiple shall be used for the computation in this clause, (ii); and

     (3) The consideration (if any) to be received in such business combination by holders of common stock of the corporation other than the related person involved shall, except to the extent that a stockholder agrees otherwise as to all or part of the shares which he or she owns, be in the same form and of the same kind as the consideration paid by the related person in acquiring common stock of the corporation already owned by it.

     For this purpose, "related person" generally includes any person, firm or entity which is the beneficial owner of 25% or more of the voting shares of South Branch. A "business combination" generally means a merger, purchase or other acquisition of or with a "related person".

     CAPITAL STATE. Capital State's Articles and Bylaws do not include a similar
     -------------
provision.


EVALUATION OF ACQUISITION OF THIS CORPORATION BY ANOTHER CORPORATION

     South Branch.  South Branch's  Articles provide that in connection with the
     ------------
exercise of its judgment in determining what is in the best interests of the corporation and its stockholders where evaluating an acquisition of South Branch by another corporation or a tender or exchange offer for control of South Branch, the board of directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant: (i) the social and economic effects of the transaction on the Corporation and its Subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its Subsidiaries operate or are located; (ii) the business and financial conditions and earnings prospects of the acquiring entity or entities, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring person or persons, and the possible effect of such conditions upon the Corporation and its Subsidiaries and the other elements of the communities in which the Corporation and its Subsidiaries operate or are located; and (iii) the competence, experience, and integrity of the acquiring entity or entities and its or their management.

     Capital  State.  The Articles and Bylaws of Capital  State do not contain a
     ---------------
similar provision.

73-310

ANTI-GREENMAIL PROVISION

     South Branch.  Under its Articles of Incorporation,  South Branch shall not
     ------------
engage, directly or indirectly, in any stock repurchase (as defined therein), from an interested stockholder (as defined therein), or an affiliate (as defined therein) or associate (as defined therein) of an interested stockholder who has beneficially acquired any shares of voting stock of the corporation within a period of less than two (2) years immediately prior to the date of such proposed stock repurchase (or the date of an agreement in respect thereof) without the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the Corporation which are beneficially owned (as previously defined) by persons other than such interest stockholder, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or otherwise.

     The provisions of this Article shall not be applicable to any particular stock repurchase from an interested stockholder, and such stock repurchase shall require only such affirmative vote, if any, as is required by law if the conditions specified in either of the following paragraphs 1 or 2 are met:

          1. The stock repurchase is made pursuant to a tender offer or exchange offer for a class of common stock made available on the same basis to all holders of such class of common stock.

          2. The stock repurchase is made pursuant to an open market purchase program approved by a majority of the directors of the Corporation provided that such repurchase is effected on the open market and is not the result of a privately negotiated transaction.

     Capital  State.  The Articles and Bylaws of Capital  State do not contain a
     --------------
similar provision.


                               DISSENTERS' RIGHTS


     Capital State shareholders eligible to vote on the Plan of Merger contained in the Merger Agreement have certain statutory rights to dissent and to elect to receive cash for their shares under Sections 31-1-122 and 31-1-123 of the WVCA, copies of which are included as Annex C hereto. A brief description of these rights follows. This discussion covers the applicable provisions of West Virginia law with which shareholders must comply, however, shareholders of Capital State are referred to Annex C for the complete text of the relevant statutory provisions and this discussion is qualified thereby.


     Capital State shareholders who object to the Merger and who comply with the provisions of ss. 31-1- 123 of the WVCA may demand the right to receive a cash payment from Capital State for the "fair value" of their stock as determined as of the day prior to the date on which the Merger was approved by the South Branch shareholders. Under ss. 31-1-123 of the WVCA, such "fair value" of Capital State Stock shall not include any appreciation or depreciation of the price of shares of Capital State Stock resulting from anticipation of the Merger.


     To exercise their dissenters' rights, Capital State shareholders electing to dissent ("Dissenting Capital State Shareholders") must file with Capital State at 2402 Mountaineer Boulevard, Charleston, West Virginia 25309, Attention:
Secretary, prior to or at the Capital State Special Meeting, a written objection to the proposed merger. A Dissenting Shareholder may dissent as to less than all of shares of Capital State Stock owned beneficially by him. If the Merger is approved by the Capital State shareholders, and a Dissenting Shareholder did not vote the related shares in favor of the Merger, he must then, within ten days after the date on which the vote was taken, file with Capital State a written demand at the address written above for payment of the fair value of such shares.

     Within 20 days after demanding payment for his shares, each Dissenting Shareholder must submit the certificate or certificates representing his shares to Capital State at the address written above for notation thereon that such demand has been made. His failure to do so shall, at the option of Capital State, terminate his rights under Section 3-1-122 and 31-1-123 of the WVCA unless a court of general civil jurisdiction, for good and sufficient cause shown, shall otherwise direct. If shares of Capital State Stock represented by a certificate on which notation has been so made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in Capital State, as applicable, other than those which the original Dissenting Shareholder had after making demand for payment under Section 31-1-123 of the WVCA.


     A demand filed by a Dissenting Shareholder may not be withdrawn unless Capital State consents. Within ten days after the Effective Date of the Merger, Capital State shall give written notice thereof to each Dissenting Shareholder who has made a demand as required by the WVCA, and shall make a written offer to each such Dissenting Shareholder to pay for his related shares at a specified price deemed by Capital State to be the fair value thereof. Such notice and offer shall be accompanied by a balance sheet of Capital State as of the latest available date and not more than 12 months prior to the making of such offer, and a profit and loss statement for the 12 months period ended on the date of such balance sheet. If within 30 days after the Effective Date, the fair value of such shares is agreed upon between any Dissenting Shareholder and Capital State, payment therefor shall be made within 90 days after the Effective Date, upon surrender of the certificate(s) representing such share(s). Upon payment of the agreed value a Dissenting Shareholder shall cease to have any interest in such shares.

74-310

     If within the 30-day period described above, a Dissenting Shareholder and Capital State do not agree as to the fair value of the shares, Capital State shall within 30 days after receipt of written demand from any Dissenting Shareholder, which written demand must be given at the address written above within 60 days after the Effective Date, file a complaint in a court of general civil jurisdiction in the county where Capital State's principal office is located requesting that the fair value of such shares be determined, or Capital State may file such a complaint within such 60-day period at its own election. If Capital State fails to bring such action within the 60-day period, and at this time cannot predict whether it would file such a complaint, any Dissenting Shareholder may do so in the name of Capital State. If no complaint is filed, Dissenting Shareholders may be deemed to have waived their rights under the WVCA. All Dissenting Shareholders, except those who have agreed upon a price to be paid for their shares by Capital State, may be made parties to the proceeding and may receive a copy of the petition or summons. All Dissenting Shareholders who are parties to the proceeding shall be entitled to judgment against Capital State for the amount of the fair value of their shares plus accrued interest except any Dissenting Shareholder whom the court determines not to be entitled to receive payment for his shares. The judgment shall be payable only upon and concurrently with the surrender to Capital State of the certificate(s) representing such share(s).


     Section 31-1-123(e) of the WVCA provides that any costs and expenses of any such proceeding shall be determined by the court and assessed against Capital State, except that all or any part of such costs and expenses may be assessed against all or some Dissenting Shareholders, in amounts the court finds equitable, to the extent the court finds the Dissenting Shareholders did not act in good faith in contesting Capital State's offer. Such expenses shall not include experts' or attorneys' expenses and fees unless the court, in its discretion, awards such fees and expenses.

     Reference is made to Annex C attached hereto for the complete text of the provisions of Section 31-1- 122 and 33-1-123 of the WVCA relating to the rights of dissenting shareholders. The statements made in this summary of such provisions are qualified in their entirety by reference to Annex C. The provisions of Section 31-1-123 of the WVCA are technical and complex and it is suggested that any shareholder who desires to exercise his or her right to dissent consult counsel because failure to comply strictly with such provisions may defeat his dissenters' rights.

75-310

SOUTH BRANCH AND CAPITAL INTERIM BANK APPROVAL

     South Branch shareholder approval of the Merger Agreement is not required under West Virginia corporation law or the Articles of Incorporation of South Branch. However, South Branch will be issuing in excess of 40% of the number of shares outstanding in connection with the acquisition of Capital State. In consideration of the magnitude of the proposed transaction, the Board of Directors of South Branch, in its discretion, has elected to present for approval by South Branch's shareholders the issuance of up to 184,005 shares of South Branch Stock, the maximum number of shares which could be exchanged. The shareholder approval has been made a condition to consummation of the Merger. If the maximum number of shares is exchanged, it will constitute 30.830% of the South Branch Stock outstanding after the transaction.


     The  Merger  Agreement  also  provides  that the  Merger is  contingent  on approval  of the  increase in  authorized  shares of South  Branch from  600,000 shares, of common stock par value of $2.50 per share to 2,000,000 shares of common stock at a par value of $2.50 per share. However, an increase in shares is not necessary in order for South Branch to have enough shares to exchange the maximum of up to 184,005 shares required in the proposed Merger. South Branch currently has 412,827 shares issued and outstanding. South Branch also has 4,115 Treasury Shares which are issued but not outstanding. If the proposal to increase the authorized shares is not approved, and the proposal concerning the issuance of shares is approved, South Branch's Board has the right under the Merger Agreement to waive the requirement that the Merger is contingent on approval of the increase in authorized shares, in which case, South Branch will use 179,890 of its remaining 183,058 authorized but unissued shares and the Treasury Shares as consideration for the Merger. Without an increase in its authorized shares, South Branch will have 3,168 authorized but unissued shares remaining after consummation of the Merger. South Branch's Board of Directors has presented this proposal to increase South Branch's authorized shares in order to assure that an adequate supply of authorized, unissued shares is available for general corporate needs, such as future stock dividends or stock splits, acquisitions, a dividend reinvestment plan and other general corporate purposes without the expense and delay incidental to obtaining shareholder approval of an amendment to the Articles increasing the number of authorized shares at the time of such action. Although approval of the increase in authorized shares is a condition under the Merger Agreement, South Branch has the right to waive this condition and the Board may elect to do so if the amendment is not approved. Accordingly, the increase in authorized shares is not necessary in order to consummate the Merger since South Branch currently has the authorized but unissued shares and Treasury Shares necessary to issue the 184,005 shares in connection with the Merger and the Board may waive the approval of the increase in authorized shares as a contingency to Closing. See "PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF SOUTH BRANCH VALLEY BANCORP, INC TO INCREASE THE NUMBER OF AUTHORIZED SHARES"


     The Board of Directors of South Branch has approved the Merger Agreement and has agreed to cause the Board of Directors of Capital Interim Bank to approve the Merger Agreement. South Branch, as sole shareholder of Capital Interim Bank, has agreed to vote all of the outstanding shares of said corporation in favor of the Merger.

     The proposal to authorize the issuance of 184,005 shares of South Branch stock in connection with the acquisition of Capital State is independent of the proposal to approve the amendment of South Branch's Articles of Incorporation to increase its authorized stock. Accordingly, shareholders could approve one proposal without approving the other.

                  SOUTH BRANCH'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ISSUANCE OF THE SHARES IN CONNECTION WITH THE ACQUISITION OF CAPITAL STATE AND FOR ADOPTION OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION SET FORTH HEREIN. THE ENCLOSED PROXY WILL BE VOTED FOR APPROVAL UNLESS OTHERWISE DIRECTED.

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76-310


                   MANAGEMENT OF SOUTH BRANCH AFTER THE MERGER

     Upon consummation of the Merger, the directors and executive officers of South Branch will be the directors and executive officers of South Branch immediately prior to the Merger, except certain directors of Capital State will become directors of South Branch, as described under "The Merger - Interests of Certain Persons in the Merger."

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77-310


                        DESCRIPTION OF SOUTH BRANCH STOCK


     The authorized capital stock of South Branch consists of 600,000 shares of South Branch Stock. The South Branch Stock does not represent or constitute a deposit account and is not insured by the FDIC.

     The authorized but unissued shares of South Branch Stock are available for issuance in future mergers or acquisitions, in a future public offering or private placement or for other general corporate purposes.

     THE FOLLOWING DESCRIPTION OF THE SOUTH BRANCH STOCK DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ALL RESPECTS BY REFERENCE TO THE ARTICLES AND BYLAWS OF SOUTH BRANCH AND THE WVCA.

     General.  Each share of South Branch Stock has the same relative rights and
     -------
is identical in all respects with each other share of South Branch Stock. The South Branch Stock is not subject to call for redemption and, upon receipt by South Branch of the shares of Capital State Stock surrendered in exchange for South Branch Stock, each share of South Branch Stock offered hereby will be fully paid and non-assessable.

     Voting Rights.  The holders of South Branch Stock possess  exclusive voting
     -------------
rights in South Branch. Each holder of South Branch Stock is entitled to one vote for each share held on all matters voted upon by shareholders, and shareholders are permitted to cumulate votes in elections of directors.

     Dividends.  The  holders of the South  Branch  Stock are  entitled  to such
     ---------
dividends as may be declared from time to time by the Board of Directors of South Branch out of funds legally available therefor.


     Preemptive Rights. Holders of South Branch Stock do not have any preemptive
     -----------------
rights with respect to any shares which may be issued by South Branch in the future; thus; South Branch may sell shares of South Branch Stock without first offering them to the then holders of the South Branch Stock. Accordingly, the interest of current South Branch shareholders could be diluted by such issuance with respect to any of the following: earnings per share, voting, liquidation rights and book and market value.


     Liquidation. In the event of any liquidation,  dissolution or winding up of
     -----------
South Branch, the holders of the South Branch Stock would be entitled to receive, after payment of all debts and liabilities of South Branch, all assets of South Branch available for distribution.

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78-310


                   REGULATION AND SUPERVISION OF SOUTH BRANCH

GENERAL

     South Branch, as a bank holding company, is subject to the restrictions of the BHCA, and is registered pursuant to its provisions. As a registered bank holding company, South Branch is subject to the reporting requirements of the FRB, and is subject to examination by the FRB.

     The BHCA prohibits the acquisition by a bank holding company of direct or indirect ownership of more than five percent of the voting shares of any bank within the United States without prior approval of the FRB. With certain exceptions, a bank holding company is prohibited from acquiring direct or indirect ownership or control or more than five percent of the voting shares of any company which is not a bank, and from engaging directly or indirectly in business unrelated to the business of banking or managing or controlling banks.


     The BHCA permits South Branch, as a bank holding company, to purchase or redeem its own securities. However, Regulation Y provides that prior notice must be given to the FRB if the gross consideration for such purchase or consideration, when aggregated with the net consideration paid by the company for all such purchases or redemptions during the preceding 12 months is equal to 10 percent or more of the company's consolidated net worth. Prior notice is not required if (i) both before and immediately after the redemption, the bank holding company is well-capitalized; (ii) the bank holding company is well-managed and (iii) the bank holding company is not the subject of any unresolved supervisory issues.

     The FRB, in its Regulation Y, permits bank holding companies to engage in non-banking activities closely related to banking or managing or controlling banks. Approval of the FRB is necessary to engage in these activities or to make acquisitions of corporations engaging in these activities as the FRB determines whether these acquisitions or activities are in the public interest. In addition, by order, and on a case by case basis, the FRB may approve other non-banking activities.

     As a bank holding company doing business in West Virginia, South Branch is also subject to regulation by the WV Board and must submit annual reports to the West Virginia Division of Banking.

     Federal law restricts subsidiary banks of a bank holding company from making certain extensions of credit to the parent bank holding company or to any of its subsidiaries, from investing in the holding company stock, and limits the ability of a subsidiary bank to take its parent company stock as collateral for the loans of any borrower. Additionally, federal law prohibits a bank holding company and its subsidiaries from engaging in certain tie-in arrangements in conjunction with the extension of credit or furnishing of services.

     The operations of South Branch's banking subsidiary, South Branch Valley National Bank, is a national banking subsidiary and is subject to federal statutes which apply to national banks. South Branch's national banking subsidiary is primarily regulated by the OCC. South Branch Valley National Bank is also subject to regulations promulgated by the FRB and the FDIC. As members of the FDIC, the deposits of South Branch's subsidiary are insured as required by federal law. The OCC regularly examines revenues, loans, investments, management practices, and other aspects of South Branch Valley National Bank. These examinations are conducted primarily to protect depositors and not shareholders. In addition to these regular examinations, South Branch's subsidiary banks each must furnish to the OCC a quarterly report containing a full and accurate statement of its affairs.

NON-BANKING ACTIVITIES PERMITTED TO SOUTH BRANCH

     The FRB permits, within prescribed limits, bank holding companies to engage in non-banking activities closely related to banking or to managing or controlling banks. Such activities are not limited to the state of West
Virginia.  Some  examples  of  non-banking  activities  which  presently  may be performed  by a bank  holding  company  are:  making or  acquiring,  for its own account  or the  account  of  others,  loans and  other  extensions  of  credit;
operating as an  industrial  bank, or  industrial  loan  company,  in the manner authorized by state law; servicing loans and other extensions of credit; performing or carrying on any one or more of the functions or activities that may be performed or carried on by a trust company in the manner authorized by federal or state law; acting as an investment or financial advisor; leasing real or personal property; making equity or debt investments in corporations or projects designed primarily to promote community welfare, such as the economic rehabilitation and the development of low income areas; providing bookkeeping services or financially oriented data processing services for the holding company and its subsidiaries; acting as an insurance agent or a broker, to a limited extent, in relation to insurance directly related to an extension of credit; acting as an underwriter for credit life insurance which is directly related to extensions of credit by the bank holding company system; providing courier services for certain financial documents; providing management consulting advice to nonaffiliated banks; selling retail money orders having a face value of not more than $1,000,

79-310


traveler's checks and U. S. savings bonds; performing appraisals of real estate; arranging commercial real estate equity financing under certain limited circumstances; providing securities brokerage services related to securities credit activities; underwriting and dealing in government obligations and money market instruments; providing foreign exchange advisory and transactional services; and acting under certain circumstances, as futures commission merchant for nonaffiliated persons in the execution and clearance on major commodity exchanges of futures contracts and options.

CREDIT AND MONETARY POLICIES AND RELATED MATTERS

     South Branch's subsidiary bank is affected by the fiscal and monetary policies of the federal government and its agencies, including the FRB. An important function of these policies is to curb inflation and control recessions through control of the supply of money and credit. The operations of South Branch's subsidiary bank is affected by the policies of government regulatory authorities, including the FRB which regulates money and credit conditions through open market operations in United States Government and federal agency securities, adjustments in the discount rate on member bank borrowings, and requirements against deposits and regulation of interest rates payable by member banks on time and savings deposits. These policies have a significant influence on the growth and distribution of loans, investments and deposits, and interest rates charged on loans, or paid for time and savings deposits, as well as yields on investments. The FRB has had a significant effect on the operating results of commercial banks in the past and is expected to continue to do so in the future. Future policies of the FRB and other authorities and their effect on future bank earnings cannot be predicted.

     The FRB has a policy to the effect that a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to commit resources to support each such subsidiary bank. Under the source of strength doctrine, the FRB may require a bank holding company to contribute capital to a troubled subsidiary bank, and may charge the bank holding company with engaging in unsafe and unsound practices for failure to commit resources to such a subsidiary bank. This capital injection may be required at times when South Branch may not have the resources to provide it. Any capital loans by a holding company to any of the subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In addition, the Crime Control Act of 1990 provides that in the event of a bank holding company's bankruptcy, any commitment by such holding company to a federal bank or thrift regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     In 1989, the United States Congress enacted the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA"). Under FIRREA depository institutions insured by the FDIC may now be liable for any losses incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with (i) the default of a commonly controlled FDIC-insured depository institution, or (ii) any assistance provided by the FDIC to commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance. Accordingly, in the event that any insured bank or subsidiary of South Branch causes a loss to the FDIC, other bank subsidiaries of South Branch could be liable to the FDIC for the amount of such loss.

     Under  federal  law,  the  OCC  may  order  the  pro  rata   assessment  of
shareholders of a national bank whose capital stock has become impaired, by losses or otherwise, to relieve a deficiency in such national bank's capital stock. This statute also provides for the enforcement of any such pro rata assessment of shareholders of such national bank to cover such impairment of capital stock by sale, to the extent necessary, of the capital stock of any assessed shareholder failing to pay the assessment. Similarly, the laws of certain states provide for such assessment and sale with respect to the subsidiary banks chartered by such states. South Branch as the sole stockholder of its subsidiary banks, is subject to such provisions.

80-310


CAPITAL REQUIREMENTS


                  As a holding company South Branch is subject to FRB risk-based capital guidelines. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations, takes off-balance sheet exposures into explicit account in assessing capital adequacy, and minimizes disincentives to holding liquid, low-risk assets. Under the guidelines and related policies, bank holding companies must maintain capital sufficient to meet both a risk-based asset ratio test and leverage ratio test on a consolidated basis. The risk-based ratio is determined by allocating assets and specified off-balance sheet commitments into four weighted categories, with higher levels of capital being required for categories perceived as representing greater risk. South Branch's depository institution subsidiary is subject to substantially similar capital requirements adopted by its applicable regulatory agency, the OCC.


     Generally, under the applicable guidelines, the financial institution's capital is divided into two tiers. "Tier 1," or core capital, includes common equity, noncumulative perpetual preferred stock (excluding auction rate issues) and minority interests in equity accounts of consolidated subsidiaries, less goodwill and other intangibles. "Tier 2," or supplementary capital, includes, among other things, cumulative and limited-life preferred stock, hybrid capital instruments, mandatory convertible securities, qualifying subordinated debt, and the allowance for loan losses, subject to certain limitations, less required deductions. "Total capital" is the sum of Tier 1 and Tier 2 capital. Bank holding companies are subject to substantially identical requirements, except that cumulative perpetual preferred stock can constitute up to 25% of a bank holding company's Tier 1 capital.

     Bank holding companies are required to maintain a risk-based ratio of 8%, of which 4% must be Tier 1 capital. The appropriate regulatory authority may set higher capital requirements when an institution's particular circumstances warrant.

     For purposes of the leverage ratio, the numerator is defined as Tier 1 capital and the denominator is defined as adjusted total assets (as specified in the guidelines). The guidelines provide for a minimum leverage ratio of 3% for bank holding companies that meet certain specified criteria, including excellent asset quality, high liquidity, low interest rate exposure and the highest regulatory rating. Bank holding companies not meeting these criteria are required to maintain a leverage ratio which exceeds 3% by a cushion of at least 1 to 2 percent.

     The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the FRB's guidelines indicate that the FRB will continue to consider a "tangible Tier 1 leverage ratio" in evaluating proposals for expansion or new activities. The tangible Tier 1 leverage ratio is the ratio of an institution's Tier 1 capital, less all intangibles, to total assets, less all intangibles.

     On August 2, 1995, the FRB and other banking agencies issued their final rule to implement the portion of Section 305 of FDICIA that requires the banking agencies to revise their risk-based capital standards to ensure that those standards take adequate account of interest rate risk. This final rule amends the capital standards to specify that the banking agencies will include, in their evaluations of a bank's capital adequacy, an assessment of the exposure to declines in the economic value of the bank's capital due to changes in interest rates.

     Failure to meet applicable capital guidelines could subject the bank holding company to a variety of enforcement remedies available to the federal regulatory authorities, including limitations on the ability to pay dividends, the issuance by the regulatory authority of a capital directive to increase capital and termination of deposit insurance by the FDIC, as well as to the measures described under the "Federal Deposit Insurance Corporation Improvement Act of 1991" as applicable to undercapitalized institutions.


                  As of September 30, 1997, the pro forma regulatory capital ratios of South Branch were as set forth in the following table, assuming the Merger was consummated as of such date using the purchase method of accounting as follows:

81-310

                        SOUTH BRANCH AND PRO FORMA REGULATORY CAPITAL RATIOS
                                         SEPTEMBER 30, 1997
                                       (dollars in thousands)


                                                   SOUTH BRANCH/
                                                   CAPITAL STATE
                                                     PRO FORMA                       SOUTH
                                                   CONSOLIDATED                     BRANCH

                                           ----------------------------   --------------------------

Tier 1 Risk-based Capital:
         Actual Tier 1                        $20,370            18.86%       $11,461          13.5%
         Regulatory Minimum - Tier 1           $4,319             4.00%        $3,396          4.00%
         Excess over Regulatory Minimum       $16,051           371.62%        $8,065        237.49%

Total Risk-based Capital
         Actual Total                         $21,422            19.84%       $12,296         14.48%
         Regulatory Minimum - Total            $8,638             8.00%        $6,973          8.00%
         Excess over Regulatory Minimum       $12,784           147.99%        $5,323         76.34%

Leverage Capital:
         Actual                               $20,370            12.06%       $11,461          8.82%
         Regulatory Minimum                    $6,757             4.00%        $5,195          4.00%
         Excess over Regulatory Minimum       $13,613           201.47%        $6,266        120,62%


FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991

     In December, 1991, Congress enacted the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), which substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Corporation Act and made revisions to several other banking statues.

     FDICIA establishes a new regulatory scheme, which ties the level of supervisory intervention by bank regulatory authorities primarily to a depository institution's capital category. Among other things, FDICIA authorizes regulatory authorities to take "prompt corrective action" with respect to depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically under capitalized.


                  By regulation, an institution is "well-capitalized" if it has a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater and a Tier 1 leverage ratio of 5% or greater and is not subject to a regulatory order, agreement or directive to meet and maintain a specific capital level for any capital measure. Each of the banking subsidiaries of South Branch was a "well capitalized" institution as of September 30, 1997. As well-capitalized institutions, the banking subsidiaries of South Branch are permitted to engage in a wider range of banking activities, including among other things, the accepting of "brokered deposits," and the offering of interest rates on deposits higher than the prevailing rate in their respective markets.


     Another requirement of FDICIA is that federal banking agencies must prescribe regulations relating to various operational areas of banks and bank holding companies. These include standards for internal audit systems, loan documentation, information systems, internal controls, credit underwriting, interest rate exposure, asset growth, compensation, a maximum ratio of classified assets to capital, minimum earnings sufficient to absorb losses, a minimum ratio of market value to book value for publicly traded shares and such other standards as the agency deems appropriate.

REIGLE-NEAL INTERSTATE BANKING BILL

In  1994,   Congress  passed  the  Reigle-Neal   Interstate  Banking  Bill  (the
"Interstate Bill"). The Interstate Bill permits certain interstate banking activities through a holding company structure, effective September 30, 1995. It permits interstate branching by merger effective June 1, 1997 unless states "opt-in" sooner, or "opt-out" before that date. States may elect to permit de novo branching by specific legislative election. In March, 1996, West Virginia adopted changes to its banking laws so as to permit interstate banking and branching to the fullest extent permitted by Interstate Bill. The Interstate Bill will permit consolidation of banking institutions across state lines and, perhaps, denovo entry. As its provisions become effective, it is likely that the resulting restructurings and interstate activities will result in the realization of economies of scale within those institutions with entities in more than one state. One result could be increased competitiveness, due to the realization of economies of scale and/or, where permitted, due to de novo market entrants.

82-310

COMMUNITY REINVESTMENT ACT

     Bank holding companies and their subsidiary banks are also subject to the provisions of the Community Reinvestment Act of 1977 ("CRA"). Under the CRA, the Federal Reserve Board (or other appropriate bank regulatory agency) is required, in connection with its examination of a bank, to assess such bank's record in meeting the credit needs of the communities served by that bank, including low and moderate income neighborhoods. Further such assessment is also required of any bank holding company which has applied to (i) charter a national bank, (ii) obtain deposit insurance coverage for a newly chartered institution, (iii) establish a new branch office that will accept deposits, (iv) relocate an office, or (v) merge or consolidate with, or acquire the assets or assume the liabilities of a federally- regulated financial institution. In the case of a bank holding company applying for approval to acquire a bank or other bank holding company, the Federal Reserve Board will assess the record of each subsidiary of the applicant bank holding company, and such records may be the basis for denying the application or imposing conditions in connection with approval of the application. On December 8, 1993, the federal regulators jointly announced proposed regulations to simplify enforcement of the CRA by substituting the present twelve categories with three assessment categories for use in calculating CRA ratings (the "December 1993 Proposal"). In response to comments received by the regulators regarding the December 1993 Proposal, the federal bank regulators issued revised CRA proposed regulations on September 26, 1994 (the "Revised CRA Proposal"). The Revised CRA Proposal, compared to the December 1993 Proposal, would essentially broaden the scope of CRA performance examinations and more explicitly consider community development activities. Moreover, in 1994, the Department of Justice, became more actively involved in enforcing fair lending laws.

     In its most recent CRA examination by the Federal Reserve Board, South Branch and its bank subsidiaries were given a "outstanding" CRA rating. Capital State is also examined for compliance under the CRA by the OTS and its current rating is "satisfactory."

DEPOSIT ACQUISITION LIMITATION

     Under West Virginia banking law, an acquisition or merger is not permitted if the resulting depository institution or its holding company, including any depository institutions affiliated therewith, would assume additional deposits to cause it to control deposits in the State of West Virginia in excess of twenty five percent (25%) of such total amount of all deposits held by insured depository institutions in West Virginia. This limitation may be waived by the Commissioner of Banking for good cause shown. If the Merger is consummated, South Branch will not be in violation with this limitation on deposits.

83-310


                 PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
                OF SOUTH BRANCH VALLEY BANCORP, INC. TO INCREASE
                         THE NUMBER OF AUTHORIZED SHARES

Description of Proposed Amendment
---------------------------------

     South Branch's Board of Directors, at a meeting held on May 22, 1997, unanimously adopted resolutions approving and recommending to the stockholders for their adoption an Amendment to the Articles of Incorporation of South Branch. This Amendment provides that Article IV of South Branch's Articles of Incorporation (the "Articles") be amended and restated in order to increase the number of authorized shares of South Branch from 600,000 shares of common stock at a par value of $2.50 each to 2,000,000 shares of authorized common stock with a par value of $2.50 each. Specifically, Article IV of the Articles, which now reads as follows:

         IV. The amount of total authorized capital stock of the Corporation shall be One Million Five Hundred Thousand Dollars ($1,500,000) which shall be divided into 600,000 shares of common stock having a par value of $2.50 per share.

would be amended and restated to read:

         IV. The amount of total authorized capital stock of the Corporation shall be Five Million Dollars ($5,000,000) which shall be divided into 2,000,000 shares of common stock having a par value of $2.50 per share.

     The proposed increase in the authorized common stock has been recommended by the Board of Directors to assure that an adequate supply of authorized, unissued shares is available for general corporate needs, such as future stock dividends or stock splits, acquisitions, a dividend reinvestment plan and for other general corporate purposes, without the expense and delay incidental to obtaining shareholder approval of an amendment to the Articles increasing the number of authorized shares at the time of such action, except as may be required for a particular issuance by applicable law or by the rules of any stock exchange on which South Branch's securities may then be listed.

     If the proposed amendment is approved by the shareholders, the additional shares of common stock so authorized could be issued, in the discretion of the Board, for any proper corporate purpose, without further action by the shareholders other that as may be required by applicable law. Existing shareholders do not have preemptive rights with respect to future issuances of common stock by South Branch and their interest in South Branch could be diluted by such issuance with respect to any of the following: earnings per share, voting, liquidation right and book and market value. Accordingly, the Board of Directors will, in the exercise of their fiduciary duties to the shareholders, weigh all the factors carefully, together with the needs and prospects of South Branch, before committing to the issuance of further shares not requiring shareholder approval.

     The proposed increase in the number of authorized shares of common stock could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of South Branch. Such additional shares could be issued by the Board in a public or private sale, merger or similar transaction, increasing the number of outstanding shares and thereby diluting the equity interest and voting power of a party attempting to obtain control of South Branch.

     The increase of the authorized shares, if approved will take effect on the date the Amended and Restated Articles of Incorporation are filed with the Secretary of State of West Virginia.


                  The Merger Agreement provides that the Merger is contingent on approval of the increase in authorized shares of South Branch from 600,000 shares, of common stock par value of $2.50 per share to 2,000,000 shares of common stock at a par value of $2.50 per share. However, an increase in shares is not necessary in order for South Branch to have enough shares to exchange the maximum of 184,005 shares required in the proposed Merger. South Branch currently has 412,827 shares issued and outstanding. South Branch also has 4,115 Treasury Shares which are issued but not outstanding. If the proposal to increase the authorized shares is not approved, and the proposal concerning the issuance of stock is approved, South Branch's Board has the right under the Merger Agreement to waive the requirement that the Merger is contingent on approval of the increase in authorized shares, in which case, South Branch will use 179,890 of its remaining 183,058 authorized but unissued shares and the Treasury Shares as consideration for the Merger. Without an increase in its authorized shares, South Branch will have 3,168 authorized but unissued shares remaining after consummation of the Merger. South Branch's Board of Directors has presented this proposal to increase South Branch's authorized shares in order to assure that an adequate supply of authorized, unissued shares is available for general corporate needs, such as future stock dividends or stock splits, acquisitions, a dividend reinvestment plan and other general corporate purposes without the expense and delay incidental to obtaining shareholder approval of an amendment to the Articles increasing the number of authorized shares at the time of such action. Although approval of the increase in authorized shares is a condition under the Merger Agreement, South Branch has the right to waive this condition and the Board may elect to do so if

84-310


the amendment is not approved. Accordingly, the increase in authorized shares is not necessary in order to consummate the Merger since South Branch currently has the authorized but unissued shares and Treasury Shares necessary to issue the 184,005 shares in connection with the Merger and the Board may waive the approval of an increase in authorized shares as a contingency of the Merger.


Vote Required
-------------

     An affirmative vote of a majority of the outstanding shares of South Branch stock is required to approve the amendment. Shares voted "ABSTAIN" and shares not voted will have the same effect as if the shares were voted "AGAINST" approval of the amendment.

     The proposal to amend the Articles of Incorporation of South Branch to increase its authorized shares is independent of the proposal to approve the issuance of 184,005 shares of South Branch stock in connection with the acquisition of Capital State. Accordingly, shareholders could approve one proposal without approving the other.

     South Branch's Board of Directors unanimously recommends that the shareholders vote FOR adoption of the amendment to the Articles and FOR the approval of the issuance of shares in connection with the acquisition of Capital State set forth above. The enclosed proxy will be voted "FOR" the approval of the proposals to increase in authorized shares of South Branch common stock unless otherwise directed.


                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of South Branch has retained Arnett & Foster, PLLC to serve as South Branch's independent auditors for the year 1997. Arnett & Foster provided such services for 1996. It is expected that a representative of Arnett & Foster, PLLC will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from stockholders present at the South Branch Special Meeting.

     The Board of Capital State has retained Arnett & Foster, PLLC to serve as Capital State's independent auditors for the year 1997. Arnett & Foster provided such services for 1996. It is expected that a representative of Arnett & Foster, PLLC will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from stockholders present at the Capital State Special Meeting.


                                     EXPERTS

The consolidated financial statements of South Branch as of December 31, 1996 and 1995, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996, included under the caption "Financial Information Concerning South Branch Valley Bancorp, Inc." of this Prospectus/Joint Proxy Statement and the Registration Statement, and the financial statements of Capital State as of December 31, 1996 and 1995, and related statements of operations, shareholders' equity, and cash flows for the year ended December 31, 1996 and for the period from September 11, 1995, date of inception, to December 31, 1995, included under the caption "Financial Information Concerning Capital State" of this Prospectus/Joint Proxy Statement and the Registration Statement, have been audited by Arnett & Foster, P.L.L.C., independent auditors, as set forth in their reports thereon.

     The financial statements referred to above are included or are incorporated in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                  LEGAL MATTERS

     The legality of the shares of South Branch Stock to be issued upon consummation of the Merger will be passed upon by the law firm of Bowles Rice McDavid Graff & Love, with offices in Charleston, West Virginia. Bowles Rice McDavid Graff & Love has acted as counsel to South Branch in connection with the Merger and the preparation of this Prospectus/Joint Proxy Statement. Pursuant to a signed Consent Agreement, Bowles Rice McDavid Graff & Love, P.L.L.C. has also acted as Special Counsel to Capital State as to the tax matters discussed herein. CHS-123163

85-310
                        FINANCIAL INFORMATION CONCERNING

                        SOUTH BRANCH VALLEY BANCORP, INC.

86-310



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


           (FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1997)

87-310



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


                            INTRODUCTION AND SUMMARY

     The following is management's discussion and analysis of the financial condition and financial results of operations for South Branch Valley Bancorp, Inc.(hereafter referred to as the Company) and its wholly owned subsidiary, South Branch Valley National Bank, (hereafter referred to as the Bank) as of September 30, 1997. This discussion may contain forward looking statements based on management's expectations and actual results may differ materially. Since the primary business activities of South Branch Valley Bancorp, Inc. are conducted through its wholly owned subsidiary (the Bank), the following discussion focuses primarily on the financial condition and operations of the Bank. All amounts and percentages have been rounded for this discussion.

Earnings Summary
----------------

     Net income for the first nine months of 1997 totaled $1,142,000, a $114,000 or an 11.1% increase from the $1,028,000 earned during the same period of 1996. For the nine months ended September 30, 1997, the Company's only subsidiary, South Branch Valley National Bank, had an increase in net income of $228,000, or 21.9% to $1,269,000 as compared with $1,041,000 for the same period ended September 30, 1996.

     Annualized return on average assets at September 30, 1997 was 1.16% as compared to 1.18% at September 30, 1996, a decrease of 1.69%. Earnings per share totaled $2.92 at September 30, 1997 compared to $2.72 at September 30, 1996 representing a 7.35% increase.


                              RESULTS OF OPERATIONS

Net Interest Income
--------------------

     For purposes of this discussion, the "taxable equivalent basis" adjustment has been included in interest income to reflect the level of income had income on state and municipal obligations exempt from Federal income tax been taxable, assuming a Federal tax rate of 34% in both 1997 and 1996. The amounts of tax equivalent adjustments were $59,000 in 1997 and $39,000 in 1996.

     For the nine months ended September 30, 1997, the Company's net interest income, as adjusted, increased $273,000 or 7.5% to $3,936,000 as compared with $3,663,000 for the nine months ended September 30, 1996. However, the Company's net interest yield on earning assets (net interest margin) decreased 7 basis points from 4.45% at September 30, 1996 to 4.38% for the nine months ended September 30, 1997. Management feels that this decrease is due primarily to a competitive local market for loans and deposits which has caused a general lowering of rates on loans while deposit rates exceed those of national average. Pressures on the net interest yield remain a concern. A detailed analysis of the net interest yield by component is shown on Table I. No significant fluctuations were noted and the Company does not expect any significant change in the Company's net yield during the remainder of 1997 given no significant changes in the present interest rate environment. Management continues to monitor the net interest margin through GAP analysis to minimize the potential for any significant negative impact.

Provision for Loan Losses and Loan Quality
-------------------------------------------

     An allowance for loan losses is maintained by the Company and is funded through the provision for loan losses as a charge to current earnings. The allowance for loan losses is reviewed by management on a quarterly basis to determine that it is maintained at levels considered necessary to cover potential losses associated with the Bank's current loan portfolio. The Company's provision for loan losses for the first nine months of 1997 totaled $110,000 compared

88-310



to $40,000 for the nine months ended September 30, 1996. This increase was primarily to provide for potential losses inherent in the Company's loan portfolio due to its continued growth in net loans outstanding.

     Net loan charge-offs for the first nine months of 1997 were $134,000 as compared to $50,000 for the first nine months of 1996. Expressed as a percentage of loans (net of unearned interest), net charge-offs were .15% for the first nine months of 1997 compared to .07% for the comparable period of 1996.

89-310





                SOUTH BRANCH VALLEY BANCORP, INC. AND SUBSIDIARY

TABLE I - AVERAGE DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS'
  EQUITY, INTEREST EARNINGS & EXPENSES, AND AVERAGE RATES
  (IN THOUSANDS OF DOLLARS)
                                                       SEPTEMBER 30, 1997                               SEPTEMBER 30, 1996
                                      -------------------------------------------   ------------------------------------------------
                                           AVERAGE    EARNINGS/         YIELD/       AVERAGE          EARNINGS/             YIELD/
                                          BALANCES     EXPENSE          RATE         BALANCES          EXPENSE               RATE
                                      -------------  --------------  ------------   ------------ -------------------- --------------
       ASSETS

INTEREST EARNING ASSETS
  LOANS, NET OF UNEARNED INTEREST          $87,349      $6,343           9.68%         $74,964           $5,547              9.87%
  SECURITIES
    TAXABLE                                 23,899       1,173           6.54%          27,293            1,320              6.45%
    TAX-EXEMPT                               6,028         296           6.55%           4,494              219              6.50%
INTEREST BEARING DEPOSITS
  WITH OTHER BANKS                           1,499          75           6.67%           1,967               99              6.71%

FEDERAL FUNDS SOLD                           1,106          49           5.91%             993               41              5.51%
                                       -----------  -----------       ---------   -------------         --------            -------
TOTAL INTEREST EARNING ASSETS              119,881       7,936           8.83%         109,711            7,226              8.78%

NONINTEREST EARNING ASSETS                  11,160                                                        5,974
                                      ------------                                                      ---------
    TOTAL ASSETS                          $131,041                                                     $115,685
                                      ============                                                     ==========

   LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
INTEREST BEARING LIABILITIES
  INTEREST BEARING
    DEMAND DEPOSITS                        $19,072        $444           3.10%         $19,625             $505              3.43%
  REGULAR SAVINGS                           13,661         324           3.16%          15,507              410              3.53%
  TIME SAVINGS                              61,385       2,652           5.76%          57,480            2,543              5.90%
  SHORT-TERM BORROWINGS                      5,695         191           4.47%             959               32              4.45%
  LONG-TERM BORROWINGS                       7,300         389           7.11%           1,622               73              6.00%
                                       -----------  -----------       ---------   -------------         --------            -------
                                           107,113       4,000           4.98%          95,193            3,563              4.99%
NONINTEREST BEARING LIABILITIES
  DEMAND DEPOSITS                            9,107                                       8,257
  OTHER LIABILITIES                          1,537                                         889
                                       -----------                                -------------
    TOTAL LIABILITIES                      117,757                                     104,339

SHAREHOLDERS' EQUITY                        13,284                                      11,346
                                       -----------                                -------------
  TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY                  $131,041                                    $115,685
                                       ============                               =============

NET INTEREST EARNINGS                                   $3,936                                           $3,663
                                                     ==========                                         ========
NET INTEREST YIELD ON EARNING ASSETS                                     4.38%                                               4.45%
                                                                      =========                                          ===========


90-310

     The total of non-performing assets and loans past due 90 days or more and still accruing interest has remained relatively stable during the past 12 months, and management has no knowledge that would lead them to believe that such assets will increase substantially during the remainder of 1997.


               Summary of Past Due Loans and Non-Performing Assets
                            (in thousands of dollars)

                                                                               September 30                            December 31
                                                                        -------------------------                      -----------

                                                                        1997                1996                            1996
                                                                        ----                ----                            ----

Loans contractually past due
90 days or more and still
accruing interest                                                       $ 31                 $238                           $324
                                                                        ====                 ====                           ====


Non-performing assets:
  Non-accruing Loans                                                    $125                 $384                           $343

  Other Repossessed Assets                                                35                   --                             40
  Other Real Estate Owned                                                 55                   30                             29
                                                                       -----                 ----                          -----

                                                                        $215                 $414                           $412
                                                                        ====                 ====                           ====





     The level of non-performing assets has decreased during the past year due to management's continuing efforts to improve the quality of the Company's assets. Total loans past due 90 days or more plus non-performing assets have decreased approximately $406,000 or 62.3% from the same period last year. Loans contractually past due 90 days or more plus non-performing assets decreased approximately 66.6% or $490,000 since December 31, 1996. These decreases are primarily attributable to certain loans being charged to the reserve for loan loss and vigorous collection activity that resulted in several loans, including one with an approximate balance of $171,000 being paid to current status during the first nine months of 1997. While there may be some loans or portions of loans identified as potential problem credits which are not specifically identified as either non-accrual or accruing loans past due 90 or more days, they are considered by management to be insignificant to the overall disclosure and are therefore not specifically quantified within the Management's Discussion and Analysis.

     Impaired loans totaled approximately $180,000 at September 30, 1997 and $384,000 December 31, 1996. A loan is impaired when, based on current information and events, it is probable that all amounts due will not be collected in accordance with the contractual terms of the specific loan agreement. Impaired loans, other than certain large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment, are reported at the present value of expected future cash flows discounted using the loan's original effective interest rate or, alternatively, at the loan's observable market price, or at the fair value of the loan's collateral if the loan is collateral dependent.

     At September 30, 1997, the allowance for loan losses totaled $835,000 or .9% of net loans compared to $858,000 or 1.0% of net loans at December 30, 1996, and $849,000 or 1.1% of net loans at September 30, 1996. The decline in the allowance both as a percentage and as a dollar amount is due primarily to increasing loan quality, especially in the Company's commercial portfolio. The Company performs a quarterly analysis of the allowance for loan losses. The calculation uses a four-year moving average of net charge-offs to estimate reserve requirements for inherent losses contained in homogeneous consumer and residential real estate loan pools (which represent approximately 74% of the Company's loan portfolio at September 30, 1997), and commercial loans which have not been individually

91-310



reviewed for potential loss. Large commercial loans, the majority of which are secured by real estate or other collateral, and large non-conforming homogeneous loans are individually analyzed and specific reserves are established for all known problem and watch list loans. Large commercial loans receive special attention and are thoroughly reviewed twice annually. Using this methodology, the most recent review conducted as of September 30, 1997 showed adequate reserves to cover potential losses identified as probable and estimable in the loan portfolio as of the evaluation date. In addition to the base calculation noted above, the Company maintains an unallocated portion of its reserve in order to prepare the Company for unknown or unidentified risks, which approximated $234,000 as of September 30, 1997, compared to $67,700 at December 31, 1996. Finally, total loans 30 or more days past due expressed as a percentage of net loans declined from 1.23% at December 31, 1995 to 1.16% at December 31, 1996, and finally to .81% at September 30, 1997. This is attributed to closer scrutiny in credit origination and enhanced collection efforts.

Non-interest Income
-------------------

     Total other income increased approximately $89,000 or 27.7% to $410,000 during the first nine months of 1997, as compared to the first nine months of 1996. A detailed discussion of non-interest income components follows.

     Insurance commissions decreased approximately $11,000 to $68,000 or 13.9% for the nine months ended September 30, 1997 compared to the nine months ended September 30, 1996. Management recognizes that this revenue can be sporadic but does expect the remainder of the year's insurance earnings to be more comparable to last year's based on expected loan volume.

     Service fee income increased $35,000 from approximately $168,000 to $203,000 or 20.8%. Management believes the Company will be able to maintain levels of service fee income similar to this throughout the remainder of 1997.

     Sales of securities decreased $24,000 to $6,000 or 80.0% for the first nine months of 1997 as compared to the first nine months of 1996. Few securities were sold during the nine months ended September 30, 1997. During the same period in 1996 certain securities were sold to reinvest in similar securities with more favorable rates and terms, which resulted in an approximate $30,000 gain on sales of investment securities.

     Gain on sale of assets increased approximately $90,000 or 1500% to $96,000 for the nine months ended September 30, 1997 as compared to the nine months ended September 30, 1996. This is the result of the sale of the old bank building that was no longer used for banking purposes.


Non-interest Expense
--------------------

     Total non-interest expense increased approximately $124,000 or 5.2% to $2,490,000 during the first nine months of 1997 as compared to the first nine months of 1996. This slight increase is a result of management's planned emphasis on controlling non-interest expense.

     An increase of approximately $21,000 or 1.6% in salaries and employee benefits, which represents approximately 53% of total non-interest expense, can be attributed to a general increase in salaries and a slight increase in insurance costs.

     Other expense increased approximately $70,000 or 9.6% from $732,000 to $802,000 during the first nine months of 1997 compared to 1996. The major factors contributing to this increase are as follows:


           ** Other insurance expense increased approximately $16,000 or 48.51% from $33,000 to $49,000 for the first nine months of 1997 as compared to the first nine months of 1996. This increase is due to revisions to existing policies and additional coverage purchased in 1997.

92-310





           ** Legal, accounting, and asset/liability consulting services increased approximately $41,000 or 51.9% from $79,000 at September 30, 1996 to $120,000 at September 30, 1997.



Liquidity
---------

     Liquidity in commercial banking can be defined as the ability to satisfy customer loan demand and meet deposit withdrawals while maximizing net interest income. The Company's primary sources of funds are deposits and principal and interest payments on loans. Additional funds are provided by maturities of securities. The Company uses ratio analysis to monitor the changes in its sources and uses of funds so that an adequate liquidity position is maintained. At September 30, 1997 the loan to deposit ratio was 86.4% as compared to 77.0% at September 30, 1996. Cash and due from banks coupled with Federal funds sold totaled $4,361,000 or 3.2% of total assets. Additionally, securities and interest bearing deposits with other banks maturing within one year approximated $1,856,000 or 1.4% of total assets. Management believes that the liquidity of the Company is adequate and foresees no demands or conditions that would adversely affect it.



                               FINANCIAL CONDITION

Total Assets
------------

     The Company's total assets have increased approximately 11.0% or $13.4 million from December 31, 1996. The overall composition of the Company's assets has not changed significantly since year end 1996 except for the Company's investment in marketable equity securities which increased approximately $5,203,000. This increase was due to the Company's investment in Capital State, which was substantially funded through borrowings and proceeds received for the issuance of additional common stock as discussed in Notes 3 and 5 to the condensed consolidated financial statements.

Investment in The Capital State Bank, Inc.
------------------------------------------

     The Company has signed a letter of intent with the board of directors of Capital State to acquire 100% of Capital State's outstanding stock. This acquisition will enable the Company to expand into a larger and rapidly growing market area. For further discussion of the Company's current investment in Capital State, see Note 3 to the condensed consolidated financial statement and Form S-4 which was filed on October 15, 1997 and is incorporated herein by reference. The Company is awaiting regulatory approval and expects shareholders to approve this merger during the first quarter of 1998.


Liabilities
-----------

     Total deposits increased approximately 4.4% or $4.5 million from December 31, 1996, to $105,411,000 with no significant fluctuation in the Company's deposit mix.

     The Company's long term borrowings increased approximately $5,731,000 since December 31, 1996 to partially fund the purchase of Capital State stock and to fund local mortgage loan growth. See Note 4 to the condensed consolidated financial statements for additional information related to the Company's long term borrowings.

93-310



     Short term borrowings have increased approximately $597,000 and have been used to fund additional loan growth.


Shareholders' Equity
--------------------

     The Company's total shareholders' equity has increased approximately $2,525,000 or 20.5% since December 31, 1996. This is the net result of an increase in retained earnings of $987,000 from net income, net of the $155,000 cash dividend paid to shareholders in June 1997, $1,490,000 in net proceeds from the issuance of 34,317 new shares of common stock during June 1997, and an increase of $49,000 in net unrealized gains on securities available for sale. See Note 5 to the condensed consolidated financial statements for additional information related to the issuance of this stock. The Company's equity to total assets ratio was 10.9% at September 30, 1997 and 10.1% at December 31, 1996. The Company's subsidiary bank's total risk weighted capital ratio was approximately 14.5% at September 30, 1997 and is well within Federal regulatory minimum guidelines of 8.0%. The Company is not aware of any pending regulation which would have a material negative impact on its operations or financial condition.

94-310

















                        CONSOLIDATED FINANCIAL STATEMENTS

           (FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1997)

                                   (UNAUDITED)

95-310



                SOUTH BRANCH VALLEY BANCORP, INC., AND SUBSIDIARY

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                         September 30,                         December 31,
                                                                              1997                                 1996
ASSETS                                                                    (Unaudited)                               *
                                                                    -------------------------           ---------------------------
Cash and due from banks                                                           $2,099,501                            $3,162,552
Interest bearing deposits with other banks                                         1,256,000                             1,553,000
Federal funds sold                                                                 2,261,337                               723,734
Securities available for sale                                                     29,350,704                            29,351,998
Marketable equity securities                                                       5,203,025                                    --
Loans, net                                                                        91,074,875                            82,414,205
Bank premises and equipment, net                                                   3,116,311                             3,121,892
Accrued interest receivable                                                          921,421                               928,642
Other assets                                                                         284,687                               857,582
TOTAL ASSETS                                                                    $135,567,861                          $122,113,605
                                                                    =========================           ===========================

LIABILITIES
Non-interest bearing deposits                                                     $8,712,892                            $9,075,059
Interest bearing deposits                                                         96,698,014                            91,866,353
                                                                    -------------------------           ---------------------------
    Total deposits                                                               105,410,906                           100,941,412

Short-term borrowings                                                              4,974,030                             4,377,397
Long-term borrowings                                                               9,246,188                             3,514,652
Other liabilities                                                                  1,107,532                               976,351
                                                                    -------------------------           ---------------------------
                Total Liabilities                                                120,738,656                           109,809,812
                                                                    -------------------------           ---------------------------


SHAREHOLDERS' EQUITY
Common stock, $2.50 par value, authorized
   600,000 shares, issued 1997, 416,942 shares;
   and 1996, 382,625 shares                                                        1,042,355                               956,562
Surplus                                                                            2,089,709                               685,534
Net unrealized gain (loss) on securities                                             165,838                               117,199
Less cost of shares acquired for the
  treasury 1997, 4,115; and 1996, 4,115                                             (166,970)                             (166,970)
Retained earnings                                                                 11,698,273                            10,711,468
                Total Shareholders' Equity                                        14,829,205                            12,303,793
                                                                    -------------------------           ---------------------------
TOTAL LIABILITIES
AND SHAREHOLDERS' EQUITY                                                        $135,567,861                          $122,113,605
                                                                    =========================           ===========================

          * December 31, 1996 financial information has been extracted from audited financial statement.

          See Notes to Condensed Consolidated Financial Statements

96-310




SOUTH BRANCH VALLEY BANCORP, INC., AND SUBSIDIARY
  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Three Months and Nine Months ended September 30, 1997 and 1996
                                             (Unaudited)
                                                        Three Months Ended                               Nine Months Ended
                                              Sept. 30,                   Sept. 30,               Sept. 30,             Sept. 30,
                                                 1997                     1996                       1997                   1996
                                         -------------------       ------------------        -----------------    ------------------
Interest income:
   Interest and fees on loans                 $2,202,059             $1,912,956                  $6,343,404            $5,546,873
   Interest on securities:
     Taxable                                     411,729                466,236                   1,247,813             1,419,388
     Tax-exempt                                   80,455                 70,454                     236,864               179,672
   Interest on federal funds sold                 21,460                  5,293                      49,626                41,084
     Total interest income                     2,715,703              2,454,939                   7,877,707             7,187,017
                                         -------------------       ------------------        -----------------    ------------------
Interest expense:
Interest on deposits                           1,186,673              1,158,061                   3,420,304             3,458,129
Interest on short-term borrowings                 58,710                 23,470                     191,456                31,985
Interest on long-term borrowings                 153,663                 32,810                     388,457                72,776
                                         -------------------       ------------------        -----------------    ------------------
     Total interest expense                    1,399,046              1,214,341                   4,000,217             3,562,890
                                         -------------------       ------------------        -----------------    ------------------
       Net interest income                     1,316,657              1,240,598                   3,877,490             3,624,127
   Provision for loan losses                      45,000                 15,000                     110,000                40,000
                                         -------------------       ------------------        -----------------    ------------------
     Net interest income after
       provision for loan losses               1,271,657              1,225,598                   3,767,490             3,584,127
                                         -------------------       ------------------        -----------------    ------------------
Non-interest income:
   Insurance commissions                          32,681                 30,741                      67,990                79,465
   Trust department income                           ---                    501                         ---                   493
   Service fee income                             79,404                 58,490                     202,645               167,635
   Securities gains (losses)                       6,104                 (3,912)                      6,104                30,000
   Gain on sales of assets                        83,608                  6,318                      96,067                 6,318
   Other income                                   11,240                 11,008                      37,458                37,076
                                         -------------------       ------------------        -----------------    ------------------
     Total other income                          213,037                103,146                     410,264               320,987
                                         -------------------       ------------------        -----------------    ------------------
Non-interest expense:
   Salaries and employee benefits                439,661                428,579                   1,315,522             1,294,552
   Net occupancy expense of premises              52,952                 46,458                     144,723               147,045
   Equipment expense                              75,019                 47,198                     217,853               190,945
   FDIC insurance premiums                         3,168                    500                       9,168                 2,000
   Other expenses                                261,310                243,340                     802,264               731,744
                                         -------------------       ------------------        -----------------    ------------------
      Total other expense                        832,110                766,075                   2,489,530             2,366,286
                                         -------------------       ------------------        -----------------    ------------------

Income before income tax expense                 652,584                562,669                   1,688,224             1,538,828

   Income tax expense                            219,618                181,825                     546,230               510,630
                                         -------------------       ------------------        -----------------    ------------------

Net Income                                      $432,966               $380,844                  $1,141,994            $1,028,198
                                         ===================       ==================        =================    ==================
Earnings per common share (Note 2)                 $1.05                  $1.01                       $2.92                 $2.72
                                         ===================       ==================        =================    ==================
Dividends per common share                          $---                   $---                       $0.41                 $0.38
                                         ===================       ==================        =================    ==================

        See Notes to Condensed Consolidated Financial Statements

97-310




                SOUTH BRANCH VALLEY BANCORP, INC., AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the Nine Months Ended September 30, 1997 and 1996
                                   (Unaudited)
                                                                                           Nine Months Ended
                                                                                September 30,             September 30,
                                                                                   1997                        1996
                                                                           --------------------         ----------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                               $1,141,994                   $1,028,198
     Adjustments to reconcile net earnings to net
     cash provided by operating activities:
       Depreciation                                                              173,038                      167,528
       Provision for loan losses                                                 110,000                       40,000
       Securities (gains) losses                                                  (6,104)                     (30,000)
       Provision for deferred income tax expense                                  72,422                        3,682
       Decrease in accrued income receivable                                       7,221                       50,353
       Amortization of security premiums and
         (accretion of discounts), net                                             7,289                       42,472
       Decrease  in other assets                                                 524,542                       74,465
        (Decrease)  in other liabilities                                          43,595                       43,547
        (Gain) on sale of fixed assets                                           (91,507)                          --
        (Gain) on sale of other asset                                             (4,559)                      (6,318)
                                                                              -----------                  ------------
       Net cash provided by operating activities                               1,977,931                   1 ,413,927
                                                                              -----------                  ------------

CASH FLOWS FROM INVESTING ACTIVITIES
       Proceeds from sales of securities available for sale                           --                    6,235,258
       Proceeds from maturities of securities available for sale               3,063,700                    3,425,000
       Purchases of securities available for sale                             (4,004,774)                  (9,708,744)
       Purchase of non-subsidiary bank stock                                  (5,203,025)                          --
       Principal payments received on securities available for sale            1,077,408                      453,490
       (Increase) decrease in Federal funds sold, net                         (1,537,603)                   1,355,920
       Principal collected on (loans to customers), net                       (8,805,180)                  (9,024,397)
       Proceeds form interest bearing deposits with other banks                  297,000                      481,919
       Purchase of Bank premises and equipment                                  (221,130)                    (105,800)
       Proceeds sales of fixed assets                                            145,180                           --
       Proceeds sales of other assets                                             15,000                       19,000
                                                                             -------------                 -------------
         Net cash provided by (used in) investing activities                 (15,173,424)                  (6,868,354)
                                                                             -------------                 -------------
                                   Continued



See Notes to Condensed Consolidated Financial Statements

98-310




                SOUTH BRANCH VALLEY BANCORP, INC., AND SUBSIDIARY
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS -
                Continued For the Nine Months Ended September 30,
                                  1997 and 1996
                                   (Unaudited)
                                                                                           Nine Months Ended
                                                                                September 30,             September 30,
                                                                                   1997                        1996
                                                                           --------------------         ----------------
CASH FLOWS FROM FINANCING ACTIVITIES
      Net increase (decrease)  in demand deposits, NOW and savings accounts    (1,439,996)                  1,214,514
      Proceeds from sales of  time deposits, net                                5,909,490                   2,163,998
      Net increase in short-term borrowings                                       596,633                   1,862,465
      Proceeds from long-term borrowings                                        6,500,000                   1,000,000
      Repayments of long-term borrowings                                         (768,464)                    (43,405)
      Net proceeds from common stock sold                                       1,489,968                         ---
      Dividends paid                                                             (155,189)                   (143,835)
                                                                            -------------------         -----------------
      Net cash provided by (used in) financing activities                      12,132,442                   6,053,737
                                                                            -------------------         -----------------

      Increase (decrease) in cash and due from banks                           (1,063,051)                     599,310

      Cash and due from banks:
            Beginning                                                           3,162,552                   2,191,647
                                                                            -------------------         -----------------

            Ending                                                             $2,099,501                  $2,790,957
                                                                            ===================         =================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
       Cash payments for:
          Interest paid to depositors                                          $3,379,938                  $3,412,237
                                                                            ===================         =================

          Interest paid on borrowings                                            $541,258                    $104,761
                                                                            ===================         =================

          Income taxes                                                           $375,271                    $435,313
                                                                            ===================         =================

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
        AND FINANCING ACTIVITIES
       Other real estate acquired in settlement of loans                          $34,510                        $--
                                                                            ===================         =================

     See Notes to Condensed Consolidated Financial Statements

99-310


                SOUTH BRANCH VALLEY BANCORP, INC., AND SUBSIDIARY

          CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY For
       the Three Months and Nine Months ended September 30, 1997 and 1996
                                   (Unaudited)

                                                                              Three Months Ended
                                                           --------------------------------------------------------------
                                                                 September 30,                          September 30,
                                                                     1997                                   1996
                                                           -------------------------           --------------------------

Balance, beginning of period                                     $14,314,054                           $11,300,153

  Net income                                                         432,966                               380,844

  Change in net unrealized gain (loss)
     on securities                                                    82,185                               374,354
                                                           -------------------------           ---------------------------
Balance, September 30                                            $14,829,205                           $12,055,351
                                                           =========================           ===========================


                                                                              Nine Months Ended
                                                          ----------------------------------------------------------------
                                                                September 30,                          September 30,
                                                                    1997                                   1996
                                                          -----------------------------        ---------------------------

Balance, beginning of period                                     $12,303,793                           $11,328,660

  Net income                                                       1,141,994                             1,028,198

  Cash dividends declared, $.41 and $.38                            (155,189)                             (143,834)
     per share respectively

  Netproceeds  from the  issuance  of 34,317  shares  of
     $2.50 par value  common stock during June 1997
     at $43.50 per share                                           1,489,968                                    --

  Change in net unrealized gain (loss)
     on securities                                                    48,639                              (157,673)
                                                          -----------------------------         ---------------------------

Balance, September 30                                            $14,829,205                           $12,055,351
                                                           ============================          ==========================


                See Notes to Condensed Consolidated Financial Statements

100-310



                SOUTH BRANCH VALLEY BANCORP, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)


Note 1.    Basis of Presentation

          The financial information included herein is unaudited; however, such information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim periods.

          The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from these estimates.

          The results of operations for the nine month period ended September 30, 1997 are not necessarily indicative of the results to be expected for the full year. The Condensed Consolidated Financial Statements and notes included herein should be read in conjunction with the Company's 1996 audited financial statements and Form 10-KSB.

          Certain accounts in the consolidated financial statements for 1996 as previously presented have been reclassified to conform to current year classifications.


Note 2.    Earnings Per Share

          Earnings per common share are computed based upon the weighted average shares outstanding. The weighted average shares outstanding for the nine month periods ended September 30, 1997 and September 30, 1996 were 391,709 and 378,510, respectively. The weighted average shares for the quarters ended September 30, 1997 and 1996 were 412,827, and 378,510 respectively.


Note 3. Investment in Marketable Equity Securities and Proposed Acquisition

          During the first quarter of 1997, the Company acquired approximately 4.2% of the common stock of The Capital State Bank, Inc.(Capital State), a state banking corporation. On June 17, 1997, the Company received approval from regulatory authorities and acquired 35.4% of Capital State's outstanding stock bringing the total investment to 39.4%. At September 30, 1997, the Company's total investment in Capital State of $5,203,025, is recorded as Marketable Equity Securities in the accompanying condensed consolidated financial statements. As a result of the Company's increase in control of Capital State's voting shares, the Company should change its method of accounting from the cost method to the equity method, effective July 1, 1997. However, due to (1) the Company's pending acquisition of 100% of the outstanding common stock of Capital State which is to be accounted for using the purchase method of accounting and (2) the insignificance of the results of operations of Capital State since the Company's investment in Capital State, this change in accounting method was not recorded as of September 30, 1997 due to its insignificant impact on the Company's consolidated results of operations and financial position.

          On August 8, 1997, the Company executed a definitive merger agreement (Merger Agreement) with the Board of Directors of Capital State whereby the Company would acquire the remaining 60.6% of Capital State's outstanding common stock. Pursuant to the terms of the Merger Agreement and upon the effective date of the proposed merger, shareholders of Capital State will be entitled to receive one (1) share of South Branch common stock in exchange for each 3.95 shares of Capital State common stock they own, plus cash in lieu of any fractional share interest. In addition, the Merger Agreement

101-310



          provides that the merger is contingent on approval of the increase in South Branch's authorized $2.50 par value common stock from 600,000 to 2,000,000 shares. The proposed merger is subject to approval by the respective shareholders of each institution and regulatory authorities.

          A summary of significant captions of Capital State's unaudited balance sheet and results of operations as of and for the nine month period ended September 30, 1997, in thousands of dollars, is as follows:

                    Total assets                                       $39,571
                    Net loans                                          $22,624
                    Total deposits                                     $28,015
                    Total shareholders' equity                         $11,241
                    Total interest income                              $ 1,776
                    Net interest income                                $   935
                    Net income                                         $     6

          Reference can be made to Forms 8-K filed by the Company on January 15, 1997, February 7, 1997, March 27, 1997, June 17, 1997, July 8, 1997
          and August 8, 1997 and form S-4 filed October 15, 1997 for further information related to the Company's planned investment in Capital State. These documents are incorporated herein by reference in their entirety.


Note 4.    Long-term borrowings

          On February 18, 1997 and March 14, 1997, the Company obtained two long-term borrowings from two separate financial institutions in the amounts of $3,000,000 and $500,000 respectively, to fund a portion of it's investment in Capital State (see Note 3). Each of these loans bear an interest rate of prime minus .25%, adjusted annually, with interest payments due quarterly. Annual principal payments in the amount of $600,000 are due on the $3,000,000 loan, while quarterly principal payments in the amount of $20,833 are due on the $500,000 loan.

          The $3,000,000 loan is collateralized by 291,410 shares of Capital State stock that the Company owns. An additional 48,500 shares of Capital State stock presently owned is pledged as collateral for the $500,000 loan.

          The subsidiary bank also had long-term borrowings of $6,403,000 and $1,707,000 as of September 30, 1997 and September 30, 1996, respectively, which consisted of advances from the Federal Home Loan Bank of Pittsburgh to fund local mortgage loan growth.

          The Company's total long-term borrowings bear an average interest rate of 6.42% as of September 30, 1997 and mature in varying amounts through the year 2010. A summary of the maturities of all long term borrowings for the next five years and thereafter is as follows:

                   1998                                           $      ----
                   1999                                               340,000
                   2000                                               500,000
                   2001                                               500,000
                   2002                                             5,150,000
                   Thereafter                                       2,756,188
                                                                    ---------
                   Total                                           $9,246,188
                                                                   ==========

102-310



Note 5.    Stock Issuance and Related Party Transaction

          On June 17, 1997, the Company issued and sold 34,317 shares of common stock to seven directors of the Company in a limited stock offering at $43.50 per share, the estimated current market value of the Company's common stock as of the sale date. The proceeds from the sale, $1,489,968, net of $2,822 in issuance costs, were used to partially fund the Company's investment in Capital State common stock.

          The following represents certain unaudited proforma information as if the issuance of common stock would have occurred as of January 1 of each period presented.




                                                                                   September 30, 1997

                                                                        As Reported                    Proforma

                     Earnings per Share                                    $2.92                          $2.77
                     Book Value per Share                                 $35.92                         $35.92

                                                                                   September 30, 1996

                                                                        As Reported                    Proforma

                     Earnings per Share                                    $2.72                          $2.49
                     Book Value per Share                                 $31.85                         $32.81


                                                                                   December 31, 1996

                                                                        As Reported                    Proforma

                     Earnings per Share                                    $3.94                          $3.61
                     Book Value per Share                                 $32.51                         $33.42


103-310








                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                (For the Years Ended December 31, 1996 and 1995)

104-310


                        SOUTH BRANCH VALLEY BANCORP,INC.
                          ANNUAL REPORT TO SHAREHOLDERS
                      FOR THE YEAR ENDED DECEMBER 31, 1996



                SOUTH BRANCH VALLEY BANCORP, INC. AND SUBSIDIARY
                      MANAGEMENT'S DISCUSSION AND ANALYSIS

The following is management's discussion and analysis of the financial condition and changes in financial condition and results of operations of South Branch Valley Bancorp, Inc., and its wholly owned subsidiary, South Branch Valley National Bank, (hereafter referred to as the Company) for the two years ended December 31, 1996. Also presented is an analysis of the rate sensitivity of the components of the Company's statement of condition.

RESULTS OF OPERATIONS

Net income for the three years ended December 31, 1996, 1995, and 1994, was $1,490,000, $1,320,000, and $1,245,000 respectively. Return on average total assets for the year ended December 31, 1996 was 1.27% compared to 1.29% in 1995 and 1.29% in 1994. On a per share basis, net income was $3.94 in 1996 compared to $3.49 in 1995 and $3.26 in 1994. Dividends per share totaled $.77 in 1996 compared to $.68 in 1995 and $.61 per share in 1994.

NET INTEREST INCOME

The major component of the Company's net earnings is net interest income, which is the excess of interest earned on earning assets over the interest expense for sources of funds. Net interest income is affected by changes in volume, resulting from growth and alterations of the balance sheet's composition, as well as fluctuations in interest rates and maturities of sources and uses of funds. Bank management seeks to maximize net interest income through management of the balance sheet. This is accomplished by determining the optimal product mix with respect to yields on assets and costs of funds in light of projected economic conditions, while maintaining portfolio risk at an acceptable level. Management uses GAP analysis to determine the optimal product mix. Included in interest and fees on loans are loan fees earned of $181,000, $180,000, and $175,000 for the years ended December 31, 1996, 1995, and 1994, respectively.

Interest income on securities which are exempt from Federal tax typically provide a favorable impact on earnings through reduction of the Company's tax liability. Consequently, for purposes of this discussion, interest income on tax exempt securities has been adjusted to reflect the tax benefit derived, after consideration of nondeductible interest expense related to these obligations, assuming an effective tax rate of 34.0 percent for all the years presented. The tax equivalent adjustment results in an increase of $52,000 in interest income for 1996, $41,000 for 1995 and $45,000 for 1994.

Table I presents, for the periods indicated, the changes in interest income and expense attributable to (a) changes in volume (changes in volume multiplied by prior period rate) and (b) changes in rate (change in rate multiplied by prior period volume). Changes in interest income and expense attributable to both rate and volume have been allocated between the factors in proportion to the relationship of the absolute dollar amounts of the change in each. Net interest income on a fully tax equivalent basis, average balance sheet amounts, and corresponding average rates for the years 1994, 1995 and 1996 are presented in Table II.

Net interest income, as adjusted, totaled $4,980,000, $4,583,000 and $4,531,000 for the years ended December 31, 1996, 1995 and 1994, respectively. The net interest margin, which recognizes earning asset growth by expressing net interest income as a percentage of total average earning assets, decreased from 4.9% in 1994 to 4.7% in 1995 and to 4.5% in 1996. Lower loan yields and an increase in the cost of funds, primarily time deposits and borrowed funds, which have been used to primarily fund loan growth, continued to negatively impact the Company's net interest margin. In 1996, the yield on interest earning assets remained the same as 1995, while the cost of interest bearing liabilities rose 10 basis points. See Table II for a detailed analysis of the Company's net interest yield on earning assets.

The spread between interest earning assets and interest bearing liabilities could continue to contract, thus negatively impacting the Company's net interest income in 1997. Management continues to monitor the net interest margin through GAP analysis to minimize the potential for any significant negative impact. See the "Liquidity and Interest Rate Sensitivity" section for further discussion of the impact of changes in market interest rates on the Company.

105-310

Table I:  Changes in Interest Margin Attributable to Rate and Volume           (In Thousands of Dollars)

                                                              1996 VERSUS 1995                               1995 VERSUS 1994

                                           -------------------------------------------     ----------------------------------------
                                                         Increase (Decrease)                            Increase (Decrease)
                                            Due to Change in:                              Due  to Change in:
                                            Volume          Rate            Net            Volume         Rate              Net
                                           -----------     ------------     -----------    -------------  -----------   -----------
Loan                                        $    1,091     $     (129)     $      962       $       486    $      309   $       795
Securities
    Taxable                                         33             27              60                23            (1)           22
    Tax-exempt                                     121            (19)            102                39           (33)            6
Interest bearing deposits
     with other banks                               (8)            (4)            (12)                9            (1)            8
Federal funds sold                                   8             (8)             --               (14)           20             6
                                           -----------     ------------     -----------    -------------  -----------   -----------
Total interest earned on
          interest-earning assets                1,245           (133)          1,112               543           294           837
                                           -----------     ------------     -----------    -------------  -----------   -----------
Interest paid on:
Interest bearing demand deposits                    64            (36)             28                72           113           185
Regular savings                                     64             13              77               (22)           34            12
Time savings                                       343            154             497               152           397           549
Federal funds purchased and  securities
   sold with agreement to repurchase                60             --              60                --            --            --
Borrowed funds                                      56             (3)             53                38             1            39
                                           -----------     ------------     -----------    -------------  -----------   -----------
 Total interest paid on liabilities                586            129             715               240           545           785
                                           -----------     ------------     -----------    -------------  -----------   -----------
 Net interest income                        $      659    $      (262)      $     397        $      303    $     (251)   $       52
                                           ===========     ============     ===========    =============  ===========   ===========


106-310


Table II:  Average Distribution of Assets, Liabilities and Shareholders' Equity,
                Interest Earnings & Expenses, and Average Rates


                                                 1996                                1995                            1994
                                    -----------------------------   ------------------------------   ------------------------------
 (In thousands                       Average   Earnings/  Yield/    Average   Earnings/    Yield/     Average   Earnings/   Yield/
 of dollars)                         Balances  Expense    Rate      Balances  Expense      Rate       Balances  Expense     Rate
                                    -----------------------------   ------------------------------   ------------------------------

ASSETS
Interest earning assets:
Loans, net of unearned interest    $  76,797  $   7,552    9.8%   $  66,148  $   6,590     10.0%      $  61,175 $  5,795      9.5%
Securities
   Taxable                            26,557      1,711    6.4%      26,059      1,651      6.3%         25,703    1,629      6.3%
   Tax-exempt                          4,757        307    6.5%       2,898        205      7.1%          2,390      199      8.3%
Interest bearing deposits with
 other banks                           1,869        125    6.7%       1,997        137      6.9%          1,859      129      6.9%
Federal Funds sold                       892         49    5.5%         756         49      6.5%          1,051       43      4.1%
                                    ---------   -------  -------   ---------  ---------   -------     ---------  -------- ---------
Total interest earning assets        110,872      9,744    8.8%      97,858      8,632      8.8%         92,178    7,795      8.5%
Noninterest earning assets:
  Cash & due from banks                2,419                          2,157                               2,694
  Bank premises & equipment            3,155                          2,084                               1,298
  Other assets                         1,298                          1,052                               1,032
   Allowance for  loan losses           (861)                          (930)                               (990)
                                    ---------                       ---------                         ----------
      Total assets                 $ 116,883                      $ 102,221                           $  96,212
                                    =========                       =========                         ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
 Liabilities
 Interest bearing liabilities:
 Interest bearing demand deposits $   19,761   $    669    3.4%   $  17,825   $    641      3.6%      $  15,579  $   456      2.9%
 Regular savings                      15,048        523    3.5%      13,084        446      3.4%         13,757      434      3.2%
 Time savings                         57,756      3,398    5.9%      51,492      2,901      5.6%         48,486    2,352      4.9%
 Federal funds purchased and
 securities sold with agreement to
 repurchase                            1,422         60    4.2%          --         --       --              --       --       --
 Borrowed funds                        1,960        114    5.8%         995         61      6.1%            377       22      5.8%
                                    ---------   -------  -------   ---------  ---------   -------     ---------  -------- ---------
                                      95,947      4,764    5.0%      83,396      4,049      4.9%         78,199    3,264      4.2%
 Noninterest bearing  liabilities
  Demand deposits                      8,532                          7,819                               8,009
  Other liabilities                      914                            716                                 606
                                    ---------                      ---------                          ---------
      Total liabilities              105,393                         91,931                              86,814
 Shareholders' equity                 11,490                         10,290                               9,398
                                    ---------                      ---------                          ---------
  Total liabilities and shareholders'
   equity                          $ 116,883                      $ 102,221                           $  96,212
                                    =========                       ========                          =========
 NET INTEREST EARNINGS                        $   4,980                         $4,583                           $ 4,531
                                              =========                         ======                           =======
 NET INTEREST YIELD ON
 EARNING ASSETS                                            4.5%                             4.7%                               4.9%
                                                         =======                          ======                            =======

PROVISION FOR LOAN LOSSES

The provision for loan losses represents management's determination of the amount necessary to be charged against the current period's earnings in order to maintain the allowance for loan losses at a level which is considered adequate in relation to the estimated risk inherent in the loan portfolio. The provision for loan losses was $95,000, $55,000, and $120,000 for the years ended December 31, 1996, 1995, and 1994, respectively. Charge-offs, net of recoveries, for 1996 were $96,000 compared to $188,000 and $32,000 in 1995 and 1994, respectively. See the "Risk Elements" section for further discussion of the allowance for loan losses.

107-310


OTHER INCOME

Other income totaled $457,000,  $379,000 and $342,000 or 4.5%, 4.2%, and 4.2% of
total income for each of the years ended December 31, 1996, 1995, and 1994, respectively. The following table details the components of non-interest income earned by the Company for the years ended December 31, 1996, 1995 and 1994 in thousands of dollars, as well as the percentage increase (decrease) in each of the components over the prior year.


                                                    (In thousands of dollars)
                                                 1996                              1995                         1994
                                          ------------------------     -----------------------    -----------------------
                                                         Percent                     Percent
                                           Amount        Change        Amount        Change       Amount
                                          -----------   ----------     ---------    ----------    -----------------------

Insurance commissions                    $     111         0.1%       $     110        (0.1%)   $     111
Trust department income                          6        20.0%               5       (68.8%)          16
Service fees                                   233        10.4%             211         1.0%          209
Securities gains (losses)                       30      3100.0%              (1)       50.0%           (2)
Gain (loss) on sales of other assets             7       100.0%              --       100.0%          (21)
Other                                           70        29.6%              54        86.2%           29
                                           ----------   -----------    ----------   -----------    -----------------------
                                         $     457        20.6%       $     379        10.8%    $     342
                                           ==========                  ==========                  =======================

Non-interest income earned in 1996 increased $78,000 or 20.6%.This increase is attributable to three items. Service fee income increased 10.4% from $211,000 in 1995 to $233,000 in 1996. Securities gains (losses) increased from a loss of $1,000 in 1995 to a gain of $30,000 in 1996. Gain on sales of other assets increased from $0 in 1995 to $7,000 in 1996. There were no significant fluctuations or unusual items during 1996.

OTHER EXPENSES

Other expense totaled  $3,156,000,  $2,866,000,  and $2,799,000 or 39.4%, 41.1%,
and 45.3% of total expense for each of the years ended December 31, 1996, 1995, and 1994, respectively. The following table itemizes the primary components of non-interest expense in thousands of dollars for the three years ended December 31, 1996 by dollar amount and percentage variance from the preceding year.

                                                                     (In thousands of dollars)
                                                  1996                        1995                         1994
                                       ------------------------    --------------------------     ---------------------
                                                       Percent                      Percent
                                         Amount        Change         Amount        Change         Amount
                                       -----------   ----------    ------------    ----------     ---------------------
Salaries and employee benefits        $   1,728         11.0%       $   1,557         7.5%      $   1,448
Net occupancy expense of premises           189         48.8%             127         7.6%            118
Equipment rentals, depreciation
 and maintenance                            181         11.7%             162         3.2%            157
Federal deposit insurance premiums            2        (98.0%)            100       (51.2%)           205
Other expense                             1,056         14.8%             920         5.6%            871
                                       -----------                 ------------                    --------------------
                                      $   3,156         10.1%       $   2,866         2.4%      $   2,799
                                       ===========                 ============                    ====================

Non-interest expense increased $290,000 or 10.1% from 1995 to 1996. The most significant component of non-interest expense, salaries and employee benefits, increased 11.0% from $1,557,000 in 1995 to $1,728,000 in 1996. This is a result of general merit raises and an increase in our employee health insurance premiums. Net occupancy expense of premises totaled $189,000 for 1996 as compared to $127,000 for 1995 for a 48.8% increase. A major portion of this increase is the annual depreciation expense resulting from the purchase of the Petersburg, West Virginia branch building and the new addition to the main office in Moorefield, West Virginia. Equipment rentals, depreciation and maintenance increased 11.7% from $162,000 in 1995 to $181,000 in 1996. A major portion of this increase is the annual depreciation expense resulting from the purchase of the equipment for the Petersburg branch and the new addition to the main office. FDIC Insurance premiums decreased approximately $98,000 or (98.0%) from 1995 to 1996. This decrease was a result of the FDIC's reduction of the premiums for adequately capitalized banks from 4 cents per $100 of deposits to $500 per quarter. These increases were expected and planned for by management.

108-310

INCOME TAX EXPENSE

Income tax expense (benefit) for the three years ended December 31, 1996, 1995, and 1994 totaled $643,000, $680,000, and $665,000, respectively. See Note 10 of the accompanying consolidated financial statements for further information relating to the Company's income taxes.

CHANGES IN FINANCIAL POSITION

Table III illustrates the average composition of major balance sheet classifications of the Company expressed in terms of dollar amounts and as a percentage of total assets for each of the three years ended December 31, 1996, 1995 and 1994.

Total average assets for the year ended December 31, 1996 were $116,883,000, an increase of 14.3% over 1995's average of $102,221,000. Total average assets increased $6,009,000 or 6.2% from 1994 to 1995.

Total average interest earning assets, expressed as a percentage of total assets, decreased slightly to 94.8% for 1996 as compared to 95.7% for 1995 and 95.8% for 1994.

Management has been making an effort to effectively leverage the Bank's capital and has used the Federal Home Loan Bank of Pittsburgh to achieve that goal. The Bank uses these funds to fund fixed rate, long term mortgage loans as well as specific commercial loan projects. The Bank's total line of credit limit with the Federal Home Loan Bank is approximately $35,000,000. During 1996 the Bank borrowed a total of $2,840,000 from the Federal Home Loan Bank. See Note 9 of the accompanying consolidated financial statements for further information concerning the Bank's long term borrowings.

Total deposits at December 31, 1996 increased approximately 1.0% compared to December 31, 1995. Average deposits increased approximately $11,000,000 or 12.3% during 1996. Approximately 45.5% or $5,000,000 of the Company's average balance growth in deposits in 1996 was the result of the deposits acquired at the time of purchase of the Company's Petersburg branch, which was acquired in November 1995. This growth was within management's goals of consistent, controlled deposit growth. See Table II for average deposit balances by type and their related interest expense. Also see Note 8 of the accompanying consolidated financial statements for a maturity distribution of certificates of deposit and Individual Retirement Accounts in denominations of $100,000 or more as of December 31, 1996.



South Branch Valley Bancorp, Inc. and Subsidiary
Table III:  Average Balances (In thousands of dollars)


                                                1996                      1995                        1994
                                     --------------------------  -----------------------   ------------------------
                                      Average                      Average                 Average
                                      Balances      Percent        Balances      Percent   Balances      Percent
                                     -----------   -----------   ------------- ---------   ----------    ----------
ASSETS
Interest earning assets:
Loans, net of unearned interest      $  76,797       65.7%       $   66,148        64.7%   $  61,175       63.6%
                                     -----------   -----------   ------------- ---------   ----------    ----------
Securities
      Taxable                           26,557       22.7%           26,059        25.5%      25,703       26.7%
      Tax-exempt                         4,757        4.1%            2,898         2.8%       2,390        2.5%
                                     -----------   -----------   ------------- ---------   ----------    ----------
              Total                     31,314       26.8%           28,957        28.3%      28,093       29.2%
                                     -----------   -----------   ------------- ---------   ----------    ----------
Interest bearing deposits with
   other banks                           1,869        1.6%            1,997         2.0%       1,859        1.9%
Federal Funds sold                         892        0.7%              756         0.7%       1,051        1.1%
                                     -----------   -----------   ------------- ---------   ----------    ----------
Total interest earning assets          110,872       94.8%           97,858        95.7%      92,178       95.8%
Noninterest earning assets:
Cash & due from banks                    2,419        2.1%            2,157         2.1%       2,694        2.8%
Bank premises & equipment                3,155        2.7%            2,084         2.1%       1,298        1.3%
Other assets                             1,298        1.1%            1,052         1.0%       1,032        1.1%
Allowance for loan losses                 (861)      (0.7%)            (930)       (0.9%)       (990)      (1.0%)
                                     -----------   -----------   ------------- ---------   ----------    ----------
Total assets                        $  116,883      100.0%       $  102,221       100.0%   $  96,212      100.0%
                                     ===========   ===========   ============= =========   ==========    ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest bearing liabilities:
Interest bearing demand deposits    $   19,761       16.9%       $   17,825        17.4%   $  15,579       16.2%
Regular savings                         15,048       12.9%           13,084        12.8%      13,757       14.3%
Time savings                            57,756       49.4%           51,492        50.4%      48,486       50.4%
Federal funds purchased and
 securities sold with agreement
      to repurchase                      1,422        1.2%              --           --           --         --
Borrowed funds                           1,960        1.7%              995         1.0%         377        0.4%
                                     -----------   -----------   ------------- ---------   ----------    ----------
                                        95,947       82.1%           83,396        81.6%      78,199       81.3%
Noninterest bearing liabilities:
Demand deposits                          8,532        7.3%            7,819         7.6%       8,009        8.3%
Other liabilities                          914        0.8%              716         0.7%         606        0.6%
                                     -----------   -----------   ------------- ---------   ----------    ----------
Total liabilities                      105,393       90.2%           91,931        89.9%      86,814       90.2%
Shareholders' equity                    11,490        9.8%           10,290        10.1%       9,398        9.8%
                                     -----------   -----------   ------------- ---------   ----------    ----------
Total liabilities and  shareholders'
     equity                         $  116,883      100.0%       $  102,221       100.0%   $  96,212      100.0%
                                     ===========  ============   =============  ========   ==========    ==========

109-310

LOAN PORTFOLIO

Total net loans averaged $76,797,000 in 1996 and comprised 65.7% of total average assets compared to $66,148,000 or 64.7% of total average assets during 1995. This increase in the dollar volume of loans is primarily attributable to increased loan demand experienced in 1996 as well as a more aggressive strategy taken by management to increase quality loan volume by expanding the Bank's commercial and real estate portfolios.

The following table depicts loan balances at December 31, 1996 and 1995 by types along with their respective percentage of total loans outstanding.


                                                                                 (In thousands of dollars)
                                                                         1996                             1995

                                                               -------------------------     -----------------------------
                                                                              Percent                            Percent
                                                               Amount         of Total        Amount            of Total
                                                               -----------    -----------    -------------      ----------
Commercial, financial,
    and agricultural                                         $  20,451          24.6%        $  18,875             26.4%
Real estate--mortgage                                           43,468          52.2%           36,980             51.7%
Real estate--construction                                          154            .2%              103               .2%
Installment loans to individuals
   (net of unearned interest)                                   18,584          22.3%           14,957             20.9%
Other                                                              615            .7%              543               .8%
                                                               -----------     -----------    ------------      ----------
Total loans (net of  unearned interest)                      $  83,272         100.0%        $  71,548            100.0%
                                                               -----------                    ------------
Less allowance for loan losses                                     858                             860
                                                               -----------                    ------------
 Loans, net                                                  $  82,414                       $  70,598
                                                               ===========                    ============

No significant changes in the Company's loan portfolio composition occurred during 1996. Refer to Note 5 of the accompanying consolidated financial statements for the Company's loan maturities and a discussion of the Company's adjustable rate loans as of December 31, 1996.

In the normal course of business, the Bank makes various commitments and incurs certain contingent liabilities which are disclosed but not reflected in the accompanying financial statements. These commitments and contingent liabilities include various guarantees and commitments to extend credit and standby letters of credit. At December 31, 1996, 1995, and 1994, such commitments approximated $5,639,000, $4,463,000, and $3,445,000, respectively. The Bank does not anticipate any material losses as a result of these commitments. Interest on installment loans is recognized using methods which approximate the simple interest method depending on the term of the loan and provisions of State law on the date the loan was originated. For commercial and real estate mortgage loans, interest income is computed using the simple interest method. Certain loan fees and direct loan costs are recognized as income or expense when incurred, whereas, generally accepted accounting principles require that such fees and costs be deferred and amortized as adjustments of the related loan's yield over the contractual life of the loan. The effects of this departure from generally accepted accounting principles are not significant to the Company's consolidated financial statements.

110-310
RISK ELEMENTS

A loan is impaired when, based on current information and events, it is probable that all amounts due will not be collected in accordance with the contractual terms of the specific loan agreement. Impaired loans, other than certain large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment, are reported at the present value of expected future cash flows discounted using the loan's original effective interest rate or, alternatively, at the loan's observable market price, or at the fair value of the loan's collateral if the loan is collateral dependent.

The following table presents a summary of restructured or nonperforming loans for each of the three years ended December 31, 1996, 1995 and 1994.




                                                                              December 31,
                                                  --------------------------------------------------------------------
                                                                 1996                 1995                 1994
                                                  --------------------------------------------------------------------
                                                                       (In thousands of dollars)
Nonaccrual loans                                           $      343            $     538            $     675
Accruing loans past due 90 days or more                           324                  260                  585
Restructured loans                                                 55                  230                  366
                                                  --------------------------------------------------------------------
 Total                                                     $      722            $   1,028            $   1,626
                                                  ====================================================================
Percentage of total loans net of unearned interest                .9%                  1.4%                 2.5%
                                                  ====================================================================

111-310

If interest on non-accrual loans had been accrued, such income would have approximated $31,000, $37,000 and $6,000 for the years ended December 31, 1996, 1995 and 1994, respectively. Interest income previously accrued on non-accrual loans and included as a part of the Company's interest income is not material. The Company's subsidiary bank, on a quarterly basis, performs a comprehensive loan evaluation which encompasses the identification of all potential problem credits which are included on an internally generated watch list. The identification of loans for inclusion on the watch list is facilitated through the use of various sources, including past due loan reports, previous internal and external loan evaluations, classified loans identified as part of regulatory agency loan reviews and reviews of new loans representative of current lending practices within the Bank. Once this list is reviewed to ensure it is complete, the credit review department reviews the specific loans for collectibility, performance and collateral protection. In addition, a grade is assigned to the individual loans utilizing internal grading criteria, which is somewhat similar to the criteria utilized by the Bank's primary regulatory agency. Based on the results of these reviews, specific reserves for potential losses are identified and the allowance for loan losses is adjusted appropriately. While there may be some loans or portions of loans identified as potential problem credits which are not specifically identified as either non-accrual or accruing loans past due 90 or more days, they are considered by management to be insignificant to the overall disclosure and are, therefore, not specifically quantified within the Management's Discussion and Analysis.

In addition, management feels these additional loans do not represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity or capital resources. Also, these loans do not represent material credits about which management is aware of any information which would cause the borrowers to not comply with the loan repayment terms.

Specific reserves are allocated to the non-performing loans based on the quarterly evaluation of expected loan loss reserve requirements as determined by Bank management. In addition, a portion of the reserve is determined through the use of loan loss experience factors which do not provide for identification of specific potential problem loans. As noted above, some of the loans, which are not deemed significant, are included in the watch list of potential problem loans and have specific reserves allocated to them.

At December 31, 1996, the Company's allowance for loan loss was $858,000 or 1.0% of total loans compared to $860,000 or 1.2% at December 31, 1995.

Table IV below presents an allocation of the expected allowance for loan losses by major loan type.


Table IV:  Allocation of the Allowance for Loan Losses (In thousands of dollars)


                                               1996                      1995                   1994
                                 --------------------------------------------------------------------------------
                                                 Percent of                 Percent of                Percent of
                                                 Loans in Each              Loans in Each             Loans in Each
                                                 Category to                Category to               Category to
                                   Amount        Total Loans    Amount      Total Loans    Amount     Total Loans
                                 ---------------------------------------------------------------------------------
Commercial, financial,
   and agricultural            $     204             24.3%    $    232           26.4%    $    364        27.7%
Real estate                          333             51.8%         378           51.9%         488        52.3%
Installment                          309             23.2%         241           20.9%         138        19.3%
Other                                 12               .7%           9            0.8%           3         0.7%
                                 ---------------------------------------------------------------------------------
                               $     858            100.0%    $    860          100.0%    $    993       100.0%
                                 =================================================================================

At December 31, 1996, the Company had approximately $29,000 in other real estate owned which was obtained as the result of foreclosure proceedings and $39,500 in other repossessed assets which was obtained as the result of auto repossessions. Management does not anticipate any material losses on any of the items currently held in other real estate owned or other repossessed assets.

112-310

LOAN CONCENTRATIONS

The Company's subsidiary bank grants commercial, residential and consumer loans to customers primarily located in Hardy, Grant, Hampshire and Pendleton Counties of West Virginia. Although the Bank strives to maintain a diverse loan portfolio, a substantial portion of its debtors' ability to honor their contracts is indirectly dependent upon the poultry industry.

As of December 31, 1996 and 1995, the Bank had direct extensions of credit used to build and operate poultry houses totaling approximately $4,564,000 and $5,873,000, respectively. These loans are generally structured to be repaid over periods ranging from 15 to 20 years, however, most also contain balloon provisions which serve to require each loan's renewal every 1 to 5 years. Further, interest rate risk is minimized by underwriting loans not subject to a balloon provision with an adjustable interest rate feature. The security for these loans generally consists of liens on the land, buildings and equipment associated with each poultry house.

The Bank evaluates the credit worthiness of each of its customers on a case-by-case basis and the amount of collateral it obtains is based upon management's credit evaluation. Although, by definition, loan concentrations are more susceptible to deteriorating economic conditions affecting the specific areas and industries to which the concentrations are tied, the Company does not, as of this writing, anticipate losses in this identified area that would be materially different from the losses experienced in the loan portfolio taken as a whole.

SECURITIES

All securities have been classified as available for sale as of December 31, 1996. The fair value of the Bank's available for sale portfolio totaled $29,351,998, at December 31, 1996, which was 100.7% of the amortized cost. See
Note 4 of the accompanying consolidated financial statements for details of amortized cost, the fair values, unrealized gains and losses as well as the security classifications by type. Available for sale securities comprised approximately 24.0% of total assets at December 31, 1996.

At December 31, 1996, the Bank did not own securities of any one issuer that exceeded ten percent of shareholders' equity. The maturity distribution of the securities portfolio at December 31, 1996, excluding equity securities of $394,425, together with the weighted average yields for each range of maturity are summarized in Table V. The maturity distribution is based on contractual maturities except for amortizing securities which are based on anticipated average life to maturity, as discussed in Note 4 to the accompanying consolidated financial statements. The stated average yields are actual yields and are not stated on a tax equivalent basis.

Table V:  Investment Security Maturity Analysis (In thousands of dollars)

                                                              After One          After Five
Securities Available                     Within               but within         but within             After
for Sale                                One Year              Five Years         Ten Years              Ten Years
                                   ----------------------------------------------------------------------------------------
                                   Amount       Yield      Amount      Yield    Amount       Yield     Amount       Yield
                                   ----------------------------------------------------------------------------------------
U.S. Treasury securities          $    1,259     5.54%  $   2,988       6.63% $    - -         - -   $   - -          - -
U.S. Government agencies
  and corporations                       850     5.30%      8,734       6.61%     3,909       6.93%      200         6.45%
Mortgage backed securities:
   U.S. Government agencies
     and corporations                  1,602     7.15%      2,835       6.22%       173       6.59%      - -         - -
State and political  subdivisions        285     5.52%      1,383       5.26%     2,181       5.05%    1,870         5.29%
Other                                    250     5.47%        248       7.00%       - -        - -       - -         - -
                                -------------------------------------------------------------------------------------------
Total                             $    4,246     6.34%   $ 16,188       6.46%   $ 6,263       6.37%  $ 2,070         5.26%
                                =============            ===========            =========            ========

113-310
SHORT TERM BORROWINGS

The Bank has a line of credit from the Federal Home Loan Bank of Pittsburgh. Management uses this line to make additional funds available to customers in the form of loans at competitive rates. Funds acquired through this program are reflected on the consolidated balance sheet as short-term borrowings due to the repayment terms of the debt agreement.

The Federal Home Loan Bank borrowings is a product known as Flexline. It is a line of credit limited to 10% of the Bank's assets and is subject to annual renewals that are effective the first business day of the new year. The line bears interest at the Bank's overnight cost of funds rate, and may be paid off at any time without prepayment penalty. The Bank's borrowing rate is subject to change daily. The line of credit is secured by a blanket lien on all unpledged and unencumbered assets of the Bank.

The Bank's management has recognized that the Bank has excess capital. Management has been using the Federal Home Loan Bank's long term and short term loan programs to effectively leverage this unused capital.

See note 9 to the accompanying consolidated financial statements for a summary of the Company's short term borrowings, consisting of Federal funds purchased, repurchase agreements and borrowings from the Federal Home Loan Bank, for the years ended December 31, 1996 and December 31, 1995.


LONG TERM BORROWINGS

The Bank's long term borrowings of $3,514,652 at December 31, 1996 consist of advances from the Federal Home Loan Bank of Pittsburgh. During 1996, borrowings through the Community Investment Program totaled $2,090,000 with an average weighted interest rate of 5.95% while borrowings through the regular long term fixed rate program totaled $1,443,913 with an average weighted interest rate of 5.48%. The Bank used these funds to fund fixed rate, long term mortgage loans as well as specific commercial loan projects.

See note 9 to the accompanying consolidated financial statements for a summary of the Company's long term borrowings maturities for the year ended December 31, 1996.

LIQUIDITY

Liquidity in commercial banking can be defined as the ability to satisfy customer loan demand and meet deposit withdrawals while maximizing net interest income. The Bank uses ratio analysis to monitor the changes in its sources and uses of funds so that an adequate liquidity position is maintained. At December 31, 1996, liquidity was available through cash, due from banks, Federal funds sold, securities and interest bearing deposits with other banks maturing within one year and totaled approximately $6,851,000 or 5.6% of total assets. Secondary sources of liquidity are provided by all remaining available for sale securities, Federal funds purchased, Federal Home Loan Bank lines of credit, and correspondent banks lines of credit. Management believes that the liquidity of the Company is adequate and foresees no demand or conditions that would adversely affect it.

114-310
ASSET/LIABILITY MANAGEMENT

The principal objective of asset/liability management is to minimize interest rate risk, which is the vulnerability of the Company's net interest income to changes in interest rates and manage the ratio of interest rate sensitive assets to interest rate sensitive liabilities within specified maturities or repricing dates. The Company's actions in this regard are taken under the guidance of the Subsidiary Bank's Asset/Liability Management Committee, which is comprised of members of the Bank's senior management and members of the Board of Directors. The Bank's Asset/Liability Management Committee is actively involved in formulating the economic assumptions that the Bank uses in its financial planning and budgeting process and establishes policies which control and monitor the Bank's sources, uses and prices of funds.

Some amount of interest rate risk is inherent and appropriate to the banking business. Several techniques are available to monitor and control the level of interest rate risk. The Bank regularly performs modeling to project the potential impact of future interest rate scenarios on net interest income. Through such simulation analysis, interest rate risk is maintained within established policy limits. Based upon the present mix of assets and liabilities and management's assumptions with respect to growth and repricing, no significant impact on the Company's 1997 net interest margin is expected given a 200 basis point change in interest rates during 1997.

Another means of analyzing an institution's interest rate risk is by monitoring its interest rate sensitivity "gaps." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity "gap" is defined as the difference between interest earning assets and interest bearing liabilities maturing or repricing within a given time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds interest rate sensitive assets. During a period of falling interest rates, a positive gap would tend to adversely affect net interest income, while a negative gap would tend to result in an increase in net interest income. During a period of rising interest rates, a positive gap would tend to result in an increase in net interest income while a negative gap would tend to affect net interest income adversely.

Table VI sets forth at December 31, 1996 the Company's interest rate sensitivity gaps within the one year time horizon computed based upon contractual repricings and maturities. As presented in the table, the Company has a one year cumulative negative interest sensitivity gap of $35.0 million (or 30.6% of total earning assets). However, included within the one year time period are $33.1 million of interest bearing demand and savings deposits which on a contractual basis are immediately repriceable. However, the actual repricing of these deposits tends to lag well behind movements in market interest rates. Accordingly, the sensitivity of such core deposits to changes in market interest rate may differ significantly from their contractual terms. If interest bearing demand and savings deposits are assumed to reprice beyond the one year time horizon, the Company's one year cumulative interest rate sensitivity gap at December 31, 1996 would be a negative $1.9 million or just 1.6% of interest earning assets.

115-310

Table VI: Asset & Liability Rate Sensitivity Analysis, December 31, 1996 (In thousands of dollars)

                                                                Maturing or Repricing Within
                                                    -----------------------------------------------------
                                                       0-90        91-180        181-365        Total
                                                       Days        Days          Days           1 Year
                                                    -----------------------------------------------------
Interest Earning Assets:
Loans                                               $   11,695    $  10,815      $  10,522      $  33,032
Taxable Securities                                         284          805          1,294          2,383
Tax Exempt Securities                                      - -          250             35            285
Other                                                      - -          - -            297            297
                                                    -----------------------------------------------------
         Total Earning Assets                       $   11,979    $  11,870      $  12,148      $  35,997
                                                    =====================================================
Interest Bearing Liabilities:
Certificates of Deposit                            $     9,218    $  10,611      $  18,041      $  37,870
Savings Deposits                                        12,939          - -            - -         12,939
Interest Bearing Demand Deposits                        20,140          - -            - -         20,140
                                                    -----------------------------------------------------
                                                   $    42,297    $  10,611      $  18,041      $  70,949
                                                    =====================================================
   Static Interest Sensitivity Gap                 $   (30,318)   $   1,259      $  (5,893)     $ (34,952)
                                                    =====================================================
Cumulative Gap                                        $(30,318)    $(29,059)     $ (34,952)
                                                    ========================================

Gap/Total Earning Assets                                                                          (30.6%)
                                                                                                  =======
   Gap/Total Earning Assets (excluding savings & demand deposits)                                  (1.6%)
                                                                                                  =======




CAPITAL RESOURCES

The capital position of South Branch Valley Bancorp, Inc. has shown consistent growth during the past three years. Stated as a percentage of total assets, the Company's equity ratio was 10.1%, 10.0%, and 9.7% at December 31, 1996, 1995 and 1994, respectively. These increases can be attributed to a strong earnings base during the past three years combined with controlled asset growth. The Company's subsidiary bank's risk weighted tier I capital, total capital and leverage capital ratios were approximately 14.8%, 15.9% and 9.9%, respectively, at December 31, 1996, which is considered well capitalized under regulatory guidelines for prompt corrective actions. The Bank is subject to minimum capital ratios as further discussed in Note 13 of the accompanying consolidated financial statements.

Management has established an objective to maintain a minimum 8.0% rate of internal capital growth as a primary means of ensuring capital adequacy within regulatory guidelines. The percent of return on average equity multiplied by the percent of earnings retained equals the internal capital growth rate percentage. The following table illustrates this relationship.

Relationship Between Significant Financial Ratios

                                            1996           1995           1994
                                       ----------      -----------    ----------
Return on average equity                   13.3%           12.8%         13.3%
  times
Earnings retained                          80.4%           80.5%         81.4%
  equals
Internal capital growth rate               10.7%           10.3%         10.8%

Cash dividends rose 13.2% to $.77 in 1996. It is the intention of management and the Board of Directors to continue to pay dividends on a similar schedule during 1997. However, future cash dividends will depend on the earnings, financial condition and the business of the Bank as well as general economic conditions. Management is not presently aware of any reason dividend payments should not continue.

Dividends paid by the Bank are subject to restrictions by banking regulations. The most restrictive provision requires approval by the regulatory agency if dividends declared in any year exceed the year's net income, as defined, plus the retained net profits of the two preceding years. During 1997, the net retained profits available for distribution to South Branch Valley Bancorp, Inc. as dividends without regulatory approval are approximately $1,970,000, plus net income of the interim periods through the date of declaration.

116-310
EFFECTS OF CHANGING PRICES

The results of operations and the financial position of the Company have been presented based on historical cost, unadjusted for the effects of inflation, except for the recording of unrealized gains/losses on available for sale securities. Inflation could significantly impact the value of the Company's interest rate sensitive assets and liabilities and the cost of noninterest expenses, such as salaries and occupancy expenses.

As a financial intermediary, the Company holds a high percentage of interest rate sensitive assets and liabilities. Consequently, the estimated fair value of a significant portion of the Company's assets and liabilities reprice more frequently than those of non-banking entities. The Company's policies attempt to structure its mix of financial instruments and manage its interest rate sensitivity gap in order to minimize the potential adverse effects of inflation or other market forces on its net interest income, earnings and capital. A comparison of the carrying value of the Company's financial instruments to their estimated fair value as of December 31, 1996 is disclosed in Note 14 to the accompanying consolidated financial statements.

Indirectly, management of the money supply by the Federal Reserve to control the rate of inflation has an impact on the earnings of the Company. Further, changes in interest rates to control inflation may have a corresponding impact on the ability of certain borrowers to repay loans granted by the Company.

OTHER

As disclosed in Note 15 to the accompanying consolidated financial statement, on January 15, 1997, the Company executed a binding letter of intent to purchase approximately 23% of the outstanding stock of a state chartered financial institution located in Charleston, Kanawha County, West Virginia, subject to the occurrence of certain events and regulatory approval. On February 7, 1997, the Company amended its notification to regulatory authorities to acknowledge the Company's execution of additional letters of intent with other parties which will result in the total acquisition of 424,680 shares or 35.4% of this state bank's outstanding common stock for approximately $4,671,480. The purpose of this transaction is to permit the Company to obtain control of the state bank.

The source and amount of funds to be used in this acquisition are expected to be
(i) $178,000 in funds currently available to the Company: (ii) $3,000,000 from a long-term borrowing to be obtained from another financial institution: and (iii) $1,492,790 from the proceeds of the expected issuance of 34,317 shares of Company common stock to certain directors at a price of $43.50 per share. This proposed transaction remains subject to approval by state and federal regulatory authorities.

117-310


                    AUDITED CONSOLIDATED FINANICAL STATEMENTS

                      (As of December 31, 1996 and 1995 and
                        for The Years Ended December 31,
                              1996, 1995, and 1994)

118-310

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
South Branch Valley Bancorp,Inc.
Moorefield, West Virginia

We have audited the accompanying consolidated balance sheets of South Branch Valley Bancorp, Inc., and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1996, 1995 and 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of South Branch Valley Bancorp, Inc. and subsidiary as of December 31, 1996 and 1995, and the results of their operations and cash flows for the years ended December 31, 1996, 1995 and 1994, in conformity with generally accepted accounting principles.


                                                   ARNETT & FOSTER, P.L.L.C.


Charleston, West Virginia
January 31, 1997



             1000 Laidley Tower, 500 Lee Street, East, P.O. Box 2629
                         Charleston, West Virginia 25329
                           304/346-0441 o 800/642-3601
                          Certified Public Accountants
                         Member of the McGladrey Network

119-310



South Branch Valley Bancorp, Inc., and Subsidiary
Consolidated Balance Sheets
December 31, 1996 and 1995
                                                                           1996              1995
                                                                    ----------------------------------
ASSETS
Cash and due from banks                                             $      3,162,552  $     2,191,647
Interest bearing deposits with other banks                                 1,553,000        2,134,919
Federal funds sold                                                           723,734        2,161,745
Securities available for sale                                             29,351,998       31,480,580
Loans, less allowance for loan losses of $858,423 and
  $859,681, respectively                                                  82,414,205       70,598,398
Bank premises and equipment, net                                           3,121,892        3,180,351
Accrued interest receivable                                                  928,642          983,841
Other assets                                                                 857,582          386,377
                                                                    ----------------------------------
           Total assets                                             $    122,113,605  $   113,117,858
                                                                    ==================================

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
     Deposits
          Non interest bearing                                      $      9,075,059  $     7,832,774
          Interest bearing                                                91,866,353       92,213,562
                                                                    ----------------------------------
              Total deposits                                             100,941,412      100,046,336
     Short-term borrowings                                                 4,377,397             - -
     Long-term borrowings                                                  3,514,652          750,000
     Other liabilities                                                       976,351          992,862
                                                                    ----------------------------------
           Total liabilities                                             109,809,812      101,789,198
                                                                    ----------------------------------

Commitments and Contingencies

SHAREHOLDERS' EQUITY
     Common stock, $2.50 par value, authorized 600,000
      shares, issued 382,625                                                 956,562          956,562
     Capital surplus                                                         685,534          685,534
     Retained earnings                                                    10,711,468        9,512,884
     Less cost of shares acquired for the treasury
          1996 and 1995, 4,115 shares                                       (166,970)        (166,970)
     Net unrealized gain (loss) on securities                                117,199          340,650
                                                                   -----------------------------------
            Total shareholders' equity                                    12,303,793       11,328,660
                                                                   -----------------------------------


            Total liabilities and shareholders' equity              $    122,113,605  $   113,117,858
                                                                   ===================================


See Notes to Consolidated Financial Statements

120-310


South Branch Valley Bancorp, Inc., and Subsidiary
Consolidated Statements of Income
For The Years Ended December 31, 1996, 1995 and 1994

                                                                         1996              1995                1994
                                                               -----------------------------------------------------------
Interest income
      Interest and fees on loans                                $     7,551,735    $     6,589,530     $     5,795,517
      Interest and dividends on securities:
            Taxable                                                   1,711,158          1,650,905           1,629,643
            Tax-exempt                                                  254,988            164,410             153,951
      Interest on interest bearing deposits with other banks            125,604            136,696             128,561
      Interest on Federal funds sold                                     48,811             49,297              43,322
                                                               -----------------------------------------------------------
            Total interest income                                     9,692,296          8,590,838           7,750,994
                                                               -----------------------------------------------------------
Interest expense
      Interest on deposits                                            4,590,018          3,987,850           3,242,307
      Interest on short-term borrowings                                  68,676             55,994              21,772
      Interest on long-term borrowings                                  105,668              5,095                - -
                                                               -----------------------------------------------------------
            Total interest expense                                    4,764,362          4,048,939           3,264,079
                                                               -----------------------------------------------------------
            Net interest income                                       4,927,934          4,541,899           4,486,915
       Provision for loan losses                                         95,000             55,000             120,000
                                                               -----------------------------------------------------------
            Net interest income after provision for loan losses       4,832,934          4,486,899           4,366,915
                                                               -----------------------------------------------------------

 Other income (expense)
      Insurance commissions                                             110,982            110,352             111,140
      Trust department income                                             5,853              5,052              16,218
      Service fees                                                      232,845            211,379             208,439
      Securities gains (losses)                                              29             (1,546)             (1,607)
      Gain (loss) on sales of other assets                                7,202                 --             (21,391)
      Other                                                              69,705             53,758              29,114
                                                               ------------------------------------------------------------
             Total other income                                         456,586            378,995             341,913
                                                               ------------------------------------------------------------
 Other expenses
      Salaries and employee benefits                                  1,727,839          1,557,108           1,447,838
      Net occupancy expense                                             189,285            126,315             118,479
      Equipment rentals, depreciation and maintenance                   181,119            162,277             157,315
      Federal deposit insurance premiums                                  2,000            100,174             204,642
      Other                                                           1,056,027            920,188             871,162
                                                               ------------------------------------------------------------
             Total other expenses                                     3,156,270          2,866,062           2,799,436
                                                               ------------------------------------------------------------
Income before income tax expense                                      2,133,250          1,999,832           1,909,392

     Income tax expense                                                 643,213            679,676             664,802
                                                               ------------------------------------------------------------
              Net income                                        $     1,490,037      $   1,320,156     $     1,244,590
                                                               ============================================================
Earnings per common share                                       $          3.94      $        3.49     $          3.26
                                                               ============================================================

Average common shares outstanding                                       378,510            378,510             381,218
                                                               ============================================================


See Notes to Consolidated Financial Statements

121-310


South Branch Valley Bancorp, Inc., and Subsidiary
Consolidated Statements of Shareholders' Equity
For The Years Ended December 31, 1996, 1995 and 1994


                                                                                                                     Net
                                                                                                                  Unrealized
                                                   Common            Capital          Retained         Treasury   Gain(Loss) on
                                                   Stock             Surplus          Earnings         Stock      Securities
                                               --------------     --------------    ---------------  ----------- -----------------
Balance, December 31, 1993                     $      956,562    $      685,534      $  7,437,650   $       - -   $    - -

     Net income                                          - -               - -          1,244,590           - -        - -

     Cost of 4,115 shares acquired
        for the treasury                                 - -               - -                - -       (166,970)      - -

     Cash dividends declared on
        common stock
        ($.61 per share)                                 - -               - -           (232,126)          - -        - -

     Net unrealized gain (loss) on
        securities upon adoption
        of SFAS No. 115                                  - -               - -                - -           - -       431,220

     Change in net unrealized
        gain (loss) on securities                        - -               - -                - -           - -      (978,320)
                                               --------------     --------------    ---------------  ----------- -----------------
Balance, December 31, 1994                            956,562           685,534         8,450,114       (166,970)    (547,100)

     Net income                                          - -               - -          1,320,156           - -         - -

     Cash dividends declared on
        common stock
        ($.68 per share)                                 - -               - -           (257,386)          - -         - -

     Change in net unrealized gain
        (loss) on securities                             - -               - -                - -           - -       887,750
                                               --------------     --------------    ---------------  ----------- -----------------
Balance, December 31, 1995                            956,562           685,534         9,512,884       (166,970)     340,650

     Net income                                           - -              - -          1,490,037           - -          - -

     Cash dividends declared on
        common stock    ($.77 per share)                  - -              - -           (291,453)          - -          - -

     Change in net unrealized gain
        (loss) on securities                              - -              - -                - -           - -      (223,451)
                                               --------------     --------------    ---------------  ----------- -----------------
Balance, December 31, 1996                     $      956,562   $       685,534     $   10,711,468  $   (166,970)  $  117,199
                                               ==============     ==============    ===============  =========== =================


See Notes to Consolidated Financial Statements

122-310



South Branch Valley Bancorp, Inc., and Subsidiary
Consolidated Statements of Cash Flows
For The Years Ended December 31, 1996, 1995 and 1994

                                                                        1996               1995                 1994
                                                                 ----------------   ------------------    ---------------


Cash Flows from Operating Activities
             Net Income                                           $    1,490,037     $     1,320,156       $    1,244,590
  Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation                                                        212,383             154,338              133,833
     Provision for loan losses                                            95,000              55,000              120,000
     Security (gains) losses                                             (29,999)              1,546                1,607
     (Gain) loss on sale of other assets                                  (7,202)               - -                21,391
     (Gain) on disposal of Bank premises and equipment                   (23,176)               - -                  - -
     Deferred income tax expense (benefit)                               (35,110)             22,802               (8,259)
     (Increase) decrease in accrued interest receivable                   55,199             (96,329)             (61,855)
     Amortization of security premiums and (accretion of discounts) net   50,141              88,705              124,215
     (Increase) decrease in other assets                                (455,720)            (82,702)              52,515
     Increase in other liabilities                                       167,700             146,024               59,920
                                                                 ----------------   ------------------    ---------------
            Net cash provided by operating activities                  1,519,253           1,609,540            1,687,957
                                                                 ----------------   ------------------    ---------------


 Cash Flows from Investing Activities
  (Purchase of) proceeds from interest bearing deposits with
      other banks, net                                                   581,919            (401,219)             575,800
   Proceeds from maturities and calls of securities held to
           maturity                                                         - -              100,000              590,000
   Proceeds from maturities and calls of securities available
           for sale                                                    3,950,000           5,345,000            3,075,000
   Proceeds from sales of securities available for sale                6,735,258           2,030,688            3,008,437
   Principal payments received on securities held to maturity               - -              313,701            1,038,080
   Principal payments received on securities available for sale          768,591             170,994              132,666
   Purchases of securities held to maturity                                 - -             (615,569)            (248,703)
   Purchases of securities available for sale                         (9,708,744)        (10,917,720)          (6,839,992)
   (Increase) decrease in Federal funds sold                           1,438,011          (2,161,745)             525,000
   Loans made to customers, net                                      (11,950,307)         (6,147,361)          (4,810,871)
   Purchases of Bank premises and equipment                             (223,759)         (1,427,803)            (616,751)
   Net cash acquired in purchase of Petersburg Branch                       - -            3,400,973                 - -
   Proceeds from sales of other assets                                    22,000                - -               139,500
   Proceeds from disposal of Bank premises and equipment                  93,011                - -                  - -
                                                                 ----------------   ------------------    ---------------
           Net cash (used in) investing activities                    (8,294,020)        (10,310,061)          (3,431,834)
                                                                 ----------------   ------------------    ---------------

 Cash Flows from Financing Activities
   Net increase (decrease) in demand deposit, NOW and savings accounts(1,437,576)          4,987,833            1,010,167
   Proceeds from sales of (payments for matured) time deposits, net    2,332,652           4,958,802           (1,023,399)
   Net increase (decrease) in short-term borrowings                    4,377,397          (1,700,000)           1,700,000
   Proceeds from long-term borrowings                                  2,840,000             750,000                 - -
   Repayment of long-term debt                                           (75,348)               - -                  - -
   Purchase of treasury stock                                               - -                 - -              (166,970)
   Dividends paid                                                       (291,453)           (257,386)            (232,126)
                                                                 ----------------   ------------------    ---------------
          Net cash provided by financing activities                    7,745,672           8,739,249            1,287,672
                                                                 ----------------   ------------------    ---------------

  Increase (decrease) in cash and due from banks                         970,905              38,728             (456,205)

 Cash and due from banks:
          Beginning                                                    2,191,647           2,152,919            2,609,124
                                                                 ----------------   ------------------    ---------------
          Ending                                                 $     3,162,552     $     2,191,647       $    2,152,919
                                                                 ================   ==================    ===============
                                   Continued

123-310

South Branch Valley Bancorp, Inc., and Subsidiary
Consolidated Statements of Cash Flows
For The Years Ended December 31, 1996, 1995 and 1994 (Continued)

 Supplemental Disclosures of Cash Flow Information
     Cash payments for:

       Interest, net of interest capitalized during construction  $    4,742,367      $    3,943,067        $   3,219,912
                                                                 ================   ==================    ===============
       Income taxes                                               $      627,563      $      759,002        $     605,411
                                                                 ================   ==================    ===============
Supplemental Schedule of Noncash Investing and
Financing Activities
     Other assets acquired in settlement of loans                 $       39,500      $       17,905        $      38,800
                                                                 ================   ==================    ===============
     Acquisition of Petersburg Branch:
        Net cash acquired in purchase                             $         - -       $    3,400,973        $        - -
                                                                 ================   ==================    ===============
        Fair value of assets acquired, net of cash and
        cash equivalents (principally loans)                      $         - -       $    1,738,987        $        - -
        Deposits and other liabilities assumed                              - -           (5,139,960)                - -
                                                                 ----------------   ------------------    ---------------
                                                                  $         - -       $    (3,400,973)      $        - -
                                                                 ================   ==================    ===============


See Notes to Consolidated Financial Statements

124-310
South Branch Valley Bancorp, Inc., And Subsidiary
Notes to Consolidated Financial Statments


NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of South Branch Valley Bancorp, Inc., and its subsidiary conform to generally accepted accounting principles and to general practices within the banking industry. The following is a summary of the Company's more significant accounting policies.

Principles of consolidation:
----------------------------

The accompanying consolidated financial statements include the accounts of South Branch Valley Bancorp, Inc., and its subsidiary, South Branch Valley National Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates:
-----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Presentation  of cash flows:
----------------------------

For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from demand deposits, NOW accounts, savings accounts and Federal funds purchased and sold are reported net since their original maturities are less than three months. Cash flows from loans and certificates of deposit and other time deposits are reported net.

Securities:
-----------

Debt and equity securities are classified as "held to maturity", "available for sale" or "trading" according to management's intent. The appropriate classification is determined at the time of purchase of each security and re-evaluated at each reporting date.

Securities held to maturity
-----------------------------

There are no securities classified as "held to maturity" in the accompanying consolidated financial statements.

Securities available for sale
-------------------------------

Securities not classified as "held to maturity" or as "trading" are classified as "available for sale." Securities classified as "available for sale" are those securities the Bank intends to hold for an indefinite period of time, but not necessarily to maturity. "Available for sale" securities are reported at estimated fair value net of unrealized gains or losses, which are adjusted for applicable income taxes, and reported as a separate component of shareholders' equity.

125-310
Trading securities
----------------------

There are no securities classified as "trading" in the accompanying financial statements. Realized gains and losses on sales of securities are recognized on the specific identification method. Amortization of premiums and accretion of discounts are computed using the interest method.

Loans and allowance for loan losses:
------------------------------------

Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs. The subsidiary bank makes continuous credit reviews of the loan portfolio and considers current economic conditions, historical loan loss experience, review of specific problem loans and other factors in determining the adequacy of the allowance for loan losses. Loans are charged against the allowance for loan losses when management believes that collectibility is unlikely.

Unearned interest on discounted loans is amortized to income over the life of the loans, using methods which approximate the interest method. For all other loans, interest is accrued daily on the outstanding balances.

A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due in accordance with the contractual terms of the specific loan agreement. Impaired loans, other than certain large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment, are required to be reported at the present value of expected future cash flows discounted using the loan's original effective interest rate or, alternatively, at the loan's observable market price, or at the fair value of the loan's collateral if the loan is collateral dependent. The method selected to measure impairment is made on a loan-by-loan basis, unless foreclosure is deemed to be probable, in which case the fair value of the collateral method is used.

Generally, after management's evaluation, loans are placed on nonaccrual status when principal or interest is greater than 90 days past due based upon the loan's contractual terms. Interest is accrued daily on impaired loans unless the loan is placed on non-accrual status. Impaired loans are placed on non-accrual status when the payments of principal and interest are in default for a period of 90 days, unless the loan is both well-secured and in the process of collection. Interest on non-accrual loans is recognized primarily using the cost-recovery method.

Certain loan fees and direct loan costs are recognized as income or expense when incurred, whereas, generally accepted accounting principles require that such fees and costs be deferred and amortized as adjustments of the related loan's yield over the contractual life of the loan. The subsidiary bank's method of recognition of loan fees and direct loan costs produces results which are not materially different from those that would be recognized had Statement Number 91 of the Financial Accounting Standards Board been adopted.

Bank premises and equipment:
----------------------------

Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed primarily by the straight-line method for bank premises and equipment over the estimated useful lives of the assets. Repairs and maintenance expenditures are charged to operating expenses as incurred. Major improvements and additions to premises and equipment, including construction period interest costs, are capitalized. No interest was capitalized during 1996 and 1994. Interest capitalized during 1995 totaled $26,921.

Other real estate:
------------------

Other real estate consists primarily of real estate held for resale which was acquired through foreclosure on loans secured by such real estate. At the time of acquisition, these properties are recorded at fair value with any writedown being charged to the allowance for loan losses. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Expenses incurred in connection with operating these properties are insignificant and are charged to operating expenses. Gains and losses on the sales of these properties are credited or charged to operating income in the year of the transactions.

Other real estate acquired through foreclosure with carrying values of $28,955 and $40,355, at December 31, 1996 and 1995, respectively, is included in other assets in the accompanying consolidated balance sheets.

126-310
Income  taxes:
-----------------

The consolidated provision for income taxes includes Federal and state income taxes and is based on pretax net income reported in the consolidated financial statements, adjusted for transactions that may never enter into the computation of income taxes payable. Deferred tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Valuation allowances are established when deemed necessary to reduce deferred tax assets to the amount expected to be realized.

Earnings per share:
----------------------

Earnings per common share are computed based upon the weighted average shares outstanding. The weighted average number of shares outstanding was 378,510, 378,510, and 381,218 for the years ended December 31, 1996, 1995 and 1994, respectively.

Employee  benefits:
-------------------

The Company has a profit-sharing and thrift plan and an employee stock ownership plan (ESOP) which cover substantially all employees. The amount of the contributions to the plans are at the discretion of the Company's Board of Directors.

Trust  department:
------------------

Assets held in an agency or fiduciary capacity by the subsidiary bank's Trust Department are not assets of the subsidiary bank and are not included in the accompanying consolidated balance sheets. Trust Department income is recognized on the cash basis in accordance with customary banking practice. Reporting such income on a cash basis rather than the accrual basis does not have a material affect on net income.

Reclassifications:
------------------

Certain accounts in the consolidated financial statements for 1995 and 1994, as previously presented, have been reclassified to conform to current year classifications.

NOTE 2.  ACQUISITION OF PETERSBURG BRANCH

On November 15, 1995, the Bank acquired a branch bank located in Petersburg, West Virginia from an unaffiliated institution. In connection with this acquisition, the Bank acquired the branch's assets including its land, banking facility, equipment and loans and assumed its deposit liabilities. The acquisition was accounted for as a purchase and the results of operations of the Petersburg Branch since the date of its acquisition are included in the accompanying consolidated financial statements. The Branch's purchase price and the related excess of the purchase price over the fair value of the net assets acquired was not significant.

NOTE 3.  CASH CONCENTRATION

At December 31, 1996 and 1995, the subsidiary bank had a concentration totaling $2,451,256 and $3,133,942, respectively, with Nationsbank, consisting of a due from bank account balance and Federal funds sold.

127-310
NOTE 4.  SECURITIES

During 1995, concurrent with the adoption of the Special Report "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities" issued by the Financial Accounting Standards Board, the subsidiary bank reassessed the classifications of its securities and transferred securities with amortized cost of $3,358,274 and estimated fair value of
$3,410,711 from the held to maturity category to the available for sale category. Accordingly, shareholders' equity was increased $32,410, net of deferred income taxes of $20,027, to reflect the net unrealized holding gain on such securities. This reclassification did not have an impact on the accompanying statements of income.

The amortized cost, unrealized gains and losses, and estimated fair value of securities at December 31, 1996 and 1995, are summarized as follows:




                                                                                        1996
                                                      ----------------------------------------------------------------
                                                                                                    Carrying
                                                                                                    Value
                                                       Amortized                Unrealized          (Estimated
                                                          Cost            Gains           Losses    Fair Value)
                                                      ---------------   ------------  -----------   ------------------

Available for sale:
  Taxable:
U.S. Treasury Securities                             $    4,246,582     $    46,198   $    12,270   $    4,280,510
    U.S. Government agencies and
      corporations                                       12,013,602          75,012        46,518       12,042,096
    Small Business Administration guaranteed
    loan participation certificates                       1,646,390          36,719           - -        1,683,109
    Mortgage-backed securities -
    U.S. Government agencies and
    corporations                                          4,642,785          22,891        49,602        4,616,074
    Corporate debt securities                               498,476           3,688           672          501,492
    Federal Reserve Bank stock                               44,300            - -           - -            44,300
    Federal Home Loan Bank stock                            339,400            - -           - -           339,400
    Other equity securities                                   6,625            - -           - -             6,625
                                                      ---------------   ------------  -----------   ------------------
          Total taxable                                  23,438,160         184,508       109,062       23,513,606
                                                      ---------------   ------------  -----------   ------------------

Tax-Exempt:
    State and political subdivisions                      5,719,170         129,004        13,882        5,834,292
    Federal Reserve Bank stock                                4,100            - -           - -             4,100
                                                      ---------------   ------------  -----------   ------------------
          Total tax-exempt                                5,723,270         129,004        13,882        5,838,392
                                                      ---------------   ------------  -----------   ------------------
                Total                                $   29,161,430   $     313,512      $122,944    $  29,351,998
                                                      ===============   ============  ===========    =================


128-310





                                                                                        1995
                                                      ----------------------------------------------------------------
                                                                                                     Carrying
                                                                                                       Value
                                                       Amortized                Unrealized          (Estimated
                                                       Cost               Gains           Losses    Fair Value)
                                                      ---------------   ------------  -----------   ------------------

Available for sale:
  Taxable:
  U.S. Treasury Securities                            $   7,830,447    $    115,362    $   11,594   $     7,934,215
  U.S. Government agencies and
      corporations                                       14,866,575         296,026        19,554        15,143,047
  Small Business Administration guaranteed
    loan participation certificates                       1,680,257          33,838          - -          1,714,095
  Mortgage-backed securities -
  U.S. Government agencies and  corporations              2,381,926          24,146         5,637         2,400,435
  Corporate debt securities                                 497,930           9,951           227           507,654
  Federal Reserve Bank stock                                 44,300            - -           - -             44,300
  Federal Home Loan Bank stock                              289,900            - -           - -            289,900
  Other equity securities                                     6,625            - -           - -              6,625
                                                      ---------------   ------------  -----------   ------------------
         Total taxable                                   27,597,960         479,323        37,012        28,040,271
                                                      ---------------   ------------  -----------   ------------------
  Tax-Exempt:
    State and political subdivisions                      3,324,621         116,183         4,595         3,436,209
    Federal Reserve Bank stock                                4,100            - -           - -              4,100
                                                      ---------------   ------------  -----------   ------------------
           Total tax-exempt                               3,328,721         116,183         4,595         3,440,309
                                                      ---------------   ------------  -----------   ------------------
                 Total                               $   30,926,681    $    595,506  $     41,607   $    31,480,580
                                                      ===============   ============  ===========   ==================

129-310
Federal  Reserve  Bank  stock  and  Federal  Home Loan  Bank  stock  are  equity securities which are included in securities available for sale in the accompanying consolidated financial statements. Such securities are carried at cost, since they may only be sold back to the respective Federal Reserve Bank or Federal Home Loan Bank or another member at par value.

Mortgage-backed obligations of U.S. Government agencies and corporations and Small Business Administration guaranteed loan participation certificates are included in securities at December 31, 1996 and 1995. These obligations, having contractual maturities ranging from 1 to 22 years, are reflected in the following maturity distribution schedules based on their anticipated average life to maturity, which ranges from 1 to 7 years. Accordingly, discounts are accreted and premiums are amortized over the anticipated average life to maturity of the specific obligation.

The maturities, amortized cost and estimated fair value of securities at December 31, 1996, are summarized as follows:

                                                                                        Available for Sale
                                                                        ------------------------------------------------
                                                                                                      Carrying
                                                                                                        Value
                                                                             Amortized               (Estimated
                                                                               Cost                  Fair Value)
                                                                        -------------------------   ---------------------

Due in one year or less                                                       $    4,245,875          $    4,244,351
Due from one to five years                                                        16,188,141              16,303,589
Due from five to ten years                                                         6,263,038               6,311,374
Due after ten years                                                                2,069,951               2,098,259
Equity securities                                                                    394,425                 394,425
                                                                        -------------------------   ---------------------
           Total                                                              $   29,161,430          $   29,351,998
                                                                        =========================   =====================






The proceeds from sales, calls, maturities of securities, including principal payments received on mortgage-backed obligations and the related gross gains and losses realized are as follows:



                                                          Proceeds From                    Gross Realized
                                             ----------------------------------------- ---------------------------
        Years Ended                                         Calls and      Principal
       December 31,                            Sales        Maturities      Payments     Gains         Losses
                                             -----------   -------------  ------------ -----------  --------------
1996
     Securities available for sale          $  6,735,258  $  3,950,000   $    768,591 $     45,824  $     15,825
                                             ===========   =============  ============ ===========  ==============
1995
     Securities held to maturity            $       - -   $    100,000    $   313,701 $       - -   $        - -
     Securities available for sale             2,030,688     5,345,000        170,994       19,618        21,164
                                             -----------   -------------  ------------ -----------  --------------
                                            $  2,030,688   $ 5,445,000    $   484,695 $     19,618  $     21,164
                                             ===========   =============  ============ ===========  ==============
 1994
     Securities held to maturity            $       - -    $   590,000    $ 1,038,080 $       - -   $        - -
     Securities available for sale             3,008,437     3,075,000        132,666        7,172         8,779
                                             -----------   -------------  ------------ -----------  --------------
                                            $  3,008,437   $ 3,665,000    $ 1,170,746 $      7,172  $      8,779
                                             ===========   =============  ============ ===========  ==============

130-310
At  December  31,  1996  and  1995,   securities   carried  at  $16,120,939  and
$11,329,098, respectively, with estimated fair values of $16,240,924 and $11,578,096, respectively, were pledged to secure public deposits, and for other purposes required or permitted by law.

NOTE 5.  LOANS

Loans are summarized as follows:






                                                                                   1996                1995
                                                                            ----------------  --------------------
Commercial, financial and agricultural                                      $    20,450,598     $    18,875,277
Real estate - construction                                                          154,388             102,690
Real estate - mortgage                                                           43,468,235          36,980,052
Installment                                                                      19,486,254          15,981,416
Other                                                                               614,818             542,519
                                                                            ----------------  --------------------
               Total loans                                                       84,174,293          72,481,954
  Less unearned discount                                                            901,665           1,023,875
                                                                            ----------------  --------------------
               Total loans net of unearned income                                83,272,628          71,458,079
  Less allowance for loan losses                                                    858,423             859,681
                                                                            ----------------  --------------------
                Loans, net                                                  $    82,414,205     $    70,598,398
                                                                            ================  ====================



Included in the net balance of loans are non-accrual loans amounting to $342,842 and $538,239 at December 31, 1996 and 1995, respectively. If interest on non-accrual loans had been accrued, such income would have approximated $30,978, $36,708 and $5,500 for the years ended December 31, 1996, 1995 and 1994, respectively.

The following presents loan maturities at December 31, 1996:

                                                                      Within           After 1 But            After
                                                                      1 Year         Within 5 Years           5 Years
                                                                  ---------------  --------------------    ---------------
Commercial, financial and agricultural                            $    6,828,525     $     4,679,935       $    8,942,138
 Real estate - construction                                              154,388                 - -                  - -
Real estate - mortgage                                                 1,566,343           4,062,245           37,839,647
Installment loans                                                      2,388,304          13,110,306            3,987,644
Other                                                                    357,875             256,943                  - -
                                                                  ---------------  --------------------    ---------------
                Total                                             $   11,295,435     $    21,852,486       $   51,026,372
                                                                  ===============  ====================    ===============
 Loans due after one year with:
               Variable rates                                    $    31,818,449
               Fixed rates                                            41,060,409
                                                                  ---------------
                                                                 $    72,878,858
                                                                  ===============

131-310
The Bank has made, and may be expected to make in the future, commercial and mortgage loans that have adjustable rates. Such loan rates are generally indexed to the Wall Street prime interest rate or to other common indices. At December 31, 1996, the Bank's commercial loan portfolio contained adjustable rate loans of approximately $9,996,983. The interest rates on such loans ranged from 7.34% to 12.00%, and provided for future interest rate changes at set intervals, ranging from one to sixty months.

Likewise, the Bank's mortgage portfolio contained adjustable rate loans of approximately $24,338,213 at December 31, 1996. The interest rates on such loans ranged from 6.75% to 13.56%, and provided for future interest rate changes at set intervals, ranging from monthly to fifteen years.

Concentration of credit risk:
-----------------------------

The subsidiary bank grants commercial, residential and consumer loans to customers primarily located in Hardy, Grant, Hampshire and Pendleton Counties of West Virginia. Although the Bank strives to maintain a diverse loan portfolio, a substantial portion of its debtors' ability to honor their contracts is indirectly dependent upon the poultry industry. As of December 31, 1996 and 1995, the Bank had direct extensions of credit used to build and operate poultry houses totaling approximately $4,563,919 and $5,872,805, respectively. These loans are generally structured to be repaid over periods ranging from 15 to 20 years, however, most also contain balloon provisions which serve to require each loan's renewal every 1 to 5 years or are written with an adjustable interest rate feature. The security for these loans generally consists of liens on the land, buildings and equipment associated with each poultry house.

The Bank evaluates the credit worthiness of each of its customers on a case-by-case basis and the amount of collateral it obtains is based upon management's credit evaluation.

The subsidiary bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties), all of which have been, in the opinion of management, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others.

The following presents the activity with respect to related party loans aggregating $60,000 or more to any one related party (other changes represent additions to and changes in director and executive officer status):

                                                                    1996                       1995
                                                                 ----------------       -----------------
Balance, beginning                                               $     5,176,398         $     3,679,777
     Additions                                                         1,574,443               3,998,154
     Amounts collected                                                (1,658,303)             (2,450,899)
     Other changes, net                                                 (774,441)                (50,634)
                                                                 ----------------       -----------------
Balance, ending                                                  $     4,318,097         $     5,176,398
                                                                 ================       =================

132-310

NOTE 6:  ALLOWANCE FOR LOAN LOSSES

An analysis of the allowance for loan losses for the years ended December 31, 1996, 1995 and 1994, is as follows:

                                                                1996           1995           1994
                                                             -----------  --------------- ---------------
Balance, beginning of year                                   $      859   $       993,02  $      905,448
 Losses:
     Commercial, financial and agricultural                      10,194           46,373          10,589
     Real estate - mortgage                                      12,778          137,334          14,779
     Installment loans                                           93,826           39,004          45,380
     Other                                                        9,951           10,909          11,609
                                                             -----------  --------------- ---------------
               Total                                            126,749          233,620          82,357
                                                             -----------  --------------- ---------------

Recoveries:
     Commercial, financial and agricultural                       5,658            7,864          24,627
     Real estate - mortgage                                       1,885            3,135           1,107
     Installment loans                                           20,525           28,862          23,422
     Other                                                        2,423            5,417             776
                                                             -----------  --------------- ---------------
             Total                                               30,491           45,278          49,932
                                                             -----------  --------------- ---------------
Net losses                                                       96,258          188,342          32,425
Provision for loan losses                                        95,000           55,000         120,000
                                                             -----------  --------------- ---------------
Balance, end of year                                          $ 858,423     $    859,681  $      993,023
                                                             ===========  =============== ===============


The Bank's total recorded investment in impaired loans at December 31, 1996 and 1995, approximated $383,615 and $747,950, respectively, for which the related allowance for loan losses determined in accordance with generally accepted accounting principles approximated $91,518 and $153,560, respectively. The Bank's average investment in such loans approximated $381,938 and $696,425 for the years ended December 31, 1996 and 1995, respectively. All impaired loans at December 31, 1996 and 1995, were collateral dependent, and accordingly, the fair value of the loan's collateral was used to measure the impairment of each loan.

For purposes of evaluating impairment, the Bank considers groups of smaller-balance, homogeneous loans to include: mortgage loans secured by residential property, other than those which significantly exceed the Bank's typical residential mortgage loan amount (currently those in excess of $100,000): small balance commercial loans (currently those less than $50,000); and installment loans to individuals, exclusive of those loans in excess of $50,000.

For the years ended December 31, 1996 and 1995, the Bank recognized approximately $46,779 and $85,398, respectively, in interest income on impaired loans. Using a cash-basis method of accounting, the Bank would have recognized approximately the same amount of interest income on such loans.

133-310
NOTE 7.  BANK PREMISES AND EQUIPMENT

The major categories of Bank premises and equipment and accumulated depreciation at December 31, 1996 and 1995, are summarized as follows:



                                                                             1996             1995
                                                                      ---------------  ---------------
Land                                                                 $       435,473   $       443,566
Building and improvements                                                  2,805,616         2,793,282
Furniture and equipment                                                    1,674,269         1,940,716
                                                                      ---------------  ---------------
                                                                           4,915,358         5,177,564
Less accumulated depreciation                                              1,793,466         1,997,213
                                                                      ---------------  ---------------
               Bank, premises and equipment, net                     $     3,121,892   $     3,180,351
                                                                      ==============   ===============


Depreciation expense for the years ended December 31, 1996, 1995 and 1994 totaled $212,383, $154,338 and $133,833, respectively.

NOTE 8.  DEPOSITS

The following is a summary of interest bearing deposits by type as of December 31, 1996 and 1995:

                                                                             1996               1995
                                                                       --------------    --------------
Demand deposits, interest bearing                                      $  20,139,983   $    20,027,502
Savings deposits                                                          12,938,812        15,731,154
Certificates of deposit                                                   50,997,400        48,947,117
Individual Retirement Accounts                                             7,790,158         7,507,789
                                                                       --------------    ----------------
               Total                                                   $  91,866,353     $  92,213,562
                                                                       ==============    ================

134-310
Time certificates of deposit and IRA's in denominations of $100,000 or more totaled $9,260,399 and $7,758,560 at December 31, 1996 and 1995, respectively. Interest paid on time certificates of deposit and Individual Retirement Accounts in denominations of $100,000 or more was $501,754, $392,641 and $290,030 for the years ended December 31, 1996, 1995 and 1994, respectively.

The following is a summary of the maturity distribution of certificates of deposit and IRA's in denominations of $100,000 or more as of December 31, 1996:


                                                                       Amount             Percent
                                                                 -------------------  --------------
Three months or less                                             $       844,555               9.12%
Three through six months                                               3,117,854              33.67%
Six through twelve months                                              2,908,004              31.40%
Over twelve months                                                     2,389,986              25.81%
                                                                 -------------------  --------------
                Total                                            $     9,260,399             100.00%
                                                                 ===================  ==============



A summary of the scheduled maturities for all time deposits as of December 31, 1996, follows:

1997                                                           $    36,483,558
1998                                                                12,327,751
1999                                                                 5,055,730
2000                                                                 1,193,387
2001                                                                 2,974,651
Thereafter                                                             752,481
                                                               ----------------
                                                               $    58,787,558
                                                               ================

135-310
NOTE 9.  OTHER BORROWINGS

Short-term  borrowings:
-----------------------

Federal funds purchased and securities sold under agreements to repurchase mature the next business day. The securitiesunderlying the repurchase agreements are under the subsidiary bank's control and secure the total outstanding daily balances. Other borrowings consist of lines of credit from the Federal Home Loan Bank (FHLB) under its Flexline and RepoPlus Programs. The Flexline is limited to 10% of the Bank's calculated maximum borrowing capacity of approximately $2,900,000 at December 31, 1996, and is subject to annual renewal. Borrowings under this arrangement bear interest at the rate posted by the FHLB on the day of the borrowing and is subject to change daily. The RepoPlus is limited to the Bank's outstanding maximum borrowing capacity of approximately $35,000,000 at December 31, 1996, less the current outstanding Flexline balance, and is subject to annual renewal. Borrowings under this arrangement will be granted for terms of 1 to 120 days and will bear interest at a fixed rate set at the time of the funding request. The lines of credit are secured by a blanket lien on all unpledged and unencumbered assets of the Bank.

Additional details regarding short-term borrowings during the years ended December 31, 1996 and 1995, are presented below:

                                                                                       1996
                                                                -------------------------------------------------------
                                                                     Federal
                                                                     Funds           Repurchase            Other
                                                                     Purchased       Agreements            Borrowings
                                                                ---------------    ------------------   ---------------
Outstanding at year end                                         $        - -       $    4,377,397     $        - -
Average amount outstanding                                             86,175           1,335,635            156,733
Maximum amount outstanding at
 any month end                                                      1,050,000           4,377,397          2,916,000
Weighted average interest rate                                          5.76%               4.13%              5.49%



                                                                                        1995
                                                                 -------------------------------------------------------
                                                                     Federal
                                                                     Funds           Repurchase             Other
                                                                     Purchased       Agreements             Borrowings
                                                                  --------------   ------------------    ---------------
Outstanding at year end                                          $          - -     $         - -        $        - -
Average amount outstanding                                               53,671               - -             1,075,000
Maximum amount outstanding at
    any month end                                                       750,000               - -             3,000,000
Weighted average interest rate                                            6.34%               - -                 6.06%

136-310
Long-term  borrowings:
----------------------

The subsidiary bank's long term borrowings of $3,514,652 and $750,000 at December 31, 1996 and 1995, respectively, consisted of advances from the FHLB under its Community Investment Program and other fixed rate loans. These borrowings bear an average fixed interest rate of 5.81% and mature in varying amounts through the year 2006. A summary of the maturities of these borrowings for the next five years is as follows:

1997                                                        $               - -
1998                                                                        - -
1999                                                                     340,000
2000                                                                        - -
2001                                                                     500,000
Thereafter                                                             2,674,652
                                                             -------------------
                                                                 $     3,514,652
                                                             ===================


NOTE 10:  INCOME TAXES

The components of applicable income tax expense(benefit) for the years ended December 31, 1996, 1995 and 1994, are as follows:



                                                      1996                 1995                 1994
                                               ---------------       ---------------     ---------------
Current:
                   Federal                     $      602,391        $      587,472     $      611,581
                   State                               75,932                69,402             61,480
                                               ---------------      ----------------     ---------------
                                                      678,323               656,874            673,061
                                               ---------------      ----------------     ---------------

Deferred:
                   Federal                           (31,208)               20,268             (7,342)
                   State                              (3,902)                2,534               (917)
                                               ---------------      -----------------    ---------------
                                                     (35,110)               22,802             (8,259)
                                               ---------------      -----------------    ---------------

               Total                           $     643,213         $     679,676      $     664,802
                                               ===============      =================    ===============



A reconciliation between the amount of reported income tax expense and the amount computed by multiplying the statutory income tax rates by book pretax income for the years ended December 31, 1996, 1995 and 1994, is as follows:


                                                                  1996                    1995                   1994
                                                         -----------------------  ----------------------   ---------------------
                                                          Amount       Percent      Amount       Percent    Amount       Percent
                                                         ----------    ---------  ----------  ----------   ----------  ---------
Computed tax at applicable statutory rate              $   725,305         34    $   679,943        34    $   649,193        34
 Increase (decrease) in taxes resulting from:
     Tax-exempt interest, net                              (80,961)        (4)       (55,982)       (3)       (51,525)       (3)
     State income taxes, net of
       Federal tax benefit                                  47,540          2         45,802         2         40,577         2
     Noncash charitable
       contribution                                        (59,704)        (3)          - -        - -            - -        - -
     Other, net                                             11,033          1         9,913          1         26,557         1
                                                         ----------    ---------  ----------  ----------   ----------  ---------
Applicable income taxes                                $   643,213         30    $  679,676         34    $   664,802        34
                                                         ==========    =========  ==========  ==========   ==========  =========

137-310
Deferred income taxes reflect the impact of "temporary differences" between amounts of assets and liabilities for financial reporting purposes and such amounts as measured for tax purposes. Deferred tax assets and liabilities represent the future tax return consequences of temporary differences, which will either be taxable or deductible when the related assets and liabilities are recovered or settled. Valuation allowances are established when deemed necessary to reduce deferred tax assets to the amount expected to be realized. The tax effects of temporary differences which give rise to the Company's deferred tax assets and liabilities as of December 31, 1996 and 1995, are as follows:


                                                                     1996               1995
                                                              ----------------     ---------------
 Deferred tax assets:
 Allowance for loan losses                                     $       217,199     $       216,678
     Deferred compensation                                              43,280              24,930
     Charitable contribution carryover                                  44,327                 - -
     Goodwill                                                            9,482                 790
                                                              ----------------     ---------------
                                                                       314,288             242,398
     Less valuation allowance                                         (194,010)           (188,773)
                                                              ----------------     ---------------
                                                                       120,278              53,625
                                                              ----------------     ---------------
Deferred tax liabilities:
    Depreciation                                                        33,104              20,959
    Net unrealized gain on securities                                   73,369             213,253
    Accretion on tax-exempt securities                                     480                 - -
    Bank premises and equipment disposal                                18,919                 - -
                                                              ----------------     ---------------
                                                                       125,872             234,212
                                                              ----------------     ---------------
 Net deferred tax assets (liabilities)                         $        (5,594)     $     (180,587)
                                                              ================     ===============



The income tax expense (benefit) on realized securities gains (losses) was $11,550, $(595) and $(619), for the years ended December 31, 1996, 1995 and
1994, respectively.

138-310

NOTE 11.  EMPLOYEE BENEFITS

Profit-Sharing and Thrift Plan:
-------------------------------

The Company has a defined contribution profit-sharing and thrift plan with 401(k) provisions covering substantially all employees. Contributions to the Plan are at the discretion of the Board of Directors. Contributions made to the plan and charged to expense were $54,240, $50,475 and $45,106 for the years ended December 31, 1996, 1995 and 1994, respectively.

Employee Stock Ownership Plan:
------------------------------

The Company has an Employee Stock Ownership Plan (ESOP) which enables eligible employees to acquire shares of the Company's common stock. The cost of the ESOP is borne by the Company through annual contributions to an Employee Stock Ownership Trust in amounts determined by the Board of Directors. The expense recognized by the Company is based on cash contributed or committed to be contributed by the Company to the ESOP during the year. Contributions to the ESOP for the years ended December 31, 1996, 1995 and 1994 were $48,250, $45,582 and $40,166, respectively. Dividends made by the Company to the ESOP are reported as a reduction to retained earnings. The ESOP owns 9,065 shares of the Company's common stock, all of which, are considered outstanding for earnings per share computations.

The trustees of both the Profit-Sharing and Thrift Plan and ESOP are also members of the Company's and subsidiary bank's Board of Directors.

Incentive Compensation Program:
-------------------------------

The subsidiary bank has an incentive compensation program for its key employees. Bonuses are awarded to key employees based on a prescribed formula using the Bank's return on assets as a base. Under the terms of the incentive compensation program, bonuses charged to operations were $137,000, $120,000 and $112,000 for 1996, 1995 and 1994, respectively.

Directors Deferred Compensation Plan:
-------------------------------------

The Bank has established a non-qualified deferred compensation plan for directors who voluntarily elect to participate. Under that plan, a director, on or before December 31, of any year, may elect to defer payment of all retainer, meeting and committee fees earned during the calendar year following such election and, unless such election is subsequently terminated, all succeeding calendar years. Amounts deferred are periodically converted to units representing shares of the Company's stock which are to be periodically purchased by the plan at current market values when available on the open market. The liability for deferred directors compensation at December 31, 1996 and 1995, was $113,150 and $66,850, respectively, which is included in other liabilities in the accompanying consolidated balance sheets.

139-310
NOTE 12.  COMMITMENTS AND CONTINGENCIES

Financial instruments with off-balance sheet risk:
------------------------------------------------------

The subsidiary bank is a party of certain financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. Such financial instruments consist solely of commitments to extend credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. The contract amounts of these instruments reflect the extent of involvement the Bank has in this class of financial instruments. The Bank's total contract amount of commitments to extend credit at December 31, 1996 and 1995, approximated $5,639,457 and $4,462,545, respectively.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, equipment or real estate.

Litigation:
-----------

The Bank is involved in various legal actions arising in the ordinary course of business. In the opinion of counsel, the outcome of these matters will not have a significant adverse effect on the consolidated financial statements.

Employment Agreement:
---------------------

The Company has an employment agreement with its chief executive officer. This agreement contains change in control provisions that would entitle the officer to receive compensation in the event there is a change in control in the Company (as defined) and a termination of his employment without cause (as defined).

NOTE 13.  RESTRICTIONS ON CAPITAL AND DIVIDENDS

The primary source of funds for the dividends paid by South Branch Valley Bancorp, Inc. is dividends received from its subsidiary bank. Dividends paid by the subsidiary bank are subject to restrictions by banking regulations. The most restrictive provision requires approval by the regulatory agency if dividends declared in any year exceed the year's net income, as defined, plus the net retained profits of the two preceding years. During 1997, the net retained profits available for distribution to South Branch Valley Bancorp, Inc. as dividends without regulatory approval are approximately $1,970,000 plus net retained income of the subsidiary bank for the interim periods through the date of declaration. The Bank is subject to various regulatory capital requirements administered by the Federal banking agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

140-310

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.


The most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table.



                                                                                                     To Be Well Capitalized
                                                                            For Capital              Under Prompt Corrective
                                                    Actual               Adequacy Purposes             Action  Provisions
                                          -----------------------    --------------------------  -----------------------------
                                           Amount          Ratio          Amount         Ratio         Amount          Ratio
                                          ----------   -----------   --------------- ----------  --------------   ------------
As of December 31, 1996:
Total Capital                            $    12,522       15.86%    $      6,315         8.0%     $     7,893         10.0%
(to Risk Weighted Assets)
Tier I Capital                                11,664       14.78%           3,157         4.0%           4,736          6.0%
 (to Risk Weighted Assets)
Tier I Capital                                11,664        9.88%           3,540         3.0%           7,081          6.0%
 (to Average Assets)




NOTE 14.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The following summarizes the methods and significant assumptions used by the Company in estimating its fair value disclosures for financial instruments.

CASH AND DUE FROM BANKS: The carrying values of cash and due from banks approximate their estimated fair values.

INTEREST BEARING DEPOSITS WITH OTHER BANKS: The fair values of interest bearing deposits with other banks are estimated by discounting scheduled future receipts of principal and interest at the current rates offered on similar instruments with similar remaining maturities.

FEDERAL FUNDS SOLD: The carrying values of Federal funds sold approximate their estimated fair values.

SECURITIES: Estimated fair values of securities are based on quoted market prices, where available. If quoted market prices are not available, estimated fair values are based on quoted market prices of comparable securities.

LOANS: The estimated fair values for loans are computed based on scheduled future cash flows of principal and interest, discounted at interest rates currently offered for loans with similar terms to borrowers of similar credit quality. No prepayments of principal are assumed.

ACCRUED INTEREST RECEIVABLE AND PAYABLE: The carrying values of accrued interest receivable and payable approximate their estimated fair values.

141-310
DEPOSITS: The estimated fair values of demand deposits (i.e. noninterest bearing checking, NOW, Super NOW, money market and savings accounts) and other variable rate deposits approximate their carrying values. Fair values of fixed maturity deposits are estimated using a discounted cash flow methodology at rates currently offered for deposits with similar remaining maturities. Any intangible value of long-term relationships with depositors is not considered in estimating the fair values disclosed.

SHORT-TERM BORROWINGS: The carrying values of short-term borrowings approximate their estimated fair values.

LONG-TERM BORROWINGS: The fair values of long-term borrowings are estimated by discounting scheduled future payments of principal and interest at current rates available on borrowings with similar terms.


OFF-BALANCE SHEET INSTRUMENTS: The fair values of commitments to extend credit and standby letters of credit are estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present credit standing of the counterparties. The amounts of fees currently charged on commitments and standby letters of credit are deemed insignificant, and therefore, the estimated fair values and carrying values are not shown below.

The carrying values and estimated fair values of the Company's financial instruments are summarized below:


                                                                  December 31, 1996                  December 31, 1995
                                                           --------------------------------    -------------------------------
                                                                                 Estimated                         Estimated
                                                             Carrying               Fair         Carrying            Fair
                                                             Value                  Value        Value               Value
                                                           --------------      ------------    --------------   --------------
 Financial assets:
  Cash and due from banks                                $    3,162,552      $   3,162,552     $    2,191,647   $   2,191,647
  Interest bearing deposits, other banks                      1,553,000          1,596,273          2,134,919       2,199,418
  Federal funds sold                                            723,734            723,734          2,161,745       2,161,745
  Securities available for sale                              29,351,998         29,351,998         31,480,580      31,480,580
  Loans                                                      82,414,205         82,296,508         70,598,398      70,757,154
  Accrued interest receivable                                   928,642            928,642            983,841         983,841
                                                           --------------      -------------    -------------   --------------
                                                         $  118,134,131      $ 118,059,707      $ 109,551,130  $  109,774,385
                                                           ==============      =============    =============   ==============


Financial liabilities:
  Deposits                                               $  100,941,412      $ 101,317,554      $ 100,046,336  $  100,603,254
  Short-term borrowings                                       4,377,397          4,377,397              - -             - -
  Long-term borrowings                                        3,514,652          3,514,652            750,000         750,000
  Accrued interest payable                                      428,334            428,334            406,339         406,339
                                                           --------------      -------------    -------------   --------------
                                                         $  109,261,795     $  109,637,937     $  101,202,675   $ 101,759,593
                                                           ==============      =============    =============   ==============


NOTE 15.  SUBSEQUENT EVENT

Subsequent to December 31, 1996, the Corporation executed a binding Letter of Intent to purchase 275,000 shares, or approximately 23%, of a state bank from an individual for a purchase price of $11.00 per share. The Letter of Intent is contingent on the happening of various events including the Corporation's purchase of an additional 149,680 shares of the same state bank at a purchase price of $11.00 per share from six individuals who are related to the aforementioned shareholder of the state bank and obtaining all regulatory approvals.

142-310


NOTE 16.  CONDENSED FINANCIAL STATEMENTS OF PARENT COMPANY

The investment of the Corporation in its wholly-owned subsidiary is presented on the equity method of accounting. Information relative to the Corporation's balance sheets at December 31, 1996 and 1995, and the related statements of income and cash flows for the years ended December 31, 1996, 1995 and 1994 are presented as follows:


                                                                      December 31,
                                                               ----------------------------------
                                                                     1996               1995
                                                               ----------------    --------------
Assets
 Cash                                                          $       157,133    $        68,466
 Investment in bank subsidiary, eliminated in consolidation         11,926,831         11,246,742
 Securities available for sale                                         206,625              6,625
 Other assets                                                           13,204              6,827
                                                               ----------------    --------------
               Total assets                                    $    12,303,793    $    11,328,660
                                                               ================    ==============
Liabilities and shareholders' equity
Common stock, $2.50 par value, authorized 600,000
 shares, issued 382,625                                        $       956,562    $       956,562
Capital surplus                                                        685,534            685,534
Retained earnings (consisting of undivided profits of
  bank subsidiary not yet distributed)                              10,711,468          9,512,884
 Less cost of shares acquired for the treasury 1996 and
  1995, 4,115 shares                                                  (166,970)          (166,970)
Net unrealized gain (loss) on securities                               117,199            340,650
                                                               ----------------     -------------
Total shareholders' equity                                          12,303,793         11,328,660
                                                               ----------------     -------------
               Total liabilities and shareholders' equity      $    12,303,793     $   11,328,660
                                                               ================     =============


                                                             1996                 1995                1994
                                                           --------------      -------------    -------------
 Statements of Income
 Income - dividends from bank subsidiary              $      600,000        $     264,000       $     460,000
 Other dividends                                                 197                  191                 186
 Tax-exempt interest                                           2,600                  - -                 - -
 Expenses--operating                                         (26,504)             (17,727)            (17,729)
                                                           --------------      -------------    -------------
 Income before income taxes and
  undistributed income                                       576,293              246,464             442,457
   Applicable income tax expense (benefit)                   (10,204)              (6,826)             (6,826)
                                                           --------------      -------------    -------------
 Income before undistributed income                          586,497              253,290             449,283
 Equity in undistributed income of
  bank subsidiary                                            903,540            1,066,866             795,307
                                                           --------------      -------------    -------------
        Net income                                    $    1,490,037       $    1,320,156      $    1,244,590
                                                           ==============      =============    =============

143-310


                                                             1996                 1995                1994
                                                           --------------      -------------    -------------
Statements of Cash Flows
CASH FLOWS FROM OPERATING
  ACTIVITIES
Net income                                             $    1,490,037      $    1,320,156       $   1,244,590
   Adjustments to reconcile net income to net
    cash provided by operating activities:
      Equity in undistributed net income
        of subsidiary                                        (903,540)         (1,066,866)           (795,307)
       (Increase) decrease in other assets                     (6,377)                - -              (1,247)
                                                           --------------      -------------    -------------
  Net cash provided by operating activities                   580,120             253,290             448,036
                                                           --------------      -------------    -------------

CASH FLOWS FROM INVESTING
  ACTIVITIES
  Purchase of securities available for sale                  (200,000)               - -              (6,625)
                                                           --------------      -------------    -------------
               Net cash (used in) investing
               activities                                    (200,000)               - -              (6,625)
                                                           --------------      -------------    -------------
CASH FLOWS FROM FINANCING
  ACTIVITIES
  Purchase of treasury stock                                      - -                - -            (166,970)
  Dividends paid to shareholders                            (291,453)           (257,386)          (232,126)
                                                           --------------      -------------    -------------
               Net cash (used in) financing
               activities                                    (291,453)           (257,386)          (399,096)
   Increase (decrease) in cash                                 88,667              (4,096)            42,315
  Cash:
     Beginning                                                 68,466              72,562             30,247
                                                           --------------      -------------    -------------
     Ending                                            $      157,133       $      68,466        $    72,562
                                                           --------------      -------------    -------------

144-310
South Branch Valley Bancorp, Inc., accounts for its investment in its bank subsidiary by the equity method. During the years ended December 31, 1996, 1995 and 1994, changes were as follows:


 Number of shares owned at December 31, 1996 -                          60,000
 Percent to total shares at December 31, 1996 -                            100%


Balance at December 31, 1993                                    $    9,043,919
    Add (deduct):
    Equity in net income                                             1,255,307
    Dividends declared                                                (460,000)
    Net unrealized gain (loss) on securities                          (547,100)
                                                                ---------------
Balance at December 31, 1994                                    $    9,292,126
    Add (deduct):
    Equity in net income                                             1,330,866
    Dividends declared                                                (264,000)
    Change in net unrealized gain (loss) on securities                 887,750
                                                                ---------------
Balance at December 31, 1995                                    $   11,246,742
    Add (deduct):
    Equity in net income                                             1,503,540
    Dividends declared                                                (600,000)
    Change in net unrealized gain (loss) on securities                (223,451)
                                                                ---------------
Balance at December 31, 1996                                    $   11,926,831
                                                                ===============

145-310

                             FINANCIAL INFORMATION
                                  CONCERNING
                         THE CAPITAL STATE BANK, INC.

146-310











                           MANAGEMENT'S DISCUSSION AND
                         ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

           (FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1997)

147-310





                          THE CAPITAL STATE BANK, INC.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS.



INTRODUCTION

The following is a discussion and analysis focused on significant changes in the financial condition and results of banking operations of Capital State for the period January 1, 1997 to September 30, 1997 which is covered within the accompanying financial statements. This discussion and analysis should be read in conjunction with such financial statements and the accompanying notes thereto.

Capital State was incorporated under the laws of the State of West Virginia on September 11, 1995 and commenced banking operations on December 11, 1995. The accompanying financial statements have been prepared by the management of Capital State in conformity with generally accepted accounting principles. The following discussion is designed to assist readers of the financial statements in understanding significant changes in Capital State's financial condition and results of operations.

EARNINGS SUMMARY

The net income of $9,494 for the three month period ended September 30, 1997 was an $22,728 improvement from the September 30, 1996 loss of $13,234. For the nine month period ended September 30, 1997, the net income of $6,035 was $134,422 greater than the $128,387 loss for the nine months ended September 30, 1996. This earnings improvement was the result of an 45.4% increase in the assets of the Bank, particularly in loans which increased from $13,295,453 at September 30, 1996 to $22,841,184 at September 30, 1997, an increase of about 72% for the period. Loans increased by $2,323,337 from the period June 30, 1997 to September 30, 1997. Loans increased by $6,476,770 from the year end 1996 balance of $16,364,414. From September 30, 1996 to September 30, 1997 deposits increased by $12,095,755, an increase of 76% while Federal funds sold decreased by 26.6%. Investment securities increased by $1,077,362 from the previous year, a 15.6% increase. On a per share basis, net income for the three month period ended September 30, 1997 was $ .01 while the third quarter of 1996 reflected a net loss per share of $ .01. For the nine month period ended September 30, 1997, a net net income of about $.01 compared to a net loss of $.11 for the same period last year. An analysis of the net loss per share by major components of the statements of operations is presented in the following table:




                                                                For Nine Months                For Nine Months Ended
                                                                 Ended Sept 30,                       Sept 30,
                                                                      1997                              1996
                                                                     ------                            -----
Earnings per common share, beginning                              $  (0.13)                          $  (0.16)
Increase (decrease) from changes in:
Net interest income                                                   0.30                               0.40
Provision for loan losses                                              .00                              (0.07)
Other income                                                         (0.01)                              0.06
Organization and start-up costs                                        .00                                .16
Other expenses                                                       (0.11)                             (0.44)
Income taxes                                                         (0.06)                             (0.06)
                                                               ---------------------          -----------------------
Net earnings per common share                                      $  0.01                           $  (0.11)
                                                                   ========                          =========

148-310



Return (loss) on average assets (ROA) was .10% and .00% for the three and nine month periods ended September 30, 1997 and (.22%) and (.86%) for the corresponding periods of 1996. Return (loss) on average equity (ROE) for 1997 was .34% and .11% and for 1996 was (.47%) and (1.52%) respectively.

NET INTEREST INCOME

Net interest income represents the excess of interest income earned on loans, securities, and other interest earning assets over interest expense on deposits and other borrowings. Capital State did not own any tax-exempt interest earning assets during the previous three and nine months of 1997 or 1996.

For the period January 1, 1997 through September 30, 1997, net interest income was $935,459 resulting in an annualized net interest margin of 3.95% compared to the net interest margin of $579,756, or 4.43% for the same period in 1996. Average earning assets increased from $17,437,763 in 1996 to $31,612,977 in 1997, an increase of over $14 million or 81%. Average interest bearing liabilities increased from $8,222,102 in 1996 to $21,660,355 in 1997, an increase of $13.4 million or 163%. Net interest earnings for the three month period ended September 30, 1997 was $338,801 compared to net interest earnings at September 30, 1996 of $235,229. Further analysis of Capital State's yield on interest earning assets and costs on interest bearing liabilities are presented in the table below:

149-310



                          THE CAPITAL STATE BANK, INC.
                            AVERAGE BALANCE SHEET AND
                          NET INTEREST INCOME ANALYSIS



                                                Nine Months Ended September 30, 1997            Nine Months Ended September 30, 1996
                                                ------------------------------------            ------------------------------------
                                                Average                      Yield/             Average                       Yield/
                                                Balance        Interest       Rate              Balance       Interest        Rate
                                                --------- -------------  -----------            ----------  ----------- ------------
INTEREST EARNING ASSETS
     Loans, net of unearned discount (1)      19,436,638     1,219,502       8.37%              6,475,125       418,401        8.62%
     Taxable Securities                        7,444,969       364,294       6.52%              4,487,111       207,918        6.18%
     Interest bearing balances with banks        263,736         9,234       4.67%                      0             0        0.00%
     Federal funds sold                        4,467,634       183,436       5.47%              6,475,527       254,543        5.24%

            TOTAL INTEREST EARNING ASSETS     31,612,977     1,776,466       7.49%             17,437,763       880,862        6.74%
                                              ----------- -------------  -----------          -----------   -----------  -----------

NON INTEREST EARNING ASSETS
     Cash and due from banks                     660,733                                          395,690
     Bank premises and equipment               1,364,875                                        1,465,663
     Other assets                                822,849                                          628,466
     Allowance for loan losses                  (167,923)                                         (48,978)
                                               ----------                                      -----------
                             TOTAL ASSETS     34,293,511                                       19,878,604
                                              ===========                                      ===========

INTEREST BEARING LIABILITIES
     Demand deposits                           1,055,133        13,825       1.75%                608,111         7,400        1.62%
     Money market deposits                     4,572,012       167,370       4.88%              2,967,780       111,767        5.02%
    Savings deposits                           1,540,764        43,064       3.73%                367,850        10,211        3.70%
     Time deposits                            14,492,446       616,748       5.67%              4,278,361       171,728        5.35%
                                              ----------- -------------  -----------          -----------   -----------  -----------
        TOTAL INTEREST BEARING LIABILITIES    21,660,355       841,007       5.18%              8,222,102       301,106        4.88%
                                              =========== =============  ===========          ===========   ===========  ===========

NON INTEREST BEARING LIABILITIES
AND SHAREHOLDERS' EQUITY
     Demand deposits                           1,150,945                                          331,507
     Other liabilities                           276,718                                           43,182
     Shareholders' equity                     11,205,493                                       11,281,813
 TOTAL LIABILITIES AND SHAREHOLDERS EQUITY    34,293,511                                       19,878,604
                                              ============                                    ===========

NET INTEREST EARNINGS                                          935,459                                          579,756
                                                           ------------                                      -----------
NET INTEREST SPREAD                                                          2.32%                                             1.85%
                                                                          ----------                                      ----------
NET INTEREST MARGIN                                                          3.95%                                             4.43%
                                                                          ----------                                      ----------

         (1)  For   purposes  of  this  table,   certain  loan  fees  which  are
insignificant, are included in interest income.

150-310


PROVISION FOR LOAN LOSSES AND LOAN QUALITY

The provision for loan losses represents management's determination of the amount necessary to be charged against the current period's earnings in order to maintain the allowance for loan losses at a level which is considered adequate in relation to the estimated risk inherent in the loan portfolio. The provision for loan losses for the three month period ended September 30, 1997 was $30,000. For the same period in 1996, the provision was $30,000. Since inception, Capital State has experienced only one loan charge-off occurring during the third quarter 1996 in the amount of $3,000. Capital State had no nonperforming loans or restructured loans at September 30, 1997. Based on the Bank's loan composition, positive performance experience in past due trends and analysis of peer bank loss experience, management has determined that the allowance for loan losses appears adequate to cover potential losses existing in the portfolio of September 30, 1997. An analysis of the allowance for loan losses for the three months ended September 30, 1997 and 1996 follows:



                ANALYSIS OF LOAN LOSSES AND NON-PERFORMING ASSETS




                                                         For The Nine      For the Nine       For the Three       For the Three
                                                         Months Ended      Months Ended       Months Ended        Months Ended
                                                        Sept 30, 1997      Sept 30, 1996      Sept 30, 1997        Sept 30, 1996
                                                      ---------------- ------------------- -----------------  ---------------------
ALLOWANCE FOR LOAN LOSSES
Balance, Beginning of Period                                 127,300             6,500           187,300               70,300
Loan Losses                                                        0             3,000                 0                3,000
Loan Recoveries                                                    0                 0                 0                    0
                                                      ---------------- ------------------- -----------------  ---------------------
Net Charge-offs                                                    0             3,000                 0                    0
Provision For Loan Losses                                     90,000            93,800            30,000               30,000
                                                      ---------------- ------------------- -----------------  ---------------------
Balance, End of Period                                       217,300            97,300           217,300               97,300
                                                      ---------------- ------------------- -----------------  ---------------------

Total Loans, End of Period                                22,841,184        13,295,453        22,841,184           13,295,453
  Allowance For Loan Losses As a % of Total                     0.95%             0.73%             0.95%                0.73%
  Loans

NON-PERFORMING ASSETS AT QUARTER END
Non-Accrual Loans                                                  0                 0                 0                    0
Foreclosed Properties                                              0                 0                 0                    0
Restructured Loans                                                 0                 0                 0                    0
                                                      ---------------- ------------------- -----------------  ---------------------
Total Non-Performing Assets                                        0                 0                 0                    0
                                                      ---------------- ------------------- -----------------  ---------------------

Non-Performing Asserts As a % of Total Loans                    0.00%             0.00%             0.00%                0.00%

Loans Past Due Over 90 Days                                        0                 0                 0                    0
Loans Past Due Over 90 Days As a % of Total Loans               0.00%             0.00%             0.00%                0.00%


     You should also refer to the "Risk Elements" section of this discussion for additional information related to the allowance for loan losses.

151-310



OTHER INCOME

For the three month period ended September 30, 1997 and 1996, the Bank had other income totaling $25,675 and $21,429, respectively. For the nine month period ended September 30, 1997 and 1996, the Bank had other income totaling $57,018 and $68,937 respectively. Service fee income for the three and nine month period ended September 30, 1997 was $8,489 and $19,666 respectively. For the same periods in 1996, the service fee income was $5,245 and $10,387 respectively. For 1996, $54,857 included in other income, net, was from real estate origination fees generated during the nine month period of 1996. During the nine month period of 1997, real estate origination fees were $27,999.

OTHER EXPENSES

The following table itemizes the primary components of non-interest expense for the three and nine month periods ended September 30, 1997 and 1996.






                                                         For the Three               For the Nine
                                  For the Three               Month                       Month                    For the Nine
                                  Month Period            Period Ended                Period Ended                 Month Period
                                  Ended Sept                Sept 30,                    Sept 30,                    Ended Sept
                                   30, 1997                   1996                        1997                       30, 1996
                                -------------------    ---------------------       ---------------------       ---------------------

Salaries and employee benefits     $ 113,897                $ 106,795                   $ 347,759                    $ 335,472
Net occupancy expense                 15,617                   15,695                      47,666                       48,477
Equipment rental, depreciation        24,362                   19,204                      74,238                       61,564
and maintenance
Advertising                           17,068                   17,377                      42,934                       32,383
Postage & freight                      5,433                    6,677                      16,233                       17,516
Professional, legal and               38,382                    7,223                      72,176                       48,091
accounting fees
Data processing expenses              28,371                   19,333                      79,930                       50,769
Stationery & supplies                  6,010                    6,454                      24,992                       20,974
FDIC and Insurance expense            13,160                   16,169                      39,603                       48,186
Franchise Taxes                        3,080                     0.00                       8,495                         0.00
Property Taxes                        21,000                     0.00                      63,000                         0.00
Dealer reserve expenses                7,299                    7,899                      12,925                       24,458
Other                                 25,759                   24,516                      62,957                       70,515
                                -------------------    ---------------------       ---------------------       ---------------------

                                   $ 319,438                $ 247,342                   $ 892,908                    $ 758,405
                                -------------------    ---------------------       ---------------------       ---------------------




FEDERAL FUNDS SOLD

Capital State sells excess funds to other banks under overnight Federal funds sold agreements. Federal funds sold totaled $5,852,000 at September 30, 1997 and averaged $6,410,700 for the three month period and $4,467,634 for the nine month period. At September 30, 1996, the Bank had $4,624,000 in Federal funds sold and averaged $6,475,527 and $5,331,913 for the nine month and three month periods respectively. Federal funds sold represented 14.8% of total assets at September 30, 1997 and 17.0% at September 30, 1996.

152-310



LOAN PORTFOLIO

Gross loans totaled $22,841,184 at September 30, 1997, and increased $9,545,731, or 72% increase over the September 30, 1996 total of $13,295,453. Loans also increased by $6,476,770 or 39.6% from December 31, 1996. All significant terms granted were consistent with the terms offered by other banks within the market area. The following table shows the composition of Bank's loan portfolio at September 30, 1997, December 31, 1996 and September 30, 1997.


                                                             Sept 30, 1997               Dec 31, 1996                Sept 30, 1996
                                                       -------------------------- --------------------------  ----------------------
Commercial financial and agriculture                              8.7%                       8.3%                         3.7%
Real estate:
    Single family residential                                    48.1%                      45.7%                        48.0%
    Commercial                                                   15.0%                      16.9%                        20.8%
    Revolving home equity                                         4.1%                       3.6%                         3.4%
    Construction                                                  2.2%                       3.4%                         3.0%
Consumer installment                                             21.9%                      22.1%                        21.1%
                                                       -------------------------- --------------------------  ----------------------
                     TOTAL LOANS                                100.0%                     100.0%                       100.0%
                                                       -------------------------- --------------------------  ----------------------

Loans as % of assets                                             57.7%                      53.1%                        48.9%

Loan to deposit ratio                                            81.5%                      84.6%                        83.5%





Loans as a percentage of assets increased from 48.9% at September 30, 1996 to 57.7% at September 30, 1997, an increase of 8.8% and increased by 4.6% from the December 31, 1996 level of 53.1% of total assets. The loan to deposit ratio decreased from 83.5% at September 30, 1996 to 81.5% at September 30, 1997 and decreased by 3.7% from the year end 1996 level of 84.6%. Reference should be made to Note 4 of the accompanying financial statements for additional information on the composition of total loans, including maturities at September 30, 1997. Bank had commitments to extend credit or standby letters of credit outstanding at September 30, 1997 in amounts totaling approximately $653,000. Reference should be made to note 11 to the accompanying financial statements for additional information about off-balance-sheet risk.

RISK ELEMENTS

Capital State had no nonperforming or restructured loans at September 30, 1997. Commercial and residential real estate loans are designated as restructured when credit terms are renegotiated below market rates or when potential problem credits are renegotiated under favorable terms which would not otherwise be granted. Loans are designated as nonperforming when payments are 90 days or more past due, or when individual analysis of a borrower's creditworthiness indicates that a credit should be placed on nonaccrual unless the loan is adequately collateralized and is in the process of collection. Loans classified as impaired under the provisions of Statement of Financial Accounting Standard No 114 "Accounting by Creditors for Impairment of a Loan" are generally included in nonperforming loans, however the Bank did not have any impaired loans at September 30, 1997.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated and is evaluated based on an assessment of the loss inherent in the loan portfolio. This assessment results in an allowance consisting of two components, allocated and unallocated. The allocated component reflects expected losses resulting from the analysis of individual loans, developed through specific credit allocations for individual loans and historical loss experience of other similar institutions for each loan category. The unallocated component of the allowance reflects management's estimates of anticipated charge-offs by industry norms within Capital State's market area, including management's determination of the amount necessary for concentrations, economic conditions and uncertainties and other subjective factors. On a quarterly basis, management performs a comprehensive loan evaluation which encompasses the identification of all potential problem credits which are included on an internally generated watch list. The identification of loans for inclusion on the watch list is facilitated through the use of various sources, including past due loan reports and reviews of new loans representative of current lending practices within Capital State.

153-310



As September 30, 1997, Capital State's allowance for loan losses was $217,300 or
 .95% of total loans, all of which was considered unallocated. Capital State's allowance for loan losses at December 31, 1996 was $127,300, or .78% of total loans. At September 30, 1996, the allowance was $97,300, or .73% of total loans.
Note 5 to the accompanying financial statements provides an analysis of the allowance for loan losses for the periods ended September 30, 1997 and September 30, 1996.

SECURITIES

Capital State has United States Treasury securities in its portfolio with a par value of $500,000 and United States Government Agency securities with a cumulative par value of $7,500,000. The United States Government Agency securities will mature within 5 years and may be called at the option of the issuer on their anniversary dates beginning in 1997 and each coupon date thereafter. These securities yield approximately 6.26%, All of Bank's securities have been classified as available for sale in accordance with Capital State's accounting policies. At September 30, 1997, investment securities represented approximately 20.1% of total assets. At September 30, 1996, investment securities represented 25.3% of total assets, and at December 31, 1996, 22.6%. Under the provisions of Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities", securities maintained as available for sale are marked to their fair values with their gain or loss, net of deferred income taxes, reflected in shareholders' equity. At September 30, 1997, Unrealized Gains (Losses) on securities available for sale amounted to ($31,224). Note 3 of the accompanying financial statements provides additional information related to securities.

DEPOSITS

Deposits are the principal source of Capital State's funding growth. To develop a strong core deposit base, management has developed pricing strategies which are competitive within the market area and recognizes the needs of prospective customers. The following table shows an analysis of deposits by composition at the dates indicated:





                                  September 30, 1997                    December 31, 1996                   September 30, 1996
                            ----------------------------------- ------------------------------------ -------------------------------
                                  Dollar            Percent            Dollar            Percent            Dollar           Percent
                            -------------------  -------------- -------------------- --------------- ------------------- -----------
Noninterest bearing demand    $ 1,491,001            5.3%            $ 678,677            3.5%             $ 467,437            2.9%
NOW and Super NOW               1,346,774            4.8%              806,664            4.2%               814,198            5.1%
accounts
Money market accounts           5,002,259           17.9%            5,758,685           29.8%             4,542,550           28.5%
Savings accounts                1,731,608            6.2%            1,019,946            5.3%               766,505            4.9%
Certificates of deposit        18,442,883           65.8%           11,073,272           57.2%             9,328,080           58.6%
                            -------------------  -------------- -------------------- --------------- -------------------  ----------
                              $28,014,525          100.0%          $19,337,244          100.0%           $15,918,770          100.0%
                            -------------------  -------------- -------------------- --------------- -------------------  ----------







For additional information on the components of deposits, including maturities of and interest expense on time certificates of deposit in denominations of $100,000 or more are presented in Note 7 of the accompanying financial statement. At September 30, 1997 the Bank was a holder of deposits from related parties totaling approximately $827,530 or 2.95% of total deposits. At September 30, 1996, deposits from related parties totaled approximately $2,250,000 or
14.1% of total deposits. At December 31, 1996, related party deposits approximated $3,524,000, or 18.2% of total deposits. At September 30, 1997 and September 30, 1996, there was a concentration of deposits from an unrelated party totaling approximately, $1,444,284 and approximately $800,000, respectively.

SHORT-TERM BORROWINGS

Capital State Bank did not have short-term borrowings at any time during 1996 or 1997.

154-310


LIQUIDITY

Effective liquidity management ensures Capital State has the ability to satisfy customer loan demand and meet expected and unexpected operating cash needs and deposit withdrawals while maximizing net interest income. Liquidity of Capital State at September 30, 1997 is provided primarily through funds invested in cash, amounts due from banks and Federal funds sold, which totaled $6,885,559 or 17.4% of total assets. Additionally management has classified all securities as available for sale to meet unanticipated liquidity needs. Management plans to proactively manage liquidity within the guidelines set by policy to ensure an effective liquidity management position is maintained.

ASSET/LIABILITY MANAGEMENT

The principal objective of asset/liability management is to minimize interest rate risk, which is the vulnerability of Capital State's net interest income to change in interest rates, and manage the ratio of interest rate sensitive assets to interest rate sensitive liabilities within specified maturities or repricing dates. Interest rate risk is managed within policies and limits administered by Capital State's senior management and approved by the Board of Directors. Capital State's principal asset/liability management strategy is GAP management. GAP is the measure of the difference between the volume of repricing interest earning assets and interest bearing liabilities during given time periods. When the volume of repricing interest earning assets exceeds the volume of repricing interest bearing liabilities, the GAP is positive - a condition which is usually favorable during a rising interest rate environment. Conversely, a negative GAP position is when the amount of interest rate sensitive liabilities exceeds interest rate sensitive assets and tends to adversely affect net interest income in a rising rate environment. Senior management is actively involved in formulating and monitoring the economic assumptions that Capital State uses in its financial planning and budget process.

The following table shows an analysis of Capital State's GAP position at September 30, 1997.




                   Rate Sensitivity Summary September 30, 1997


                                     0-3 months           3-6 months           6-12 months          Over 1 year             Total
                                     ----------           ----------           -----------          -----------             -----
Earning Assets
  Loans                             $ 6,297,855            $ 944,411          $ 1,942,219         $ 13,656,699         $ 22,841,184
  Investments                                 0                    0                    0            7,963,142            7,963,142
  Federal funds sold                  5,852,000                    0                    0                    0            5,852,000
  Other earning assets                        0                    0                    0                    0                    0
                                   -------------------------------------------------------------------------------------------------
       Total earning assets        $ 12,149,855            $ 944,411          $ 1,942,219         $ 21,619,841         $ 36,656,326

Interest Bearing Liabilities
  Interest bearing deposits         $ 5,068,614          $ 3,939,017          $ 6,950,074         $ 10,565,819         $ 26,523,524
  Short-term borrowings                       0                    0                    0                    0                    0
  Long-term borrowings                        0                    0                    0                    0                    0
                                   -------------------------------------------------------------------------------------------------

       Total Interest bearing
       liabilities                  $ 5,068,614          $ 3,939,017          $ 6,950,074         $ 10,565,819         $ 26,523,524

Interest sensitivity gap for period   7,081,241           (2,994,606)          (5,007,855)          11,054,022           10,132,802
Cumulative interest sensitivity gap   7,081,241            4,086,635             (921,220)          10,132,802
Cumulative rate sensitivity ratio          2.40                 1.45                 0.94                 1.38


This  table  includes  various   assumptions  and  estimated  by  management  of
maturities and repayment patterns.

155-310



The preceding table reflects the Bank's cumulative one year net interest sensitivity position, or gap, as 1.38 compared to .64 at December 31, 1996. Thus, the Bank is in a negative gap position within a one year time frame which indicates that a significant increase in interest rates within a short time frame during the next twelve months could have a significant negative impact on the Bank's net interest income in that period. However, interest rates on approximately 40% of the Bank's interest-bearing deposits may be changed by management at any time based on their terms and since management believes that repricing of interest bearing deposits in an increasing interest rate environment will generally lag behind the repricing of interest bearing assets, the Bank's interest rate risk within one year is at an acceptable level.

The information presented in the Rate Sensitivity Summary above represents a static view of Capital State's GAP position as of September 30, 1997, and as such, does not consider variables such as future loan and deposit volumes, mixes and interest rates.

CAPITAL RESOURCES

At September 30, 1997, Capital State shareholders equity totaled $11,240,579. At December 31, 1996, shareholders equity totaled $11,222,974 and at September 30, 1996, shareholders equity totaled $11,205,506. The increase in shareholders' equity from September 30, 1996 to September 30, 1997 represented $18,192 in operating losses for the twelve month period and an increase of $53,265, representing the adjustment for the change in fair value of securities available for sale, net of deferred taxes. Total capital to risk weighted assets, tier 1 capital to risk weighted assets and tier 1 capital to average assets at September 30, 1997 were approximately 50.9%, 50.0% and 28.3% respectively. These ratios are well within Federal regulatory guidelines, thus management does not anticipate any need to raise additional funds within the next year in order to meet its capital requirements. Note 10 of the attached financial statements shows information on restrictions on dividends and capital and includes a table of the Bank's actual capital amounts and ratios at September 30, 1997.

156-310







                              FINANCIAL STATEMENTS
           (FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1997)
                                   (UNAUDITED)

157-310




                                 BALANCE SHEETS
                          THE CAPITAL STATE BANK, INC.


                                                  September 30                                                        September 30
                                                      1997                            December 31                         1996
                                                  (Unaudited)                           1996 *                        (Unaudited)
----------------------------------------------- -------------------------------------------------------------- --------------------
ASSETS
Cash and Due From Banks                            $1,033,559                          $379,830                          $408,893
Interest Bearing Deposits With Other Banks                  0                         1,536,279                                 0
                                                ------------------------------------------------------------------- ----------------
Federal Funds Sold                                  5,852,000                         3,484,000                         4,624,000
   Cash and Cash Equivalents                        6,885,559                         5,400,109                         5,032,893
Securities
   Available-for-Sale, at fair value                7,963,142                         6,949,578                         6,885,780
LOANS
   Total Loans                                     22,841,184                        16,364,414                        13,295,453
   Less: Allowance for Loan Losses                    217,300                           127,300                            97,300
                                                ------------------------------------------------------------------- ----------------
   Net Loans                                       22,623,884                        16,237,114                        13,198,153
Bank Premises & Equipment - Net                     1,321,860                         1,399,984                         1,426,271
Other Assets                                          776,335                           807,215                           672,486
                                                ------------------------------------------------------------------- ----------------
   Total Assets                                  $ 39,570,780                      $ 30,794,000                      $ 27,215,583
                                                =================================================================== ================

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
   Non-interest Bearing                           $ 1,491,001                         $ 678,677                         $ 467,437
   Interest Bearing                                26,523,524                        18,658,567                        15,451,333
                                                 ------------------------------------------------------------------- ---------------
   Total Deposits                                  28,014,525                        19,337,244                        15,918,770
Short-term Borrowings
   Federal Funds Purchased                                  0                                 0                                 0
   Repurchase Agreements and Other Borrowings               0                                 0                                 0
                                                 ------------------------------------------------------------------- ---------------
   Total Short-term Borrowings                              0                                 0                                 0
Long-term Borrowings                                        0                                 0                                 0
Other Liabilities                                     315,676                           233,782                            91,307
                                                 ------------------------------------------------------------------- ---------------
   Total Liabilities                             $ 28,330,201                      $ 19,571,026                      $ 16,010,077
Shareholders' Equity:
  Common Stock-$1 par value: 1,200,000 shares
     authorized and outstanding                     1,200,000                         1,200,000                         1,200,000
  Capital Surplus                                  10,398,528                        10,398,528                        10,398,528
   Retained Earnings (Loss), including deficit
      accumulation thru development
      state of $190,762                              (337,341)                         (343,376)                         (319,149)
  Unrealized Gains (Loss) on Securities Available-
     for Sale, net of deferred taxes:                 (20,608)                          (32,178)                          (73,873)
                                                 ------------------------------------------------------------------- ---------------
  Total Shareholders' Equity                       11,240,579                        11,222,974                        11,205,506
                                                 ------------------------------------------------------------------- ---------------
   Total Liabilities and Shareholders' Equity      39,570,780                        30,794,000                        27,215,583
                                                 =================================================================== ===============

*  Information extracted from audited financial statements.

158-310


                      STATEMENTS OF OPERATIONS (UNAUDITED)
                          THE CAPITAL STATE BANK, INC.
-----------------------------------------------------------------------------------------------------------------------------------

                                            For The Three          For The Three           For The Nine           For The Nine
                                             Month Period          Month Period            Month Period           Month Period
                                                Ended                  Ended                  Ended                  Ended
                                            Sep 30, 1997          Sep 30, 1996            Sep 30, 1997           Sep 30, 1996
                                             (Unaudited)            (Unaudited)            (Unaudited)            (Unaudited)
                                            --------------      -------------------     ------------------     --------------------
Interest Income
  Interest and Fees on Loans
    Taxable                                  $ 467,740                $ 238,014            $ 1,219,502              $ 418,401
     Tax-Exempt                                      0                        0                      0                      0
                                            --------------      -------------------     ------------------     --------------------
        Total                                  467,740                  238,014              1,219,502                418,401

  Interest on Investment Securities
    Taxable                                    129,434                   78,525                364,294                207,918
     Tax-Exempt                                      0                        0                      0                      0
                                            --------------      -------------------     ------------------     --------------------
        Total                                  129,434                   78,525                364,294                207,918
Interest Bearing Deposits With Other Banks           0                        0                  9,234                      0
  Income on Federal Funds Sold                  85,536                   75,212                183,436                254,543
                                            --------------      -------------------     ------------------     --------------------
        Total Interest Income                  682,710                  391,751              1,776,466                880,862
Interest Expense
  Deposits                                     343,909                  156,522                841,007                301,106
                                            --------------      -------------------     ------------------     --------------------
       Total Interest Expense                  343,909                  156,522                841,007                301,106
                                            --------------      -------------------     ------------------     --------------------

Net Interest Income                            338,801                  235,229                935,459                579,756
Provision for Loan Losses                       30,000                   30,000                 90,000                 93,800
                                            --------------      -------------------     ------------------     --------------------
Net Interest Income
   After Provision for Loan Losses             308,801                  205,229                845,459                485,956

Other Income
  Service Fee Income                             8,489                    5,245                 19,666                 10,387
   Other, net                                   17,186                   16,184              37,352.00              58,550.00
   Securities Transactions                           0                        0                   0.00                   0.00
                                            --------------      -------------------     ------------------     --------------------
        Total Other Income                      25,675                   21,429              57,018.00              68,937.00

Other Expenses
   Salaries and Employee Benefits              113,897                  106,795                347,759                335,472
   Occupancy Expenses - Net                     36,617                   15,695                110,666                 48,477
   Equipment Expenses                           24,362                   19,204                 74,238                 61,564
   Data Processing                              28,371                   19,333                 79,930                 50,769
   Insurance                                    13,160                   13,668                 39,603                 45,685
   Professional Fees                            38,382                    7,223                 72,176                 48,091
   Advertising and Marketing                    17,068                   18,312                 42,934                 33,318
   Other Operating Expenses                     47,581                   47,112                125,602                135,029
                                            --------------      -------------------     ------------------     --------------------
         Total Other Expenses                  319,438                  247,342                892,908                758,405
                                            --------------      -------------------     ------------------     --------------------
Income (Loss)  Before Income Tax
 Expense (Benefit)                              15,038                  (20,684)                 9,569              (203,512)
Applicable Income Taxes                          5,544                   (7,450)                 3,534               (75,125)
                                            --------------      -------------------     ------------------     --------------------

Net Income (Loss)                              $ 9,494                $ (13,234)               $ 6,035            $ (128,387)

Net Income (Loss) Per Common Share              $ 0.00                   $ 0.00                 $ 0.00                 $ 0.00

Bases on Average Common Shares
       Outstanding of                        1,200,000                1,200,000              1,200,000              1,200,000





THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

159-310



                 STATEMENTS OF SHAREHOLDERS' EQUITY (UNAUDITED)

                          THE CAPITAL STATE BANK, INC.

                                                                                                         Unrealized
                                                                                                         Gain (Loss)
                                                                                                         on Securities     Total
                                                     Common            Capital           Retained         Available     Shareholders
                                                      Stock            Surplus           Earnings          For Sale       Equity

Balance December 31, 1995                         $ 1,200,000       $ 10,398,528       $ (190,762)      $      0       $ 11,407,766
                                                                                                                                  0
Nine Months Ended September 30, 1996                                                                                              0
   Net Income                                       -                 -                  (128,387)                         (128,387)
   Cash Dividends                                   -                 -                 -                     -                   0
   Change in Fair Value of Securities                                                                                             0
        Available for Sale, net of deferred taxes   -                 -                 -                (73,873)           (73,873)
                                                 ----------------- ---------------- ----------------  ----------------- ------------

Balance September 30, 1996                          1,200,000         10,398,528         (319,149)       (73,873)        11,205,506
                                                 ----------------- ---------------- ----------------  ----------------- ------------

Balance December 31, 1996                           1,200,000         10,398,528         (343,376)       (32,178)        11,222,974

Nine Months Ended September 30, 1997                                                                                              0
   Net Income                                        -                 -                    6,035                             6,035
   Cash Dividends                                    -                 -                    -               -                     0
   Change in Fair Value of Securities                                                                                             0
        Available for Sale, net of deferred taxes    -                 -                    -             11,570             11,570
                                                 ----------------- ---------------- ----------------  ----------------- ------------

Balance September 30, 1997                        $ 1,200,000       $ 10,398,528       $ (337,341)     $ (20,608)      $ 11,240,579
                                                 ================= ================ ================  =================  ===========



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

160-310



                       STATEMENTS OF CASH FLOW (UNAUDITED)
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1997
                             AND SEPTEMBER 30, 1996
                                                                                   1997                            1996
                                                                         -------------------------     ----------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income (loss)                                                             $ 6,035                    $  (128,387)
    Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation                                                                   79,481                         79,076
    Provision for loan losses                                                      90,000                         93,800
    Deferred income tax expense (benefit)                                           3,534                        (75,125)
    Amortization of organization costs                                              2,682                          2,682
    Amortization of prepaid land lease                                              4,500                          4,500
    Amortization of security premiums and (accretion) of discounts, net            (2,754)                          (208)
    Decrease (increase) in other assets                                            12,519                        (59,216)
    Decrease (increase) in accrued interest receivable                              4,439                       (108,008)
    Increase (decrease) in other liabilities                                       81,893                        100,171
                                                                          ------------------------     ----------------------------
      Net cash provided by (used in) operating activities                         282,329                        (90,715)
                                                                          ------------------------     ----------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of securities available for sale                                   (996,033)                    (4,997,500)
   Principal collected on (loans made to) customers, net                       (6,476,770)                   (12,927,923)
    Purchases of bank premises and equipment                                       (1,357)                       (26,373)
    (Increase) decrease in Federal funds sold, net                             (2,368,000)                     5,611,000
    (Increase) decrease in interest bearing deposits with other banks           1,536,279                              0
    Proceeds from sale of repossessed assets                                            0                              0
                                                                          ------------------------     ----------------------------
      Net cash provided by (used in) investing activities                      (8,305,881)                   (12,340,796)
                                                                          ------------------------     ----------------------------

CASH FLOW FROM FINANCING ACTIVITIES
    Net increase (decrease) in non interest bearing deposits                      812,324                        345,471
    Net increase (decrease) in NOW accounts and savings accounts                  495,346                      3,911,560
    Proceeds from the sales of (payment for matured) time deposits, net         7,369,611                      8,254,002
    Proceeds from the sale of common stock                                              0                              0
                                                                          ------------------------     ----------------------------
      Net cash provided by (used in) financing activities                       8,677,281                     12,511,033
                                                                          ========================     ============================

    Increase (decrease) in cash and due from banks                                653,729                         79,522

Cash and due from banks:
    Beginning                                                                     379,830                        329,371
                                                                           -------------------------     --------------------------
    Ending                                                                    $ 1,033,559                      $ 408,893
                                                                           =========================     ==========================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW  INFORMATION
   Cash payments for:
      Interest on deposits                                                        798,027                        234,895
                                                                           =========================     ==========================
      Income taxes                                                                      0                              0
                                                                           =========================     ==========================
      Other assets acquired in settlement of loans                                      0                              0
                                                                           =========================     ==========================

The accompanying notes are an integral part of these financial statements

161-310



                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1.  BASIS OF PRESENTATION

     The accounting and reporting policies of The Capital State Bank, Inc., ("Capital State" or "The Bank") conform to generally accepted accounting principles and to general policies within the financial service industry. The preparation of financial statements, in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the financial statement date and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

     The information contained in the financial statements is unaudited except where indicated. In the opinion of management, all adjustments for a fair presentation of the results of the interim periods have been made. All such adjustments were of a normal recurring nature. The results of operations for the three months ended September 30, 1997 are not necessarily indicative of the results to be expected for the full year. The financial statements and notes included herein should be read in conjunction with those included in Capital State's 1996 Form F-2.

     Reclassifications: Certain accounts in the Financial Statements for 1996, as previously reported have been reclassified to conform to current year classification.


NOTE 2.  CASH CONCENTRATIONS

     At September 30, 1997 and September 30, 1996, the Bank had a concentration of risk totaling $3,715,000 and $3,220,000 respectively in its cash balances on deposit with First USA Bank. At December 31, 1996, the Bank had a concentration of risk totaling $3,220,000 in its cash balances on deposit with First USA Bank. At September 30, 1997 and September 30, 1996, the Bank had a concentration on deposit with other correspondent banks of $2,486,096 and $1,404,000 respectively. These cash balances are comprised of balances in due from correspondent accounts, Federal funds sold and interest bearing deposits, and are generally unsecured by the correspondent bank.


NOTE 3.  SECURITIES

     The amortized cost, unrealized gains and losses and estimated fair values of the Bank's securities at September 30, 1997, December 31, 1996 and September 30, 1996 is summarized as follows:





                                                                                                               Carrying
                                                                      Unrealized          Unrealized             Value
                                             Amortized Cost               Gains              Losses            (Estimated
                                                                                                               Fair Value)
                                       --------------------------  ------------------  ------------------- -------------------
                   September 30, 1997
U.S. Treasuries available for sale                 500,599               2,503                 0.00             503,102
U.S. Government agencies and
  corporations available for sale                7,493,767               3,263               36,990           7,460,040
                                       --------------------------  ------------------  ------------------- -------------------
                         Total                   7,994,366               5,766               36,990           7,963,142
                                       --------------------------  ------------------  ------------------- -------------------
                                                                                                               Carrying
                                                                      Unrealized          Unrealized             Value
                                             Amortized Cost              Gains               Losses            (Estimated
                                                                                                               Fair Value)
                                       --------------------------  ------------------  ------------------- -------------------
                   September 30, 1996
U.S. Treasuries available for sale                    0.00                0.00                 0.00                0.00
U.S. Government agencies and
  corporations available for sale                6,997,708                0.00              111,928           6,885,780
                                       --------------------------  ------------------  ------------------- -------------------
                         Total                   6,997,708                0.00              111,928           6,885,780
                                       --------------------------  ------------------  ------------------- -------------------



     The maturities, amortized cost and estimated fair values of the Bank's securities at September 30, 1997 is summarized as follows:

162-310




                                                                                            Carrying Value
                                                                                           (Estimated Fair
                                                                 Amortized Cost                 Value)
                                                          ----------------------------- ----------------------
         Due within 1 year                                              -                         -
         Due after 1 year but within 5 years                       $7,994,366                 $7,963,142
         Due after 5 but within 10 years                                -                         -
         Due after 10 years                                             -                         -
                                                          ----------------------------- ----------------------
                         Total                                     $7,994,366                 $7,963,142
                                                          ----------------------------- ----------------------




     Maturities presented above are based on the contractual maturities of the securities. At September 30, 1997, securities with amortized cost of $7,493,767 have provisions which allow the issuer to "call" the securities prior to its contractual maturity date. Should these "call" provisions be exercised, the scheduled maturities disclosed above may be altered. Through September 30, 1997, there have been sales, calls, or maturities of 2,250,000 in par value of these securities.

     At September 30, 1997, securities carried at $1,500,000 were pledged to secure public deposits, repurchase agreements, and for other purposes as required or permitted by law.





NOTE 4.  LOANS



                                                      Sep 30, 1997            Dec 31, 1996             Sep 30, 1996
                                                 ----------------------- -----------------------  ----------------------
Commercial, financial and agricultural                  1,992,293               1,358,418                 496,179
Consumer loans                                          4,994,389               3,615,859               2,802,263
Real Estate:
  Revolving home equity                                   923,219                 590,097                 456,856
  Single family residential                            10,996,879               7,477,960               6,378,045
  Commercial                                            3,431,006               2,769,273               2,767,198
  Construction                                            503,398                 552,807                 394,912
Total loans net of unearned income                     22,841,184              16,364,414              13,295,453
                                                  ----------------------- -----------------------  ----------------------
Less allowance for loan losses                            217,300                 127,300                  97,300
                                                  ----------------------- -----------------------  ----------------------
                           Loans-net                   22,623,884              16,237,114              13,198,153
                                                  ----------------------- -----------------------  ----------------------



163-310


     Scheduled maturities on loans, without regard to scheduled periodic principal repayments on amortizing loans, are as follows at September 30, 1997:

                                                                        Due after 1
                                                     Due within 1          year but          Due after 5
                                                         year              within 5             years                Total
                                                                            years
                                                  ------------------  ------------------  ------------------  -------------------
FIXED RATE:
  Commercial                                                  62,059             221,807              62,489              346,355
  Commercial real estate                                           0           2,244,128             659,649            2,903,777
  Single family real estate
    including home equity                                     90,524           3,035,614           6,693,780            9,819,918
  Construction                                               200,000                   0                   0              200,000
  Consumer Installment                                       375,921           3,998,164             444,539            4,818,624
             TOTAL FIXED RATE LOANS                          728,504           9,499,713           7,860,457           18,088,674
                                                  ------------------  ------------------  ------------------  -------------------

FLOATING RATE:
  Commercial                                               1,264,316             310,207              71,415            1,645,938
  Commercial real estate                                      59,689             209,493             258,047              527,229
  Single family real estate
    including home equity                                    190,452               4,445             982,064            1,176,961
  Construction                                               303,398                   0                   0              303,398
  Consumer Installment                                       135,340              40,426             923,218            1,098,984
           TOTAL FLOATING RATE LOANS                       1,953,195             564,571           2,234,744            4,752,510
                                                  ------------------  ------------------  ------------------  -------------------
                  TOTAL LOANS                              2,681,699          10,064,284          10,095,201           22,841,184
                                                  ------------------  ------------------  ------------------  -------------------




Substantially all real estate loans outstanding were originated under 3, 5 or 7 year balloon terms with amortization periods of generally 15 to 25 years. Interest rates on floating rate loans generally reprice within one year based on indices which are set by sources independent of the Bank and are subject to interest rate floors, caps and ceilings which may limit changes in the interest rate over the life of the loan.


Loans to related parties.

The Bank has had and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties), all of which have been, in the opinion of management, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others.

The following presents the activity with respect to related party loans aggregating $60,000 or more to any one related party during the nine months ended September 30, 1997:


Balance beginning                              $1,387,804
     Additions                                    423,878
     Amounts collected                            445,194
                                 ------------------------
Balance, ending                                $1,366,488
                                 ------------------------


At September 30, 1997, outstanding loans to directors, officers and employees totaled $1,405,339. Commitments to extend credit under unused open lines of credit to such individuals totaled approximately $120,200 at September 30, 1997.

The Bank accepts chattel paper without recourse from various approved businesses, primarily automobile dealerships, within its lending area. The Bank has sole discretion whether to purchase such paper on a case by case basis which is evaluated substantially under the Bank's normal credit underwriting standards and is generally secured by a first lien on the property purchased by the borrower. At September 30, 1997, December 31, 1996 and September 30, 1996 respectively, such loans approximated $1,993,728, $1,759,000 and $1,308,627, of which approximately 55.8%, 86.8%, and 100% were purchased from businesses considered to be a related party to the Bank.

CONCENTRATION OF CREDIT RISK

The Bank grants installment, commercial and residential loans to customers primarily in Kanawha, Boone and Lincoln Counties, West Virginia and adjacent counties. Although the Bank strives to maintain a diversified loan portfolio, exposure to credit losses can be adversely impacted by downturns in local economic and employment conditions. Major employment within the market area is diverse but primarily includes the industries of government, health care, education, coal production and related services, and various professional, financial and related service industries.

164-310
NOTE 5.  ALLOWANCE FOR LOAN LOSSES

An analysis of the allowance for loan losses for the periods indicated is as follows:




                                              For the Three        For the Three            For the Nine             For the Nine
                                               Months Ended         Months Ended            Months Ended             Months Ended
                                               Sep 30, 1997        Sep 30, 1996             Sep 30, 1997             Sep 30, 1996
                                          ---------------------  ---------------- ----------------------  ------------------------
Balance, beginning of Period                     $ 187,300           $ 70,300              $ 127,300                   $ 6,500
                                          ---------------------  ---------------- ----------------------  ------------------------
Losses:
  Commercial, financial and agricultural              -                  -                       -                        -
  Consumer loans                                      -                 3,000                    -                       3,000
  Real Estate:
Revolving home equity                                 -                  -                       -                        -
    Single family residential                         -                  -                       -                        -
    Commercial                                        -                  -                       -                        -
    Construction                                      -                  -                       -                        -
                          Total                          0              3,000                      0                     3,000
                                          ---------------------  ---------------- ----------------------  ------------------------
Recoveries:
    Commercial, financial and agricultural            -                  -                       -                        -
    Consumer loans                                    -                  -                       -                        -
    Real Estate:
    Revolving home equity                             -                  -                       -                        -
    Single family residential                         -                  -                       -                        -
    Commercial                                        -                  -                       -                        -
    Construction                                      -                  -                       -                        -
                          Total                          0                  0                      0                         0
                                          ---------------------  ---------------- ----------------------  ------------------------
Net recoveries (losses)                                  0             (3,000)                     0                   (3,000)
Provision for Loan Losses                           30,000             30,000                 90,000                    93,800
                                          ---------------------  ---------------- ----------------------  ------------------------
                 Balance, End of Period            217,300             97,300                217,300                    97,300
                                          ---------------------  ---------------- ----------------------  ------------------------







NOTE 6.  BANK PREMISES AND EQUIPMENT

         The major categories of Bank premises and equipment and accumulated depreciation is summarized as follows:



                                                            Sept 30, 1997              Dec 31, 1996               Sept 30, 1996
                                                        ----------------------     ---------------------     -----------------------
Building and Improvements                                            1,026,261                 1,024,904                  1,024,904
Furniture and Equipment                                                491,491                   491,491                    491,491
                                                        ----------------------     ---------------------     -----------------------
                                                                     1,517,752                 1,516,395                  1,516,395
Less accumulated depreciation                                         (195,892)                 (116,411)                   (90,124)
                                                        ----------------------     ---------------------     -----------------------
Bank premises and equipment, net                                     1,321,860                 1,399,984                  1,426,271
                                                        ----------------------     ---------------------     -----------------------




     Depreciation expense for the three month period ended September 30, 1997 and September 30, 1996 was $26,544 and $26,258 respectively. Depreciation expense for the nine month period ended September 30, 1997 and September 30, 1996 was $79,481 and $79,076 respectively.

165-310
NOTE 7.  DEPOSITS

     The following is a summary of interest bearing deposits by type as of the dates indicated:




                                                          Sep 30, 1997         Dec 31, 1996          Sep 30,
                                                                                                      1996
                                                      --------------------  ------------------- ------------------
NOW and Super NOW accounts                                       1,346,774              806,664            814,198
Money market accounts                                            5,002,259            5,758,685          4,542,550
Savings accounts                                                 1,731,608            1,019,946            766,505
Certificates of deposit                                         18,442,883           11,073,272          9,328,080
                                                      --------------------  ------------------- ------------------
                        Total                                   26,523,524           18,658,567         15,451,333
                                                      --------------------  ------------------- ------------------




          Time certificates of deposit in denomination of $100,000 or more totaled $5,629,587, $3,740,852, and $3,430,207 at September 30, 1997,
          December 31, 1996 and September 30, 1996, respectively. Interest paid on time certificates in denominations of $100,000 or more was $192,862 and $63,866 for the nine month period ended September 30, 1997 and September 30, 1996 respectively.

          The following is a summary of the maturity distribution of deposits in amounts of $100,000 or more as of the date indicated.




                                  September 30, 1997                                Amount                           Percent
                                                                       ------------------------------------- -----------------------


Three months or less                                                               $1,642,600                         29.2%
Three through six months                                                              653,578                         11.6%
Six through twelve months                                                             617,096                         11.0%
Over twelve months                                                                  2,716,313                         48.2%
                                                                       ------------------------------------- ----------------------
                            Total                                                  $5,629,587                        100.0%
                                                                       ------------------------------------- ----------------------

                                  December 31, 1996                                 Amount                           Percent
                                                                       ------------------------------------- ----------------------
Three months or less                                                                 $991,328                         26.5%
Three through six months                                                            1,108,206                         29.6%
Six through twelve months                                                           1,205,008                         32.2%
Over twelve months                                                                    436,310                         11.7%
                                                                       ------------------------------------- ----------------------
                                        Total                                      $3,740,852                        100.0%
                                                                       ------------------------------------- ----------------------

                                  September 30, 1996                                 Amount                           Percent
                                                                       ------------------------------------- ----------------------
Three months or less                                                                 $507,477                         14.8%
Three through six months                                                              980,650                         28.6%
Six through twelve months                                                           1,609,099                         46.9%
Over twelve months                                                                    332,981                          9.7%
                                        Total                                      $3,430,207                        100.0%
                                                                       ------------------------------------- ----------------------

         A summary of the maturities of time deposits is as follows:






             1997                                                   $ 3,671,868
             1998                                                     7,311,983
             1999                                                     7,046,209
             2000                                                       253,242
             2001                                                       121,720
            After                                                        37,861
                   ------------------------------------------------------------
            Total                                                   $18,442,883
                   ------------------------------------------------------------




          The Bank is the holder of deposits from related parties totaling approximately $827,530 or 2.91% of total deposits at September 30, 1997. At December 31, 1996, deposits of related parties totaled approximately $3,524,000 or 18.2% of total deposits. At September 30, 1997 the Bank had a concentration of deposits from an unrelated party totaling approximately $1,444,284 or 5.16% of total deposits.

166-310
NOTE 8.  LEASES AND TOTAL RENTAL EXPENSE

          During 1995 the Bank entered into a 50 year agreement to lease the land on which the Bank building is situated. The original term of the lease expires in the year 2045, with an additional 45 year option available through the year 2090. In consideration for this lease, the Bank made a one time, up front payment of $300,000 covering the first 50 year lease term.

          Total rental expense incurred and recognized for the period January 1, 1997 to September 30, 1997 approximated $4,500. The remaining amount of prepaid lease at September 30, 1997, December 31, 1996 and September 30, 1996, which is included in other assets totaled $288,000, $292,500 and $294,000 respectively.

NOTE 9.  FAIR VALUE OF FINANCIAL INSTRUMENTS

          The following summarizes the methods and significant assumptions used by the Bank in estimating its fair value disclosure for financial instruments.

          CASH AND DUE FROM  BANKS:  The  carrying  values  of cash and due from
          ------------------------
          banks approximate their estimated fair value.

          FEDERAL FUNDS SOLD AND INTEREST BEARING DEPOSITS WITH OTHER BANKS: The
          ------------------------------------------------------------------
          carrying values of Federal funds sold and interest bearing deposits with other banks approximate their estimated fair values.

          SECURITIES:  Estimated  fair values of securities  are based on quoted
          -----------
          market prices, where available. If quoted market prices are not available, estimated fair values are based on quoted market prices of comparable securities.

          LOANS:  The  estimated  fair  values for loans are  computed  based on
          -----
          scheduled future cash flows of principal and interest, discounted at interest rates currently offered for loans with similar terms to borrowers of similar credit quality. No prepayments of principal are assumed.

          ACCRUED  INTEREST  RECEIVABLE  AND  PAYABLE:  The  carrying  values of
          --------------------------------------------
          accrued interest receivable and payable approximate their fair values.

          DEPOSITS:  The estimated  values of demand deposits (i.e.  noninterest
          --------
          bearing checking, NOW, Super NOW, money market), savings accounts, and other variable rate deposits approximate their carrying values. Fair values of fixed maturity deposits are estimated using a discounted cash flow methodology at rates currently offered for deposits with similar remaining maturities. Any intangible value of long-term relationships with depositors is not considered in estimating the fair values disclosed.

          The fair values of the Bank's financial instruments as of September 30, 1997, December 31, 1996, and September 30, 1996 are summarized below:





                                Sept. 30,1997                            Dec. 31, 1996                          Sept. 30,1996
                  ----------------------------------------  -------------------------------------- ---------------------------------
                     Carrying               Fair               Carrying             Fair              Carrying          Fair value
                       amount               value               amount               value             amount
                  -------------------  -------------------  ------------------  ------------------ ------------------  -------------
Financial assets:
Cash and due from    $ 1,033,559          $ 1,033,559           $ 379,830           $ 379,830          $ 408,893           $ 408,893
banks
Interest bearing
deposits with other            0                    0           1,536,279           1,536,279                  0                   0
banks
Federal funds sold     5,852,000            5,852,000           3,484,000           3,484,000          4,624,000           4,624,000
Securities available   7,963,142            7,963,142           6,949,578           6,949,578          6,885,780           6,885,780
for sale
Loans                 22,841,184           22,668,076          16,237,114          16,167,628         13,295,453          13,212,102
Accrued interest         180,434              180,434             184,873             184,873            108,878             108,878
receivable
                  -------------------  -------------------  ------------------  ------------------ ------------------  -------------
                     $37,870,319          $37,697,211         $28,771,674         $28,702,188        $25,323,004         $25,239,653
                  -------------------  -------------------  ------------------  ------------------ ------------------  -------------

Financial liabilities:
Deposits             $28,014,525          $28,086,731         $19,337,244         $19,359,623        $15,918,770         $15,937,628
Accrued interest         188,077              188,077             145,097             145,097             72,237              72,237
payable
                  -------------------  -------------------  ------------------  ------------------ ------------------  -------------
                     $28,202,602          $28,274,808         $19,482,341         $19,504,720        $15,991,007         $16,009,865
                  -------------------  -------------------  ------------------  ------------------ ------------------  -------------

167-310

NOTE 10.  RESTRICTIONS ON DIVIDENDS AND CAPITAL

          Dividends paid by the Bank are subject to restrictions by banking regulations. The most restrictive provision requires approval by the regulatory agency if dividends in any year exceeds the year's net income, as defined, plus the retained net profits of the preceding years. Since the Bank has a net deficit, there are no net retained profits available for distribution.

          The Bank is subject to various regulatory capital requirements administered by the Federal banking agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting and other factors.

          Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined) to average assets (as defined). Management believes, as of September 30, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

          The Bank has not yet received formal notification through examination by its primary regulatory authority of its capital categorization under the regulatory framework for prompt corrective action. However, the Bank's most recent financial reporting to the Bank's primary regulatory authority categorizes the Bank as well capitalized. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since its last financial reporting that management believes have changed the institution's category.

          The Bank's actual capital amounts and ratios at September 30, 1997 is presented in the following table .





                                  Actual                         For Capital                        To Be Well
                                                                   Adequacy                         Capitalized Under
                                                                   Purposes                         Prompt Corrective
                                                                                                    Action Provisions
                  ---------------------------------- ----------------------------------  -------------------------------------

                        Amount            Ratio             Amount             Ratio             Amount               Ratio
                  -------------------- --------------  -------------------  --------------  -------------------  --------------
Total Capital
(to Risk Weighted
Assets)                 11,266,487          50.9%           1,7770,535            8.0%            2,213,169               10.0%

Tier I Capital
(to Risk Weighted
Assets)                 11,049,187          50.0%              885,267            4.0%            1,327,901                6.0%

Tier I Capital
(to Average Assets)     11,049,187          28.3%            1,561,503            4.0%            1,951,879                5.0%

168-310


NOTE 11.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK.

         The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. The contract amounts of these instruments reflect the extent of involvement the Bank has in particular cases of financial instruments.


                  Financial Instruments whose contract                Contract
                     amounts represent credit risk                     Amount
--------------------------------------------------------------  ---------------
Commitments to extend credit                                                0
Unused open lines of credit                                           595,000

Standby letters of credit and
    financial guarantees written                                            0

Remaining commitments on
     construction loans                                                58,000
                                 Total                                653,000
                                                                 --------------

          The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

          Commitments to extend credit are agreements to lend to a customer so long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit is based on management's credit evaluation Collateral held varies but may include accounts receivable, inventory, equipment or real estate.

          Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. These guarantees are primarily issued to support private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans. These letters of credit are generally collateralized.

NOTE 12.  LETTER OF INTENT TO MERGE

          On June 17, 1997, South Branch Valley Bancorp, Inc., (South Branch), increased its ownership in Capital State Bank's outstanding common stock to approximately 40%. On July 15, 1997, Capital State's Board of Directors agreed to execute a letter of intent to merge with South Branch, pending shareholder and regulatory approval. The impact of this transaction on Capital State's financial statements has not been determined.

169-310
                      MANAGEMENT DISCUSSION AND ANALYSIS OF

                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    (For the Year Ended December 31, 1996 and Period ended December 31, 1995)

170-310


MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

The following discussion and analysis is designed to assist readers of the Financial Statements in understanding significant changes in the financial condition and results of operations of Capital State for the year ended December 31, 1996 and period ended December 31, 1995. The Statements contained in this discussion may include forward looking statements based on management's current expectations and actual results may differ materially. This discussion and analysis should be read in conjunction with such financial statements and the accompanying Notes to the Financial Statements.

Capital State was incorporated under the laws of the State of West Virginia on September 11, 1995 and commenced banking operations on December 11, 1995.

EARNINGS SUMMARY

The net loss of $152,614 for the year ended December 31, 1996 was slightly above expectations. On a per share basis, net loss for the year 1996 was $.13 per share. This compares to a net loss of $190,762 or $.16 per share for the period September 11, 1995, date of inception, through December 31, 1995. An analysis of the net loss per share by major components of the statements of operations is presented in the following table:


                                                                For the Year           Dec. 11, 1995
                                                                    ended                 through
                                                                Dec. 31, 1996          Dec. 31, 1995
                                                       -----------------------------------------------

        Earnings per common share, beginning                            (0.16)                       0
        Increase (decrease) from changes in:
             Net interest income from banking operations                 0.69                     0.02

             Provision for loan losses                                  (0.10)                   (0.01)
             Other income                                                0.02                        0
             Organization and start-up costs                                0                    (0.16)
             Other expenses                                             (0.55)                   (0.12)
             Income taxes                                               (0.03)                    0.11
                                                       ------------------------------------------------

        Net earnings (loss) per common share                            (0.13)                  (0.16)
                                                       ================================================


Return (loss) on average assets (ROA) was (.68%) for the year ended December 31, 1996. Return (loss) on average equity (ROE) was (1.35%). Returns (losses) for the period ended December 31, 1995 was ROA (1.35%) and ROE (1.61%). A discussion and analysis of the significant components of the statements of operations follows:

171-310



NET INTEREST INCOME

Net interest income represents the primary component of Capital State's net earnings (loss). Net interest income represents the excess of interest income earned on loans, securities, and other interest earning assets over interest expense on deposits and other borrowings. Capital State did not own any tax-exempt interest earning assets during 1996 or 1995. Net interest margin is impacted by changes in interest rates. In order to manage these changes, their impact on results of operations and the risk associated with them, management utilizes an ongoing asset/liability management program. This program includes analysis of the Capital State's gap ratio (which is discussed later in this section under the caption "Asset/Liability Management"), earnings sensitivity to rate changes, and sources and uses of funds.

For the period January 1, 1996 through December 31, 1996, net interest income was $923,377 resulting in an annualized net interest margin of 4.65% compared to net interest margin for the period December 11, 1995 to December 31, 1995 which was $28,176, resulting in an annualized net interest margin of 4.31%. Interest bearing assets for the year 1996 earned an average rate of 7.29% compared to the average earning rate of 5.31% for the period December 11, 1995 to December 31, 1995. The average cost of interest bearing liabilities was at 4.95% for the year 1996 compared to the cost of 5.21% in 1995. Further analysis of Capital State's yields on interest earning assets and costs on interest bearing liabilities are presented in the Tables I and II.

172-310

                                                           TABLE I
                                DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY;
                                           INTEREST RATES AND INTEREST DIFFERENTIAL

                                                      YEAR ENDED DECEMBER 31, 1996         DECEMBER 11, 1995 TO DECEMBER 31, 1995
                                                       Average                   Yield/    Average                      Yield/
                                                       Balance       Interest     Rate     Balance(1)      Interest     Rate(2)
                                          -----------------------------------------------------------------------------------------
INTEREST EARNING ASSETS
       Loans, net of unearned discount (3)            8,617,051      800,195     9.29%      188,710           940        8.66%

Securities:
       Taxable                                        5,090,456      320,505     6.30%      285,715             0        0.00%
       Interest bearing balances with banks*            204,918       11,579     5.65%            0             0        0.00%
       Federal funds sold                             5,937,591      314,484     5.30%   10,876,666        33,770        5.40%
                                          -----------------------------------------------------------------------------------------
          TOTAL INTEREST EARNING ASSETS              19,850,016    1,446,763     7.29%   11,351,091        34,710        5.31%
                                          -----------------------------------------------------------------------------------------


NON INTEREST EARNING ASSETS
       Cash and due from banks                         395,012                            1,087,151
       Bank premises and equipment                   1,453,439                            1,632,773
       Other assets                                    663,552                               67,171
       Allowance for loan losses                       (63,775)                              (4,403)
                                         ----------------------                        -------------
            TOTAL ASSETS                            22,298,244                           14,133,783
                                         ======================                        =============

INTEREST BEARING LIABILITIES **
       Demand deposits                                652,772         10,746   1.65%        309,956          393        2.20%
       Money market deposits                        3,600,488        178,869   4.97%      1,132,654        3,711        5.69%
       Savings deposits                               510,479         19,054   3.73%         56,451          132        4.06%
       Time deposits                                5,813,979        314,717   5.41%        679,643        2,298        5.88%
                                          -----------------------------------------------------------------------------------------
             TOTAL INTEREST BEARING LIABILITIES    10,577,718        523,386   4.95%      2,178,704        6,534        5.21%
                                          -----------------------------------------------------------------------------------------

NON INTEREST BEARING LIABILITIES
   AND SHAREHOLDERS' EQUITY
       Demand deposits                                392,181                                67,428
       Other liabilities                               62,995                                 2,560
       Shareholders' equity                        11,265,350                            11,885,091
                                          ----------------------                      ---------------
       TOTAL LIABILITIES AND
         SHAREHOLDERS' EQUITY                      22,298,244                            14,133,783
                                          ======================                      ===============

             NET INTEREST EARNINGS                                   923,377                              28,176
                                                                 ==============                         ===========

                  NET INTEREST SPREAD                                          2.34%                                    0.10%
                                                                              =======                               ===============
                  NET INTEREST MARGIN                                          4.56%                                    4.31%
                                                                              =======                               ===============


(1) Average balances are computed from the date the bank opened for business (December 11, 1995). Thus, transactions prior to commencement of banking operations have been excluded from this table.

(2) These ratios have been annualized.

(3) For purposes of this table, loan fees which are insignificant, are included in interest income.

* Excludes $89,360 earned on funds escrowed in connection with the issuance of stock , which averaged $7,585,209 for the period September 11, 1995 to December 11, 1995.

** Excludes $17,621 in interest expense on a short-term line of credit related to funds advanced by the organizer of the Bank until proceeds from stock issuance were distributed from escrow, which averaged $809,102 for the period May 12, 1995 to December 11, 1995.

173-310



                                    TABLE II
                           Changes in Interest Margin
                         Attributable to Rate and Volume


The following table sets forth a summary on the changes in interest earned and interest expense detailing the amounts attributable to (i) changes in volume (change in the average volume times the prior year's average rate), (ii) changes in rate (changes in the average rate times the prior year's average volume). The changes in rate/volume (changes in the average volume times the change in the average rate), has been allocated to the changes in volume and changes in rate in proportion to the relationship of the absolute dollar amounts of the change in each.

                                                     1996 Compared to 1995
                                                     Increase (Decrease) Due to

                                                  Volume            Rate            Total
                                          ------------------------------------ ----------------
Interest earned on:
  Federal funds sold                      $            281,275           (561)          280,714
  Balances with banks                                   11,579              0            11,579
  Taxable securities                                   320,505              0           320,505
  Loans                                                799,185             70           799,255
                                          ------------------------------------ ----------------
Total interest earned                                1,412,544           (491)        1,412,053

Interest expense on:
  Savings deposits                        $             18,944            (22)           18,922
  Time deposits                                        312,575           (156)          312,419
  NOW accounts                                          10,421            (68)           10,353
  Money market accounts                                175,543           (385)          175,158
                                          ------------------------------------ ----------------
Total interest expense                                 517,483           (631)          516,852
                                          ------------------------------------ ----------------
Net interest income                       $            895,061            140           895,201
                                          ==================================== ================


Management continues to monitor the net interest margin through gap analysis to minimize the potential for significant negative impact. Refer to the Asset/Liability Management section of this section for additional discussion on the Bank's gap analysis.

PROVISION FOR LOAN LOSSES AND LOAN QUALITY

The provision for loan losses represents management's determination of the amount necessary to be charged against the current period's earnings in order to maintain the allowance for loan losses at a level which is considered adequate in relation to the estimated risk inherent in the loan portfolio. The provision for loan losses for the year ended December 31, 1996 and period ended December 31, 1995 totaled $123,800 and $6,500, respectively. Since the Bank's opening, Capital State has experienced only one loan charge-off totaling $3,000.

An analysis of the allowance for loan losses for the year ended December 31, 1996 and period ended December 31, 1995 is included in Note 5 to the Notes to the Financial Statements.

Refer to the "Risk Elements" section of this discussion for additional information related to the allowance for loan losses.

174-310



NON-INTEREST INCOME

Non-interest income, which is substantially comprised of service fee income on deposit accounts, totaled $21,043 and $83 or 1.4% and .1% of total operating income for the year ended December 31, 1996 and period ended December 31, 1995, respectively.

NON-INTEREST EXPENSES

Non-interest expense includes all items of expense other than interest expense, the provision for loan losses and income taxes and approximated 62.5% and 93.4% of total operating expense for the year ended December 31, 1996 and period ended December 31, 1995, respectively. The following summary is an illustrative discussion of the primary components of non-interest expense for the year ended December 31, 1996 and period ended December 31, 1995.



                                                               For The Year                For The Period
                                                                  Ended                       Ended
                                                               Dec. 31, 1996               Dec. 31, 1995
                                                        ---------------------       ---------------------

Salaries and employee benefits                                     $  442,899                  $  187,143
Net occupancy expense                                                  67,747                      13,663
Equipment rental, depreciation and maintenance                         85,686                      11,102
Advertising                                                            44,701                      66,508
Postage & freight                                                      21,915                           0
Professional, legal and accounting fees                                56,478                      54,070
Data processing expenses                                               86,541                      48,120
Stationery & supplies                                                  27,304                           0
FDIC and insurance expense                                             62,397                      12,576
Franchise Taxes                                                        50,085                           0
Property Taxes                                                         24,000                           0
Dealer reserve expenses                                                29,257                           0
Other                                                                  82,066                      28,314
                                                        ---------------------       ---------------------

                      Total                                      $  1,081,076                  $  421,496
                                                        =====================       =====================



The increases in non-interest expense components for 1996 are primarily attributable to the Bank not commencing operations until December 11, 1995 due to its development stage.

INCOME TAXES


The Bank recognized a deferred tax benefit for Federal and state income taxes of $107,842 and $137,236 for the year ended December 31, 1996 and period ended December 31, 1995, respectively. Additional information regarding the components of income taxes is contained in Note 9 of the Notes to Financial Statements.

175-310



FINANCIAL CONDITION

Total assets at December 31, 1996 of $30,794,000 represented a 106.4% increase compared to total assets at December 31, 1995. Average balances for the year ended December 31, 1996 and period ended December 31, 1995 were $22,298,244 and $14,133,783, respectively, which represents a 57.8% increase. This level of growth is consistent with management's goals established for the Bank's first year of operations and is primarily attributable to the Bank's strong deposit growth. Details concerning changes in the Bank's major balance sheet categories, as well as discussions of the methods used by management to manage the balance sheet structure follows:

FEDERAL FUNDS SOLD

Capital State sells excess funds to other banks under overnight Federal funds sold agreements. Federal funds sold totaled $3,484,000 at December 31, 1996 and averaged $5,937,591 for the year ended December 31, 1996. At December 31, 1995, Federal funds sold totaled $10,235,000. The Federal funds balances were reduced primarily to fund the Bank's strong loan growth for the period. Federal funds are maintained to provide adequate cash to meet loan demand and liquidity needs during the first full year of operations. Reference should be made to Note 2 of the Notes to Financial Statements for disclosure of concentrations of cash balances on deposit with correspondent banks.

LOAN PORTFOLIO

Gross loans totaled $16,364,414 at December 31, 1996, up $15,996,884 from the December 31, 1995 balance of $367,530. For the year ended December 31, 1996, loan balances averaged $8,617,051. The Bank's loan growth is attributed to 1996 being the Bank's first full year of operations. The following summary details the composition of the Bank's loan portfolio as compared to the forecasted composition of loans at December 31, 1996 included in the Bank's charter application:

                                          Loans by Percentage of Total Loans


                                            Actual                     Forecasted
            Category                     Dec. 31, 1996               Dec. 31, 1996
--------------------------------      -------------------        ----------------------
Commercial                                           8.3%                         10.6%
Commercial Real Estate                              16.9%                         21.4%
Construction                                         3.4%                          2.8%
Residential Real Estate,
including home equity                               49.3%                         30.4%
Consumer                                            22.1%                         34.8%
                                      -------------------        ----------------------
                                                   100.0%                        100.0%
                                      ===================        ======================

Loans as % of assets                                53.1%                         22.6%

Loan to deposit ratio                               84.6%                         30.9%


Total loans forecasted to approximate 22.6% of total assets, ended December 31, 1996 at 53.1% of total assets, well ahead of original expectations. The loan to deposit ratio at December 31, 1996 was 84.6% compared to the expected 30.9% ratio which was attributable to the Bank's strong loan growth. Capital State also has commitments to extend credit or standby lines of credit outstanding at December 31, 1996 in the amount of approximately $1,815,235 which is not reflected in the summary above. These amounts and ratios are a primary result of management's emphasis placed on loan growth during 1996. Management believes it achieved its loan growth without significantly compromising loan quality or asset/liability management strategies as substantially all significant loan terms were granted with terms consistent with the terms offered by banks in the market area. Reference should be made to Note 4 of the Notes to Financial Statements for additional information on the components of total loans, including loan maturities, fixed versus variable rate loan information and loan concentrations as of December 31, 1996. Reference should also be made to Note 8 for a description of financial instruments with off balance sheet risk.

176-310


Risk Elements
An analysis of the Bank's loan quality ratios as of December 31, 1996 and 1995 is included in Table III below.


                                                      TABLE III
                                          Analysis of Non-Performing Assets

                                                                                For The Year        For The Period
                                                                                   Ended                 Ended
                                                                               Dec. 31, 1996         Dec. 31, 1995
                                                                             ------------------    -----------------
Non-Performing Assets at End of Period
  Non-Accrual Loans                                                                           0                    0
  Foreclosed Properties                                                                       0                    0
  Restructured Loans                                                                          0                    0
                                                                             ------------------    -----------------
      Total Non-Performing Assets                                                             0                    0
                                                                             ==================    =================

Total Loans, End of Period                                                           16,364,414              367,530
Allowance For Loan Losses As a % of Total Loans                                            0.78%                1.77%
Non-Performing Assets As a % of Total Loans                                                0.00%                0.00%
Loans Past Due Over 90 Days                                                                   0                    0
Loans Past Due Over 90 Days As a % of Total Loans                                          0.00%                0.00%


Capital State had no nonperforming loans and no restructured loans at December 31, 1996. Commercial and residential real estate loans are designated as restructured when credit terms are renegotiated below market rates or when potential problem credits are renegotiated under favorable terms which would not otherwise be granted. Loans are designated as nonperforming when payments are 90 days or more past due, or when individual analysis of a borrower's creditworthiness indicates that a credit should be placed on nonaccrual unless the loan is adequately collateralized and is in the process of collection. Loans classified as impaired under the provisions of Statement of Financial Accounting Standard No. 114 "Accounting by Creditors for Impairment of a Loan" as amended, are generally included in nonperforming loans. The Bank did not have any loans classified as impaired during 1996 or 1995.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated and is evaluated based on an assessment of the losses inherent in the loan portfolio. This assessment results in an allowance consisting of two components, allocated and unallocated. The allocated component reflects expected losses resulting from the analysis of individual loans, developed through specific credit allocations for individual loans and historical loss experience of other similar institutions for each loan category. The unallocated component of the allowance reflects management's estimates of anticipated charge-offs by industry norms within Capital State's market area, including management's determination of the amount necessary for concentrations, economic conditions and uncertainties, and other subjective factors. On a quarterly basis, management performs a comprehensive loan evaluation which encompasses the identification of all potential problem credits which are included on an internally generated watch list. The identification of loans for inclusion on the watch list is facilitated through the use of various sources, including past due loan reports and reviews of new loans representative of current lending practices within Capital State.

At December 31, 1996,  Capital State's allowance for loan losses was $127,300 or
 .78% of total loans, all of which was considered unallocated. Capital State's allowance for loan losses at December 31, 1995 was $6,500 or 1.77% of total loans. The allowance for loan losses was projected to be 1.50% of total loans at December 31, 1996 based on the Bank's financial forecast submitted with its charter application. However, based on the Bank's loan composition, positive performance experience in past due trends (no loans past due greater than 30 days) and analysis of peer bank loss experience, management has determined that the allowance for loan losses appears adequate to cover potential losses existing in the portfolio at December 31, 1996. Note 5 to the Financial Statements provides an analysis of the Bank's loan loss experience for the year ended December 31, 1996 and the period ended December 31, 1995.

177-310



SECURITIES

At December 31, 1996, Capital State has United States Government Agency securities in its portfolio with a cumulative par value of $7,000,000 compared to $2,000,000 at December 31, 1995. This increase was due to management's determination of excess funds being available due to deposit growth. These securities will mature within 5 years and may be called at the option of the issuer on their anniversary dates beginning in 1997 and each coupon date thereafter. All securities have been classified as available for sale to meet unanticipated liquidity needs. Securities maintained as available for sale are recorded at their fair market values with the net unrealized gain or loss, net of deferred income taxes, reflected as a component of shareholders' equity. At December 31, 1996, Net Unrealized Gains (Losses) on Securities Available for Sale totaled ($32,178). The fair value of securities owned at December 31, 1995 was equal to its carrying value.

The amortized cost of securities as of December 31, 1996 and 1995 is as follows:



                                              December 31            December 31
                                                  1996                  1995
                                             -----------------------------------
U.S. Treasury and other U.S. government
agencies and corporations                    $ 6,998,333              $2,000,000


Table IV sets forth the maturities of securities as of December 31, 1996 and the weighted average yields of such securities (calculated on the basis of the amortized cost and effective yields weighted for the scheduled maturity of each security).


                                                       TABLE IV
                                        Investment Security Maturity Analysis


                                                                                         After One but
                                                         Within One Year                Within Five Years
                                                ------------------------------ -------------------------------
                                                        Amount          Yield           Amount           Yield
                                                -------------- --------------- --------------- ---------------

U.S. Treasury and other U.S.
government  agencies and corporations                        0           0.00%         6,998,333         6.44%


Maturities presented in the above schedule are based on the contractual maturity date of the securities. All securities owned at December 31, 1996, have provisions which allow the issuer to "call" the security prior to its contractual maturity date. Should these "call" provisions be exercised, the scheduled maturities disclosed above may be altered.

For additional  information  related to securities,  reference should be made to
Note 3 of the Notes to the Financial Statements.

DEPOSITS

Deposits will be the principal source of Capital State's funding of future growth. To develop a strong core deposit base, management has developed pricing strategies which are competitive within the market area and recognizes the needs of prospective customers. Deposits increased from $3,407,736 to $19,337,244 or 467% from December 31, 1995 to December 31, 1996. This increase was due to the Bank's acceptance of deposits for only 11 days in 1995 due to its development stage and management's marketing and pricing strategies. Total deposits averaged $10,943,256 for 1996 which is consistent with the average original forecast amount in the Bank's charter application of $11,000,000 after one year of operations. The following composition of the Bank's deposit portfolio at December 31, 1996 as compared to the forecasted composition of deposits included in the Bank's charter application is as follows:

178-310

                                               Deposits by composition

                                                                                           Forecasted
                                                     Actual            Percent of          Percent of
                                                 Dec. 31, 1996       Total Deposits      Total Deposits
                                               ------------------   ----------------    ----------------

       Non-interest bearing demand                        678,677               3.5%               10.4%
       Interest bearing demand                            806,664               4.2%               16.0%
       Money market demand accounts                     5,758,685              29.8%               11.1%
       Savings deposits                                 1,019,946               5.3%               12.3%
       Certificates of deposit                         11,073,272              57.3%               50.3%
                                               ------------------   ----------------    ----------------

                                                       19,337,244             100.0%              100.0%
                                               ==================   ================    ================




Capital State offers two types of money market demand accounts, each having limited withdrawal provisions during a statement period. Interest rates on these types of accounts are tiered based on the average amount on deposit. Time certificates of deposits were originated on terms ranging from 90 days to 7 1/2 years.

The difference between the actual composition of deposits versus the forecasted composition is attributed to customer preference, mainly for their preference of the higher yielding money market demand accounts rather than the lower yielding interest bearing demand accounts.

For additional information on the components of deposits, including maturities of and interest expense on time certificates of deposit in denominations of $100,000 or more are presented in Note 7 of the Notes to Financial Statements.

SHORT-TERM BORROWINGS

Capital State Bank did not have short-term borrowings at any time during 1996. Short-term borrowings during 1995 consisted of a line of credit with the organizer of Capital State to fund the initial start-up stage, including the construction of Capital State's facility and purchase of equipment and improvements. Such borrowings totaled $2,025,000, including interest totaling $39,404, and were repaid fully on December 11, 1995. Additional information related to short-term borrowings can be found in Note 10 of the Notes to Financial Statements

LIQUIDITY

Effective liquidity management ensures Capital State has the ability to satisfy customer loan demand and meet expected and unexpected operating cash needs and deposit withdrawals while maximizing net interest income. Liquidity of Capital State at December 31, 1996 is provided primarily through funds invested in cash, amounts due from banks and Federal funds sold, which totaled $5,400,109 or 17.5% of total assets. Additionally, management has classified all securities, having a fair value of $6,949,578, as available for sale to meet unanticipated liquidity needs. Management plans to proactively manage liquidity within the guidelines set by policy to ensure an effective liquidity management position is maintained.

There are no plans for capital expenditures or other commitments, including loan commitments which are detailed in Note 11 of the Notes to the Financial Statements which management believes cannot be satisfied through existing sources of liquidity. Additional details of both sources and uses of cash are presented in the Statements of Cash Flows contained in the financial statements.

ASSET/LIABILITY MANAGEMENT

The principal objective of asset/liability management is to minimize interest rate risk, which is the vulnerability of Capital State's net interest income to change in interest rates, and manage the ratio of interest rate sensitive assets to interest rate sensitive liabilities within specified maturities or repricing dates. Interest rate risk is managed within policies and limits administered by Capital State's senior management and approved by the Board of Directors. Capital State's principal asset/liability management strategy is GAP management. GAP is the measure of the difference between the volume of repricing interest earning assets and interest bearing liabilities during given time periods. When the volume of repricing

179-310


interest earning assets exceeds the volume of repricing interest bearing liabilities, the GAP is positive - a condition which is usually favorable during a rising interest rate environment. Conversely, a negative GAP position is when the amount of interest rate sensitive liabilities exceeds interest rate sensitive assets and tends to adversely affect net interest income in a rising rate environment. Senior management is actively involved in formulating and monitoring the economic assumptions that Capital State uses in its financial planning and budget process.

An analysis of Capital State's GAP position at December 31, 1996 is included in Table V below:

                                                       TABLE V
                                                 Asset and Liability
                                              Rate Sensitivity Analysis
                                                  December 31, 1996


                                             Maturing or Repricing Within


                                       0-3 months      3-6 months      6-12 months      Over 1 year        Total
                                     --------------- ---------------- ---------------- --------------- ---------------

Earning Assets
  Loans                                    3,495,866         626,160         1,237,383     11,005,005      16,364,414
  Securities                                       0               0                 0      6,949,578       6,949,578
  Federal funds sold                       3,484,000               0                 0              0       3,484,000
  Other earning assets                     1,536,279               0                 0              0       1,536,279
                                     --------------- ---------------- ---------------- --------------- ---------------
        Total earning assets               8,516,145         626,160         1,237,383     11,954,583      28,334,271

Interest Bearing Liabilities
  Interest bearing deposits:
     Certificates of deposit               2,320,226       2,721,165         4,975,270      1,056,611      11,073,272
     Savings accounts                         50,106          51,403           108,058        810,379       1,019,946
     Money market accounts                 1,439,671       1,439,671         2,879,343              0       5,758,685
     Interest bearing demand                  40,333          40,333            80,666        645,332         806,664
  Short-term borrowings                            0               0                 0              0               0
  Long-term borrowings                             0               0                 0              0               0
                                     --------------- ---------------- ---------------- --------------- ---------------
 Total Interest bearing liabilities        3,850,336       4,252,572         8,043,337      2,512,322      18,658,567

Interest sensitivity gap for period        4,665,809     (3,626,412)       (6,805,954)     16,942,261       9,639,425
Cumulative interest sensitivity gap        4,665,809       1,039,397       (5,766,557)     11,175,704
Cumulative rate sensitivity ratio               2.21            1.13               .64           1.60


This  table  includes  various   assumptions  and  estimates  by  management  of
maturities and repayment patterns.

The preceding table reflects the Bank's cumulative one year net interest sensitivity position, or gap, as .64. Thus, the Bank is in a negative gap position within a one year time frame which indicates that a significant increase in interest rates within a short time frame during 1997 could have a significant negative impact on the Bank's net interest income in 1997. However, interest rates on approximately 40% of the Bank's interest-bearing deposits may be changed by management at any time based on their terms and since management believes that repricing of interest bearing deposits in an increasing interest rate environment will generally lag behind the repricing of interest bearing assets, the Bank's interest rate risk within one year is at an acceptable level.

The information presented in the Asset and Liability Rate Sensitivity Analysis above represents a static view of Capital State's gap position as of December 31, 1996, and as such, does not consider variables such as future loan and deposit volumes, mixes and interest rates.

180-310

CAPITAL RESOURCES

At December 31, 1996, Capital State shareholders' equity totaled $11,222,974. Since December 31, 1995, shareholders' equity was reduced by the $152,614 net operating loss for the year 1996, and by $32,178, which represents the adjustment for the change in fair value of securities available for sale, net of deferred taxes. Risk weighted Tier 1, total and leverage capital ratios were approximately 63.4%, 64.2%, and 37.7% respectively, at December 31, 1996 and are well within Federal regulatory guidelines. Thus, management does not anticipate any need to raise additional funds within the next year in order to meet its regulatory capital requirements. The Bank's actual capital amounts and ratios compared to regulatory minimum requirements can be found in Note 13 of the Notes to Financial Statements.

The shareholders of Capital State are entitled to receive dividends when and as declared by Capital State's Board of Directors. During 1996 and 1995, no cash dividends were declared. Cash dividends will depend on Capital State's earnings, general economic conditions, its financial condition, regulatory constraints and other factors generally affecting dividend policy. The limitations on capital maintenance and dividends imposed by West Virginia banking law and the Federal Deposit Insurance Corporation (FDIC) are discussed in more detail in Note 13 of the Notes to Financial Statements.

EFFECTS OF CHANGING PRICES

The results of operations and financial position of the Bank have been presented based on historical cost, unadjusted for the effects of inflation, except for the recording of unrealized gains and losses on securities available for sale. Inflation could significantly impact the value of the Bank's interest rate sensitive assets and liabilities and the cost of noninterest expenses, such as salaries, benefits and other operating expenses.

As a financial intermediary, the Bank holds a high percentage of interest rate sensitive assets and liabilities. Consequently, the estimated fair value of a significant portion of the Bank's asset and liabilities reprice more frequently than those of non-banking entities. The Bank's policies attempt to structure its mix of financial instruments and manage its interest rate sensitivity gap in order to minimize the potential adverse effects of inflation or other market forces on its net interest income, earnings and capital. A comparison of the carrying value of the Bank's financial instruments to their estimated fair value as of December 31, 1996 is disclosed in Note 12 to the financial statements.

Indirectly, management of the money supply by the Federal Reserve to control the rate of inflation has an impact on the earnings of the Bank. Further, changes in interest rates to control inflation may have a corresponding impact on the ability of certain borrowers to repay loans granted by the Bank.

181-310











     AUDITED FINANCIAL  STATEMENTS

(As of December 31, 1996 and 1995 and for the year ended December 31, 1996 and the Period ended December 31, 1995)

182-310



INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
The Capital State Bank, Inc.
Charleston, West Virginia

We have audited the accompanying balance sheet of The Capital State Bank, Inc. (A Development Stage Company for 1995) as of December 31, 1996 and 1995, and the related statements of operations, shareholders' equity and cash flows for the year ended December 31, 1996, and for the period from September 11, 1995, date of inception, to December 31, 1995. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Capital State Bank, Inc., as of December 31, 1996 and 1995, and the results of its operations and cash flows for the year ended December 31, 1996 and for the period from September 11, 1995, date of inception, to December 31, 1995, in conformity with generally accepted accounting principles.

                                                  ARNETT & FOSTER, P.L.L.C.








Charleston, West Virginia
January 23, 1997

183-310


                                             THE CAPITAL STATE BANK, INC.

                                        (A Development Stage Company for 1995)

                                                    BALANCE SHEETS

                                              December 31, 1996 and 1995


                                                                                1996               1995
                                                                                -----------------------------------

     ASSETS
     Cash and due from banks                                                    $        379,830    $       329,371
     Interest bearing deposits with other banks                                        1,536,279             -
     Federal funds sold                                                                3,484,000         10,235,000
     Securities available for sale                                                     6,949,578          2,000,000
     Loans, less allowance for loan losses of
         $127,300 and $6,500, respectively                                            16,237,114            361,030
     Bank premises and equipment, net                                                  1,399,984          1,478,974
     Other assets                                                                        807,215            517,416
                                                                                -----------------------------------


              Total assets                                                      $     30,794,000    $     14,921,791
                                                                                ====================================

              LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
     Deposits:
         Non interest bearing                                                   $        678,677    $       121,966
         Interest bearing                                                             18,658,567          3,285,770
                                                                                      ----------          ---------
              Total deposits                                                          19,337,244          3,407,736
     Other liabilities                                                                   233,782            106,289
                                                                                ------------------------------------
              TOTAL LIABILITIES                                                 $     19,571,026          3,514,025
                                                                                ------------------------------------

Commitments and Contingencies

Shareholders' Equity
     Common stock, $1 par value, authorized,
         issued and outstanding 1,200,000 shares                                       1,200,000          1,200,000
     Capital surplus                                                                  10,398,528         10,398,528
     Retained earnings (deficit), including deficit
         accumulated during the development stage of
         ($190,762)                                                                     (343,376)          (190,762)
     Net unrealized gain (loss) on securities                                            (32,178)                -
                                                                                ------------------------------------


              Total shareholders' equity                                              11,222,974         11,407,766
                                                                                ------------------------------------

              Total liabilities and shareholders' equity                         $    30,794,000    $    14,921,791
                                                                                ====================================


                        See Notes to Financial Statements

184-310




                                             THE CAPITAL STATE BANK, INC.
                                        (A DEVELOPMENT STAGE COMPANY FOR 1995)

                                               STATEMENTS OF OPERATIONS
                                         FOR THE YEAR ENDED DECEMBER 31, 1996
                                      AND FOR THE PERIOD FROM SEPTEMBER 11, 1995,
                                        DATE OF INCEPTION, TO DECEMBER 31, 1995

                                                                                         1996                 1995
                                                                                ------------------------------------

INTEREST INCOME:
     Interest and fees on loans                                                 $        800,195    $           940
     Interest on taxable securities                                                      320,505                 -
     Interest bearing deposits with other banks                                           11,579             89,360
     Interest on Federal funds sold                                                      314,484             33,770
                                                                                ------------------------------------
                  TOTAL INTEREST INCOME                                                1,446,763            124,070
                                                                                ------------------------------------
Interest expense:
     Interest on deposits                                                                523,386              6,534
     Interest on other borrowings                                                             -              17,621
                                                                                ------------------------------------
         TOTAL INTEREST EXPENSE                                                          523,386             24,155
                                                                                ------------------------------------
         NET INTEREST INCOME                                                             923,377             99,915
     Provision for loan losses                                                           123,800              6,500
                                                                                ------------------------------------
         Net interest income after provision for
              loan losses                                                                799,577             93,415
                                                                                ------------------------------------

OTHER INCOME:
     Service fee income                                                                   15,324                 83
     Other, net                                                                            5,719                  -
                                                                                ------------------------------------
                                                                                          21,043                 83
                                                                                ------------------------------------

OTHER EXPENSES:
     Salaries and employee benefits                                                      442,899            187,143
     Net occupancy expense                                                                67,747             13,663
     Equipment rentals, depreciation and maintenance                                      85,686             11,102
     Data processing                                                                      86,541             48,120
     Insurance                                                                            62,397             12,576
     Professional fees                                                                    56,478             54,070
     Advertising and marketing                                                            44,701             66,508
     Other                                                                               234,627             28,314
                                                                                ------------------------------------
                                                                                       1,081,076            421,496
                                                                                ------------------------------------

INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)                                       (260,456)          (327,998)

     Income tax expense (benefit)                                                       (107,842)          (137,236)
                                                                                ------------------------------------

         NET INCOME (LOSS)                                                      $       (152,614)   $      (190,762)
                                                                                ====================================

         EARNINGS (LOSS) PER COMMON SHARE                                       $           (.13)   $         (.16)
                                                                                ====================================

         COMMON SHARES OUTSTANDING                                                     1,200,000          1,200,000
                                                                                ====================================

See notes to Financial Statements

185-310



                                             THE CAPITAL STATE BANK, INC.
                                        (A Development Stage Company for 1995)

                                       STATEMENTS OF SHAREHOLDERS' EQUITY
                                         For the Year Ended December 31, 1996
                                        and the Period from September 11, 1995,
                                       Date of Inception, to December 31, 1995

                                                                                                       Net
                                                                                                   Unrealized      Total
                                                                                   Retained        Gain             Share-
                                                 Common        Capital             Earnings        (Loss) on       holders'
                                                 Stock         Surplus             (Deficit)       Securities      Equity
                                          -----------------------------------------------------------------------------------------
BALANCE, SEPTEMBER 11, 1995,
     date of inception                    $           -       $      -         $         -        $      -        $     -

     Issuance of common stock for
        cash on December 11, 1995               1,200,000       10,398,528               -               -           11,598,528

     Net income (loss) during
        development stage                             -               -              (190,762)           -             (190,762)
                                          -----------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1995                      1,200,000       10,398,528           (190,762)           -           11,407,766

     Net income (loss)                             -                -                (152,614)           -             (152,614)

     Change in net unrealized gain
        (loss) on securities                       -                -                    -             (32,178)         (32,178)
                                          -----------------------------------------------------------------------------------------


BALANCE, DECEMBER 31, 1996                $     1,200,000   $   10,398,528     $     (343,376)    $    (32,178)  $   11,222,974
                                          =========================================================================================






                        See Notes to Financial Statements

186-310


                                             THE CAPITAL STATE BANK, INC.
                                        (A DEVELOPMENT STAGE COMPANY FOR 1995)
                                               STATEMENTS OF CASH FLOWS
                                         FOR THE YEAR ENDED DECEMBER 31, 1996
                                        AND THE PERIOD FROM SEPTEMBER 11, 1995,
                                        DATE OF INCEPTION, TO DECEMBER 31, 1995

                                                                                         1996              1995
                                                                                    ---------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss)                                                               $    (152,614)   $    (190,762)
     Adjustments to reconcile net income
         to net cash provided by operating activities:
     Depreciation                                                                          105,863           10,548
     Provision for loan losses                                                             123,800            6,500
     Deferred income tax expense (benefit)                                                (107,842)        (137,236)
     Amortization of organization costs                                                      3,576              298
     Amortization of prepaid land lease                                                      5,500            2,000
     Amortization of security premiums and (accretion)
         of discounts, net                                                                    (833)          -
     Decrease (increase) in other assets                                                     9,547         (362,310)
     Decrease (increase) in accrued interest receivable                                   (184,003)            (870)
     Increase (decrease) in other liabilities                                              127,493           86,991
                                                                                     --------------------------------
         Net cash provided by (used in) operating activities                               (69,513)        (584,841)
                                                                                     --------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of securities available for sale                                         (4,997,500)      (2,000,000)
     Principal collected on (loans made to) customers, net                             (16,002,334)        (367,530)
     Purchases of bank premises and equipment                                              (26,873)      (1,489,522)
     (Increase) decrease in Federal funds sold, net                                      6,751,000      (10,235,000)
     (Increase) decrease in interest bearing deposits with
         other banks                                                                    (1,536,279)          -
     Proceeds from sale of repossessed assets                                                2,450           -
                                                                                     --------------------------------
         Net cash provided by (used in) investing activities                           (15,809,536)     (14,092,052)
                                                                                     --------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Net increase (decrease) in non interest bearing deposits                              556,711          121,966
     Net increase (decrease) in NOW accounts and savings accounts                        5,374,140        2,211,693
     Proceeds from the sales of (payments for matured)
         time deposits, net                                                              9,998,657        1,074,077
     Proceeds from the sale of common stock                                                    -         11,598,528
                                                                                     --------------------------------
         NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                             15,929,508      15,006,264
                                                                                     --------------------------------

     Increase (decrease) in cash and due from banks                                          50,459         329,371

Cash and due from banks:
     Beginning                                                                              329,371            -
     Ending                                                                          $      379,830   $     329,371
                                                                                     ================================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
     INFORMATION
     Cash payments for:
         Interest on deposits                                                        $      384,315   $         508
                                                                                     =================================

         Interest on short-term debt, net of
              interest capitalized                                                   $             -  $      17,621
                                                                                     =================================

     Other assets acquired in settlement of loans                                    $          2,450 $        -
                                                                                     =================================

See Notes to Financial Statements

187-310




                          THE CAPITAL STATE BANK, INC.
                     (A Development Stage Company for 1995)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

     The accounting and reporting policies of The Capital State Bank, Inc. (A Development Stage Company for 1995), conform to generally accepted accounting principles and to the general practices within the banking industry. The following is a summary of the Bank's significant accounting policies.

     ORGANIZATION  AND  DEVELOPMENT  OF THE BANK: The Bank was  incorporated  on
     --------------------------------------------
     September 11, 1995, and undertook an offering to sell 1,200,000 shares of its $1 par value stock for $10 per share. On December 11, 1995, after completion of the stock offering and obtaining the requisite regulatory approvals, the Bank was capitalized with the $12,000,000 proceeds from the stock offering, net of $401,472 in registration costs. The results of operations of the newly organized Bank from September 11, 1995, date of inception, to December 31, 1995, are reflected in the accompanying financial statements. The Bank was considered a development stage entity for the period from September 11, 1995, to December 31, 1995.

     USE OF ESTIMATES:  The  preparation  of financial  statements in conformity
     -----------------
     with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     PRESENTATION OF CASH FLOWS: For purposes of reporting cash flows,  cash and
     --------------------------
     due from banks includes cash on hand and non interest bearing amounts due from banks (including cash items in process of clearing). Cash flows from demand deposits, NOW accounts, savings accounts and Federal funds sold are reported net since their original maturities are less than three months. Cash flows from loans and certificates of deposits and other time deposits are reported net.

     SECURITIES: Securities are classified as "held to maturity", "available for
     ----------
     sale" or "trading" according to management's intent. The appropriate classification is determined at the time of purchase of each security and re-evaluated at each reporting date. The appropriate classification is determined as follows:


          Securities  held to maturity - Debt  securities for which the Bank has
          ----------------------------
          the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts. There are no securities classified as "held to maturity" in the accompanying financial statements.

          Securities  available for sale - Securities not classified as "held to
          ------------------------------
          maturity" or as "trading" are classified as "available for sale". Securities classified as "available for sale" are those securities the Bank intends to hold for an indefinite period of time, but not necessarily to maturity. "Available for sale" securities are reported at estimated fair value net of unrealized gains or losses, which are adjusted for applicable income taxes, and reported as a separate component of shareholders' equity.

          Trading  securities - There are no securities  classified as "trading"
          -------------------
          in the accompanying financial statements.

     Realized gains and losses on sales of securities are recognized on the specific identification method. Amortization of premiums and accretion of discounts are computed using methods which approximate the interest method.

188-310
                          NOTES TO FINANCIAL STATEMENTS

     LOANS AND  ALLOWANCE  FOR LOAN  LOSSES:  Loans are  stated at the amount of
     --------------------------------------
     unpaid principal, reduced by an allowance for loan losses. Interest income on loans is accrued and credited to operations using methods that approximate a level yield on principal amounts outstanding.

     The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs. The Bank makes continuous credit reviews of the loan portfolio and considers current economic conditions, historical loan loss experience of similar banks, review of specific problem loans and other factors in determining the adequacy of the allowance for loan losses. Loans are charged against the allowance for loan losses when management believes that collectibility is unlikely.

     A loan is impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due in accordance with the contractual terms of the specific loan agreement. Impaired loans, other than certain large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment, are required to be reported at the present value of expected future cash flows discounted using the loan's original effective interest rate or, alternatively, at the loan's observable market price, or at the fair value of the loan's collateral if the loan is collateral dependent. The method selected to measure impairment is made on a loan-by-loan basis, unless foreclosure is deemed to be probable, in which case the fair value of the collateral method is used.

     Loans are placed on non-accrual status when management believes that the borrower's financial condition, after giving consideration to economic and business conditions and collection efforts, is such that collection of interest is doubtful. Interest is accrued daily on impaired loans unless the loan is placed on non-accrual status. Impaired loans are placed on non-accrual status when the payments of principal and interest are in default for a period of 90 days, unless the loan is both well-secured and in the process of collection. Interest on non-accrual loans is recognized primarily using the cost-recovery method.

     Certain loan fees and direct loan costs are recognized as income or expense when incurred. Statement Number 91 of the Financial Accounting Standards Board requires that such fees and costs be deferred and amortized as adjustments to the related loan's yield over the contractual life of the loan. The Bank's method of recognition of loan fees and direct loan costs produce results which are not materially different from those that would have been recognized had Statement Number 91 been adopted.

     BANK PREMISES AND EQUIPMENT: Bank premises and equipment are stated at cost
     ---------------------------
     less accumulated depreciation. Depreciation is computed primarily by the straight-line method for Bank premises and equipment over the estimated useful lives of the assets. Repairs and maintenance expenditures are charged to operating expenses as incurred. Major improvements and additions to premises and equipment are capitalized.

     ORGANIZATION COSTS: Organization costs, which are insignificant,  are being
     ------------------
     amortized on a straight-line basis over a period of 60 months beginning in December 1995.

     INCOME TAXES:  Deferred tax assets and liabilities are determined  based on
     ------------
     differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     Valuation allowances are established, when deemed necessary, to reduce deferred tax assets to the amount expected to be realized.

189-310

                          NOTES TO FINANCIAL STATEMENTS

     The provision for income taxes includes Federal and state income taxes and is based on pretax income reported in the financial statements, adjusted for transactions that may never enter into the computation of income taxes payable.

     EARNINGS PER SHARE:  Earnings per common share are computed  based upon the
     ------------------
     weighted average shares outstanding.

     RECLASSIFICATIONS:  Certain accounts in the financial  statements for 1995,
     -----------------
     as previously reported, have been reclassified to conform to current year classifications.

NOTE 2.  CASH CONCENTRATIONS

     At December 31, 1996, the Bank had a concentration of risk totaling $3,220,000 in its cash balances on deposit with First USA Bank. At December 31, 1995, the Bank had a concentration of risk in its cash balances on deposit with Huntington National Bank and United National Bank of $6,277,514 and $4,013,014, respectively. These cash balances are comprised of balances in due from correspondent accounts, Federal funds sold and interest bearing deposits, and are generally unsecured by the correspondent bank.

NOTE 3.  SECURITIES

     The amortized cost, unrealized gains and losses and estimated fair value of the Bank's securities at December 31, 1996 and 1995, are summarized as follows:


                                                                                                            Carrying
                                                                                                             Value
                                                                                                           (Estimated
                                                          Amortized                 Unrealized                Fair
                                                                             ----------------------
                                                             Cost             Gains           Losses          Value)
                                                       ---------------------------------------------------------------
         1996
              Available for sale:
                  U.S. Government agencies
                      and corporations                 $    6,998,333  $         9,958 $        58,713 $    6,949,578
                                                       ===============================================================

         1995
              Available for sale:
                  U.S. Government agencies
                      and corporations                 $    2,000,00   $             - $             - $    2,000,000
                                                       ===============================================================


     The maturities, amortized cost and estimated fair value of the Bank's securities at December 31, 1996, are summarized as follows:

                                                          Available for Sale
                                                       -------------------------
                                                                       Carrying
                                                                         Value
                                                                      (Estimated
                                                         Amortized       Fair
                                                         Cost            Value)
     Due within 1 year                                 $    -        $      -
     Due after 1 but within 5 years                     6,998,333      6,949,578
                                                       -------------------------

        Total                                          $6,998,333    $ 6,949,578
                                                       =========================

     Maturities presented in the above schedule are based on the contractual maturity date of the securities. All securities owned at December 31, 1996, have provisions which allow the issuer to "call" the security prior to its contractual maturity date. Should these "call" provisions be exercised, the scheduled maturities disclosed above may be altered.

     At December 31, 1996, securities having an amortized cost of $1,150,000 and an estimated fair value of $1,148,196 were pledged to secure public deposits and for other purposes required or permitted by law.

190-310
                          NOTES TO FINANCIAL STATEMENTS



NOTE 4. LOANS


                                                                                              1996              1995
                                                                                  ----------------------------------

                  Commercial financial and agriculture                            $      1,358,418   $      200,000
                  Real estate:
                      Single family residential                                          7,477,960              -
                      Commercial                                                         2,769,273              -
                      Revolving home equity                                                590,097              -
                      Construction                                                         552,807              -
                  Consumer installment                                                   3,615,859          167,530
                                                                                  ----------------------------------
                          TOTAL LOANS                                                   16,364,414          367,530
                      Less allowance for loan losses                                       127,300            6,500
                                                                                  ----------------------------------

                          LOANS, NET                                              $     16,237,114   $      361,030
                                                                                  ==================================


     Scheduled maturities on loans, without regard to scheduled periodic principal repayments on amortizing loans, are as follows at December 31, 1996:

                                                                     Due After
                                                  Due Within         1 Year but         Due After
                                                       1 Year     Within 5 Years          5 Years              Total
                                               -----------------------------------------------------------------------

              FIXED RATE:
                  Commercial                   $      27,001    $      248,596    $         68,754   $      344,351
                  Commercial real estate               9,537         1,824,929             655,350        2,489,816
                  Single family real estate,
                      including home equity          100,035         2,038,653           5,303,216        7,441,904
                  Construction                       160,661            -                   -               160,661
                  Consumer installment               292,245         2,462,694             625,937        3,380,876
                                               ----------------------------------------------------------------------
                      TOTAL FIXED RATE LOANS         589,479         6,574,872           6,653,257       13,817,608
                                               ----------------------------------------------------------------------

              FLOATING RATE:
                  Commercial                         684,531           329,537                 -          1,014,068
                  Commercial real estate             123,260              -                156,197          279,457
                  Single family real estate,
                      including home equity           37,643           199,008             389,501          626,152
                  Construction                       194,004            18,098             180,044          392,146
                  Consumer installment               112,698            28,815              93,470          234,983
                                               ----------------------------------------------------------------------

                      TOTAL FLOATING RATE
                          LOANS                    1,152,136           575,458             819,212        2,546,806
                                               ----------------------------------------------------------------------
                      TOTAL LOANS              $   1,741,615   $     7,150,330   $       7,472,469  $    16,364,414
                                               ======================================================================

     Substantially all real estate loans outstanding were originated under 3, 5 or 7 year balloon terms with amortization periods of generally 15 to 25 years. Interest rates on floating rate loans generally reprice within one year based on indices which are set by sources independent of the Bank and are subject to interest rate floors, caps and ceilings which may limit changes in the interest rate over the life of the loan.

191-310

                          NOTES TO FINANCIAL STATEMENTS

     LOANS TO RELATED PARTIES:  The Bank has had, and may be expected to have in
     ------------------------
     the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties), all of which have been in the opinion of management, on the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with others.

     The following presents the activity with respect to related party loans aggregating $60,000 or more to any one related party during the year ended December 31, 1996, and from the period December 11, 1995 to December 31, 1995:

                                                         1996               1995
                                              ----------------------------------
     Balance beginning                          $         -        $       -
         Additions                                     1,458,918           -
         Amounts collected                                71,114           -
                                              ----------------------------------

     Balance, ending                            $       1,387,804  $       -
                                              ==================================

     At December 31, 1996, outstanding loans to directors, officers and employees totaled $1,499,255. Commitments to extend credit under unused open lines of credit to such individuals totaled approximately $210,000 at December 31, 1996. At December 31, 1995, the Bank did not have any outstanding loans or lines of credit to directors, officers or employees.

     CONCENTRATION OF CREDIT RISK: The Bank grants  installment,  commercial and
     ----------------------------
     residential loans to customers primarily in Kanawha, Boone and Lincoln Counties, West Virginia and adjacent counties. Although the Bank strives to maintain a diversified loan portfolio, exposure to credit losses can be adversely impacted by downturns in local economic and employment conditions. Major employment within the market area is diverse but primarily includes the industries of government, health care, education, coal production and related services, and various professional, financial and related service industries.

     The Bank accepts chattel paper without recourse from various approved businesses, primarily automobile dealerships, within its lending area. The Bank has sole discretion whether to purchase such paper on a case by case basis which is evaluated substantially under the Bank's normal credit underwriting standards and is generally secured by a first lien on the property purchased by the borrower. At December 31, 1996, and December 31, 1995, respectively, such loans approximated $1,759,000 and $104,000 of which approximately 86.8% and 100.0% were purchased from businesses considered to be a related party to the Bank.

192-310

NOTE 5.  ALLOWANCE FOR LOAN LOSSES

     An analysis of the allowance for loan losses for the year ended December 31, 1996 and the period from September 11, 1995, date of inception, to December 31, 1995, is as follows:

                                                          1996          1995
                                                      --------------------------
     BALANCE, BEGINNING OF PERIOD                     $     6,500  $      -
                                                      --------------------------
     LOSSES:
         Commercial financial and agriculture                -            -
         Real estate                                         -            -
         Consumer installment                               3,000         -
                                                      --------------------------
             Total                                          3,000         -
                                                      --------------------------

                                                           1996        1995
                                                      --------------------------
      RECOVERIES
         Commercial financial and agriculture          $      -       $    -
         Real estate                                          -            -
         Consumer installment                                 -            -
                                                      --------------------------
              TOTAL                                           -            -
                                                      --------------------------
                  NET RECOVERIES (LOSSES)                 (3,000)          -
                                                      --------------------------
                  PROVISION FOR LOAN LOSSES              123,800         6,500
                                                      --------------------------

                  BALANCE, END OF PERIOD               $ 127,300      $  6,500
                                                      ==========================

     During 1996 and 1995, the Company did not have any loans classified as impaired. For purposes of evaluating impairment, the Company considers groups of smaller-balance homogeneous loans to include: mortgage loans secured by residential property, other than those which significantly exceed the bank's typical residential mortgage loan amount and "other" loans, which include small balance, overdraft protection lines and installment loans to individuals.

NOTE 6.  BANK PREMISES AND EQUIPMENT

     The major categories of Bank premises and equipment and accumulated depreciation at December 31, 1996 and 1995, is summarized as follows:


                                                          1996            1995
                                                      --------------------------
          Building and improvements                 $   1,024,904  $  1,024,904
          Furniture and equipment                         491,491       464,618
                                                      --------------------------
                                                        1,516,395     1,489,522
          Less accumulated depreciation                  (116,411)      (10,548)
                                                      --------------------------
          BANK PREMISES AND EQUIPMENT, NET          $    1,399,984 $  1,478,974
                                                      ==========================


     Depreciation expense for the year ended December 31, 1996 and the period from September 11, 1995, date of inception, to December 31, 1995, totaled $105,863 and $10,548, respectively.

     Interest costs incurred to construct the Bank building, amounting to $21,783, were capitalized in 1995 as part of building and improvements.

     During 1995, the Bank entered into a 50 year agreement to lease the land on which the Bank building is situated. The original term of the lease expires in the year 2045, with an additional 45 year renewal option available through the year 2090. In consideration for this lease, the Bank made a one time, up front payment of $300,000 covering the first 50 year lease term. Total rental expense incurred and recognized on this lease for the year ended December 31, 1996 and the period from September 11, 1995, date of inception, to December 31, 1995, approximated $5,500 and $2,000, respectively. The remaining amount of prepaid lease expense at December 31, 1996 and 1995, which is included in other assets, totaled $292,500 and $298,000, respectively.

193-310




                          NOTES TO FINANCIAL STATEMENTS

NOTE 7.  DEPOSITS

     The following is a summary of interest bearing deposits by type as of December 31, 1996 and 1995:


                                                         1996             1995
                                                   -----------------------------
           NOW and Super NOW accounts             $     806,664    $     460,116
           Money market accounts                      5,758,685        1,660,703
           Savings accounts                           1,019,946           90,874
           Certificates of deposit                   10,936,308        1,072,077
           Individual retirement accounts               136,964            2,000
                                                   -----------------------------

                  Total                            $ 18,658,567    $   3,285,770
                                                   =============================

     Time certificates of deposit in denominations of $100,000 or more totaled $3,740,852 and $507,477 at December 31, 1996 and 1995, respectively.
     Interest paid on time certificates in denominations of $100,000 or more was $114,005 for the year ended December 31, 1996, and $998 for the period from September 11, 1995, date of inception, to December 31, 1995.

     The following is a summary of the maturity distribution of certificates of deposits in amounts of $100,000 or more as of December 31, 1996:


                                                       Amount            Percent
                                                    ----------------------------
           Three months or less                     $     991,328          26.5%
           Three through six months                     1,108,206          29.6%
           Six through twelve months                    1,205,008          32.2%
           Over twelve months                             436,310          11.7%
                                                    ----------------------------
                 Total                              $   3,740,852         100.0%
                                                    ============================


     A summary of the maturities of time deposits is as follows:

           Year                                                     Amount
          -------                                              -------------
           1997                                                $   9,879,692
           1998                                                      538,626
           1999                                                      168,095
           2000                                                      238,647
           2001                                                      111,248
           Thereafter                                                     -
                                                               -------------
             Total time deposits                               $  10,936,308
                                                               =============

     The Bank is holder of deposits from related parties totaling approximately $3,524,000 or 18.2% of total deposits at December 31, 1996, of which approximately $2,090,000 were from three individuals and their related interests. Also, the Bank had a concentration of deposits from an unrelated party totaling approximately $1,091,000 or 5.5% of total deposits at December 31, 1996.

     At December 31, 1995, deposits from related parties totaled approximately $1,775,000 or 52.1% of total deposits, of which approximately $1,565,000 were from three individuals and their related interests.

194-310



                          NOTES TO FINANCIAL STATEMENTS

NOTE 8.  FINANCIAL INSTRUMENTS WITH OFF BALANCE SHEET RISK

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. The contract amounts of these instruments reflect the extent of involvement the Bank has in particular cases of financial instruments. At December 31, 1996, and 1995, respectively, the Bank's financial instruments with off-balance sheet risk were as follows:


              Financial instruments whose contract                                              Contract    Amount

                    amounts represent credit risk                                                1996          1995
              -------------------------------------------                                --------------------------

              Commitments to extend credit                                               $     780,750  $       -
              Unused open lines of credit                                                      667,140          -
              Standby letters of credit and
                  financial guarantees written                                                 100,000          -
              Remaining commitments on
                  construction loans                                                           267,345          -
                                                                                         ---------------------------
                      Total                                                              $   1,815,235  $       -
                                                                                         ===========================



     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     Commitments to extend credit are agreements to lend to a customer so long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit, is based
     on  management's  credit  evaluation.   Collateral  held  varies  but
     generally is secured by accounts receivable, inventory, equipment or real estate.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. These guarantees are primarily issued to support private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans. These letters of credit are generally collateralized.

NOTE 9.  INCOME TAXES

     The components of applicable income tax expense (benefit) for the year ended December 31, 1996, and the period from September 11, 1995, date of inception, to December 31, 1995, is as follows:

195-310

                          NOTES TO FINANCIAL STATEMENTS



                                                                                             1996             1995
                                                                                    ----------------- ------------

                      Current:
                              Federal                                               $       -         $      -
                              State                                                         -                -
                                                                                    -------------------------------

                                                                                            -                -
                      Deferred:
                              Federal                                                      (74,893)       (111,477)
                              State                                                        (32,949)        (25,759)
                                                                                    -------------------------------

                                    Total                                           $    (107,842)    $   (137,236)
                                                                                    ===============================




     A reconciliation between the amount of reported income tax expense (benefit) and the amount computed by multiplying the statutory income tax rate by book pretax income for the year ended December 31, 1996 and the period from September 11, 1995, date of inception, to December 31, 1995, is as follows:


                                                                        1996                           1995
                                                        --------------------------------------------------------
                                                           Amount      Percent            Amount        Percent
                                                        --------------------------------------------------------
              Computed tax at applicable
                  statutory rate                        $   (88,555)     (34.0)        $    (111,519)   (34.0)
              Increase (decrease) in
                  taxes resulting from:
                  Deferred state income tax
                      benefit                               (32,949)     (12.7)              (25,759)    (7.8)
                  Other, net                                 13,662        5.3                     4        -
                                                        ---------------------------------------------------------
                      INCOME TAX EXPENSE
                         (BENEFIT) REPORTED             $  (107,842)     (41.4)        $    (137,236)    (41.8)
                                                        =========================================================

     Deferred income taxes reflect the impact of "temporary differences" between amounts of assets and liabilities for financial reporting purposes and such amounts as measured for tax purposes. Deferred tax assets and liabilities represent the future tax return consequences of temporary differences, which will either be taxable or deductible when the related assets and liabilities are recovered or settled.

     The tax effects of temporary differences which create the Bank's deferred tax assets and liabilities as of December 31, 1996 and 1995, are as follows:


                                                                                             1996          1995
                                                                                        ----------------------------
              DEFERRED TAX ASSETS:
                  Start up costs deferred for tax purposes                               $    79,606    $   107,024
                  Federal and state net operating loss carryforward                          190,242         48,851
                  Depreciation                                                                -                 550
                  Net unrealized losses on securities                                         16,577            -
                  Allowance for loan losses                                                   11,570            -
                  Other                                                                        1,203            109
                                                                                         ---------------------------

                      TOTAL                                                                  299,198        156,534
                                                                                         ---------------------------

              DEFERRED TAX LIABILITY:
                  Allowance for loan losses                                                      -           19,298
                  Depreciation                                                                37,543            -
                                                                                         ----------------------------

                                                                                              37,543         19,298
                                                                                         ----------------------------
                      NET DEFERRED TAX ASSET                                             $   261,655    $   137,236
                                                                                         ============================


     During 1996 and 1995, net operating loss carryforwards approximating $330,000 and $116,000, respectively, for Federal income taxes and $466,000 and $132,000, respectively, for State income taxes were created for use to offset the Bank's future taxable income.

     As of December 31, 1996, respectively, the Bank had approximately $446,000 in Federal income tax losses and $598,000 in State income tax losses available as carryforwards to reduce taxable income in future periods. These net operating loss carryforwards expire in varying amounts through 2011.

196-310




                          NOTES TO FINANCIAL STATEMENTS

NOTE 10.      SHORT-TERM BORROWING

     During 1996, the Bank did not incur any short-term borrowings. During 1995, the Bank's short-term borrowing consisted of advances under a line of credit with another Bank. The proceeds were used to Fund the initial start-up stage of the Bank and the line of credit was repaid upon completion of the common stock offering.

     The following information is provided relative to this obligation for the period ended December 31, 1995:

                                                                                            Line of
                                                                                            Credit
                                                                                           -------------
                  Amount outstanding at December 31, 1995                                  $          -
                  Weighted average interest rate at December 31, 1995                                N/A
                  Maximum month-end amount outstanding                                     $   1,975,000
                  Average daily amount outstanding                                         $     809,182
                  Weighted average interest rate for the year                                      8.25%

NOTE 11.      COMMITMENTS AND CONTINGENT LIABILITIES

     COMMITMENTS  UNDER  SERVICING  AGREEMENT:  The Bank has  contracted  with a
     ----------------------------------------
     third-party service center to perform substantially all electronic data processing services for the Bank. Pursuant to this agreement, certain payments may become due if the agreement is terminated before December 2000. As of December 31, 1996, the contingent liability to the Bank's service center is estimated to approximate the actual costs incurred in connection with the termination plus 25% of these termination costs, in addition to approximately $255,000 for estimated payments due under the remaining term of the contract.

     EMPLOYMENT CONTRACTS:  The Bank has entered into employment agreements (the
     --------------------
     Agreements) with its President and Executive Vice President. These agreements provide for the payment of minimum salaries through December 31, 2000. Minimum salaries payable under these Agreements total $180,000, $185,000, $190,000 and $195,000 for each of the remaining four years of the agreements. In addition, the agreements provide for total incentive compensation payments of up to .75% of after tax net income if the Bank achieves certain performance standards as outlined in the agreements. This incentive compensation provision is effective for each of the years ended through December 31, 2000. During 1995 and 1996, no incentive compensation was paid under the terms of these employment agreements.

     SUBSEQUENT  EVENT:  The Bank  received  notice in  January  1997,  that the
     -----------------
     largest shareholder and other related parties planned to sell their shares to a West Virginia bank holding company, subject to regulatory approval.

NOTE 12.      FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following  summarizes the methods and significant  assumptions  used by
     the  Bank  in  estimating   its  fair  value   disclosures   for  financial
     instruments.

     CASH AND DUE FROM  BANKS:  The  carrying  values of cash and due from banks
     ------------------------
     approximate their estimated fair values.

     FEDERAL  FUNDS SOLD AND INTEREST  BEARING  DEPOSITS  WITH OTHER BANKS:  The
     ----------------------------------------------------------------------
     carrying values of Federal funds sold and interest bearing deposits with other banks approximate their estimated fair values.

197-310

                          NOTES TO FINANCIAL STATEMENTS

     SECURITIES:  Estimated fair values of securities are based on quoted market
     ----------
     prices, where available. If quoted market prices are not available, estimated fair values are based on quoted market prices of comparable securities.

     LOANS:  The estimated fair values for loans are computed based on scheduled
     ------
     future cash flows of principal and interest, discounted at interest rates currently offered for loans with similar terms to borrowers of similar credit quality. No prepayments of principal are assumed.

     ACCRUED  INTEREST  RECEIVABLE AND PAYABLE:  The carrying  values of accrued
     -----------------------------------------
     interest receivable and payable approximate their fair values.

     DEPOSITS:  The estimated fair values of demand  deposits (i.e.  noninterest
     --------
     bearing checking, NOW, Super NOW, money market), savings accounts, and other variable rate deposits approximate their carrying values. Fair values of fixed maturity deposits are estimated using a discounted cash flow methodology at rates currently offered for deposits with similar remaining maturities. Any intangible value of long-term relationships with depositors is not considered in estimating the fair values disclosed.

     The fair values of the Bank's financial instruments as of December 31, 1996 and 1995, are summarized below:


                                                                       1996                              1995
                                                  ------------------------------------------------------------------
                                                                      Estimated                          Estimated
                                                     Carrying         Fair             Carrying          Fair
                                                      Amount          Value             Amount           Value
                                                  ------------------------------------------------------------------
              FINANCIAL ASSETS:
                  Cash and due from banks         $     379,830    $     379,830     $     329,371    $     329,371
                  Interest bearing deposits
                      with other banks                1,536,279        1,536,279            -                -
                  Federal funds sold                  3,484,000        3,484,000        10,235,000       10,235,000
                  Securities available for sale       6,949,578        6,949,578         2,000,000        2,000,000
                  Loans                              16,237,114       16,167,628           361,030          361,030
                  Accrued interest receivable           184,873          184,873               870              870
                                                  ------------------------------------------------------------------
                                                   $ 28,771,674     $  28,702,188     $ 12,926,271     $ 12,926,271
                                                  ==================================================================
              FINANCIAL LIABILITIES:
                  Deposits                        $  19,337,244    $  19,359,623     $   3,407,736    $   3,407,736
                  Accrued interest payable              145,097          145,097             6,026            6,026
                                                  ------------------------------------------------------------------

                                                  $  19,482,341     $ 19,504,720      $  3,413,762    $   3,413,762
                                                  ===================================================================



NOTE 13.      RESTRICTIONS ON DIVIDENDS AND CAPITAL

     Dividends paid by the Bank are subject to restrictions by banking regulations. The most restrictive provision requires approval by the regulatory agency if dividends declared in any year exceed the year's net income, as defined, plus the retained net profits of the two preceding years. Since the Bank has a net deficit, there are no net retained profits available for distribution.

     The Bank is subject to various regulatory capital requirements administered by the Federal banking agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the
     Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

198-310

                          NOTES TO FINANCIAL STATEMENTS

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

     The Bank has not yet received formal notification through examination by its primary regulatory authority of its capital categorization under the regulatory framework for prompt corrective action. However, the Bank's most recent financial reporting to the Bank's primary regulatory authority categorizes the Bank as well capitalized. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since its last financial reporting that management believes have changed the institution's category.

     The Bank's actual capital amounts and ratios are presented in the following table (in thousands).

                                                                                                  TO BE WELL CAPITALIZED
                                                                           FOR CAPITAL           UNDER PROMPT CORRECTIVE
                                                 ACTUAL                 ADEQUACY PURPOSES            ACTION PROVISIONS
                                           -----------------        ------------------------    ---------------------------
                                            AMOUNT      RATIO          AMOUNT         RATIO          AMOUNT         RATIO
                                      -------------------------------------------------------------------------------------
      AS OF DECEMBER 31, 1996:
              Total Capital           $    11,128        64.2%    $     1,405          8.0%     $     1,757          10.0%
               (to Risk Weighted
                  Assets)
              Tier I Capital          $    11,001        63.4%    $       703          4.0%     $     1,054           6.0%
                (to Risk Weighted
                  Assets)
              Tier I Capital          $    11,001        37.7%    $     1,171          4.0%     $     1,464           5.0%
                (to Average Assets)

       AS OF DECEMBER 31,1995:
              Total Capital           $    11,340       258.3%    $       351          8.0%     $       438          10.0%
                (to Risk Weighted
                  Assets)
              Tier I Capital          $    11,285       257.1%    $       176          4.0%     $       263           6.0%
                (to Risk Weighted
                  Assets)
              Tier I Capital          $    11,285        96.4%    $       469          4.0%     $       586           5.0%
                (to Average Assets)


199-310

                                     ANNEX A

200-310





                          AGREEMENT AND PLAN OF MERGER




                                 August 6, 1997


                                      Among


                            CAPITAL STATE BANK, INC.



                        SOUTH BRANCH VALLEY BANCORP, INC.


                                       and


                              CAPITAL INTERIM BANK

210-310


                                TABLE OF CONTENTS


AGREEMENT AND PLAN OF MERGER.................................................1

ARTICLE I....................................................................2
      PLAN OF MERGER.........................................................2
      1.1   Parties to Merger and Surviving Bank.............................2
      1.2   Terms of Merger..................................................2
      1.3   Effect of Merger.................................................2
      1.4   Consideration....................................................3
      1.5   Exchange of Shares...............................................3
      1.6   Articles of Incorporation and Bylaws of Surviving Bank...........4
      1.7   Additional Requirements..........................................4

ARTICLE II...................................................................4
      REPRESENTATIONS AND WARRANTIES.........................................4
      2.1   Representations and Warranties of South Branch and Capital
            Interim Bank.....................................................4
            Organization.....................................................4
            Authority........................................................4
            Financial Statements.............................................5
            Applications.....................................................5
            Authority to Exchange Shares.....................................5
            Registered Bank Holding Company..................................5
            Absence of Certain Changes.......................................5
            Litigation.......................................................6
            Absence of Undisclosed or Contingent Liabilities.................6
            No Adverse Event.................................................7
            SEC Reports......................................................7
            Capitalization...................................................7
            Registration.....................................................7
            Title to Properties..............................................7
            Taxes ...........................................................8
            Subsidiary of South Branch.......................................8
            ERISA ...........................................................8
            Absence of Defaults and Violation................................8
            Other Transactions...............................................9
            Environmental Concerns...........................................9
            Matters Relevant to Tax Treatment...............................10
      2.2.  Representation and Warranties of Capital State..................11
            Organization....................................................11
            Authority of Capital State......................................12
            Capital Stock of Capital State..................................12
            Absence of Certain Changes......................................12
            Taxes ..........................................................14
            Litigation, Etc.................................................14
            Absence of Defaults and Violations..............................14
            Absence of Undisclosed Assets and of Undisclosed Contingent
                  Liabilities...............................................15
            Financial Statements............................................15
            Real Property...................................................15
            No Adverse Event................................................15
            Material Contracts..............................................15

                                                                             E-3
                                        i

202-310
            ERISA ..........................................................16
            Regulatory Reports..............................................16
            Environmental Concerns..........................................16

ARTICLE III.................................................................17
      ADDITIONAL AGREEMENTS.................................................17
      3.1   Approval of Capital State Shareholders..........................17
      3.2   Approval of South Branch Shareholders and
                  Sole Shareholder of Capital Interim Bank..................17
      3.3   Rights of Dissenting Stockholders...............................17
      3.4   Regulatory Approval.............................................17
      3.5   Conduct of Business by Capital State Until Closing..............18
      3.6   Conduct of Business by South Branch Until Closing...............20
      3.7   Proxy Statement.................................................21
      3.8   Board of Directors and Executive Committee......................21

ARTICLE IV..................................................................22
      CONDITIONS............................................................22
      4.1   Conditions to Obligations of All Parties........................22
            Shareholder Approval of Transaction.............................22
            Capital Interim Bank............................................22
            Absence of Restraint............................................22
            Governmental Approvals..........................................23
            Compliance with Representations, Warranties and Additional
                  Agreements................................................23
            Securities Law Compliance.......................................23
            Confidentiality.................................................23
      4.2   Additional Conditions to Obligations of South Branch............23
            Counsel's Opinion...............................................23
            Affiliates Agreements...........................................24
            Due Diligence...................................................25
            South Branch Satisfaction with Loan Loss Reserve, Provision of Charge-Offs, Funding of Benefits Other Reserve Accounts,
                  etc.......................................................25
            Increase in Number of Shares....................................25
      4.3   Additional Conditions to Obligations of Capital State...........25
            Tax Opinion.....................................................26
            Due Diligence...................................................27
            Fairness Opinion................................................27

ARTICLE V...................................................................27
      CLOSING...............................................................27
      5.1   Closing.........................................................27

ARTICLE VI..................................................................28
      MISCELLANEOUS.........................................................28
      6.1   Termination.....................................................28
      6.2   Expenses........................................................28
      6.3   Survival of Provisions..........................................29
      6.4   Individual Directors of Capital State...........................29
      6.5   Amendment.......................................................29
      6.6   Assignability...................................................30
      6.7   Notices.........................................................30
      6.8   Entire Agreement................................................30

                                                                             E-4
                                       ii

203-310


      6.9    Counterparts...................................................30
      6.10   Governing Law..................................................30
      6.11   Invalid Provisions.............................................31
      6.12   Headings and Subheadings.......................................31
      6.13   Third-Party Beneficiaries......................................31

EXHIBIT LIST................................................................33
      EXHIBIT A
            SOUTH BRANCH VALLEY BANCORP, INC.
                  REQUIRED DISCLOSURES
      EXHIBIT B
            ADOPTION AGREEMENT
      EXHIBIT C
            CAPITAL STATE BANK, INC. REQUIRED DISCLOSURES
      EXHIBIT D
            AFFILIATE'S AGREEMENT


                                                                             E-5
                                       iii

204-310


                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made and entered into as of this 6th day of August, 1997, among CAPITAL STATE BANK, INC., a West Virginia banking corporation ("Capital State"); SOUTH BRANCH VALLEY BANCORP, INC., a West Virginia bank holding company, ("South Branch") and CAPITAL INTERIM BANK, a West Virginia banking corporation to be formed as a wholly-owned subsidiary of South Branch.

     WHEREAS, Capital State is a West Virginia state banking institution organized and existing under the laws of the State of West Virginia with its principal office in South Charleston, West Virginia;

     WHEREAS, Capital Interim Bank will be organized as a West Virginia banking institution with its principal office located in Charleston, West Virginia;

     WHEREAS, South Branch is a West Virginia corporation with its principal office located in Moorefield, West Virginia, and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended;

     WHEREAS, the parties hereto desire to accomplish the merger of Capital State into Capital Interim Bank with Capital Interim Bank surviving and operating under the name "Capital State Bank, Inc." (the "Merger");

     WHEREAS, shareholders of Capital State will receive one (1) share of South Branch common stock ("South Branch stock") for each 3.95 shares of Capital State common stock ("Capital State stock") they own as consideration for the Merger; provided, however that no fractional shares of South Branch stock will be issued and in lieu thereof Capital State shareholders will receive cash consideration as provided herein;

     WHEREAS, Capital State has authorized capital of $1,200,000, divided into 1,200,000 shares of common stock of $1.00 par value, of which 1,200,000 are issued and outstanding, resulting in a capital account of $11,168,517, with surplus of $10,398,528 and undivided profits of ($355,652), and net unrealized gain or loss on securities of ($96,968) as of March 31, 1997;

     WHEREAS, for federal income tax purposes,  the transactions are intended to
be  treated  as  a  tax  free   reorganization   under  Internal   Revenue  Code
ss.368(a)(2)(D).

                                                                             E-6
                                      1

205-310

     NOW, THEREFORE, for and in consideration of the premises and the representations, warranties, covenants and agreements contained herein, South Branch and Capital State do represent, warrant, covenant and agree (and Capital Interim Bank will represent, warrant, covenant and agree) as follows:

                                    ARTICLE I
                                   ----------
                                 PLAN OF MERGER
                                ----------------

     1.1 Parties to Merger and Surviving Bank. The parties to the Plan of Merger
         ------------------------------------
are Capital State Bank, Inc. and Capital Interim Bank. Capital State shall merge with and into Capital Interim Bank under the charter of the latter, pursuant to the laws of West Virginia and the United States. At the time of the Merger, Capital State will cease to exist and Capital Interim Bank will be the Surviving Bank. The name of the Surviving Bank shall be "Capital State Bank, Inc." and its principal office will be in South Charleston, West Virginia.

     1.2 Terms of Merger.  The terms and  conditions of the Merger are set forth
         ---------------
in this Agreement. Upon satisfaction of all of the terms and conditions set forth herein, the Merger shall be effective upon the date (the "Merger Effective Date") so indicated by the West Virginia Secretary of State ("Secretary of State").

     1.3  Effect  of  Merger.  Upon  consummation,  the  Merger  shall  have the
          ------------------
following effects:

          (a)  The  Surviving  Bank  will,  upon  the  time  of the  Merger  and
     thereafter,   possess  all  of  the  rights,  privileges,   immunities  and
     franchises, of Capital Interim Bank and Capital State Bank, Inc.

          (b) All property, real, personal and mixed, and all debts due in whatever amount, and all other choses in action, and all other interests belonging to or due to Capital Interim Bank and Capital State will be taken and deemed to be transferred to and vested in Capital Interim Bank as the Surviving Bank and all property, real, personal and mixed, and all debts due in whatever amount, and all other choses in action, and all other interests belonging to or due to Capital Interim Bank and Capital State shall remain in the Surviving Bank without further act, and the title to any real estate, or any interest therein, vested in Capital State shall not revert or be in any way impaired by reason of the Merger.

          (c) The Surviving Bank will be responsible and liable for all of the liabilities and obligations of Capital Interim Bank and Capital State, respectively, and neither the rights of creditors nor liens upon the property of Capital State shall be impaired by the Merger, including, but not limited to, any liability of Capital State arising under its bylaws or the applicable laws of West Virginia in connection with the indemnification of directors and officers of Capital State arising at any time prior to the Merger Effective Date.


                                                                             E-7
                                      2

206-310

          (d) The Surviving Bank will have a capital stock account equal to $1,200,000, divided into 1,200,000 shares of common stock of $1.00 par value, all of which will be issued, with a surplus of $10,398,528 and undivided profits of ($355,652) and net unrealized gain or loss of securities on ($96,968), such capital account to be adjusted to account for earnings between March 31, 1997 and the Merger Effective Date.

     1.4 Consideration. As consideration for the Merger, shareholders of Capital
         -------------
State,  who do not dissent to this  transaction  will be entitled to receive one
(1) share of South Branch stock for each 3.95 shares of Capital State stock they own (the "Merger Consideration.")

     No fractional shares of South Branch stock will be issued and in lieu thereof, Capital State shareholders will be entitled to receive cash based upon the $43.50 per share for South Branch stock, without interest. If, on or after the date hereof, and prior to the Merger, the outstanding shares of South Branch stock are changed into a different number or class by virtue of any reclassification, split, stock dividend or similar event, then the exchange ratio provided herein will be adjusted proportionately. The issuance of South Branch stock for other corporate purposes, as contemplated in Section 2.1(l), will not result in an adjustment to the exchange ratio. From and after the date of the Merger, the holders of certificates representing Capital State shares shall cease to have any rights with respect to such shares (except dissenters' rights) and such shares will thereafter be deemed canceled and void. The sole rights of such shareholders (excluding dissenters' rights) will be to receive the Merger Consideration.

     1.5 Exchange of Shares.  Except for any shares of Capital State as to which
         ------------------
dissenters' rights are exercised pursuant to the West Virginia Corporation Act, ss. 31-1-122 (the "West Virginia Appraisal Statute"), each holder of certificates representing shares of the stock of Capital State will, upon the surrender to South Branch, or its agent, of such certificates in proper form, be entitled to receive a certificate or certificates representing the number of whole shares of the common stock of South Branch into which the surrendered certificates shall have been converted by reason of the Merger. Until surrendered for exchange, each outstanding certificate of Capital State submitted for exchange for South Branch stock shall be deemed for all corporate purposes to evidence the ownership of the full shares of stock of South Branch into which such shares have been converted by reason of the Merger. Until a Capital State shareholder's outstanding certificates have been surrendered, South Branch may, at its sole discretion, withhold, with respect to such Capital State shareholder, as applicable (i) the certificates representing the shares of its stock into which such Capital State shares are converted by reason of the Merger; and (ii) the distribution of any and all dividends and payment for fractional shares with respect to the stock of South Branch to which the Capital State shareholder is entitled. Upon the delivery to South Branch of the outstanding Capital State certificates by a Capital State shareholder, there will be delivered to the record holder thereof (i) the certificate representing the shares of the stock of South Branch to which the exchanging Capital State holder is entitled, (ii) any dividends and (iii) any payment for fractional shares, all without interest.

                                                                             E-8
                                      3

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     1.6 Articles of Incorporation and Bylaws of Surviving Bank. Upon the Merger
         ------------------------------------------------------
being consummated, the Articles of Incorporation of Capital Interim Bank will be the Articles of Incorporation of the Surviving Bank and the Bylaws of Capital Interim Bank shall be the Bylaws of the Surviving Bank until altered, amended or repealed in accordance with their provisions and applicable law. The Surviving Bank will be a state chartered banking corporation.

     1.7  Additional  Requirements.  If at any time,  the  Surviving  Bank shall
          ------------------------
consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or conform in the Surviving Bank the title to any property or rights of Capital State or are otherwise necessary to carry out the provisions of the Plan of Merger and this Agreement, the proper officers and directors of Capital State as of the Merger Effective Date, and thereafter, the officers of the Surviving Bank, will execute and deliver any and all property assignments, conveyances, assurances, and other instruments to vest, perfect or confirm title to any such property or rights in the Surviving Bank and otherwise carry out the provisions of this Agreement.


                                   ARTICLE II
                                   ----------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     2.1  Representations  and  Warranties  of South Branch and Capital  Interim
          ----------------------------------------------------------------------
Bank. Unless disclosed in Exhibit A hereto or previously disclosed in writing to
----
Capital State, as of the date of this Agreement, and as of the date of the consummation of the transactions contemplated herein, South Branch represents and warrants, as of the date hereof, and Capital Interim Bank will represent and warrant as of the date it executes the Adoption Agreement contained in Exhibit B hereto, and as of the date of consummation of the transactions contemplated herein, the following to Capital State:

     (a)  Organization.  South  Branch  is  a  West  Virginia  corporation  duly
          ------------
organized, validly existing and in good standing under the laws of the State of West Virginia. South Branch has the requisite corporate power and authority to own and lease its properties and to conduct its business as currently conducted and as currently contemplated to be conducted. South Branch shall cause Capital Interim Bank to be to be formed, and as of the date of its execution of the Adoption Agreement, it will be a duly organized, validly existing West Virginia banking corporation in good standing under the laws of the State of West Virginia.

     (b)  Authority.  South Branch has and Capital  Interim Bank will have,  the
          ---------
power to enter into this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Board of

                                                                             E-9
                                      4

208-310


Directors of South Branch and will be so authorized by the Board of Directors of Capital Interim Bank. South Branch, as sole shareholder of Capital Interim Bank, will vote all shares of Capital Interim Bank in favor of the Merger and the transactions contemplated herein. Upon its execution and delivery, this Agreement constitutes the valid and legally binding obligation of South Branch and will constitute the valid and legally binding obligation of Capital Interim Bank upon execution of the Adoption Agreement. Subject to obtaining the permits, approvals, consents and authorizations set forth in Article IV hereto, the execution and delivery of this Agreement does not and will not, and the consummation contemplated herein will not, violate (i) any provisions of the Articles of Incorporation or Bylaws of South Branch or Capital Interim Bank,
(ii) any laws of the State of West Virginia, or (ii) any material restriction to which any of them is subject.

     (c)  Financial  Statements.  South Branch has  delivered  to Capital  State
          ----------------------
copies of its audited consolidated financial statements for the fiscal year ended December 31, 1996, and its unaudited consolidated financial statements for the period ended March 31, 1997. South Branch represents and warrants that the financial statements which have been or will be delivered pursuant to any provision of this Agreement fairly present its financial position of as of the date thereof and the results of its operations and its cash flows for each of the respective periods specified therein in conformity with generally accepted accounting principles applied on a consistent basis.

     (d)  Applications.   South  Branch  and  Capital  Interim  Bank,  with  the
          ------------
cooperation of Capital State, will cause to be filed all necessary regulatory applications with the appropriate bank regulators to accomplish the transactions contemplated herein. South Branch will pay all expenses associated with the filing of such regulatory applications, excluding legal, accounting or other expenses incurred by Capital State in connection therewith.

     (e) Authority to Exchange  Shares.  The shares of South Branch to be issued
         -----------------------------
pursuant to this Agreement are or will be duly authorized. When issued upon the terms and conditions specified in this Agreement, the shares will be validly issued, fully paid and non-assessable. There are no preemptive or similar rights with regard to the shares of South Branch to be issued in connection with the transactions contemplated herein. The shares of South Branch stock to be issued pursuant to this Agreement to Capital State shareholders will be, when issued, registered with the SEC pursuant to an effective registration on Form S-4.

     (f) Registered Bank Holding Company. South Branch is a duly registered bank
         -------------------------------
holding company under the Bank Holding Company Act of 1956, as amended.

     (g) Absence of Certain  Changes.  Except as may be  disclosed  in Exhibit A
         ---------------------------
hereto and made a part hereof, since March 31, 1997:


                                                                            E-10
                                      5

209-310


          (i) There has been no material change in the operations, financial condition, or results of operation of South Branch or any subsidiary of South Branch which could have a material adverse effect on the consolidated assets, financial condition, or operations of South Branch nor has any event or condition occurred which is known to its officers which may result in such a change;

          (ii) There has not been any damage, destruction, or loss by reason of fire, flood, accident or other casualty (whether insured or not insured) materially and adversely affecting the consolidated assets, financial condition or operations of South Branch;

          (iii) Neither South Branch nor any subsidiary of South Branch has disposed of or agreed to dispose of any properties or assets material to South Branch, nor has it leased to others, or agreed to so lease, any of such material properties or assets; and

          (iv) Except for the issuance of shares to certain directors consummated on June 18, 1997, and previously disclosed to Capital State, South Branch has not granted any warrant, option or right to acquire, or agreed to repurchase, redeem or otherwise acquire, any shares of its capital stock or any other of its securities whatsoever, except as set forth in 2.1(l) hereof.

          (v) There has not been any other event , condition or development of any kind which materially and adversely affects the assets, financial condition or operations of South Branch, and it has no knowledge of any such event, condition or development which may materially and adversely affect the assets, financial condition or operations of South Branch.

     (h) Litigation.  Except as disclosed in Exhibit A, neither South Branch nor
         -----------
any subsidiary of South Branch is a party to or, to the knowledge of its executive officers, threatened with any litigation, action, governmental or other proceeding, investigation, strike or other labor dispute which might affect the validity of this Agreement or which, individually or in the aggregate, might have a materially adverse effect on South Branch's consolidated assets, financial condition, operations or material contractual rights; and there is no outstanding order, writ, injunction or decree of any court or governmental agency against or materially affecting South Branch or a material portion of any of its consolidated businesses or assets.

     (i) Absence of Undisclosed or Contingent Liabilities.  Except to the extent
         ------------------------------------------------
reflected on the March 31, 1997 consolidated financial statements of South Branch and its subsidiaries delivered to Capital State, there exists no claim, liability, obligation, or any known asserted claim, secured or unsecured (whether accrued,

                                                                            E-11
                                      6

210-310


absolute, contingent or otherwise), that would have a material adverse effect on the consolidated operations, financial condition or results of operations of South Branch.

     (j) No Adverse  Event.  Since March 31,  1997,  there has been no change or
         -----------------
changes, which, individually or in the aggregate, has or have materially and adversely affected the business of South Branch.

     (k) SEC Reports. The Form 10-K Annual Report to the Securities and Exchange
         -----------
Commission by South Branch for the year ended December 31, 1996, its quarterly filings made during 1997 on Form 10-Q, and its current reports made on Form 8-K made during 1997, if any, do not contain, as of the date hereof or as of their respective dates, any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

     (l)  Capitalization.  As of June 30, 1997, the authorized  capital stock of
          ---------------
South Branch is 600,000 shares of common stock, par value of $7.50 per share. 412,827 are issued and outstanding as of the date hereof and are fully paid and nonassessable. 4,115 shares are held in treasury by South Branch. South Branch may issue additional shares or options or similar rights pursuant to its Director Deferred Compensation Plan, Employee Stock Ownership Plan, in connection with other acquisitions, in connection with the sale or transfer of authorized but unissued shares at a price equal to or greater than book value, and for other corporate purposes.

     (m)  Registration.  As soon as  practicable  after the date  hereof,  South
          ------------
Branch will cause a Registration Statement (or, in the case of State "blue sky" filings, other appropriate form) to be filed with and declared effective by the Securities and Exchange Commission, appropriate agencies regulating securities, and other governmental agencies having jurisdiction, with respect to the South Branch stock to be issued pursuant to this Agreement. The Registration Statement (and other appropriate forms) will comply as to form with applicable requirements of law and, except as to the information about Capital State furnished by it in writing for use in the Registration Statement (or other appropriate form), or written information about Capital State contained therein and reviewed by it, will contain no untrue statement of any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and "blue sky" filings contemplated by this Agreement will be sufficient to ensure that the South Branch stock held by non-affiliates of Capital State may be freely resold without further registration.

     (n) Title to Properties.  South Branch and its  subsidiaries  have good and
         -------------------
marketable title to all of their property and assets set forth on the consolidated balance sheet of South Branch as of March 31, 1997 subject to no liens, mortgages, pledges, encumbrances or charges of any kind except liens reflected on said balance sheet, liens of record, liens which do not materially affect the current use of the property or liens for ad valorem taxes

                                                                            E-12
                                      7

211-310


not yet due and payable, and all of their leases are in full force and effect, and neither South Branch nor any of its subsidiaries is aware of any default thereunder.

     (o) Taxes.  Except as disclosed  in Exhibit A hereto,  (i) South Branch and
         -----
its subsidiaries have filed all federal income tax returns and all other federal, state, municipal and other tax returns which they are required to file, have paid all taxes shown to be due on such returns and, in the opinion of their respective chief executive and financial officers, have adequately reserved for all current taxes; (ii) neither the Internal Revenue Service ("IRS") nor any other taxing authority is now asserting against South Branch or its subsidiaries, or, to their knowledge, threatening to assert against them, or any of them, any deficiency or claim for additional taxes, interest or penalties; and (iii) there is no pending or threatened examination of the federal income tax returns of South Branch or its subsidiaries and, except for tax years still subject to the assessment and collection of additional federal income taxes under the three-year period of limitations described in IRC ss. 6501(a), no tax year of South Branch or its subsidiaries remains open to the assessment and collection of additional federal income taxes.

     (p) Subsidiary of South Branch.  The subsidiary of South Branch consists of
         --------------------------
a national banking association which is duly organized, validly existing and in good standing under applicable laws. Such has the corporate power, and all necessary Federal, state, and local banking and other authorizations, to own its property and conduct its business as currently conducted and as currently contemplated to be conducted. South Branch owns, free and clear of liens and encumbrances of any nature, 100% of the issued and outstanding stock of its subsidiary.

     (q) ERISA. Unless disclosed in Exhibit A, (i) each plan subject to Title IV
         -----
or ERISA and established or maintained for persons, including employees or former employees of South Branch or any of its subsidiaries ("Plan") has been maintained and funded in accordance with its terms and with all provisions of ERISA applicable thereto; (ii) no event reportable under Section 4043 of ERISA has occurred and is continuing with respect to any Plan; (iii) no liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan, other than for premiums due and payable; (iv) no Plan has been terminated, no proceedings have been made to terminate any Plan, and no decision has been made to terminate or institute proceedings to terminate any Plan; (v) no Plan is a multi-employer Plan; and (vi) there has been no cessation of, and no decision has been made to cease, operations at a facility or facilities where such cessation could reasonably be expected to result in a separation from employment of more than 20% of the total number of employees who are participants under any Plan.

     (r) Absence of Defaults  and  Violation.  Except as  disclosed in Exhibit A
         ------------------------------------
attached hereto and made a part hereof,  neither South Branch nor its subsidiary
(i) are in default under any term or provision of any mortgage, deed of trust, note, bond, indenture, commitment, contract, agreement, franchise, permit, license, lease or instrument to which they are a party or by which any of them or any of their properties is bound and which is material to the consolidated financial condition, businesses or operations of South Branch, (ii) are subject to any decree, order, writ or injunction of any court or authority which materially restricts their operations or requires any material actions,

                                                                            E-13
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
212-310


(ii) are in violation of any law, rule or regulation known and applicable to them which could materially affect the consolidated financial, assets businesses or operations of South Branch; or (iv) has received notification from any agency or department of federal, state or local government or regulatory authority or the staff thereof asserting that any of them is not in compliance with any of the statutes, regulations, rules or ordinances which such governmental authority or regulatory authority enforces, or any threat to revoke any license, franchise, permit or governmental authorization which could materially affect the consolidated financial condition, assets, business, or operations of South Branch or its subsidiary.

     (s) Other  Transactions.  Nothing herein shall be construed to limit at any
         -------------------
time the ability of South Branch or any of its subsidiaries from entering into other agreements or transactions pursuant to which it or its subsidiaries may merge, consolidate or affiliate with any other entity, or acquire or establish other branches or subsidiaries.

     (t) Environmental Concerns. Unless otherwise indicated in Exhibit A, to the
         ----------------------
knowledge of their respective chief executive and chief financial officers, neither South Branch nor its subsidiary bank own any property where:

                         1. Material  amounts of Hazardous  Substances have been
                    generated, treated, stored, disposed of, incinerated or recycled at or on the property;

                         2. Aboveground or underground storage tanks are or have
                    been located;

                         3. Spills, discharges,  releases,  deposits of material
                    amounts of any Hazardous Substances have occurred;

                         4. Hazardous  Substances have been released on adjacent
                    properties which could migrate onto the property;

                         5. An investigation or  administrative  proceeding by a
                    governmental agency or a lawsuit by a governmental agency or private third party occurred involving Applicable Environmental Law and where the property contains conditions which would give rise to such an event; or

                         6. Solid  waste as defined in the West  Virginia  Solid
                    Waste Management Act, West Virginia Code ss. 20-5F-1 et seq. has been disposed of.

                                                                            E-14
                                      9

213-310

     To the knowledge of their respective chief executive and chief financial officers, neither South Branch nor its subsidiary bank has a loan secured by property which is owned or operated by an entity or person in violation of Applicable Environmental Law or has a condition which could lead to a violation of Applicable Environmental Law.

     For purposes of this Agreement, (i) The term "Applicable Environmental Law" shall include but shall not be limited to the laws and implementing regulations of the United States Government, the State of West Virginia and local governments, whether currently in existence or hereafter enacted, that govern:
(a) the existence, cleanup and/or remedy of hazardous substance contamination on property; (b) the protection of the environment from released, spilled, deposited or otherwise emplaced hazardous substance contamination; (c) the control of hazardous substances and hazardous substance waste; and (d ) the reporting, use, generation, transport, treatment and removal of hazardous substances and (ii) The term "Hazardous Substance" shall mean any substance which at any time is toxic, ignitable, reactive or corrosive and that is regulated by any Applicable Environmental Law or which has been or shall be determined at any time by any agency or court to be a toxic, ignitable, reactive or corrosive substance regulated under Applicable Environmental Law or detrimental to the environment or health of living organisms. "Hazardous Substance" includes any and all materials or substances that are defined as "hazardous wastes", "extremely hazardous wastes" or a "hazardous substances" pursuant to any Applicable Environmental Law. "Hazardous Substance" includes, but is not restricted to asbestos, polychlorinated biphenyls ("PCBs"), radon, nuclear materials and petroleum.

     (u) Matters Relevant to Tax Treatment.
         ----------------------------------

          (i) South Branch has no plan or intention to liquidate Capital Interim Bank; to merge Capital Interim Bank with or into another corporation; to sell or otherwise dispose of the stock of Capital Interim Bank; or to cause Capital Interim Bank to sell or otherwise dispose of any of the assets of Capital State acquired in the Merger, including South Branch stock acquired by Capital State pursuant to the Merger, except for dispositions made in the ordinary course of business or transfers described in I.R.C. Section 368(a)(2)(C).

          (ii) Following the Merger, Capital Interim Bank will continue the historic business of Capital State or use a significant portion of Capital State's business assets in a business.

          (iii) South Branch has no plan or intention to reacquire any of its stock issued in the Merger.

          (iv) Neither South Branch nor Capital Interim Bank has any plan or intention to sell or otherwise dispose of any of the assets of Capital State acquired in the Merger, except for dispositions made in the

                                                                            E-15
                                      10

214-310


     ordinary course of business, dispositions in arm's length transactions made to avoid duplicative facilities or to comply with regulatory requirements, or transfers described in I.R.C. Section 368(a)(2)(C) of the Code.

          (v) Prior to the Merger, South Branch will be in control of Capital Interim Bank within the meaning of I.R.C. Section 368(c).

          (vi) Following the Merger, Capital Interim Bank will not issue additional shares of its stock that would result in South Branch losing control of Capital Interim Bank within the meaning of Section 368(c).

          (vii) Neither South Branch nor Capital Interim Bank are investment companies, as defined in I.R.C. Section 368(a)(2)(F)(iii) and (iv).

          (viii)The payment of cash to Capital State shareholders in lieu of fractional shares of South Branch stock is not separately bargained for consideration and is solely for the purpose of saving South Branch the expense and inconvenience of issuing fractional shares. The total cash consideration that will be paid in the Merger to the Capital State shareholders instead of issuing fractional shares of South Branch stock will not exceed 1% of the total consideration to be issued in the transaction to Capital State shareholders in exchange for their shares of Capital State common stock. The fractional share interests of each Capital State shareholder will be aggregated and no Capital State shareholder will receive cash for fractional shares in an amount equal to or greater than the value of one full share of South Branch stock.

          (ix) None of the compensation received by any shareholder-employees of Capital State will be separate consideration for, or allocable to, any of their shares of Capital State stock; none of the shares of South Branch stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     2.2.  Representation  and Warranties of Capital State.  Unless disclosed in
           -----------------------------------------------
Exhibit C hereto or previously disclosed in writing to South Branch, as of the date of this Agreement and as of the date of the consummation of the transactions contemplated herein, Capital State represents and warrants the following to South Branch and Capital Interim Bank:

     (a) Organization. Capital State is a West Virginia banking institution duly
         ------------
organized, validly existing and in good standing under the laws of the State of West Virginia. It has all of the requisite corporate

                                                                            E-16
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power and authority to own and lease its  properties and to conduct its business as it is now being conducted and as currently contemplated to be conducted.

     (b) Authority of Capital State. Subject to all applicable state and federal
         --------------------------
regulatory approval and the requisite shareholder approval, Capital State has the power to enter into this Agreement and to cause the transactions contemplated herein to be carried out. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Board of Directors of Capital State. Except for the ratification, confirmation and approval of this Agreement by Capital State's stockholders, no other acts or proceedings on its part are necessary to authorize the transactions contemplated by this Agreement. Upon its execution and delivery, subject only to shareholder ratification, confirmation and approval, this Agreement constitutes the valid and legally binding obligation of Capital State. Subject to obtaining the permits, approvals, consents and authorizations set forth in Article IV hereto, the execution and delivery of this Agreement does not, and the consummation of the transaction contemplated herein will not, violate (i) any provision of the Articles of Incorporation, or the Bylaws of Capital State, (ii) any laws of the State of West Virginia or of the United States of America or (iii) any other material restriction of any kind or character to which Capital State is subject. No acceleration of payment, default, breach or termination will occur in any material respect by virtue of the consummation of the transaction contemplated in this Agreement under any material contract, agreement, deed of trust, note, instrument, order, judgment or decree.

     (c) Capital Stock of Capital State.  Capital State has one class of capital
         ------------------------------
stock consisting of 1,200,000 shares of authorized common stock having a par value of $1.00 per share, 1,200,000 of which are issued and outstanding. The outstanding shares of Capital State stock have been duly and validly authorized and issued and have not been issued in violation of any preemptive rights of any of its shareholders. Capital State holds no shares of its stock as treasury stock and has not redeemed any shares within the last two (2) years.

     (d) Absence of Certain Changes. Since March 31, 1997:
         --------------------------

          (i) There has been no change in the assets, consolidated financial condition or results of operations of Capital State, taken as a whole, which has had, or changes which in the aggregate have had a materially adverse effect on Capital State's consolidated assets, financial condition or operations, nor has any event or condition occurred which is known to the officers of Capital State which may result in such a change or changes;

          (ii) There has not been any damage, destruction, or loss by reason of fire, flood, accident or other casualty (whether insured or not insured) materially and adversely affecting the assets, financial condition or operations of Capital State;


                                                                            E-17
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
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          (iii) Capital State has not disposed of or agreed to dispose of any of its material properties or assets, nor has either leased to others, or agreed to so lease, any of such material properties or assets;

          (iv) There has not been any change in the authorized, issued or outstanding capital stock of Capital State or any material change in the outstanding debt of Capital State, other than changes due to payments in accordance with the terms of such debt and other than the acceptance of deposits by Capital State in the ordinary course of business;

          There has not been, nor will there be, any declaration, setting aside or payment of any dividend or distribution in respect of any shares of the common stock of Capital State. Capital State shall not pay such a dividend for any quarter for which Capital State shareholders will be entitled to receive a dividend as South Branch shareholders;

          (v) Capital State has not granted at any time any warrant, option or right to acquire, or agreed to repurchase, redeem or otherwise acquire, any shares of its capital stock or any other of its securities whatsoever except as granted or agreed in this Agreement;

          (vi) Other than the directors fees permitted by ss. 3.5(i) herein, no change has occurred in the personnel who are key personnel with respect to the operations of Capital State; nor has there been any increase in the compensation or fees payable by Capital State to its directors, officers, employees or former employees, nor has there been any increase in any loans, bonus, insurance, pension or other employee benefit plan, payment or arrangement for or with any of such directors, officers, employees or former employees;

          (vii) Capital State has not made any loan or advance, other than in the ordinary course of business;

          (viii)Capital State has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of any material capital asset or of capital assets which in the aggregate would be material;

          (ix) Except transactions contemplated herein, Capital State has not entered into any other material transaction, contract or lease, or incurred any other material obligation or liability; and

          (x) There has not been any other event, condition or development of any kind which materially and adversely affects the assets, financial condition or operations of Capital State, and it has no

                                                                            E-18
                                      13

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     knowledge of any such event,  condition or development which may materially and adversely affect the assets, financial condition or operations of Capital State.

     (e) Taxes. As to taxes:
         -----

          (i) Capital State has filed all federal income tax returns and all other federal, state, municipal and other tax returns which it is required to file, has paid all taxes shown to be due on such returns and, in the opinion of its chief executive and financial officers, has adequately reserved or recognized for all current and deferred taxes;

          (ii) Neither the IRS nor any other taxing authority is now asserting against Capital State, or, to its knowledge, threatening to assert against either of them, any material deficiency or material claim for additional taxes, interest or penalties;

          (iii) There is no pending or threatened examination of the federal income tax returns of Capital State and, except for tax years still subject to the assessment and collection of additional federal income taxes under the three year period of limitations prescribed in IRC ss. 6501(a), no tax year of Capital State remains open to the assessment and collection of additional federal income taxes; and

          (iv) There is no pending or threatened examination or outstanding liability for any West Virginia state, local or city taxes, except for tax liabilities not yet due and payable.

     (f) Litigation,  Etc.  Capital State is not a party to or, to the knowledge
         ----------------
of its executive officers, threatened with any litigation, action, governmental or other proceeding, investigation, strike or other labor dispute which might affect the validity of this Agreement or which, individually or in the aggregate, might have a materially adverse affect on its assets, financial condition or operations or on any of its material contractual rights; and there is no outstanding material order, writ, injunction or decree of any court or governmental agency against or affecting Capital State or a material portion its business or assets.

     (g) Absence of Defaults and Violations. Capital State is not (i) in default
         ----------------------------------
under any term or provision of any mortgage, deed of trust, note, bond, indenture, commitment, contract, agreement, franchise, permit, license, lease or instrument to which it is a party or by which it or its properties are bound and which is material to its financial condition, businesses or operations, (ii) subject to any judgment, decree or order of any court or order, agreement, or similar arrangement with a regulatory authority which materially restricts it operations or requires any material action, (iii) in violation of any law, rule or regulation known and applicable to it which violation could

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
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materially affect their financial condition,  assets,  businesses or operations, or (iv) in receipt of notification from any agency or department of federal, state or local government or regulatory authority or the staff thereof asserting that it is not in compliance with any of the statutes, regulations, rules or ordinances which such governmental authority or regulatory authority enforces and which lack of compliance could materially affect the financial condition, assets, business or operations of Capital State, or any threat to revoke any license, franchise, permit or governmental authorization which could materially affect its financial condition, assets, business or operations.

     (h)  Absence  of   Undisclosed   Assets  and  of   Undisclosed   Contingent
          ----------------------------------------------------------------------
Liabilities.  Except to the extent reflected on the latest financial  statements
-----------
of Capital State delivered to South Branch, Capital State has no undisclosed assets, or any material claim, liability, obligation, or any known asserted claim, secured or unsecured, any of which is material (whether accrued, absolute, contingent or otherwise), against it or its assets.


     (i)  Financial  Statements.  Capital  State has  delivered  to South Branch
          ---------------------
copies of the audited financial statements of Capital State for the year ended December 31, 1996, and unaudited statements for the period ended March 31, 1997, consisting of Balance Sheets, Statements of Income, and Statements of Changes in Stockholders' Equity and Statements of Cash Flows and notes thereto. Capital State represents and warrants that its financial statements which have been or will be delivered pursuant to any provision of this Agreement fairly present the financial position of Capital State as of the date thereof and the results of its operations for each period specified therein.

     (j) Real Property.  Capital State owns or leases the real property as shown
         -------------
on Exhibit C. It is the owner of good and marketable title in fee simple of the real property reflected on its books and records as being owned or leased by it. Capital State is entitled to possession of any leased property and all such leases are valid and in full force and effect. All real property owned by Capital State is free and clear of liens and encumbrances except for liens of record, liens which do not materially affect the current use of the property or liens for ad valorem taxes not yet due and payable.

     (k) No Adverse Event. Since March 31, 1997, there has been no change, other
         ----------------
than changes in the ordinary course of business, which, individually or in the aggregate, has or have materially and adversely affected the financial condition, results of operations or the businesses of Capital State.

     (l)  Material  Contracts.  Capital  State  is not a party  to,  or bound or
          -------------------
affected by, nor receives benefits under (i) any material agreement, arrangement or commitment not cancelable by it without penalty, other than agreements, arrangements or commitments entered into in the ordinary course of business consistent with

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
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its past practice and negotiated on an arm's length basis,  or (ii) any material agreement, arrangement or commitment relating to the employment, election or retention in office of any director or officer.

     (m)  ERISA.  As to ERISA,  (i) each plan  subject  to Title IV of ERISA and
          ------
established or maintained for persons including employees or former employees of Capital State ("Plan") has been maintained and funded in accordance with its terms and with all provisions of ERISA applicable thereto; (ii) no event reportable under Section 4043 of ERISA has occurred and is continuing with respect to any Plan; (iii) no liability to Pension Benefit Guaranty Corporation has been incurred with respect to any Plan, other than for premiums due and payable; (iv) no Plan has been terminated, no proceedings have been instituted to terminate any Plan, and no decision has been made to terminate or institute proceedings to terminate any Plan; and (v) there has been no cessation of, and no decision has been made to cease, operations at a facility or facilities where such cessation could reasonably be expected to result in a separation from employment of more than 20% of the total number of employees who are participants under any Plan.

     (n)  Regulatory  Reports.  Capital  State has filed  all  material  reports
          -------------------
required to be filed by it with all applicable banking regulators, and with any other regulatory authority to which it must report, and such reports have been completed in accord with applicable regulations and requirements. Any annual or quarterly filings or current reports required to be filed by Capital State with the Federal Deposit Insurance Corporation do not contain, as of the date hereof, or as of their respective dates any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

     (o)  Environmental  Concerns.  To the knowledge of its chief  executive and
          -----------------------
chief financial officers, Capital State owns or leases no property where:

          (i) Material amounts of Hazardous Substances have been generated, treated, stored, disposed of, incinerated or recycled at or on the property;

          (ii) Aboveground or underground storage tanks are or have been located;

          (iii) Spills, discharges, releases, deposits of material amounts of any Hazardous Substances have occurred;

          (iv) Hazardous Substances have been released on adjacent properties which could migrate onto the property;

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
220-310


          (v) An investigation or administrative proceeding by a governmental agency or a lawsuit by a governmental agency or private third party occurred involving Applicable Environmental Law and where the property contains conditions which would give rise to such an event; or

          (vi) Solid waste as defined in the West Virginia Solid Waste Management Act , West Virginia Code ss. 20-5F-1 et seq.

          To the knowledge of its chief executive and chief financial officers, Capital State has no loan secured by property which is owned or operated by an entity or person in violation of Applicable Environmental Law or has a condition which could lead to a violation of Applicable Environmental Law.


                                   ARTICLE III
                                   -----------
                              ADDITIONAL AGREEMENTS
                              ---------------------

     3.1 Approval of Capital  State  Shareholders.  Capital State will submit to
         ----------------------------------------
its shareholders, as part of the proxy materials prepared for its shareholders' consideration, this Agreement and the transactions contemplated herein for approval, ratification and confirmation by the holders of at least a majority of the issued and outstanding shares in accordance with law.

     3.2 Approval of South Branch  Shareholders  and Sole Shareholder of Capital
         -----------------------------------------------------------------------
Interim Bank. South Branch will submit to its shareholders, as part of the proxy
------------
materials prepared for its shareholders consideration, this Agreement and the transaction contemplated herein for approval, ratification and confirmation by the holders of at least a majority of the issued and outstanding shares, in accordance with law. South Branch will vote all its shares in Capital Interim Bank in favor of the Merger of Capital State into Capital Interim Bank.

     3.3 Rights of Dissenting Stockholders. Any shareholder of Capital State who
         ---------------------------------
properly perfects his or her right to dissent under the West Virginia Appraisal Statute, shall be entitled to the fair value of such shares. The appraisal procedures to be followed will be those set forth in the West Virginia Appraisal Statute.

     3.4 Regulatory Approval. South Branch and Capital Interim Bank with Capital
         -------------------
State, will prepare and file with the Board of Governors of the Federal Reserve System ("FRB"), the West Virginia Board of Banking and Financial Institutions, the Federal Deposit Insurance Corporation, and any other applicable regulator all applications required to seek approval of the Merger. The parties hereto agree, to expeditiously, continuously and aggressively pursue regulatory approval of the transactions contemplated herein. South Branch shall provide Capital

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
221-310


State with copies of all correspondence, applications, and other documents submitted in the regulatory approval proceedings.

     3.5 Conduct of  Business by Capital  State  Until  Closing.  Capital  State
         ------------------------------------------------------
acknowledges and agrees that the obligations contained in this Section 3.5 are an integral part of the consideration for this Agreement and that South Branch's commitments herein are conditioned upon performance of these operational covenants. Unless the prior written consent of South Branch is obtained, or unless otherwise provided for herein, Capital State, between the date of this Agreement and the Merger Effective Date will:

          (a) Take no action, and not permit any action to be taken, which will have a material adverse effect upon Capital State, or its properties, financial condition, businesses or operations, including, without limitation, the commencement of any new branch banking operation.

          (b) Take no action or do anything (i) which will cause Capital State to be, as of the Merger Effective Date, in violation of any of their representations, warranties, covenants and agreements contained in this Agreement or (ii) which will materially and adversely affect the consummation of the transactions contemplated in this Agreement.

          (c) Take no action to reclassify or alter Capital State's authorized stock, to issue shares of capital stock, debt instruments, or other securities or to amend the Articles of Incorporation or Bylaw.

          (d) Not pay or declare any dividend or make any other distribution in respect of Capital State's shares of common stock or acquire for value any of such shares or pay any dividend, except as permitted herein.

          (e) Take no action, and not permit any action to be taken, to mortgage, pledge or subject to any lien or any other encumbrance on any of Capital State's material assets, to dispose of any material assets, or to incur or cancel any material debt or claim, except in the ordinary course of business as heretofore conducted.

          (f) Afford to the officers, attorneys, accountants, and other authorized representatives of South Branch full access to the respective properties, books, tax returns and records of Capital State, during normal business hours and upon reasonable request, in order that they may make such investigations of the affairs of Capital State as South Branch deems necessary or advisable. The parties hereto and their respective affiliates shall use all information that each obtains from the other pursuant to this Agreement solely for the transactions contemplated by this Agreement or for purposes consistent with the intent of this Agreement, and shall not use any of such information for any other purpose, including, without limitation, the competitive detriment of any party. Each of the parties hereto and

                                                                           E-23
                                      18

222-310


     their respective affiliates shall maintain as strictly confidential all information it learns from another of the parties hereto pursuant to this Agreement and shall, at any time, upon request, return promptly all documentation provided or made available to third parties including all copies thereof. Each of the parties may disclose such information to its respective affiliates, counsel, accountants, tax advisers, and consultants. The confidentiality agreement contained in this section shall remain operative and in full force, and shall survive the termination of this Agreement.

     The parties hereto shall mutually agree in advance upon the form and substance of all public disclosures concerning this Agreement and the transactions contemplated hereby.

          (g) Promptly advise South Branch of any material adverse change in the financial condition, assets, businesses or operations of Capital State and any material breach of any representation, warranty, covenant or agreement made by Capital State in this Agreement.

          (h) Maintain in full force and effect adequate fire, casualty, public liability, employee fidelity and other insurance coverage in accordance with prudent practices to protect Capital State against losses for which insurance protection can be obtained at reasonable cost.

          (i) Take no action, and take such reasonable steps as are practicable to avoid any action to be taken, to change the senior management of Capital State, to increase any compensation, benefits, or fees payable by Capital State to their respective directors and officers, employees, or former employees, or to increase any loans, insurance, pension or other employee benefit plan, payment or arrangement for such officers, directors, employees, except as provided herein. Notwithstanding the foregoing, upon the prior approval of South Branch, Capital State may pay to its directors reasonable directors fees.

          (j) Take no action (i) to acquire, or to be acquired by, to merge or merge with any company or business, to sell substantially all of Capital State's assets, or similar transaction other than pursuant to the provisions of this Agreement, or (ii) to acquire any branch, or, except in the ordinary course of business, any material assets of any other company or business.

          (k) Take no material action, and not permit any material action to be taken, whatsoever with respect to its properties, assets, businesses or operations, other than in the ordinary course of its business.

          (l) Continue to fund the loan loss reserve consistent with current practice so that as of the Merger Effective Date it is not less than $230,000, less any amounts recovered from previously charged-off loans; and in addition Capital State agrees that it will (i) properly and timely charge-off any loan losses, as required by any

                                                                            E-24
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
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     applicable regulatory agency and prudent banking practices, and (ii) at the time of any such charge-off, Capital State will make a provision to the loan loss reserve equal to the amount of the loss, less the specific amount allocated in the reserve, if any, relating to the charged-off loan (such specific amounts having been previously identified in writing by loan and amount). The requirements of this subparagraph (l) are qualified in that Capital State is not obligated to take the actions set forth if such action will cause Capital State to report a loss in any quarter; in such case Capital State shall fulfill the foregoing requirements to the extent possible without producing a loss. The requirements of this subparagraph shall not be construed to preclude the payment of bonuses otherwise expressly authorized herein.

          (m) Make no loans including but not limited to any extension, renewal, modification or refinancing of an existing loan, in excess of $150,000 without South Branch's prior written consent, which will not be unreasonably withheld.

          (n) Not sell, trade or purchase any securities in its investment portfolio without prior consent of South Branch's Treasurer, which will not be unreasonably withheld.

     3.6 Conduct of Business by South Branch Until Closing.  South Branch,  as a
         -------------------------------------------------
bank holding company, in the normal conduct of its business, may acquire other banks or bank holding companies or engage in certain nonbanking activities which are closely related to banking, all as permitted under federal and state law. Accordingly, South Branch may continue to seek and consider such opportunities and will not be restrained from doing so by the terms of this Agreement. In the event that South Branch should reach an understanding with another entity regarding a merger, purchase or consolidation, South Branch may proceed with a merger, purchase or consolidation concurrently with the acquisition by merger contemplated by this Agreement.

     Notwithstanding the prior paragraph of this Section 3.6 to the contrary, unless the prior written consent of Capital State is obtained, South Branch between the date hereof and the Effective Time of the Merger, shall:

          (a) Take no action, and not permit any action to be taken, by it or its subsidiary, which will have a material adverse effect upon its properties, financial condition, businesses or operations.

          (b) Take no action or do anything (i) which will cause it to be in violation of its representations, warranties, covenants and agreements contained in this Agreement or (ii) which will materially and adversely affect the consummation of the transaction contemplated in this Agreement.


                                                                            E-25
                                      20

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          (c) Promptly  advise  Capital State of any material  adverse change in the financial condition, assets, businesses or operations of South Branch and any breach of any representation, warranty, covenant or agreement made by South Branch in this Agreement.

          (d) Maintain in full force and effect adequate fire, casualty, public liability, employee fidelity and other insurance coverage in accordance with prudent practices to protect fully South Branch and its subsidiaries against losses for which insurance protection can reasonably be obtained.

          (e) Afford to the officers, attorneys, accountants, and other authorized representatives of Capital State full access to the respective properties, books and records of South Branch, during normal business hours and upon reasonable request, in order that they may make such investigations of the affairs of South Branch as it deems necessary or advisable. The parties hereto and their respective affiliates shall use all information that each obtains from the other pursuant to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for purposes consistent with the intent of this Agreement, and shall not use any of such information for any other purpose, including, without limitation, the competitive detriment of any party. Each of the parties hereto and their respective affiliates shall maintain as strictly confidential all information it learns from another of the parties hereto pursuant to this Agreement and shall, at any time, upon request, return promptly all documentation provided or made available to third parties. Each of the parties may disclose such information to its respective affiliates, counsel, accountants, tax advisers, and consultants. The confidentiality agreement contained in this section shall remain operative and in full force, and shall survive the termination of this Agreement.

     3.7 Proxy  Statement.  It is  understood  that as an  integral  part of the
         ----------------
transaction contemplated by this Agreement, proxy materials must be prepared and sent to Capital State shareholders presenting certain disclosures about South Branch, Capital State and about the transactions contemplated herein. Capital State agrees to assist in the due diligence related thereto, and to cooperate fully in the preparation of the proxy materials to be sent to the shareholders of Capital State. The proxy materials sent to shareholders of Capital State shall be subject to prior review and approval of the management of Capital State.

     3.8 Board of Directors and Executive  Committee.  The Board of Directors of
         -------------------------------------------
South Branch, as of the Merger Effective Date shall include three (3) representatives from Capital State, to be selected by Capital State and approved by South Branch. Capital State shall be entitled to one (1) director in each class of directors of South Branch's staggered board. Such directors shall be either (i) placed in nomination for approval by South Branch's shareholders at South Branch's Annual Meeting, provided that at that meeting the shareholders are also considering the proposed transaction or (ii) appointed to fill vacancies created by the Board of Directors of South Branch until their

                                                                            E-26
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
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terms  expire.  Nothing  herein shall be construed to impose on South Branch any duty to renominate these individuals beyond the initial terms agreed to herein.

     In the event South Branch forms an executive committee or other governing body of the Board of Directors of South Branch during the initial terms of the directors appointed or elected as provided in paragraph (i) above, at least one Capital State director shall be selected by South Branch's Chairman of the Board to serve as a member of such executive committee or other governing body. Nothing herein shall be construed to impose on South Branch or the Chairman of its Board of Directors any duty to select a Capital State director so to serve after the initial term of each of the three original Capital State directors on the South Branch Board as provided in paragraph (i) has expired.

     3.9 Employment Agreement of Capital State President.  Capital Sate is aware
         -----------------------------------------------
that Michael H. Hudnall, President of Capital State, may elect to terminate his employment agreement with Capital State as of the Closing. Capital State agrees to make any payment negotiated by South Branch, Michael H. Hudnall and Capital State in connection with such employment agreement, subject to consummation of the Merger.


                                   ARTICLE IV
                                   ----------
                                   CONDITIONS
                                   ----------

     4.1  Conditions to  Obligations  of All Parties.  Subject to the respective
          ------------------------------------------
right of each party to waive any condition required to be met by the other party hereto by this Section 4.1, the parties are not obligated to consummate, or to cause to be consummated, the transactions contemplated by this Agreement unless:

          (a) Shareholder Approval of Transaction.  Before the Closings, Capital
              -----------------------------------
     State and South Branch shall each have obtained the approval, ratification and confirmation of this Agreement and the transactions contemplated herein by the requisite vote of its shareholders, as required by law and by any applicable provision of its articles of incorporation and bylaws.

          (b)  Capital  Interim  Bank.   South  Branch  shall  have  caused  the
               ----------------------
     organization and chartering of Capital Interim Bank and Capital Interim Bank shall have executed the Adoption Agreement.

          (c) Absence of  Restraint.  No order to restrain,  enjoin or otherwise
              ---------------------
     prevent the consummation of the transactions contemplated in this Agreement shall have been entered by any court or administrative body which remains in effect on the Merger Effective Date.

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                                      22

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          (d)  Governmental  Approvals.  There  shall have been  obtained by the
               ------------------------
     Merger Effective Date any and all permits, approvals and consents of every governmental body or agency which are necessary or appropriate so that consummation of the transactions contemplated in this Agreement shall be in compliance with all applicable laws, including, without limitation, those with respect the FRB, the Board of Banking and Financial Institutions and any other regulator with jurisdiction over the transactions.

          (e)  Compliance  with   Representations,   Warranties  and  Additional
               -----------------------------------------------------------------
     Agreements.  All of  the  representations  and  warranties  of the  parties
     ----------
     contained in this Agreement shall be true in all material respects at and as of the Merger Effective Date with the same force and effect as if they had been made at and as of such dates (except for changes contemplated and permitted by this Agreement or otherwise consented to in writing by the appropriate party to this Agreement) and each party shall have complied with and performed, in all material respects, all of the agreements contained in this Agreement to be performed by it at or before the Merger Effective Date. At the Closing of each merger transaction, each party shall have received from the other party to this Agreement, a certificate, in affidavit form, dated as of the date of the Closing, signed by such party's chief executive officer and chief financial officer, certifying that the foregoing statements made in this Section 4.1(e) are true and correct to the best of their knowledge and belief.

          (f) Securities Law Compliance.  The Registration Statement to be filed
              -------------------------
     by South Branch with the  Securities  and Exchange  Commission  pursuant to
     Section 2.1(m) hereof, shall be declared effective on or before the date of the Closing. No order suspending the effectiveness thereof shall have been issued which remains in effect on the date of the Closing, and no proceedings for that purpose shall, before the Closing, have been initiated or, to the best knowledge of South Branch, threatened. All state securities and "blue sky" permits or approvals required to carry out the transactions contemplated in this Agreement shall have been received to permit free trading of the South Branch stock issued to the non-affiliate Capital State shareholders.

          (g) Confidentiality. South Branch and Capital State shall each execute
              ---------------
     mutually agreed upon confidentiality agreements.

          (h) All criteria to assure the tax-free exchange of Capital State stock for South Branch stock must be met.

     4.2 Additional Conditions to Obligations of South Branch.
         -----------------------------------------------------

          (a) Counsel's Opinion.  South Branch shall have received an opinion of
              -----------------
     counsel for Capital State dated as of the Merger Effective Date, to the effect that:


                                                                            E-28
                                      23

227-310

               (i) Capital State is a state chartered bank duly organized, validly existing and in good standing under the laws of the State of West Virginia;

               (ii) The authorized capital stock and the number of shares issued and outstanding of Capital State are as stated in the opinion. The issued and outstanding shares are validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive rights of the shareholders of Capital State. As of such date, to the best of counsel's knowledge, there are no options, warrants, convertible securities or similar items outstanding on behalf of Capital State.

               (iii) Capital State has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by Capital State and constitutes the legal, valid and binding obligation of Capital State, enforceable in accordance with its terms except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors' rights generally.

               (iv) All necessary corporate proceedings have been duly and validly taken by Capital State, to the extent required by law, its respective articles of incorporation and bylaws, or otherwise, to authorize the execution and delivery of this Agreement by Capital State and the consummation of the transactions contemplated herein.

               (v) Counsel has reviewed the proxy statement contemplated hereby and, with respect to all information relating to Capital State contained therein, counsel does not know of any misleading statement of any material fact or failure to state a material fact which was necessary to be stated to prevent the statements made from being false or misleading in any material respect, except as to financial data, as to which counsel expresses no opinion.

               (vi) The consummation of the transactions contemplated herein will not violate or result in a breach of, or constitute a default under the articles of incorporation or bylaws of Capital State or constitute a breach or termination of, or default under, any agreement or instrument of which counsel is aware and which would have a material adverse effect on the business of Capital State, and to which either is a party or by which it or any of its property is bound.

          (b)  Affiliates  Agreements.  South  Branch  shall  have  received  an
               ----------------------
     agreement, in the form of Exhibit D hereto, executed and delivered by each shareholder of Capital State who, in the reasonable opinion of

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
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     South  Branch,  may be deemed an affiliate of Capital State as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission.

          (c) Due Diligence. South Branch must have the opportunity to conduct a
              -------------
     due diligence investigation into various aspects of Capital State's operations. Based on its investigation, which must be concluded by the end of the twentieth (20th) business day following the date of this Agreement, South Branch, in its discretion, may within five (5) calendar days after the close of the above due diligence period (i) elect not to pursue consummation of the proposed transactions or (ii) may notify Capital State of any objections or requirements resulting therefrom. If South Branch elects not to pursue consummation of the proposed transactions and properly notifies Capital State of the same, this Agreement shall expire and parties hereto shall have no further obligations or liabilities hereunder. If South Branch raises any objections as a result of its due diligence and properly notifies Capital State of the same, Capital State must cure or address the concerns to the satisfaction of South Branch or South Branch is not obligated to continue to pursue consummation of the transactions contemplated herein. Failure to provide notice under this paragraph shall not be construed as a waiver by South Branch of any item required by or condition of this Agreement.

          (d) South Branch  Satisfaction  with Loan Loss  Reserve,  Provision of
              ------------------------------------------------------------------
     Charge-Offs,  Funding of Benefits  Other Reserve  Accounts,  etc. As of the
     -----------------------------------------------------------------
     Merger Effective Date, South Branch, in its sole discretion, must be satisfied with the adequacy of the then existing level of Capital State's loan loss reserve and with the sufficiency of the write-downs and charge-offs in the loan portfolio, such level and sufficiency to be consistent with the requirements of any regulators and prudent banking practices. In addition, Capital State must reserve for all contingencies in a manner consistent with the requirements of the regulators and prudent banking practices.

          (e)  Increase in Number of Shares.  The  Shareholders  of South Branch
               ----------------------------
     shall have approved an increase in the authorized but unissued shares of South Branch sufficient to permit South Branch to issue the shares contemplated to be issued herein as Merger Consideration.

     4.3 Additional Conditions to Obligations of Capital State.
         ------------------------------------------------------

          (a) Capital State shall have received the opinion of counsel to South Branch to the effect that:

               (i) South Branch is a West Virginia corporation, validly existing and in good standing under the laws of West Virginia and is duly authorized to own its properties and to conduct its business as presently conducted. Capital Interim Bank is validly existing and in good standing under the laws of the State of West Virginia is duly authorized to own its properties and to conduct its business as presently conducted.

                                                                            E-30
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
229-310


               (ii) All necessary corporate proceedings have been duly taken by South Branch to the extent required by law, their articles of incorporation, articles of association, bylaws or otherwise, to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of South Branch and Capital Interim Bank (once it executes the Adoption Agreement) and is enforceable against them in accordance with its terms except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors rights generally.

               (iii)  To  the  best  of  counsel's  knowledge,   all  regulatory
          approvals  of  federal  or  state  banking  regulators   necessary  to
          consummate the transactions contemplated herein have been obtained.

               (iv) Counsel has reviewed the proxy statement described herein and with respect to all information relating to the Merger and to South Branch and Capital Interim Bank contained therein, and knows of no respect in which the proxy statement contained any false or misleading statement of any material fact or of any failure to state a material fact which was necessary to be stated to prevent the statements made from being false or misleading in any material respect, except as to the financial statements and other financial data as to which counsel expresses no opinion.

          (b) Tax Opinion.On or before the Closing, Capital State shall have received an opinion from Bowles Rice McDavid Graff & Love, P.L.L.C., Charleston, West Virginia in a form reasonably satisfactory to Capital State's counsel to the effect that:

               (i) The statutory merger of Capital State with and into Capital Interim Bank will constitute a tax-free reorganization within the meaning of IRC Section 368(a)(i)(A) and IRS Section 368(a)(2)(D);

               (ii) The gain, if any, realized by a Capital State shareholder upon receipt of cash, for fractional shares will be recognized, but not in any amount in excess of all cash received as part of the merger transaction. The provisions of IRC Section 302 will govern whether the character of the gain will be ordinary income or capital gain. Each shareholder should consult his or her own tax advisor with respect to the determination of whether the exchange has the effect of a redemption or the distribution of a dividend;

               (iii) The holding period of the South Branch stock received by each holder of Capital State's common stock will include the period during which the stock of Capital State surrendered in exchange therefor was held, provided such stock was a capital asset in the hands of the shareholder at the time of the Closing; and


                                                                            E-31
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
230-310


               (iv) A Capital State shareholder who dissents from the transaction and receives solely cash in exchange for his stock in Capital State will be treated as having received such cash in redemption of his or her Capital State stock subject to the provisions of I.R.C. ss.ss. 302 and 318.

               (c) Due Diligence. Capital State must have the opportunity to conduct a due diligence investigation into various aspects of South Branch's operations. Based on its investigation, which must be concluded by the end of the twentieth (20th) business day following the date of this Agreement, Capital State, in its discretion, may within five (5) calendar days after the close of the above due diligence period (i) elect not to pursue consummation of the proposed transactions or (ii) may notify South Branch of any objections or requirements resulting therefrom. If Capital State elects not to pursue consummation of the proposed transactions and properly notifies South Branch of the same, this Agreement shall expire and parties hereto shall have no further obligations or liabilities hereunder. If Capital State raises any objections as a result of its due diligence and properly notifies South Branch of the same, South Branch must cure or address the concerns to the satisfaction of Capital State or Capital State is not obligated to continue to pursue consummation of the transactions contemplated herein. Failure to provide notice under this paragraph shall not be construed as a waiver by Capital State of any item required by or condition of this Agreement.

               (d) Fairness Opinion. The board and shareholders of Capital State shall have received the opinion of Berwind Financial, Inc. that the transaction is fair, from a financial perspective, to the shareholders of Capital State.


                                    ARTICLE V
                                    ----------
                                     CLOSING
                                    ----------

     5.1 Closing.  The closing (the "Closing") of each merger  transaction shall
         -------
take place at the principal office of South Branch, or such other place as may be agreeable to the parties hereto, shall consist of the exchange of items required hereby and the filing of the Articles of Merger. The parties will use their best efforts to close on or about December 31, 1997. The payment of the Merger Consideration will commence as soon as possible after the Merger Effective Date.


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
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                                   ARTICLE VI
                                 ---------------
                                  MISCELLANEOUS
                                 ---------------

     6.1  Termination.  This Agreement may be terminated  and canceled,  and the
          -----------
transaction contemplated herein may be abandoned, notwithstanding shareholder authorization, at any time before the Merger Effective Date as follows:

          (a) By mutual consent of the Board of Directors of South Branch and Capital State as evidenced by a majority vote of each of their respective Boards of Directors; or

          (b) By South Branch if any of the conditions required to be satisfied by Capital State specified in Sections 4.1 and 4.2 hereof shall not have been satisfied within the time contemplated by this Agreement for consummation of this transaction; or

          (c) By Capital State if any of the conditions required to be satisfied by South Branch specified in Section 4.1 and 4.3 hereof shall not have been satisfied within the time contemplated by this Agreement for consummation of the transactions; or

          (d) By any party if the Merger will violate any nonappealable final order, decree or judgment of any court of governmental body which binds any party.

     In any event, the obligations of the parties under this Agreement shall terminate January 31, 1998, if the Closing have not occurred before that date, unless the parties hereto mutually agree in writing to an extension of the time within which to close.

     In the event of the termination of this Agreement for any reason, each party shall forthwith deliver to the other parties hereto all documents, work papers and other material obtained from it or any of its subsidiaries relating to the transaction contemplated herein, whether obtained before or after the execution hereof, and will continue to treat as confidential all such information in the same manner as it treats similar confidential information of its own and shall cause its and its subsidiaries' employees, agents and representatives, to keep all such information confidential except for such disclosures that are required by law or regulation or by rule, order or decree or any court or government agency.

     6.2 Expenses.  Each of the parties to this Agreement agrees to pay, without
         --------
a right to reimbursement from the other party hereto and whether or not the transaction contemplated in this Agreement shall be

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
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consummated,  all of the costs incurred by it incident to the performance of its obligations under this Agreement and to the consummation of the transactions contemplated herein.

     6.3 Survival of Provisions.  The representations,  warranties,  obligations
         ----------------------
and other agreements contained in all sections of Article I and Article II, Sections 3.5(f), 6.1, 6.2 and 6.4 of this Agreement shall survive the consummation of the transactions contemplated herein and shall be and remain strictly enforceable thereafter in accordance with the terms thereof for the period of one (1) year after the date each merger transaction is consummated. Except as aforesaid, and except as may be otherwise explicitly provided in this Agreement, the respective representations, warranties, obligations and other agreements of the parties hereto shall not survive the Closings.

     6.4 Individual  Directors of Capital State. The Directors of Capital State,
         ---------------------------------------
excluding Messrs. Maddy, Cookman and Michael (the "Capital State Directors"), have executed this Agreement to evidence their assent hereto and for the express purpose of binding them, to the extent consistent with and not in violation of their fiduciary duty, to the fulfillment of each of the terms and conditions hereof by the respective parties and the diligent, expeditious and good faith pursuit, and timely consummation of the transactions contemplated herein. The Capital State Directors further agree, to cooperate fully with the parties, their employees, representatives and agents in consummating the transactions as proposed and each agrees to vote his or her shares in favor of the Merger. The Capital State Directors agree to take no action inconsistent with this Agreement or the consummation of the merger transactions; provided that each Capital State Director shall act at all times in a manner consistent with his or her fiduciary responsibilities. Any shares acquired by a Capital State Director or any member of the Capital State Directors' families or affiliates will, without further action, be subject to the agreements contained in this paragraph 6.4.

     Each Capital State Director further acknowledges and agrees (i) that South Branch has relied on his or her representations and agreements as set forth herein and (ii) that his or her agreement to vote his or her shares in favor of the Merger is necessary to fulfill certain conditions precedent to consummation of the Merger.

     6.5 Amendment.  The Agreement may be amended by mutual consent of the Board
         ---------
of Directors of South Branch and Capital State, evidenced by a majority vote of each of their respective Boards of Directors, at any time before or after approval thereof by the shareholders; but, after any such shareholder approval, no amendment shall be made to this Agreement which substantially and adversely changes the terms of the particular agreement without obtaining the further approval of the respective shareholders of that party. This Agreement may not be amended except by an instrument in writing duly executed by the appropriate officers on behalf of each of the parties hereto.


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
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     6.6  Assignability.  This  Agreement  shall  inure to the benefit of and be
          -------------
binding upon the parties hereto and their respective successors and assigns, provided that this Agreement may not be assigned by any party without the prior written consent of the other parties hereto.

     6.7 Notices. Any notice or other communication  required or permitted under
         -------
this Agreement shall be made in writing and shall be deemed to have been duly given or received if delivered in person or if sent by certified mail, with postage prepaid, addressed as follows:

TO SOUTH BRANCH:                          TO CAPITAL STATE:

H. Charles Maddy, III                     Michael H. Hudnall
President                                 President
South Branch Valley Bancorp, Inc.         Capital State Bank, Inc.
310 North Main Street                     2402 Mountaineer Boulevard
Moorefield, West Virginia  26836          Charleston, West Virginia  25309


COPY TO:                                  COPY TO:

Sandra M. Murphy, Esq.                    William W. Booker, Esq.
BOWLES RICE MCDAVID GRAFF                 KAY CASTO CHANEY LOVE
         & LOVE, P.L.L.C.                         &  WISE
600 Quarrier Street                       1600 Bank One Plaza
P. O. Box 1386                            P. O. Box 203
Charleston, WV  25325-1386                Charleston, West Virginia  25327


     6.8 Entire Agreement.  This Agreement,  together with all exhibits attached
         ----------------
hereto, constitutes the entire agreement among the parties and shall supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of the transaction contemplated herein and may not be changed except by amendment pursuant to the provisions of
Section 6.5 of this Agreement.

     6.9 Counterparts.  This Agreement may be executed in several  counterparts,
         ------------
each of which shall be deemed an original; but all of which shall constitute one and the same instrument.

     6.10 Governing  Law.  Subject to the applicable law of the United States of
          --------------
America, this Agreement shall be governed and construed in all respects, including, but not limited to, validity, interpretation and effect, pursuant to the laws of the State of West Virginia.


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
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     6.11  Invalid  Provisions.   The  invalidity  or  unenforceability  of  any
           -------------------
particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     6.12 Headings and  Subheadings.  The headings and subheadings  used in this
          -------------------------
Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

     6.13  Third-Party  Beneficiaries.   Nothing  in  this  Agreement  shall  be
           ---------------------------
construed as and this Agreement shall not be deemed to be for the benefit of any third party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their corporate officers thereunto duly authorized.

Attest:                             SOUTH BRANCH VALLEY BANCORP, INC.



By  /s/ Scott C. Jennings           By   /s/ C. Maddy
-------------------------------     ------------------------------------
Its    Vice President               Its       President



Attest:                             CAPITAL STATE BANK, INC.


By    /s/ M. H. Hudnall             By   /s/  Charles S. Piccirillo
--------------------------------    -------------------------------------
Its    President                    Its        Chairman of the Board





                                                                            E-36
                                      31

235-310


DIRECTORS OF CAPITAL STATE BANK, INC.*


   /s/ Frank A. Baer                   /s/ Brooks F. McCabe
----------------------------       ------------------------------
 Frank A. Baer, III                  Brooks F. McCabe


  /s/ Robert N. Duty                  /s/ Charles S. Piccirillo
----------------------------       -------------------------------
 Robert N. Duty                      Charles S. Piccirillo


  /s/ Georgette George                /s/ Stephen D. Wehrle
----------------------------       --------------------------------
 Georgette George                    Stephen D. Wehrle


  /s/ Larry Haddad                    /s/ Louis Weisberg
----------------------------       --------------------------------
 Larry Haddad                        Louis Weisberg


  /s/ Richard Heffelfinger            /s/ Mary Williams
----------------------------       --------------------------------
 Richard Heffelfinger                Mary Williams


   /s/ Joseph B. Holland, Jr.         /s/ M. H. Hudnall
----------------------------       --------------------------------
 Joseph B. Holland, Jr.              Michael H. Hudnall


  /s/ Richard L. Howard              /s/ Emma L. Byrnside
----------------------------       --------------------------------
 Richard L. Howard                   Emma L. Byrnside


  /s/ Kim Lewis
----------------------------
 Kim Lewis


CHS108053



*Signing for the sole purpose of agreeing to perform, comply with, and be bound by, the terms of Section 6.4 of the foregoing Agreement and Plan of Merger.









                                                                            E-37
                                      32

236-295



                                  EXHIBIT LIST



                  Exhibit A - South Branch Disclosures

                  Exhibit B - Adoption Agreement

                  Exhibit C - Capital State Disclosures

                  Exhibit D - Form of Affiliates Agreement



                                                                            E-38
                                      33

237-310









                                    EXHIBIT A


            SOUTH BRANCH VALLEY BANCORP, INC. REQUIRED DISCLOSURES

238-310


1.    Pursuant to paragraph 2.1(t):

            In August, 1995, South Branch acquired a branch located in Petersburg, West Virginia. Seven (7) underground storage tanks existed on the branch premises. The property has been remediated under state supervision. Pursuant to its Assets Purchase Agreement with the Blue Ridge Bank, Blue Ridge Bank has agreed to indemnify and hold South Branch harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising from a breach of Blue Ridge's warranties and representations in this Agreement, or from or in connection with the presence of Hazardous Substances (as defined in the Asset Purchase Agreement) in or on the Premises unless the Hazardous Substances (as defined in the Asset Purchase Agreement) are present solely as a result of the negligence, willful misconduct, or other acts of South Branch, South Branch's agents, employees, contractors, or invitees. This indemnification shall specifically include any and all costs due to Hazardous Substances (as defined in the Asset Purchase Agreement) that flow diffuse, migrate, or percolate into, onto, or under the Premises.

            South Branch is also currently the owner of property containing an underground heating oil tank located in Moorefield, West Virginia. South Branch has been advised that this tank is exempt from regulation by the State Division of Environmental Protection under ss. 33 CSR 32-3. South Branch has currently entered into an Agreement to sell the property.






                                                                            E-40
                                      1

239-310



                                    EXHIBIT B


                               ADOPTION AGREEMENT


     This Adoption Agreement is made and entered into as of______________ ____________________, 1997, among Capital Interim Bank (the "Interim Bank"), Capital State Bank, Inc. ("Capital State") and South Branch Valley Bancorp, Inc. ("South Branch").

     WHEREAS, South Branch and Capital State have entered into that certain Agreement and Plan of Merger dated July ____, 1997 (the "Merger Agreement"). The provisions of which are incorporated herein by reference and made a part of this Adoption Agreement;

     WHEREAS, it is provided in Section 2.1 of the Merger Agreement that as soon as possible after the chartering of the Interim Bank, South Branch shall cause the Interim Bank to execute and enter into this Adoption Agreement to cause the Interim Bank to be bound by the applicable terms and conditions of the Merger Agreement;

     WHEREAS, the charter of the Interim Bank has now been issued;

     NOW THEREFORE, for and in consideration of the premises and mutual agreements of the parties, Interim Bank, Capital State and South Branch do hereby agree as follows:

     1. Interim Bank hereby joins in and agrees to be bound by the terms, representations, warranties, covenants, conditions and other agreements of the Merger Agreement applicable to it, to the same extent an original party thereto.

     2. Interim Bank agrees that it shall use its best efforts and good faith to make or cause to be taken as soon as practicable all actions on its part required to be taken to permit the consummation of the Merger Agreement and the Merger, as defined therein, and it shall cooperate fully with Capital State and South Branch to that end.

     3. Interim Bank also represents and warrants that:

          (a) Interim Bank is a corporation, duly organized, validly existing and in good standing under the laws of the State of West Virginia.

          (b) Interim Bank has the corporate power to execute and deliver this Adoption Agreement and has taken all action required by law, its charter, its Bylaws or otherwise, to authorize the execution and delivery of this Adoption Agreement, the consummation of the Merger and all transaction contemplated in the Merger Agreement.

          (c) The Merger Agreement is the valid and binding obligation of the Interim Bank.

240-310




     IN WITNESS WHEREOF, Capital Interim Bank, Capital State Bank, Inc. and South Branch Valley Bancorp, Inc. have caused this Adoption Agreement to be duly executed as of the date first written above.

                                    CAPITAL INTERIM BANK


                                       By:
                                          -------------------------------
                                      Its:
                                          -------------------------------

                                    CAPITAL STATE BANK, INC.


                                       By:
                                          -------------------------------
                                      Its:
                                          -------------------------------


                                    SOUTH BRANCH VALLEY BANCORP, INC.


                                       By:
                                          -------------------------------
                                      Its:
                                          -------------------------------



                                       2
CHS108053

241-310








                                    EXHIBIT C


                 CAPITAL STATE BANK, INC. REQUIRED DISCLOSURES

242-310





                                    EXHIBIT C

                            CAPITAL STATE BANK, INC.
                              REQUIRED DISCLOSURES




Pursuant to paragraph 2.2(h): Certain restrictions exist upon the assignment of the lease covering the parcel upon which the Bank's office is located. Under certain circumstances, the consent of the owner of the real estate and of the developer may be required as a condition of any assignment. There is a specific provision of the lease which permits an assignment by "a bank, the stock in which is held by twenty or more people." While the Bank is of the opinion that the assignment which will occur incident to the merger is permitted, the Bank would propose that the consent of the landowner and the developer be obtained.



CHS111160

243-310



                                    EXHIBIT D


                              AFFILIATE'S AGREEMENT

                            -----------------------
                                      Date



Gentlemen:

     Reference is made to the Agreement and Plan of Merger (the "Plan") dated the_____ day of_____________________, 1997 between South Branch Valley Bancorp, Inc. ("South Branch") and Capital State Bank, Inc. ("Capital State"), and providing for the merger of Capital State into a wholly-owned subsidiary of South Branch, Capital Interim Bank. As a result of the merger, South Branch will acquire all of the issued and outstanding common stock of Capital State in exchange for shares of the common stock of South Branch. Capital State will merge into Capital Interim Bank, a wholly-owned subsidiary chartered to facilitate the merger. Capital Interim Bank will survive the merger. The undersigned stockholder has been identified as one who may be an "affiliate" of Capital State for the purposes of Rule 145 of the Securities Act of 1933, as amended (the "Act"). As a result of the transactions contemplated by the Plan, the affiliate will receive shares of South Branch stock. In consideration for the receipt of such shares, the affiliate represents, warrants and covenants as follows:

     (1) Until the expiration of the limitation on the transfer of the affiliate shares as provided in Rule 145, the affiliate will not sell, assign or transfer any of the affiliate shares except (a) within the limits and in accordance with the applicable provisions of Rule 145 or (b) upon receipt by South Branch of an opinion of counsel, in form and substance satisfactory to South Branch and its counsel, to the effect that such disposition complies with the Act.

     (2) Until the expiration of the limitation on the transfer of the affiliate shares as provided in Rule 145(d), each certificate for the affiliate may bear a restrictive legend in substantially the following form:

          The shares represented by this certificate have been issued to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act") applies. The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) the Registration Statement then in effect under the Act, (ii) a transaction permitted by Rule 145 as to which the issuer has received evidence of compliance with the provisions of Rule 145 reasonably satisfactory to it, or (iii) a transaction which, in the opinion of counsel or as described in a "no action" or interpretive letter from the staff of the Securities and Exchange Commission, in each case satisfactory in form and substance to the issuer, is exempt from the registration requirements of the Act.


                                    Very truly yours,


                                    ----------------------------------

244-310




Accepted this ____ day of _______________, 1997, by:



                                    SOUTH BRANCH VALLEY BANCORP, INC.



                                       By:
                                          -------------------------------
                                      Its:
                                          -------------------------------



CHS108053

235-295

















                               FIRST AMENDMENT TO

                          AGREEMENT AND PLAN OF MERGER













                                       3

245-310



                               FIRST AMENDMENT TO

                          AGREEMENT AND PLAN OF MERGER


     This First Amendment to Agreement and Plan of Merger (the "First Amendment") is made and entered into as of this 16th day of December, 1997, among The Capital State Bank, Inc., a West Virginia banking corporation
("Capital State"); South Branch Valley Bancorp, Inc. , a West Virginia bank holding company ("South Branch"); and Capital Interim Bank, Inc., a West Virginia banking corporation ("Capital Interim Bank").

     WHEREAS, Capital State, South Branch and Capital Interim Bank executed an Agreement and Plan of Merger dated as of August 6, 1997 (the "Agreement") pursuant to which the shareholders of Capital State will receive one share of South Branch common stock for each 3.95 shares of Capital State common stock they own as consideration for the merger of Capital State into Capital Interim Bank with Capital Interim Bank surviving and operating under the name "Capital State Bank, Inc." (the "Merger");

     WHEREAS, the parties desire to amend the Agreement to extend the required date of closing from January 31, 1998, to March 31, 1998;

     NOW, THEREFORE, for and in consideration of the premises and the representations, warranties, covenants and agreements contained herein, South Branch, Capital State and Capital Interim Bank do represent, warrant, covenant and agree as follows:

     1. Amendment.  Paragraph 6.1,  Article VI of the Agreement shall be amended
       -----------
to read as follows:

          6.1  Termination.  This Agreement may be terminated and canceled,  and
              -------------
     the transaction contemplated herein may be abandoned, notwithstanding shareholder authorization, at any time before the Merger Effective Date as follows:

               (a) By mutual consent of the Board of Directors of South Branch and Capital State as evidenced by a majority vote of each of their respective Boards of Directors; or

               (b) By South Branch if any of the conditions required to be satisfied by Capital State specified in Sections 4.1 and 4.2 hereof shall not have been satisfied within the time contemplated by this Agreement for consummation of this transaction; or

               (c) By Capital State if any of the conditions required to be satisfied by South Branch specified in Section 4.1 and 4.3 hereof shall not have been satisfied within the time contemplated by this Agreement for consummation of the transactions; or



                                                                            E-48
                                        4

246-310



               (d) By any party if the Merger will violate any nonappealable final order, decree or judgment of any court of governmental body which binds any party.

               In any event, the obligations of the parties under this Agreement shall terminate March 31, 1998, if the Closing has not occurred before that date, unless the parties hereto mutually agree in writing to an extension of the time within which to close.

               In the event of the termination of this Agreement for any reason, each party shall forthwith deliver to the other parties hereto all documents, work papers and other material obtained from it or any of its subsidiaries relating to the transaction contemplated herein, whether obtained before or after the execution hereof, and will continue to treat as confidential all such information in the same manner as it treats similar confidential information of its own and shall cause its and its subsidiaries' employees, agents and representatives, to keep all such information confidential except for such disclosures that are required by law or regulation or by rule, order or decree or any court or government agency.

     2. All other terms in full force and effect.  Except as amended herein, all
       -----------------------------------------
other terms and conditions of the Agreement shall remain in full force and effect.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their corporate officers thereunto duly authorized.





Attest:                                     THE CAPITAL STATE BANK, INC.

THE CAPITAL STATE BANK,INC.

By   /s/ Emma Byrnside                      By   /s/ Charles Piccirillo
    -------------------------                   --------------------------------
         Emma Byrnside                               Charles Piccirillo

Its   Executive Vice President              Its   Chairman
    -------------------------                   --------------------------------


Attest:                                     SOUTH BRANCH VALLEY BANCORP, INC.
THE CAPITAL STATE BANK,INC.

By   /s/ Emma Byrnside                       By    /s/ C. Maddy
   --------------------------                    -------------------------------
         Emma Byrnside                               H. Charles Maddy, III

Its  Executive Vice President                Its    President
   --------------------------                    -------------------------------


Attest:                                     CAPITAL INTERIM BANK, INC.
THE CAPITAL STATE BANK,INC.

By   /s/ Emma Byrnside                       By     /s/ C. Maddy
    -------------------------                  --------------------------------
         Emma Byrnside                              H. Charles Maddy, III

Its   Executive Vice President               Its    President
    -------------------------                   -------------------------------



                                                                            E-49
                                        5

248-310

                                     ANNEX B

249-310




                       [ Logo of Berwind Financial, L.P. ]

October 2, 1997


Board of Directors
The Capital State Bank, Inc.
Southridge Center
2402 Mountaineer Boulevard
Charleston, West Virginia  25309

Directors:

     You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of The Capital State Bank, Inc. ("Capital State") of the financial terms of the proposed merger between Capital State and South Branch Valley Bancorp, Inc. ("South Branch"). The terms of the proposed merger (the "Proposed Merger") between Capital State and South Branch are set forth in the Agreement and Plan of Merger dated August 6, 1997, (the "Agreement") and provides that each outstanding share of Capital State common stock, excluding those shares currently owned by South Branch, par value $1.00 per share, will receive .253 shares of Common Stock par value $2.50 per share of South Branch determined in conformity with the exchange ratio set forth in the Agreement, with cash to be paid in lieu of any fractional shares.

     Berwind  Financial,  L.  P.,  as part of its  investment  banking  business regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements and valuations for various other purposes, and in the determination of adequate consideration in such transactions.

     In arriving at our opinion, we have, among other things: (1) reviewed the historical financial performances, current financial positions and general prospects of Capital state and South Branch, (ii) reviewed the Agreement, (iii) reviewed and analyzed the stock market performance of Capital State and South Branch, (iv) studied and analyzed the consolidated financial and operating data of Capital State and South Branch, (v) considered the terms and conditions of the Proposed Merger between Capital State and South Branch, (vi) met and/or communicated with certain members of Capital State's and South Branch's senior management to discuss their respective operations, historical financial statements and future prospects, (vii) reviewed a draft Prospectus/Joint Proxy Statement, and (viii) conducted such other financial analyses, studies and investigations as we deemed appropriate.

     Our opinion is given in reliance on information and representations made or given by Capital State and South Branch, and their respective officers, directors, auditors, counsel and other agents, and on filings, releases and other information issued by Capital State and South Branch including financial statements, financial projections, and stock price data as well as certain information from recognized independent sources. We have not independently verified the information concerning Capital State and South Branch nor other data which we have considered in our review and for purposes of the opinion set forth below, we have assumed and relied upon the accuracy and completeness of all such information and data. Additionally, we assume that the Proposed Merger is, in all respects, lawful under applicable law.

     With regard to financial and other information relating to the general prospects of Capital State and South Branch, we have assumed that such information has been reasonably prepared and reflects the best currently available estimates and judgments of the managements of Capital State and South Branch as to Capital State's and South Branch's most likely future performance. In rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the Proposed Merger no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Proposed Merger to Capital State.

250-310


     Our opinion is based upon information provided to us by the managements of Capital State and South Branch, as well as market, economic, financial and other conditions as they exist and can be evaluated only as of the date hereof and speaks to no other period. Our Opinion pertains only to the financial consideration payable with respect to shares of Capital State that will be exchanged for South Branch shares and remain issued and outstanding after the Proposed Merger, and does not address any shares of Capital State owned by South Branch on the effective date of the Proposed Merger, which will be canceled in accordance with the terms of the Agreement. Our Opinion does not constitute a recommendation to the Board of Capital State and does not constitute a recommendation to Capital State's shareholders as to how such shareholders should vote on the Proposed Merger.

     Based on the foregoing, it is our opinion that, as of the date hereof, the Proposed merger between Capital State and South Branch is fair, from a financial point of view, to the shareholders of Capital State whose shares will be exchanged for South Branch shares and remain issued and outstanding after the Proposed Merger, and does not address any shares of Capital State owned by South Branch on the effective date of the Proposed Merger, which will be canceled in accordance with the terms of the Agreement.

                                     Sincerely,

                                     BERWIND FINANCIAL, L.P.

                                     /s/ Michael Hughes
                                     -----------------------------
                                     Michael Hughes



CHS120739

251-310

                                     ANNEX C

252-310

                    WEST VIRGINIA DISSENTERS' RIGHTS STATUTE



31-1-122.   RIGHTS OF SHAREHOLDERS TO DISSENT.

     Any shareholder of a corporation shall have the right to dissent from any of the following corporate actions:

     (a) Any plan of merger or consolidation to which the corporation is a party; or

     (b) Any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, including a sale in dissolution, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of sale be distributed to the shareholders in accordance with their respective interests within one year after the date of sale.

            A shareholder may dissent as to less than all of the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

31-1-123. RIGHTS OF DISSENTING SHAREHOLDERS; PROCEDURE FOR PURCHASING OF DISSENTING SHAREHOLDERS' SHARES; CIVIL ACTION FOR DETERMINING VALUE OF SHARES; PROCEDURE FOR TRANSFERRING OF SUCH SHARES TO CORPORATION AND PAYMENT THEREFOR.

     (a) Any shareholder electing to exercise his right to dissent, pursuant to section one hundred twenty-two [ss. 31-1-122] of this article, shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action. If such proposed corporate action be approved by the required vote and such shareholder shall not have voted in favor thereof, such shareholder may, within ten days after the date on which the vote was taken or if a corporation is to be merged without a vote of its shareholders into another corporation, any of its shareholders may, within fifteen days after the plan of such merger shall have been mailed to such shareholders, make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, domestic or foreign, for payment of the fair value of such shareholder's shares, and, if such proposed corporate action is effected, such corporation shall pay to such shareholder, upon surrender of the certificate or certificates representing such shares, the fair value thereof as of the day prior to the date on which the vote was taken approving the proposed corporate action, excluding any appreciation or depreciation in anticipation of such corporate action. Any shareholder failing to make demand within the ten-day period shall be bound by the terms of the proposed corporate action. Any shareholder making such demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote or to exercise any other rights of a shareholder.

     (b) No such demand may be withdrawn unless the corporation shall consent thereto. If, however, such demand shall be withdrawn upon consent, or if the proposed corporate action shall be abandoned or rescinded or the shareholders shall revoke the authority to effect such action, or if, in the case of a merger, on the date of the filing of the articles of merger the surviving corporation, is the owner of all the outstanding shares of the other corporations, domestic and foreign, that are parties to the merger, or if no demand or petition for the determination of fair value by a court of general civil jurisdiction have been made or filed within the time provided in subsection (e) of this section, or if a court of general civil jurisdiction shall determine that such shareholder is not entitled to the relief provided by this section, then the right of such shareholder to be paid the fair value of his shares shall cease and his status as a shareholder shall be restored, without prejudice to any corporate proceedings which may have been taken during the interim.

     (c) Within ten days after such corporate action is effected, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, domestic or foreign, shall give written notice thereof to each dissenting shareholder who has made demand as herein provided, and shall make a written offer to each shareholder to pay for such shares at a specified price deemed by such corporation to be fair value thereof. Such notice and offer shall be accompanied by a balance sheet of the corporation the shares of which the dissenting shareholder holds, as of the latest available date and not more than twelve months prior to the making of such offer, and a profit and loss statement of such corporation for the twelve months' period ended on the date of such balance sheet.

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
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     (d) If within thirty days after the date on which such corporate  action is effected the fair value of such shares is agreed upon between any such dissenting shareholder and the corporation, payment therefor shall be made within ninety days after the date on which such corporate action was effected, upon surrender of the certificate or certificates representing such shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares.

     (e) If within such period of thirty days, a dissenting shareholder and the corporation do not so agree, then the corporation shall within thirty days after receipt of written demand from any dissenting shareholder, which written demand must be given within sixty days after the date on which such corporate action was effected, file a complaint in a court of general civil jurisdiction requesting that the fair value of such shares be found and determined, or the corporation may file such complaint at any time within such sixty-day period at its own election. Such complaint shall be filed in any court of general civil jurisdiction in the county in which the principal office of the corporation is situated, or, if there be no such office in this State, in the county in which any dissenting shareholder resides or is found or in which the property of such corporation, or any part of it, may be. If the corporation shall fail to institute such proceedings, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders wherever residing, may be made parties to the proceedings as an action against their shares quasi in rem. A copy of the complaint shall be served on each dissenting shareholder who is a resident of this State in the same manner as in other civil actions. Dissenting shareholders who are nonresidents of this State shall be served a copy of the complaint by registered or certified mail, return receipt requested. In addition, service upon such nonresident shareholders shall be made by publication, as provided in Rule 4 (e) (2) of the West Virginia Rules of Civil Procedure. All shareholders who are parties to the proceeding shall be entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraiser shall have such power and authority as shall be specified in the order of their appointment or any subsequent appointment. The judgment shall be payable only upon and concurrently with the surrender to the corporation of the certificate or certificates representing such shares. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

     The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable in all the circumstances, from the date on which the vote was taken on the proposed corporate action to the date of payment.

     The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any and all of the dissenting shareholders who are parties to the proceeding to whom the corporation shall have made an offer to pay for the shares if the court shall find that the action of such shareholders in failing to accept such offer was arbitrary or vexations or not in good faith. Such expenses shall include reasonable compensation for and reasonable expenses of the appraisers, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any expert or experts employed by the shareholder in the proceeding. Any part to the proceeding may appeal any judgment or ruling of the court as in other civil cases.

     (f) Within twenty days after demanding payment for his shares, each shareholder demanding payment shall submit the certificate or certificates representing his shares to the corporation for notation thereon that such demand has been made. His failure to do so shall, at the option of the corporation, terminate his rights under this section unless a court of general civil jurisdiction, for good and sufficient cause shown, shall otherwise direct. If shares represented by a certificate on which notation has been so made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

254-310


     (g) Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.




CHS117438

255-310


                                     ANNEX D

256-310

              [ Logo and Name of Bowles Rice McDavid Graff & Love ]





                                December 15, 1997






South Branch Valley Bancorp, Inc.
310 N. Main Street
Moorefield, West Virginia  26836

Capital State Bank, Inc.
2402 Mountaineer Boulevard
South Charleston, West Virginia  25309

Ladies and Gentlemen:

     You have requested our opinion on certain federal income tax consequences relating to the merger (the "Merger") of Capital State Bank, Inc. ("Capital") with and into Capital Interim Bank ("Interim"), a wholly-owned subsidiary of South Branch Valley Bancorp, Inc. ("South Branch").

     The relevant facts concerning the Merger are set forth in the Agreement and Plan of Merger executed by the above parties. A description of the transaction set forth therein is incorporated herein by reference. In addition, South Branch purchased, for cash, a total of 473,180 shares of Capital common stock in his transactions which occurred on March 14, 1997 and June 17, 1997 ("Purchased Shares"). For purposes of this opinion, the acquisition of the Purchased Shares will be treated as though it occurred as part of the Merger transaction.

                                 Representations

     In addition to the general statement of facts set forth in the Registration
Statement,   and  exhibits  attached  thereto,   you  have  made  the  following
representations concerning the proposed transaction:

     (1) The fair market value of the South Branch stock and other consideration to be received by each Capital shareholder will be approximately equal to the fair market value of the Capital common stock surrendered in the exchange.

     (2) There is no plan or intention by the shareholders of Capital who own one percent (1%) or more of the Capital stock, and to the best of the knowledge of the management of Capital, there is no plan or intention on the part of the remaining shareholders of Capital to sell, exchange or otherwise dispose of a number of shares of South Branch stock received in the transaction that would reduce the Capital shareholder's ownership of South Branch stock to a number of shares having a value, as of the date of the transaction, of less than fifty percent (50%) of the value of all the formerly outstanding stock of Capital as of the same date. For purposes of this representation, shares of Capital stock exchanged for cash or other property, surrendered by dissenters, exchanged for cash in lieu of fractional shares of South Branch stock, and the Purchased Shares already owned by South Branch will be treated as outstanding Capital stock on the date of the transaction. Moreover, shares of Capital stock and shares of South Branch stock held by Capital shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making its representation.

257-310



South Branch Valley Bancorp, Inc.
The Capital State Bank, Inc.
December 15, 1997

Page 2


     (3) Interim will acquire at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Capital immediately prior to the transaction. For purposes of this representation, amounts paid by Capital to dissenters, amounts paid by Capital to shareholders who receive cash or other property, Capital assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Capital immediately preceding the transfer, will be included as assets of Capital held immediately prior to the transaction.

     (4) Prior to the transaction, South Branch will be in control of Interim within the meaning of Section 368(c)(1) of the Internal Revenue Code.

     (5) Following the transaction, Interim will not issue additional shares of its stock that would result in South Branch losing control of Interim within the meaning of Section 368(c) of the Internal Revenue Code.

     (6) South Branch has no plan or intention to reacquire any of its stock issued in the transaction.

     (7) South Branch has no plan or intention to liquidate Interim; to merge Interim with and into another corporation; to sell or otherwise dispose of the stock of Interim; or to cause Interim to sell or otherwise dispose of any of the assets of Capital acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Internal Revenue Code.

     (8) The liabilities of Capital assumed by Interim and the liabilities to which the transferred assets of Capital are subject were incurred by Capital in the ordinary course of its business.

     (9) Following the transaction, Interim will continue the historic business of Capital or use a significant portion of Capital's historic business assets in a business.

     (10) South Branch, Interim, Capital and the shareholders of Capital will pay their respective expenses, if any, incurred in connection with the transaction.

     (11) There is no intercorporate indebtedness existing between South Branch and Capital or between Capital and Interim that was issued, acquired, or will be settled at a discount.

     (12) No two parties to the transaction are investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

     (13) Capital is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     (14) The fair market value of the assets of Capital transferred to Interim will equal or exceed the sum of the liabilities assumed by Interim plus the amount of liabilities, if any, to which the transferred assets are subject.

     (15) The payment of cash in lieu of fractional shares of South Branch stock is solely for the purpose of avoiding the expense and inconvenience to South Branch of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Capital

258-310





South Branch Valley Bancorp, Inc.
The Capital State Bank, Inc.
December 15, 1997

Page 3


shareholders instead of issuing fractional shares of South Branch will not exceed one percent (1%) of the total consideration that will be issued in the transaction to the Capital shareholders in exchange for their shares of Capital stock. The fractional share interests of each Capital shareholder will be aggregated, and no Capital shareholder will receive cash in an amount equal to or greater than the value of one (1) full share of South Branch stock.

     (16) No stock of Interim will be issued in the transaction.

                                     Opinion
                                     -------

     Based solely upon the information submitted and on the representations set forth above, we are of the opinion that:

     (a) The Merger of Capital with and into Interim will constitute a tax-free reorganization within the meaning of I.R.C. Section 368(a)(1)(A) and I.R.C.
Section 368(a)(2)(D).

     (b) The gain, if any, realized by a Capital shareholder upon receipt of cash for fractional shares will be recognized, but not in an amount in excess of the cash received as part of the merger transaction. The provisions of I.R.C.
Section 302 will govern whether the character of the gain will be ordinary income or capital gains. Each shareholder should consult his or her own tax advisor with respect to the determination of whether the exchange has the effect of a redemption or the distribution of a dividend.

     (c) The holding period of the South Branch common stock received by each holder of Capital's common stock will include the period during which the stock of Capital surrendered in exchange therefor was held, provided such stock was a capital asset in the hands of the shareholder at the time of the effective date of the merger.

     (d) A Capital shareholder who dissents from the merger and receives solely cash in exchange for his or her stock in Capital, will be treated as having received all such cash in redemption of his or her Capital stock subject to the provisions of I.R.C. Sections 302 and 318.

     It should be noted that the opinions expressed in this letter are based upon statutory, judicial and administrative authority as of the date of this opinion. There can be no assurance that such authority will not be changed in the future, or that such changes will not be made retroactively applicable to the transactions considered herein. Moreover, the above-stated opinions are based upon the facts as we understand them and upon the representations provided to us. If the facts turn out to be different in any material respect from the facts or representations stated herein, or if the laws or regulations applicable to the proposed transactions are changed or reinterpreted by competent tribunals, some or all of the opinions expressed in this letter may become inapplicable.

     Please note further that Treas. Reg. Section 1.368-3 requires certain records to be kept and information to be filed with the federal income tax returns of each corporation which is a party to the reorganization. This same regulation requires each Capital shareholder who received South Branch shares in connection with the reorganization to attached to his or her federal income tax return for the year in which such shares are received a statement disclosing the exchange of Capital stock for shares of South Branch and reporting the cost or other basis of the Capital stock given up and the number and value of South Branch shares received.

259-310




South Branch Valley Bancorp, Inc.
The Capital State Bank, Inc.
December 15, 1997

Page 4


     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference of our firm in the Registration Statement.

                              Sincerely,

                              BOWLES RICE McDAVID GRAFF & LOVE, P.L.L.C.


                              By     /s/ Marc A. Monteleone
                                    --------------------------
                                    Marc A. Monteleone


MAM/ms

260-310


                                     ANNEX E

261-310

                               Current Article IV


IV. The amount of total authorized capital stock of the Corporation shall be One Million Five Hundred Thousand Dollars ($1,500,000) which shall be divided into 600,000 shares of common stock having a par value of $2.50 per share.


                               Proposed Article IV


IV. The amount of total authorized capital stock of The Corporation shall be Five Million Dollars ($5,000,000.00) which shall be divided into 2,000,000 shares of common stock having a par value of $2.50 per share.

262-310

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

     Section 31-1-9 of the West Virginia Code of 1931, as amended, permits indemnification of present or former officers or directors who are named or threatened to be named as parties to a legal action arising out of their activities as officers or directors under certain circumstances.

     The Articles of Incorporation of South Branch Valley Bancorp, Inc., as amended, contains the following provision with regard to the indemnification of its directors and officers:

               I. Director and Officer Indemnification. Unless otherwise prohibited by law, each director and officer of the corporation now or hereafter serving as such, and each director and officer of any majority or wholly owned subsidiary of the corporation that has been designated as entitled to indemnification by resolution of the board of directors of the corporation as may be from time to time determined by said board, shall be indemnified by the corporation against any and all claims and liabilities (other than an action by or in the right of the corporation or any majority or wholly owned subsidiary of the corporation) including expenses of defending such claim of liability to which he or she has or shall become subject by reason of any action alleged to have been taken, omitted, or neglected by him or her as such director or officer provided the director or officer acted in good faith and in a manner which the director or officer reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal proceeding, a director or officer shall be entitled to indemnification if such person had no reasonable cause to believe his or her conduct was unlawful. The corporation shall reimburse each such person as provided above in connection with any claim or liability brought or arising by or in the right of the corporation provided, however, that such person shall be not indemnified in connection with, any claim or liability brought by or in the right of the corporation or any majority or wholly owned subsidiary of the corporation as to which the director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation or any majority or wholly owned subsidiary of the corporation unless and only to the extent that the court in which such action or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

               The determination of eligibility for indemnification shall be made by those board members not party to the action or proceeding or in the absence of such board members by a panel of independent shareholders appointed for such purpose of a majority of the shareholders of the corporation or in any other manner provided by law.

               The right of indemnification hereinabove provided for shall not be exclusive of any rights to which any director or officer of the corporation may otherwise be entitled by law.

               The board of directors may by resolution, by law or other lawful manner from time to time as it shall determine extend the indemnification provided herein to agents and employees of the corporation, to directors, officers, agents or employees of other corporations or entities owned in whole or in part by the corporation. The corporation may purchase and maintain insurance for the purposes hereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for

263-310
indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 21.  Exhibits and Financial Statement Schedules.

     Exhibits required to be filed with this Registration Statement by Item 601 of Regulations S-K follow the execution pages of the Registration Statement. The required exhibit index precedes these documents. Required exhibits which are a part of the preceding Prospectus and Proxy Statement are incorporated by reference to their location.

Item 22.    Undertakings.

     1. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters in addition to the information called for by other Items of the applicable form.

     2. The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (230.415), will be filed as a part of an amendment is effective, and that, for purposes of determining any liability of the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     4. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporation documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     5. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration when it became effective.

     6. The undersigned registrant hereby undertakes:

264-310

          a. To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, present a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          b. That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at this time shall be deemed to be the initial bona fide offering thereof.

          c. To remove from the registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

265-310
                                   Signatures

               Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly issued this registration statement or amendment thereto to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Moorefield, State of West Virginia, on the 15th day of December, 1997.


                              SOUTH BRANCH VALLEY BANCORP, INC.


                              By    /s/ H. Charles Maddy, III
                              -----------------------------------
                                    H. Charles Maddy, III
                                    President




           Signature                                       Date

 /s/ Oscar M. Bean  *                                     December 15, 1997
------------------------------                         -----------------------
Oscar M. Bean


 /s/ Donald W. Biller   *                                 December 15, 1997
------------------------------                         -----------------------
Donald W. Biller

 /s/ James M. Cookman   *                                 December 15, 1997
-------------------------------                        -----------------------
James M. Cookman


 /s/ John W. Crites     *                                 December 15, 1997
-------------------------------                        -----------------------
John W. Crites


 /s/ Thomas J. Hawse, III *                               December 15, 1997
-------------------------------                        -----------------------
Thomas J. Hawse, III

266-310




 /s/ Phoebe F. Heishman   *                               December 15, 1997
-------------------------------                        -----------------------
Phoebe F. Heishman



 /s/ Gary L. Hinkle   *                                   December 15, 1997
-------------------------------                        -----------------------
Gary L. Hinkle


 /s/ Jeffrey E. Hott   *                                  December 15, 1997
-------------------------------                        -----------------------
Jeffrey E. Hott


 /s/ H. Charles Maddy, III  *                             December 15, 1997
-------------------------------                        -----------------------
H. Charles Maddy, III


 /s/ Harold K. Michael  *                                 December 15, 1997
-------------------------------                        -----------------------
Harold K. Michael


 /s/ Mary Ann Ours     *                                  December 15, 1997
-------------------------------                        -----------------------
Mary Ann Ours


 /s/ Russell F. Ratliff, Jr. *                            December 15, 1997
-------------------------------                        -----------------------
Russell F. Ratliff, Jr.


 /s/ Harry C. Welton, Jr. *                               December 15, 1997
-------------------------------                        -----------------------
Harry C. Welton, Jr.

* Signed pursuant to a Power of Attorney filed in the original S-4 Registration Statement.

267-310


                        SOUTH BRANCH VALLEY BANCORP, INC.
                                    FORM S-4
                                INDEX TO EXHIBITS



                                                    S-B Item 601   Sequential
                                                       Table          Page
    Description                                      Reference      Number
    -----------                                    -------------- ------------

Underwriting agreement                                  (1)            N/A

Agreement and Plan of Merger                            (2)            200

Articles of Incorporation and Bylaws:                   (3)
      (a)   Bylaws of South Branch Valley Bancorp,
            Inc. as last amended effective December 31,
            1995.                                                      283
      (b)   Articles of Incorporation as last amended on
            June 21, 1990.                                             269


Instruments Defining the Rights of Security Holders     (4)            N/A

Opinions Re:  Legality                                  (5)            295

Opinion Re: Liquidation Preference                      (7)            N/A

Opinion Re: Tax Matters and Consent                     (8)            297

Voting Trust Agreement                                  (9)            N/A

Material Contracts
      (a) Agreement with
            H. Charles Maddy, III                       (11)           (a)

Statement Re: Computation of Per Share Earnings                        N/A

Annual Report to Security Holders, et al.               (13)           N/A

Material Foreign Patents                                (14)           N/A

Letter Re: Unaudited Interim Financial Information      (15)           N/A

Letter Re: Changes in Certifying Accountant             (16)           N/A

Subsidiaries of the Registrant                          (21)           296

Consents:

  (a) Consent of Arnett & Foster, P.L.L.C.              (23)           301

  (b) Consent of Arnett & Foster, P.L.L.C.              (23)           302

  (c) Consent of Berwind Financial, L.P.                (23)           303

  (d) Consent of Bowles Rice McDavid Graff & Love,
      P.L.L.C.                                          (23)           297

268-310


Power of Attorney                                       (24)


Statement of Eligibility of Trustee                     (25)            N/A

Invitation for Competitive Bids                         (26)            N/A

Financial Data Schedules                                (27)            304

Information From Reports Furnished To State Insurance
Regulatory Authorities                                  (28)            N/A

Additional Exhibits:                                    (29)
  (a)  Form of Proxy                                                    309
  (b)  Form of Agreement Regarding
            Affiliates                                                  307




Footnotes:

  (a) Incorporated into this filing by reference to Exhibit 10 to South Branch's filing on Form 10-KSB dated December 31, 1995, File Number 0-16587.